                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  APOGEE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        FOR THE SALE:
        Aggregate Consideration: $27,000,000 and a warrant to purchase common units exercisable at $.05 per common unit.
        Amount of Filing Fee: $5,401.33 (fee previously paid).

     (4)  Proposed maximum aggregate value of transaction:

        Aggregate Consideration: $27,000,000 and a warrant to purchase common units exercisable at $.05 per common unit.

     (5)  Total fee paid: $5,401.33

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [APOGEE(TM) LOGO]
                               1060 FIRST AVENUE
                                   SUITE 410
                      KING OF PRUSSIA, PENNSYLVANIA 19406

                                 (610) 992-2600

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of the Shareholders of Apogee, Inc. (the "Company") to be held at the Fourth Floor Boardroom, 1060 First Avenue, King of Prussia, Pennsylvania, on May 14, 1998, at 9:00 a.m., local time (the "Special Meeting"). A notice of the Special Meeting, a proxy statement and a proxy card are enclosed. All holders of the Company's outstanding shares of common stock, $.01 par value ("Company Common Stock"), as of April 22, 1998 will be entitled to notice of and to vote at the Special Meeting.

     At the Special Meeting, you will be asked to consider and to vote upon a proposal to approve and adopt an Agreement of Purchase and Sale (the "Purchase Agreement"), dated as of December 26, 1997, by and among PsychPartners, Inc. and PsychPartners MidAtlantic, Inc. (collectively, the "Purchasers"), PsychPartners, L.L.C. ("PsychPartners"), the Company, and certain wholly owned subsidiaries of the Company. Pursuant to the Purchase Agreement, the Company will sell to the Purchasers substantially all of the assets and business relating to the Company's outpatient behavioral healthcare business (the "Sale"). If the Purchase Agreement is approved and the Sale is consummated, the Purchasers will
(a) pay $27,000,000 in cash to the Company, (b) issue a warrant to purchase 400,000 Common Units of PsychPartners at a purchase price of $.05 per Common Unit if certain performance criteria are met and (c) assume certain liabilities of the Company (collectively, the "Purchase Price"). The Purchase Price is subject to certain adjustments.

     Following the Sale, the Company will continue to operate its Integra Division and will be primarily focused on the managed behavioral healthcare business through its Integra Division.

     The Company plans to discontinue the operations of the remaining portion of its outpatient behavioral healthcare business operating in the Western Region of the United States which is not being sold to the Purchasers.

     Approval of the Purchase Agreement requires the affirmative vote of the holders of a majority of all outstanding shares of the Company Common Stock, voting as a group at the Special Meeting.

     Details of the proposed Sale and other important information are set forth in the accompanying Proxy Statement which you are urged to read carefully. The consummation of the Sale is subject to the satisfaction of certain closing conditions as described in greater detail in the accompanying Proxy Statement.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the proposed Sale. In addition, the Board of Directors has received the opinion of its financial advisor, Banc One Capital Corporation, that the cash consideration to be received by the Company upon the consummation of the Sale pursuant to the Purchase Agreement is, from a financial point of view, fair to the Company.

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SALE AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT.

     Pursuant to the General Corporation Law of the State of Delaware, holders of the Company Common Stock do not have dissenters' rights of appraisal in connection with the proposed Sale.

     Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Very truly yours,

                                          Lawrence M. Davies Signature

                                          LAWRENCE M. DAVIES
                                          President and Chief Operating Officer

April 23, 1998

                               [APOGEE(TM) LOGO]
                               1060 FIRST AVENUE
                                   SUITE 410
                      KING OF PRUSSIA, PENNSYLVANIA 19406
                                 (610) 992-2600

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1998

                            ------------------------

                                                                  April 23, 1998

To the Shareholders of
  Apogee, Inc.:

     A Special Meeting of the Shareholders of Apogee, Inc. (the "Company") will be held at the Fourth Floor Boardroom, 1060 First Avenue, King of Prussia, Pennsylvania, on May 14, 1998, at 9:00 a.m., local time (the "Special Meeting"), for the following purposes, as more fully described in the accompanying Proxy
Statement:

     1. To consider and vote upon a proposal to approve and adopt an Agreement of Purchase and Sale (the "Purchase Agreement"), dated as of December 26, 1997, by and among PsychPartners, Inc. and PsychPartners MidAtlantic, Inc. (collectively, the "Purchasers"), PsychPartners, L.L.C. ("PsychPartners"), the Company, and certain wholly owned subsidiaries of the Company. Pursuant to the Purchase Agreement, the Company will sell to the Purchasers substantially all of the assets and business relating to the Company's outpatient behavioral healthcare business for a purchase price consisting of (a) $27,000,000 in cash, (b) a warrant to purchase 400,000 Common Units of PsychPartners at a purchase price of $.05 per Common Unit if certain performance criteria are met and (c) the assumption of certain liabilities of the Company (collectively, the "Purchase Price"). The Purchase Price is subject to certain adjustments. A copy of the Purchase Agreement (exclusive of all exhibits and schedules) is attached as Exhibit A to the accompanying Proxy Statement;

     2. To consider and vote upon a proposal to approve an adjournment or postponement of the Special Meeting to another date or place for a period of not more than 30 days for the purpose of soliciting additional proxies if the number of shares of common stock, $.01 par value, of the Company, represented at the Special Meeting or by proxy is insufficient to constitute a quorum or, if a quorum is present, there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal; and

     3. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     The close of business on April 22, 1998 is the record date for the Special Meeting and only shareholders of record at that time will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof. A list of the shareholders of the Company entitled to vote at the Special Meeting may be examined at the Company's executive office located in King of Prussia, Pennsylvania, during the ten-day period preceding the Special Meeting.

     Your attention is called to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the Special Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PURCHASE AGREEMENT AND FOR APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING IN THE EVENT THAT MORE TIME IS NEEDED TO SOLICIT ADDITIONAL PROXIES.

                                          By Order of the Board of Directors,

                                          STANLEY F. SZCZYGIEL
                                          Secretary

YOUR VOTE IS IMPORTANT. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE ENVELOPE DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                               [APOGEE(TM) LOGO]
                                  APOGEE, INC.
                               1060 FIRST AVENUE
                                   SUITE 410
                      KING OF PRUSSIA, PENNSYLVANIA 19406
                                  610-992-2600

                           -------------------------

                                PROXY STATEMENT

                        -------------------------------

     This Proxy Statement is being furnished to the shareholders of Apogee, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be voted at the Special Meeting of Shareholders to be held on May 14, 1998, at 9:00 a.m., local time, at the Fourth Floor Boardroom, 1060 First Avenue, King of Prussia, Pennsylvania (the "Special Meeting") and at any adjournment or postponements thereof. The enclosed proxy card, the accompanying Notice of Special Meeting of Shareholders and this Proxy Statement are being first mailed to shareholders of the Company on or about April 23, 1998.

     At the Special Meeting, the shareholders of the Company will be asked to consider and to vote upon a proposal to approve and adopt an Agreement of Purchase and Sale (the "Purchase Agreement"), dated as of December 26, 1997, by and among PsychPartners, Inc. and PsychPartners MidAtlantic, Inc. (collectively, the "Purchasers"), PsychPartners, L.L.C. ("PsychPartners"), the Company, and certain wholly owned subsidiaries of the Company, pursuant to which the Company will sell to the Purchasers substantially all of the assets and business relating to the Company's outpatient behavioral healthcare business (the "Sale"). If the Purchase Agreement is approved and the Sale is consummated, the Purchasers will pay a purchase price to the Company consisting of (a) $27,000,000 in cash, (b) a warrant to purchase 400,000 Common Units of PsychPartners at a purchase price of $.05 per Common Unit if certain performance criteria are met (the "Warrant") and (c) the assumption of certain liabilities of the Company (collectively, the "Purchase Price"). The Purchase Price is subject to certain adjustments.

     Following the Sale, the Company will continue to operate its Integra Division and will be primarily focused on the managed behavioral healthcare business through its Integra Division.

     The Company plans to discontinue the operations of the remaining portion of its outpatient behavioral healthcare business operating in the Western Region of the United States which is not being sold to the Purchasers.

     The shareholders also will be asked to consider and vote upon a proposal to approve an adjournment or postponement of the Special Meeting for a period of not more than 30 days for the purpose of soliciting additional proxies in the event the number of shares of common stock, $.01 par value, of the Company ("Company Common Stock"), represented at the meeting in person or by proxy is insufficient to constitute a quorum or, if a quorum is present, the Company fails to receive a sufficient number of votes to approve the Purchase Agreement.

     The Board of Directors knows of no business that will be presented for consideration at the Special Meeting other than the matters described in this Proxy Statement. If any other matters properly come before the Special Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

     The information contained herein with respect to the Company and PsychPartners has been supplied by the respective corporations. The information contained herein with respect to the Sale is qualified by reference to the Purchase Agreement attached hereto as Exhibit A and incorporated herein by reference.

     This Proxy Statement and accompanying form of proxy are first being mailed to the shareholders of the Company on or about April 23, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at the Commission's regional office located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at its Washington address at prescribed rates. Such reports and other information filed with the Commission may also be available at the Commission's site on the World Wide Web at http://www.sec.gov.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................    3
SUMMARY
  The Special Meeting.......................................    6
  Proposal 1 -- The Purchase Agreement and the Sale.........    8
  Selected Historical Financial Data........................   16
  Summary Pro Forma Financial Data..........................   18
  Market Price Data.........................................   20
  Forward Looking Statements................................   20
  Proposal 2 -- Adjournment or Postponement of the Special
     Meeting................................................   21
THE SPECIAL MEETING
  Introduction..............................................   22
  Purpose of the Special Meeting............................   22
  The Sale..................................................   22
  Adjournment or Postponement of the Special Meeting........   22
  Voting Rights; Vote Required for Approval.................   23
  Proxies...................................................   23
USE OF PROCEEDS.............................................   24
BACKGROUND OF THE SALE
  Overview..................................................   25
  The Reasons for the Sale and Recommendation of the
     Company's Board of Directors...........................   27
  Effects of the Sale.......................................   28
  Alternatives to the Sale..................................   29
OPINION OF FINANCIAL ADVISOR TO THE COMPANY.................   30
THE SALE....................................................   33
CLOSING.....................................................   33
REGULATORY APPROVALS........................................   33
THE PURCHASE AGREEMENT
  General...................................................   34
  The Subsidiary Stock and the Assets.......................   34
  The Assumed Liabilities...................................   35
  Retained Liabilities......................................   35
  The Purchase Price........................................   36
  Post-Closing Adjustments..................................   36
  Representations and Warranties............................   37
  Covenants.................................................   38
  Termination and Expenses..................................   39
  Conditions to Closing of the Sale.........................   40
  Amendments and Waivers....................................   41
  Indemnification...........................................   41
  Noncompetition............................................   42
  Interim Services Agreement................................   42
NO CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS OF THE
  COMPANY...................................................   43
ACCOUNTING TREATMENT........................................   43
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE SALE TO THE
  COMPANY AND THE COMPANY'S SHAREHOLDERS....................   43

                                                              PAGE
                                                              ----
DISSENTERS' RIGHTS OF APPRAISAL.............................   43
EFFECT OF THE APPROVAL OF THE SALE ON THE COMPANY'S
  SHAREHOLDERS..............................................   43
INTERESTS OF CERTAIN PERSONS IN THE SALE....................   43
THE WARRANT.................................................   45
DIVIDEND POLICY
  The Company...............................................   45
  PsychPartners.............................................   45
PRO FORMA CONDENSED FINANCIAL INFORMATION
  Apogee, Inc. .............................................   46
  PsychPartners, L.L.C. ....................................   52
MANAGEMENTS DISCUSSION AND ANALYSIS OF RESULTS OF
  OPERATIONS................................................   57
CAUTIONARY STATEMENT........................................   67
INTEGRA OPERATIONS AFTER THE CLOSING OF THE SALE
  Business..................................................   68
  Management................................................   68
  Marketing.................................................   68
  Acquisitions..............................................   69
INFORMATION CONCERNING PSYCHPARTNERS, L.L.C.
  Business..................................................   70
  Growth Plan...............................................   70
  Twelve Month Plan of Operations...........................   70
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF APOGEE, INC. ...............................   72
DIRECTORS AND EXECUTIVE OFFICERS OF APOGEE, INC. ...........   74
PROPOSAL 2 -- ADJOURNMENT OR POSTPONEMENT OF
  THE SPECIAL MEETING.......................................   77
OTHER MATTERS...............................................   77
EXPENSES OF SOLICITATION....................................   77
INDEPENDENT ACCOUNTANTS.....................................   77
INDEX TO FINANCIAL STATEMENTS...............................  F-1

                                    EXHIBITS

                                                                           PAGE
                                                                           ----
Exhibit A  Agreement of Purchase and Sale..............................     A-1
Exhibit B  Opinion of Banc One Capital Corporation.....................     B-1

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement. The summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement and the exhibits hereto. Shareholders are urged to review the entire Proxy Statement carefully.

                              THE SPECIAL MEETING

Purpose of the
  Special Meeting..........  (1) To consider and vote upon the adoption and approval of the sale (the "Sale") of substantially all of the business and assets of the Company's outpatient behavioral healthcare business pursuant to the Purchase Agreement and the other transactions contemplated thereby. In the event that the Purchase Agreement is adopted and approved, the Company will continue to operate its Integra Division and will be primarily focused on the managed behavioral healthcare business through Integra. After the closing of the Sale, the Company plans to discontinue the operations of its remaining outpatient behavioral healthcare business operating in the Western Region of the United States which are not being sold to the Purchasers.

                             (2) To approve a proposal to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies in the event the number of shares of Company Common Stock represented at the Special Meeting in person or by proxy is insufficient to constitute a quorum or, if a quorum is present, the Company fails to receive a sufficient number of votes to approve the Purchase Agreement and the transactions contemplated therein.

Date, Time and Location....  May 14, 1998, at 9:00 a.m., local time, at the
                             Fourth Floor Boardroom, 1060 First Avenue, King of Prussia, Pennsylvania 19406.

Record Date;
  Shares Outstanding.......  Only holders of record of shares of Company Common
                             Stock at the close of business on April 22, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On that date, there were 10,089,329 shares of Company Common Stock outstanding, with each share entitled to cast one vote at the Special Meeting.

Quorum; Vote Required......  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company Common Stock is necessary to constitute a quorum at the Special Meeting. Approval of the Purchase Agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock. All of the Company's executive officers and directors and their affiliates, who, as of the Record Date, collectively own 4,149,301 shares of Company Common Stock, representing approximately 41.0% of the outstanding shares of Company Common Stock, have indicated their intent to vote for approval and adoption of the Purchase Agreement.

Recommendations............  The terms of the Sale are the result of arms'-length negotiations between the Company and PsychPartners. The Company's financial advisor, Banc One Capital Corporation, has advised the Company that, in its opinion, the cash consideration to be received by the Company in connection with the Sale is fair to the Company from a financial point of view. The Board of Directors has approved the Purchase Agreement and recommends that the Company's shareholders vote FOR the proposal to approve the Purchase Agreement. See "BACKGROUND OF THE SALE -- REASONS FOR THE SALE AND RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS."

Interests of Management
  and Board of Directors in
  the Sale.................  In considering the recommendation of the Board of
                             Directors of the Company with respect to the Purchase Agreement, shareholders should be aware that certain members of the Company's management and the Board of Directors have certain interests in the transactions contemplated thereby that are in addition to the interests of shareholders of the Company generally. Such interests include (a) cash payments to officers and directors of the Company, and (b) severance and bonus payments due to certain officers of the Company as a result of the consummation of the Sale. It is anticipated that the aggregate amount of cash payments to officers and directors of the Company will be approximately $120,000. The Company has not yet determined the payments for the severance arrangements, however, it anticipates that such payments would not be material in the aggregate. See "INTERESTS OF CERTAIN PERSONS IN THE SALE."

                                   PROPOSAL 1

                      THE PURCHASE AGREEMENT AND THE SALE

Terms of the Sale..........  Pursuant to the Purchase Agreement, the Company
                             will sell to the Purchasers substantially all of the assets and business of the Company's outpatient behavioral healthcare business, which consists of
                             (i) all of the capital stock of AGP Acquisition Corp. ("AGP"), one of the subsidiaries of the Company (the "Subsidiary Stock") operating two outpatient behavioral health practices and (ii) substantially all of the assets (the "Assets") relating to 20 of the Company's outpatient behavioral health practices (the 22 practices are collectively, the "Practices"). In consideration for the Sale of the Practices, the Purchasers will pay to the Company a purchase price consisting of
                             (a) $27,000,000 in cash, (b) a warrant to purchase 400,000 Common Units of PsychPartners at a purchase price of $.05 per Common Unit (the "Warrant") if certain performance criteria are met and (c) the assumption of certain liabilities of the Company and the Practices (collectively, the "Purchase Price"). The Purchase Price is subject to certain adjustments. The Purchase Price may be adjusted if the aggregate amount of the cash, accounts receivable, deposits and prepaid expenses of the Practices to be acquired by the Purchasers is less than the aggregate amount of the liabilities and future contingent cash payment obligations of the Practices to be assumed by the Purchasers. These contingent cash payment obligations are based upon the Practices achieving certain net revenue and pre-tax earnings targets. As of December 31, 1997, the aggregate amount of such assets less the aggregate amount of such liabilities (not including future cash contingent payment obligations) was $1,713,810. The estimated future cash contingent payment obligations to be assumed by the Purchasers was $1,835,712. As of December 31, 1997, the
                             Company would have had a net asset adjustment due to the Purchasers of ($121,362). The Company believes that subsequent to the Closing Date any required adjustment would not exceed $500,000. See "INTRODUCTION -- THE SALE" and "THE SALE -- THE PURCHASE AGREEMENT -- POST-CLOSING ADJUSTMENTS."

The Warrant................  The Warrant entitles the Company to purchase, if certain performance criteria are met, 400,000 Common Units of PsychPartners for a purchase price of $.05 per Common Unit during the five (5) year period following the Closing Date. The Warrant will be delivered on the Closing Date to an escrow agent. The subsequent issuance of the Warrant to the Company is contingent upon the achievement of certain future operating profit thresholds by two of the Practices sold to the Purchaser during the one-year period after the Closing Date of the Sale. The Company has not assigned, and will not assign, a value to the Warrant until the contingency is resolved and the Warrant is issued to the Company. Neither the Warrant nor the Common Units underlying the Warrant have been registered under the Securities Act of 1933, as amended, and the Warrant does not provide for either the Warrant or the Common Units to be registered by PsychPartners. The Warrant, if exercised, must be exercised in whole, and not in part, by the Company or any permissible transferee of the Company. Upon the presentation of an exercise notice to PsychPartners and the payment, by check or wire transfer, the Company or any permissible transferee shall be admitted as a member of PsychPartners. PsychPartners is not a publicly traded company and, therefore, a public market value for the Common Units is not available to compare with the exercise price of the Warrant.

The Closing Date...........  The Sale will close as soon as is practicable after the approval of the Purchase Agreement by the holders of a majority of the outstanding shares of Company Common Stock at the Special Meeting (the "Closing Date"). See "THE SALE -- CLOSING."

Use of Proceeds............  The Company anticipates that the proceeds from the
                             Sale will be used: to repay the Company's credit facility (the "Credit Facility") with PNC Bank, National Association ("PNC Bank") ($15.0 million), to fund the payment of contingent acquisition consideration ($2.9 million) and severance and separation payments ($1.4 million), to pay costs pertaining to the transaction ($1.0 million), to escrow money for any net asset balance sheet adjustment pursuant to the Purchase Agreement ($0.5 million), and to settle the Florida Medicare review ($2.2 million). See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- MEDICARE REVIEW." As of March 25, 1998, there was approximately $14.3 million of principal amount outstanding under the Company's Credit Facility which the Company expects to increase to $15.0 million at the Closing Date. The Company expects to have approximately $4.0 million available from the proceeds of the Sale for working capital and general corporate purposes. See "USE OF PROCEEDS."

Conditions to Consummation
of the Sale................  The respective obligations of the Company and the
                             Purchasers to close the Sale are subject to the satisfaction on or prior to the Closing Date of various closing conditions. Such conditions include, among others, the approval and adoption of the Purchase Agreement by the holders of a majority of the outstanding shares of Company Common Stock, the correctness in all material respects of the representations and warranties of the parties to the Purchase Agreement and the Company having complied with the agreements and conditions set forth in the Purchase Agreement. Certain of these conditions (other than the approval and adoption of the Purchase Agreement by the Company's shareholders which, as required by the provisions of the General Corporation Law of the State of Delaware, must be approved by a majority of the holders of the outstanding shares of Company Common Stock) may be waived by PsychPartners and the Purchasers. In the event the number of shares of Company Common Stock represented at the Special Meeting in person or by proxy is insufficient to constitute a quorum or, if a quorum is present, there are not sufficient votes at the time of the Special Meeting to approve the Purchase Agreement, the Company may, subject to shareholder approval, adjourn or postpone the Special Meeting for a period of not more than 30 days. However, the Company and PsychPartners each has the right to terminate the Purchase Agreement if the Closing has not occurred by May 31, 1998. See "THE SALE -- THE PURCHASE AGREEMENT -- CONDITIONS TO CLOSING OF THE SALE" and "BACKGROUND OF THE SALE -- THE PURCHASE AGREEMENT -- TERMINATION AND EXPENSES" and "BACKGROUND OF THE SALE -- ALTERNATIVES TO THE SALE."

Termination of the Purchase
  Agreement................  The Purchase Agreement may, under certain specified circumstances, be terminated and the Sale abandoned at any time prior to the Closing, notwithstanding approval of the Purchase Agreement by the shareholders of the Company. The Company may terminate the Purchase Agreement (i) with the mutual written consent of the Purchasers, (ii) in the event a condition to the Company's or the Purchasers' obligation to the Closing of the Sale has not been met or waived on or prior to May 31, 1998 or (iii) because the Board of Directors of the Company determines, in the exercise of its judgment as to its fiduciary duties to the shareholders after consultation with counsel, that such termination is required by reason of any competing proposal to purchase all or any significant portion of the Subsidiary Stock or the Assets, or any similar transaction (a "Competing Transaction"). If the Purchase Agreement is terminated because of a Competing Transaction, the Company must reimburse the Purchasers for up to $300,000 of the Purchasers' expenses incurred in connection with the negotiation of the Purchase Agreement. See "THE SALE -- THE PURCHASE AGREEMENT -- TERMINATION AND EXPENSES."

Indemnification............  The Company and its subsidiaries have agreed, jointly and severally, to indemnify and hold harmless PsychPartners and the Purchasers and their respective, employees, shareholders, members, officers, agents, directors, successors and assigns against any and all damages, losses, deficiencies, liabilities, costs and expenses, including, without limitation, reasonable legal fees and expenses incurred or suffered by the Purchasers or their successors or assigns arising from certain events. See "THE SALE -- THE PURCHASE
                             AGREEMENT -- INDEMNIFICATION."

Noncompetition.............  The Purchase Agreement provides that operation by the Company of the Integra Division is not a violation of the noncompetition provisions set forth in the Purchase Agreement. The Company has agreed that it will not for a period of five years after the Closing engage in the business of performing any of the services currently performed by the Company's outpatient behavioral healthcare businesses anywhere within a thirty-five mile radius of any of the locations of the Practices. See "THE SALE -- THE PURCHASE
                             AGREEMENT -- NONCOMPETITION."

Interim Services
Agreement..................  Pursuant to the Purchase Agreement, at the Closing,
                             the Purchasers, the Company and certain of its subsidiaries will enter into an Interim Services Agreement pursuant to which the Company and the subsidiaries will assist the Purchasers in obtaining certain consents in connection with the Sale and will provide certain management and other services, including billing services to the Purchasers to operate and manage the Practices in connection with the Sale and will provide certain management and other services, including billing services to the Purchasers to operate and manage the Practices in connection with the transition of the Practices to the Purchasers. See "THE
                             SALE -- THE PURCHASE AGREEMENT -- INTERIM SERVICES AGREEMENT."

Dissenters' Rights of
Appraisal..................  The General Corporation Law of the State of
                             Delaware ("DGCL") does not provide for dissenters' rights of appraisal in connection with the Sale.

Rights of the Company's
Shareholders...............  The consummation of the Sale will not result in any changes in the rights of the Company's
                             shareholders. Holders of shares of Company Common Stock should keep in mind that, in the event of a lawsuit alleging that the Company's Board of Directors breached its fiduciary duties in connection with the Sale or otherwise challenging the fairness of the Sale, the Company may be able to argue that any shareholder approval of the Sale constitutes a ratification of such transactions and use such ratification as a defense in the lawsuit.

Accounting Treatment.......  As of December 31, 1997, the Company recognized a charge of $38.4 million to write down the carrying value of the assets of the businesses held for sale to PsychPartners. In addition, the Company recorded $20.1 million in restructuring and other charges pertaining to the Company's exit from the outpatient behavioral healthcare business, to the Company's restructuring of its corporate office to reflect the discontinuation of the outpatient operations and to record additional reserves pertaining to the Company's long-term operations which the Company exited in 1996. See "ACCOUNTING TREATMENT."

Certain Federal Income Tax
  Consequences.............  The Company expects to recognize a taxable loss upon the consummation of the Sale and
                             discontinuation of the outpatient behavioral healthcare business. For federal income tax purposes, the Company currently has net operating loss carryforwards. In general, the future use of these losses will be limited to future taxable earnings of the Company. The consummation of the Sale will not be a taxable event for federal income tax purposes for the shareholders of the Company. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE SALE TO THE COMPANY'S SHAREHOLDERS."

Risks to the Company's
  Shareholders Associated
  with
  the Sale.................  The consummation of the Sale will result in the divestiture by the Company of substantially all the assets and business of the Company's outpatient behavioral health practice business, except for locations in the Western Region. The Company also intends to divest or close these remaining outpatient practices in the Western Region. As of December 31, 1997, the outpatient behavioral health practice business accounted for approximately 84% of the assets of the Company (before the impact of the write down referred to above under the caption "Accounting Treatment" to adjust to fair market value of such assets). For the year ended December 31, 1997, this business accounted for approximately 83% of the Company's net revenues. After the Closing Date, the Company will no longer operate outpatient behavioral health practices and its primary business activity will be managed behavioral healthcare through the Integra Division. The Company will incur a loss of approximately $58.5 million with respect to the Sale and discontinuation of the outpatient business. As a result of the Sale, the Company will be a significantly smaller company in terms of revenues and assets. The Company's ability to continue to operate in this downsized mode is contingent, upon among other things, the Company's ability to reduce its corporate cost structure to reflect its new downsized operations, the successful renegotiation of the Company's Credit Facility and the success of the Company in the managed behavioral healthcare market. See "BACKGROUND OF THE SALE -- EFFECTS OF THE SALE."

Restructuring of Credit
Facility in the Event the
  Purchase Agreement is Not
  Approved.................  If the Sale is not consummated, the Company will be required (i) to either continue operating the outpatient behavioral healthcare business or attempt to locate another buyer for the outpatient behavioral healthcare business, and (ii) to refinance its revolving Credit Facility and obtain additional financing. The Company is currently party to a credit agreement with PNC Bank that includes a $15.0 million term loan, of which PNC Bank retains discretion for borrowings in excess of $12.0 million. Borrowings outstanding under the Credit Facility were approximately $12.1 million as of December 31, 1997 and $14.3 million as of March 25, 1998. The Company is currently in technical default of certain covenants contained in the Credit Facility. PNC Bank has temporarily waived these covenants and authorized borrowings in excess of the $12.0 million, both of which are contingent upon consummation of the Sale. The Company has obtained a letter of intent from PNC Bank indicating their present intention to keep the existing Credit Facility in place and to expand the Credit Facility to $22.0 million. The preceding letter of intent would be subject, among other things, to PNC Bank obtaining guarantees to partially collateralize the Credit Facility. The Company has entered into an agreement (the "Commitment Arrangement") with certain investment funds (the "Investment Partnerships") which are significant stockholders of the Company and are managed by Foster Management Company, a related party, to obtain their commitment to guarantee the additional $7.0 million of financing. In return, the Investment Partnerships will receive the following: (i) a commitment fee of 2% of the guaranteed amount; (ii) a draw down fee of 2% on bank borrowings in excess of $15.0 million; (iii) an unused commitment fee of 1/2% per annum; and
                             (iv) warrants (the "Apogee Warrants") to purchase 400,000 shares of Company Common Stock at a price of $0.05 per share or, in the event the Sale is not consummated, a transaction fee of the greater of $3.5 million or an amount that would equate to an internal rate of return of 50% on the maximum amount drawn down under the increased portion of the Credit Facility, payable on or before April 30, 1999. The commitment fees are payable in cash upon the termination of the Commitment Arrangement and will be paid promptly thereafter. In the event that the Commitment Arrangement is terminated and the Sale is consummated, the cost to the Company will be $140,000 in cash payable to the Investment Partnerships and a non-recurring charge of $930,000 which represents the difference between the exercise price of the Apogee Warrants and the fair market value of the underlying Company Common Stock. In the event the Sale is not consummated, the cost to the Company could be up to $280,000 in cash payable to the Investment Partnerships for commitment and draw down fees and $3,5000,000 in cash payable to the Investment Partnerships on or before April 30, 1999. In recognition of the Company's need to evaluate other potential guarantors and the terms they may offer, the Company was given the right to accept proposals from other potential guarantors. As of the date of this Proxy Statement, the Company has not accepted proposals from any other potential guarantors. In the event the Company terminates the Investment Partnerships' obligations because it has secured more favorable financing arrangements, the Company shall be obligated to pay the Investment Partnerships the commitment fee described in clause (i) above. In addition, the Company shall be obligated to pay (a) 30% of the Apogee Warrants if such termination occurs on or after March 30 and before April 6, 1998, (b) 60% of the Apogee Warrants if such termination occurs on or after April 6, 1998 and before April 13, 1998 and (c) 90% of the Apogee Warrants if such termination occurs thereafter. See "BACKGROUND OF THE SALE -- ALTERNATIVES TO THE SALE."

                                 THE COMPANIES

Business of
PsychPartners..............  PsychPartners, L.L.C., PsychPartners, Inc. and
                             PsychPartners MidAtlantic Inc. Based on its knowledge of the behavioral health services industry, the Company's management believes that PsychPartners is one of the largest privately held multi-disciplinary providers of outpatient and partial behavioral health services in the country. Established in late 1995, PsychPartners' strategy is to develop integrated behavioral healthcare networks in regions where it has operations and new regions. Currently, PsychPartners provides behavioral health services at twenty behavioral health clinics and specialized outpatient programs located in Alabama, Tennessee, New Jersey and Pennsylvania. In addition, PsychPartners operates an independent provider network in New Jersey.

                             PsychPartners' multi-disciplinary practices typically employ some or all of the following professionals: board certified or board eligible adult and adolescent psychiatrists, licensed clinical psychologists, neuropsychologists, licensed clinical social workers; licensed marriage, family and child counselors, registered psychiatric nurse practitioners, clinical nurse specialists and other allied mental health professionals. These practices provide a full range of behavioral health services, including but not limited to, diagnosis, psychiatric consultation, psychological assessment and evaluation, medication monitoring, group and individual psychotherapy; behavioral management, marriage, family and child therapy, intellectual and psychological testing, including neuropsychological testing, and substance abuse and rehabilitation. See "INFORMATION CONCERNING PSYCHPARTNERS, L.L.C. -- BUSINESS."

                             The principal executive offices of the Purchasers and PsychPartners are located at 1900 International Park Drive, Suite 220, Birmingham, Alabama 35243 and its telephone number is 205-967-6650.

Business of Apogee,
Inc. ......................  Outpatient Behavioral Health Business.  The Company
                             is one of the largest multi-disciplinary providers of outpatient behavioral healthcare services in the United States (the "Outpatient Business"). The Company provides behavioral health and related services, principally at free-standing clinics and, at December 31, 1997, operated behavioral health clinics located in 13 states and the District of Columbia. Prior to 1997, the Company also performed services in long-term care facilities. Substantially all of the assets relating to the Outpatient Business are subject to the Sale. The remaining outpatient operations not included in the Sale are located in the Western portion of the United States, including California and Nevada. The Company plans to close, sell or otherwise dispose of the assets in this region. For the year ended December 31, 1997, approximately $58.1 million or 83% of the Company's net revenues were generated by the Outpatient Business. During this period, these operations incurred a pre-tax loss of $3.8 million before the impact of the restructuring and other charges. The Company plans to close, sell or otherwise dispose of the assets in the Western Region which have only a nominal value. See "INFORMATION CONCERNING APOGEE, INC. -- BUSINESS" and "RECENT DEVELOPMENTS."

                             Integra. The Company's Integra Division is primarily focused on managed behavioral healthcare. Integra offers full and shared risk arrangements to employers and managed care organizations to perform behavioral health services on a capitated, sub-capitated and case rate basis. In addition, the Company provides other behavioral health services including: employee assistance programs, third-party clinical case management and claims adjudication. For the year ended December 31, 1997, approximately $10.4 million, or 15% of the Company's net revenues, were generated by the Integra business. During this period, Integra generated pre-tax income of approximately $1.2 million. Following the Sale, the Company will continue to operate the Integra Division.

                             The principal executive offices of the Company are located at 1060 First Avenue, Suite 410, King of Prussia, Pennsylvania 19406 and its telephone number is 610-992-2600.

                       SELECTED HISTORICAL FINANCIAL DATA

                                  APOGEE, INC.

     The following table presents the summary historical financial information of the Company. The summary historical financial information as of the end of or for each of the last five fiscal years have been derived from audited financial statements of the Company. This selected financial data should be read in conjunction with the Company's Consolidated Financial Statements and the accompanying notes presented elsewhere in this Proxy Statement.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          YEARS ENDED DECEMBER 31,
                                       --------------------------------------------------------------
                                          1997         1996         1995         1994         1993
                                       ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
Net revenues.........................  $   70,144   $   78,727   $   68,269   $   33,473   $    6,626
Gross profit.........................      15,942       18,640       17,737        8,216          403
(Loss) Income from operations........     (59,672)     (12,826)      (2,924)         149       (2,445)
Net (loss) income....................     (61,218)     (13,594)      (2,451)         387       (2,831)
Basic and diluted net (loss) income
  per common share(1)................       (6.17)       (1.39)       (0.26)        0.06        (0.68)
Weighted average shares outstanding
  basic and diluted(1)...............   9,921,374    9,786,599    9,414,839    6,883,215    4,154,864

                                                                  AS OF DECEMBER 31,
                                               ---------------------------------------------------------
                                                 1997        1996        1995        1994        1993
                                               ---------   ---------   ---------   ---------   ---------
BALANCE SHEET DATA:
Current assets...............................    $ 9,958     $16,445    $ 29,886     $42,179     $ 2,653
Total assets.................................     43,600      97,783     109,051      95,123       9,061
Current liabilities..........................     37,604      23,547      23,305      12,990       2,536
Total debt...................................     14,700      12,808      11,246      10,040       9,880
Stockholders' equity (deficit)...............      4,713      65,181      78,739      74,561      (4,427)

---------------
(1) The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128") which establishes new standards for computing and presenting earnings per share by replacing the presentations of weighted shares outstanding, inclusive of common stock equivalents, with a dual presentation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the dilutive effect of all stock options, shares contingently payable in connection with certain acquisitions and convertible debentures. Prior period earnings per share information has been restated in accordance with SFAS 128.

                       SELECTED HISTORICAL FINANCIAL DATA

                             PSYCHPARTNERS, L.L.C.
                                  (UNAUDITED)

     The following tables presents the historical financial information for PsychPartners, L.L.C. The selected financial information as of the end of or for each of the last three fiscal years have been derived from unaudited financial statements and, in the opinion of management, include all adjustments consisting only of normal recurring adjustments necessary for a fair statement of results. PsychPartners, L.L.C. commenced operations in 1995, accordingly, earlier periods are not presented.

                                                                                  FOR THE PERIOD
                                                                                 NOVEMBER 1, 1995
                                                    YEARS ENDED DECEMBER 31,      (INCEPTION) TO
                                                   --------------------------      DECEMBER 31,
                                                      1997           1996              1995
                                                   -----------    -----------    -----------------
INCOME STATEMENT DATA:
Net revenues.....................................  $15,089,189    $ 4,052,560        $   1,247
Gross profit.....................................    4,340,711        363,306            1,247
Loss from operations.............................   (1,812,857)    (1,327,179)        (192,450)
Loss before income taxes.........................   (1,868,812)    (1,280,885)        (192,450)
Net loss.........................................  $(1,868,812)   $(1,280,885)       $(192,450)

                                                                 AS OF DECEMBER 31,
                                                   -----------------------------------------------
                                                      1997           1996              1995
                                                   -----------    -----------    -----------------
BALANCE SHEET DATA:
Current assets...................................   $7,407,217      $ 990,203        $  18,227
Total assets.....................................    9,843,620      1,477,843           18,227
Current liabilities..............................    5,531,235        584,518           97,222
Total debt.......................................    2,994,137         17,000           78,836
Total liabilities................................    5,697,901        584,518           97,222
Total stockholders' equity.......................    3,957,924        893,325          (78,995)

                 APOGEE, INC. SUMMARY PRO FORMA FINANCIAL DATA
                                  (UNAUDITED)

     The following table presents the summary pro forma financial data of the Company after giving effect to the disposition of the Company's operations other than the Integra Division, the Company's managed behavioral healthcare division. The summary pro forma financial information has been derived from, or prepared consistently with, the unaudited pro forma consolidated financial statements included herein. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have occurred or that will occur upon consummation of the Sale and disposition of all of the Company's operations other than the Integra Division. The following summary financial information should be read in conjunction with such historical and pro forma consolidated financial statements and notes thereto included herein. See "Apogee, Inc. Pro Forma Condensed Financial Information."

                    SUMMARY PRO FORMA FINANCIAL INFORMATION
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                    1997
                                                              -----------------
INCOME STATEMENT DATA:
Net revenues................................................        $10,425
Gross profit................................................          4,606
Income from operations......................................          1,224
Net income..................................................          1,099
Basic net income per common share...........................           0.11
Weighted average shares outstanding.........................     10,321,374

                                                                    AS OF
                                                                DECEMBER 31,
                                                                    1997
                                                              -----------------
BALANCE SHEET DATA:
Current assets..............................................       $ 9,227
Total assets................................................        20,296
Current liabilities.........................................        14,577
Total debt..................................................         2,615
Stockholders' equity........................................         4,573
Book value per share........................................          0.44

             PSYCHPARTNERS, L.L.C. SUMMARY PRO FORMA FINANCIAL DATA
                                  (UNAUDITED)

     The following table presents the summary pro forma financial data for PsychPartners, L.L.C. after giving effect to the acquisition of the Company's 22 outpatient behavioral health practices. The summary pro forma financial information has been derived from or prepared consistently with the unaudited pro forma consolidated financial statements included herein. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have occurred or that will occur upon consummation of the acquisition of these practices. The following summary financial information should be read in conjunction with such historical and pro forma consolidated financial statements and notes thereto. See "PsychPartners, L.L.C. Pro Forma Financial Information."

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                    1997
                                                              -----------------
Selected Income Statement Data:
Net revenues................................................     $64,454,189
Gross profit................................................      15,671,711
Income from operations......................................       2,230,930
Net income..................................................         869,976

                                                                    AS OF
                                                                DECEMBER 31,
                                                                    1997
                                                              -----------------
Selected Balance Sheet Data:
Current assets..............................................     $17,207,217
Total assets................................................      46,852,520
Current liabilities.........................................       7,907,235
Total debt..................................................      15,651,137
Total unitholders' equity...................................      23,459,824

MARKET PRICE DATA

     The Company Common Stock is quoted on the American Stock Exchange under the symbol APG. As of April 22, 1998, there were approximately 100 shareholders of record and approximately 1,500 beneficial holders of the Company Common Stock. The following table sets forth the reported high and low sale prices of the Company Common Stock for the periods indicated. The Company Common Stock was quoted on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ") prior to July 11, 1997. All stock price data prior to July 11, 1997 reflect the high and low sale prices as reported on NASDAQ. The Company has never paid cash dividends on the Company Common Stock.

                                                              HIGH      LOW
                                                              ----      ---
Fiscal Year Ended December 31, 1996
  First Quarter.............................................   10 3/4    3 1/2
  Second Quarter............................................    8 1/4    5 3/8
  Third Quarter.............................................    7        5 1/4
  Fourth Quarter............................................    6 15/16  3 1/8
Fiscal Year Ended December 31, 1997
  First Quarter.............................................    4 5/8    3 3/8
  Second Quarter............................................    4 9/16   2 7/8
  Third Quarter.............................................    4 5/8    2 3/8
  Fourth Quarter............................................    3 1/4    1 11/16
Fiscal Year Ended December 31, 1998
  First Quarter.............................................    2 7/8    2 1/4
  Second Quarter (through April 15, 1998)...................    2 7/16   2

     On December 29, 1997, the last full day of trading prior to the announcement by the Company of execution of the Purchase Agreement, the reported high and low sale prices per share of the Company Common Stock were $2 3/16 and $2 1/8, respectively. On April 15, 1998, such reported high and low sale prices per share were $2 1/4 and $2 1/4, respectively.

     PsychPartners is a privately held limited liability company. As of April 15, 1998, there were 4,976,680 Common Units and 666,667 Preferred Units outstanding. As of April 15, 1998, there were approximately 100 holders of PsychPartners' Common Units and one holder of PsychPartners' Preferred Units.

FORWARD LOOKING STATEMENTS

     Matters discussed in this Proxy Statement contain forward-looking statements that are based on the Company's estimates, assumptions and projections. Major factors that could cause results to differ materially from those expected by management include: the successful consummation of the Sale, the timing and nature of reimbursement changes, the nature of changes in laws and regulations that govern various aspects of the Company's business, new criteria adopted to determine medical necessity for behavioral health services, the outcome of post payment reviews of the Company's billings to Medicare patients in long-term care facilities, including a review in the State of Florida by the Department of Justice, successful re-negotiation of the Company's Credit Facility, changes in procedures by third-party payors, pricing of managed care and other third-party contracts, competitors, management retention and unanticipated market changes. The above should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto for the year ended December 31, 1997 contained elsewhere in this Proxy Statement. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date with respect to this Proxy Statement.

                                   PROPOSAL 2

                         ADJOURNMENT OR POSTPONEMENT OF
                              THE SPECIAL MEETING

The Proposal...............  In the event that the number of shares of Company
                             Common Stock represented at the Special Meeting is insufficient to constitute a quorum or, if a quorum is present, the Company fails to receive a sufficient number of votes to approve the Purchase Agreement and the transactions contemplated therein, the Company proposes to adjourn or postpone the Special Meeting for a period of not more than 30 days for the purpose of soliciting additional proxies. Proxies initially cast in favor of the Purchase Agreement and the transactions contemplated therein (unless revoked) will be voted in favor of the approval of such proposal at the subsequently reconvened Special Meeting. See "THE SPECIAL MEETING -- PROXIES" and "PROPOSAL
                             2 -- ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING."

Recommendations............  The Board of Directors has unanimously approved the adjournment or postponement of the Special Meeting under such circumstances and unanimously recommends that shareholders vote FOR approval and adoption of this proposal.

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Apogee, Inc. (the "Company") to be voted at a special meeting of shareholders to be held on May 14, 1998 (the "Special Meeting") and any adjournment or adjournments thereof. Shares represented by properly executed proxies received by the Company will be voted at the Special Meeting or any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the Secretary or Acting Secretary of the Special Meeting.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, the shareholders of the Company will consider and vote upon the proposal to approve the sale of substantially all of the assets and business of the Company's outpatient behavioral health practice business (the "Sale") pursuant to the Purchase Agreement, dated as of December 26, 1997, among PsychPartners, Inc. and PsychPartners MidAtlantic, Inc. (collectively, the "Purchasers"), PsychPartners, L.L.C. ("PsychPartners"), the Company, and certain wholly owned subsidiaries of the Company.

THE SALE

     The Purchase Agreement provides for the Company to sell to the Purchasers
(i) all of the capital stock of AGP Acquisition Corp. ("AGP"), one of the subsidiaries of the Company (the "Subsidiary Stock") relating to two of the Company's behavioral healthcare practices (the "Practices") and (ii) substantially all of the assets (the "Assets") relating to 20 of the Company's Practices and for the Purchasers to assume certain specified liabilities (the "Assumed Liabilities") relating to the Company and the Practices. In consideration for the sale of the Subsidiary Stock and the Assets, the Purchasers will pay a purchase price (the "Purchase Price") consisting of (a) $27,000,000 in cash (subject to certain adjustments), and (b) a warrant to purchase 400,000 Common Units of PsychPartners at a purchase price of $.05 per Common Unit (the "Warrant") if certain performance criteria are met. A copy of the Purchase Agreement (exclusive of all exhibits and schedules) is attached as Exhibit A to this Proxy Statement. After the Sale, the Company will continue to operate its Integra Division and will be primarily focused on the managed behavioral healthcare business through the Integra Division.

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

     The shareholders also will be asked to consider and vote upon a proposal to approve an adjournment or postponement of the Special Meeting for a period of not more than 30 days for the purpose of soliciting additional proxies in the event the number of shares of Company Common Stock represented at the Special Meeting in person or by proxy is insufficient to constitute a quorum or, if a quorum is present, the Company fails to receive a sufficient number of votes to approve the Purchase Agreement and the transactions contemplated therein.

     The Board of Directors knows of no business that will be presented for consideration at the Special Meeting other than the matters described in this Proxy Statement. If any other matters properly come before the Special Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

     The record date for the Special Meeting is the close of business on April 22, 1998. At that date, there were 10,089,329 outstanding shares of Company Common Stock. Each share of Company Common Stock entitles its holder to one vote concerning all matters properly coming before the Special Meeting. Any shareholder entitled to vote may vote either in person or by duly authorized proxy. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes (i.e., shares held by brokers in street name), voting on certain matters due to discretionary authority or instructions from the beneficial owner but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner are counted for the purpose of establishing a quorum. Under the General Corporation Law of the State of Delaware ("DGCL"), for the Sale to be approved by the shareholders, the Purchase Agreement must be approved and adopted by the holders of at least a majority of the outstanding shares of Company Common Stock. Approval of the proposal to adjourn or postpone the Special Meeting requires the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock. Accordingly, abstentions and broker non-votes have the same effect as a vote "AGAINST" approval of the Sale and the adjournment proposal. All of the Company's executive officers and directors and their affiliates, who collectively own 4,149,301 shares of Company Common Stock, representing approximately 41.0% of the outstanding Company Common Stock have indicated their intent to vote for approval and adoption of the Purchase Agreement and the proposal to approve the adjournment or postponement of the Special Meeting.

PROXIES

     All outstanding shares of Company Common Stock represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL OF THE SALE AND, IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, ON SUCH OTHER MATTERS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING.

     Proxies initially cast in favor of approval of the Purchase Agreement and the transactions contemplated therein will (unless revoked) be voted in favor of such proposal at the subsequently reconvened Special Meeting in the event that there is a vote to adjourn or postpone the Special Meeting in order to continue to solicit proxies if the number of shares of Company Common Stock represented at the Special Meeting or by proxy is insufficient to constitute a quorum or, if a quorum is present, there are not sufficient votes at the time of the Special Meeting for approval of the Purchase Agreement.

     A shareholder may revoke his, her or its proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated and signed proxy or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

     A shareholder who voted either in person or by proxy at the Special Meeting may revoke his, her or its proxy at any time during the adjournment, if any, of the Special Meeting, at any time prior to the reconvened Special Meeting by delivering to the Secretary of the Company a signed notice of revocation or a later dated and signed proxy or by attending the reconvened Special Meeting and voting in person. Attendance at the reconvened Special Meeting will not in itself constitute the revocation of a proxy.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers and banks or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or facsimile, by officers and regular employees of the Company who will receive no additional compensation in connection with the solicitation.

                                USE OF PROCEEDS

     The Company anticipates that the proceeds from the Sale will be used as follows: to repay the Company's Credit Facility with PNC Bank ($15.0 million), to fund the payment of contingent acquisition consideration ($2.9 million) and severance and separation payments ($1.4 million), to pay costs pertaining to the transaction ($1.0 million), to escrow money for any net asset balance sheet adjustment in connection with the Sale ($0.5 million), and to settle the Florida Medicare review ($2.2 million). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Medicare Review." As of March 25, 1998, there was approximately $14.3 million of principal amount outstanding under the Company's Credit Facility which the Company expects to increase to $15.0 million at the Closing Date. The Company expects to have approximately $4.0 million available from the proceeds of the Sale for working capital and general corporate purposes.

                             BACKGROUND OF THE SALE

     The following is a brief summary of certain aspects of the Sale. The summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement (exclusive of all exhibits and schedules), a copy of which is attached to this Proxy Statement as Exhibit A.

OVERVIEW

     The Company has been one of the leading owners and operators of outpatient behavioral healthcare practices in the United States for several years. PsychPartners has for the past two years been an owner-operator of behavioral group practices in the United States. Both companies have been engaged in a business strategy emphasizing growth by acquisition and consolidation primarily within the outpatient behavioral healthcare market. The possibility of a strategic combination was first raised in general terms by PsychPartners during several conversations in May and June of 1997 between representatives of PsychPartners and the Company. In these conversations, senior management teams of both companies began exploring the feasibility of a strategic business combination which would most likely consist of a purchase by PsychPartners of the Company's outpatient behavioral healthcare business. The senior management of the Company viewed PsychPartners favorably as a possible combination candidate due to PsychPartners' knowledge and experience in the outpatient behavioral healthcare field and their willingness to explore a possible transaction.

     On May 29, 1997, representatives of PsychPartners, Alan N. Vinick, the former Chief Financial Officer of the Company, and Lawrence M. Davies, President and Chief Operating Officer of the Company, had a telephone conversation during which each expressed interest in pursuing exploratory discussions regarding a potential transaction. On June 6, 1997, PsychPartners and the Company executed a non-disclosure agreement providing for the exchange of non-public information.

     Over the course of a period of approximately four months between June 1997 and early October 1997, the Company initiated discussions with three other potential candidates that the Company believed might be interested in pursuing a strategic combination. These candidates either were not interested in pursuing a strategic combination with the Company or did not have the financial resources to pursue a combination with the Company on terms that would be satisfactory to the Company. It became apparent to senior management that a strategic combination with PsychPartners was the most attractive option to pursue.

     On September 5, 1997, several senior executives of PsychPartners, including Kerry Teel, President and Chief Executive Officer, and Emmett McLean, Senior Vice President of Development, met with senior executives of the Company in King of Prussia, Pennsylvania. Discussions at this meeting focused on business and market strategies as well as possible synergies that could be realized through a business combination. Discussions at this meeting focused on the business strategy of PsychPartners, its focus on outpatient behavioral healthcare, geographic strategy and its integration with partial hospitalization programs. In addition, possible business combination synergies, such as being able to eliminate corporate overhead redundancies were discussed. At this meeting, PsychPartners expressed an interest in acquiring all group practice operations of the Company, except for practices located in the Western Region of the United States. PsychPartners' strategy is to focus on practices in the Eastern Region of the United States. PsychPartners was not interested in acquiring practices in the Western Region of the United States where due to the long distances between practice locations they believed it would be more difficult to manage the operations of the practices. In addition, PsychPartners determined that the operating margins of the Company's practices in the Western Region did not meet PsychPartners' acquisition criteria. Later that day, the Company received an unsigned preliminary offer letter from PsychPartners offering to acquire the Company's outpatient behavioral healthcare business for a proposed purchase price of $25 million in cash.

     On September 9, 1997, as part of a regularly scheduled meeting of the Company's Board of Directors, Mr. Davies made a presentation to, and answered questions from, the Board of Directors with respect to a possible transaction with PsychPartners. Mr. Davies discussed with the Board of Directors, management's discussions with PsychPartners' management regarding a potential transaction. Specifically, Mr. Davies communicated PsychPartners' desire to evaluate the feasibility of a sale of select group practice assets in the Eastern Region. In addition, Mr. Davies communicated PsychPartners' lack of interest in the Company's

Western Region group practice operation and the Integra managed care operation. Mr. Davies reviewed the composition of the PsychPartners management team and the financial investors in PsychPartners. The Company's Board of Directors authorized Mr. Davies and other members of the Company's senior management to pursue discussions with PsychPartners with respect to a possible sale.

     Between September 10, 1997 and September 24, 1997, the Company's management evaluated the feasibility of a transaction involving the sale of selected group practice assets to PsychPartners. During this period, there were numerous telephonic discussions between Mr. Davies and members of the PsychPartners management team.

     During several telephone conversations between September 10, 1997 and September 24, 1997, Mr. Davies and Andrew Hallowell of Foster Management Company, who was assisting John H. Foster, the Chairman of the Company, primarily discussed the adequacy of the September 5, 1997 offer of PsychPartners. On September 24, 1997, the Company received a second signed offer letter for a purchase price of $26.5 million in cash.

     On September 25, 1997, Mr. Davies and several senior executives of the Company met with representatives of PsychPartners in King of Prussia, Pennsylvania regarding a proposed transaction and the basis upon which a possible transaction might occur. The Company and PsychPartners reached a tentative agreement with respect to the terms of the Sale which would consist of a purchase price of $27.0 million in cash plus the assumption of selected liabilities, including earnout liabilities. At this meeting the Company's desire to have an equity stake in PsychPartners, in the form of the Warrant in PsychPartners, was discussed but not agreed upon.

     Further negotiations regarding the general terms of a proposed transaction were held in separate sessions between September 26 and October 9, 1997. During this time, Mr. Davies and Mr. Hallowell discussed with PsychPartners aspects of the transaction other than price, namely costs and expenses, due diligence, closing dates, exclusive negotiations and the non-binding nature of the transaction (i.e., subject to due diligence). On October 10, 1997, the Company and PsychPartners reached a preliminary agreement on the general terms of the Sale. This agreement was evidenced by a non-binding letter of intent subject to due diligence, negotiation of a definitive purchase and sale agreement, and the approval of the respective Boards of Directors of the Company and PsychPartners.

     The nature and amount of consideration to be received by the Company evolved based on the position of the Company that it was most interested in a cash sale. The final consideration was based on a multiple of the Company's adjusted cash flow. The increase in the amount of cash consideration to be paid to the Company was the result of negotiations between PsychPartners and the Company with respect to the Company's desire to receive a higher multiple of adjusted cash flow than PsychPartners initially offered to the Company on September 5, 1997. The actual value of the assets to be acquired and the liabilities to be assumed was based upon recorded historical book values. The Company and PsychPartners ultimately settled on a cash price of 10.38 times the Company's earnings before income taxes, depreciation and amortization (including the Company's allocated corporate overhead expenses) plus the Warrant. The Warrant was intended to offer the Company a potential return, in addition to the cash portion of the Purchase Price, from the future value of PsychPartners' equity.

     Between October 11, 1997 and November 13, 1997, the senior management of the Company and PsychPartners and their respective legal and financial advisors conducted business, legal and financial due diligence. During this same period of time, there were numerous discussions between Mr. Davies and the members of the Company's Board of Directors concerning the status of the ongoing individual negotiations with PsychPartners. Throughout this period, the Company's Board of Directors instructed Mr. Davies that it was reasonable and appropriate for the Company's management to proceed with the negotiations.

     On November 5, 1997, senior executives of PsychPartners met with senior executives of the Company in King of Prussia, Pennsylvania. At this meeting, the findings of the financial due diligence review were discussed. At the November 5 meeting, PsychPartners reviewed their generally positive findings with respect to the financial due diligence. Due to the significant contribution of two practices, Metropolitan Psychiatric

Group ("MPG") and Rainbow Healthcare Associates Group ("RPG") to the overall operating profit of the Company, and the risks associated with such a disproportionately high contribution to the overall profitability of the Practices, PsychPartners proposed an adjustment mechanism to the Warrant tied to the financial performance of MPG and RPG. Given its belief in the strength of the operating performance of MPG and RPG, the Company agreed to the adjustment formula.

     During the period from November 13, 1997 to December 26, 1997, negotiations regarding the terms of the Purchase Agreement were held in separate sessions in which issues such as the scope of the representations and warranties in the Purchase Agreement and the indemnification provisions were discussed. The negotiation process was consistent with the Company's experiences with transactions in the behavioral healthcare industry and did not entail any significant or unusual disagreements over terms.

     On December 11, 1997, as a part of a regularly scheduled meeting of the Company's Board of Directors, which convened in King of Prussia, Pennsylvania, Mr. Davies made a detailed presentation regarding the status of the Sale. At that meeting, the Sale was unanimously approved subject to the completion of a definitive Purchase Agreement with terms materially consistent with those outlined during the presentation.

     By written consent dated December 26, 1997, the Board of Directors unanimously approved the final version of the Purchase Agreement and authorized the execution by the Company of the Purchase Agreement.

  The Reasons for the Sale and Recommendation of the Company's Board of Directors

     The Company's Board of Directors believes that the terms of the Sale are fair to, and in the best interests of, the Company and its shareholders. Accordingly, the Board of Directors has unanimously approved the Sale and recommends approval of the Sale by the shareholders. In making its recommendations, the Company considered the following factors:

          (i) The condition, prospects and strategic direction of the Company's outpatient behavioral healthcare business. In this regard, the Board of Directors has reviewed its analyses of earnings potential of the outpatient behavioral healthcare business based upon various operating and market assumptions and its conclusion that there was a significant probability that the shareholder value of the Company may not significantly improve in the near term. This review included a discussion of (a) the Company's cost structure, (b) the competitive market in each of the Company's businesses, and (c) the Company's losses in recent periods.

          (ii) The constraints on the Company's ability to finance growth, including the dilutive impact of additional equity financing and the costs of additional financing.

          (iii) Recent and historical market prices for the Company Common Stock indicated that the Company had not created in the eyes of the public market a clear enough distinction between its group practice strategy and its managed care strategy and the Sale would allow the Company to focus on pursuing a pure managed care strategy which might be perceived more positively in the market.

          (iv) The successful negotiations regarding the Purchase Agreement which the Company believed reflected a fair and equitable understanding between the parties.

          (v) The substantial likelihood that the Sale would be consummated and the fact that no other viable alternative to the Sale was available.

          (vi) The $27,000,000 cash consideration to be received upon the consummation of the Sale will allow the Company to repay its existing Credit Facility and satisfy its obligations in connection with past acquisitions and the Florida Medicare review and will provide the Company with funds to pursue its growth strategy in the managed behavioral healthcare field through its Integra Division.

          (vii) The terms of the Purchase Agreement that permit the Company's Board of Directors, in the exercise of their fiduciary duties and subject to the certain conditions, to respond to inquiries regarding potential business combination transactions, to provide information to, and negotiate with, third parties making an unsolicited proposal to acquire the business to be sold in such a transaction and to terminate the Purchase Agreement if the Company's Board of Directors determines in the exercise of its judgment as to its fiduciary duties to the Company's shareholders, after consultation with counsel, that such termination is required by reason of a subsequent acquisition proposal.

     The Board of Directors concluded that each of these factors favored entering into the Purchase Agreement and supported the Company's determination that the Sale is fair to, and in the best interests of, the holders of shares of the Company Common Stock. No factor considered by the Board of Directors materially weighed against its approval and recommendation of the Sale. The Board did not see any material adverse risk to the Company's shareholders. The relatively small revenue size of the Integra division was not considered a negative consideration since the operating profit produced by the Integra division would, once the Sale was completed, generate positive earnings per share for the Company, thereby creating, in the judgment of the Board, greater potential shareholder value in the long run. The Board believed, considered and concluded that, ultimately, the anticipated improvement in overall earnings per share would generate greater value on behalf of the shareholders of the Company. No other viable alternative transaction was available. The Sale was deemed superior due to its predominance of cash as the key term of the transaction. With the $27.0 million in cash, which the Board viewed as a compelling aspect of the transaction, the Company would be able to repay its Credit Facility and satisfy its other debt obligations and provide additional future capital to fund the Company's anticipated growth in managed behavioral healthcare. The Board believed that the Company had not created in the eyes of the public market place a clear enough distinction between its group practice strategy and its managed care strategy. The Company believed that a clear focus on a pure managed care strategy would be helpful for the Company in the public market. The successful negotiations with respect to the Purchase Agreement and the belief that the Purchase Agreement reflected a fair and equitable understanding of the agreement among the parties was viewed as another positive factor. The Board, in assessing its willingness to commit resources and time to the Sale, considered the likelihood that PsychPartners would receive its financing and have the wherewithal to conclude the transaction. The Board was ultimately satisfied with PsychPartners' management history and the quality of investment capital. The Board of Directors concluded that the consummation of the Sale provided the best alternative to enhance shareholder value in view of the Company's financial condition and operating prospects. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Sale, the Company's Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its conclusions.

  Effects of the Sale

     The consummation of the Sale will result in the divestiture by the Company of substantially all the assets and business of the Company's outpatient behavioral health practice business, except for those locations in the Western Region. The Company intends to divest or close these remaining outpatient practices. As of December 31, 1997, the outpatient behavioral health practice business accounted for approximately 84% of the assets of the Company; and for the year ended December 31, 1997, the business accounted for approximately 83% of the Company's net revenues. After the Closing Date, the Company will no longer operate outpatient behavioral health practices and its primary business activity will be managed behavioral healthcare through Integra. Although management believes that the Company's future operating profits will be improved as a result of the Sale, the Company will incur a loss of approximately $58.5 million with respect to the Sale and discontinuation of the outpatient business. At the time that the Board of Directors approved the Sale and exit of the outpatient behavioral health business, it was aware that such a transaction would result in a material loss.

     As a result of the Sale, the Company will have only one line of business which will be significantly smaller in terms of revenues and assets. Although the Company believes it will be able to continue to operate in this downsized mode, continuation is contingent upon among other things, the Company's ability to reduce its corporate cost structure to reflect its new downsized operations, the successful renegotiation of the Company's Credit Facility and the success of the Company in the managed behavioral healthcare market.

  Alternatives to the Sale

     If the Sale is not consummated, the Company will be required to either continue operating the outpatient behavioral healthcare business or attempt to locate another buyer for the outpatient behavioral healthcare business. There can be no assurance that the outpatient behavioral healthcare business will not continue to incur operating losses. There is no assurance that the Company would be able to find another buyer for the outpatient behavioral healthcare business or, if a buyer is located, that the terms of any sale of the outpatient behavioral healthcare business would be equal to or better than the terms available in the Sale.

     If the Sale is not consummated, the Company will be required to refinance its revolving Credit Facility and obtain additional financing. The Company is currently party to a credit agreement with PNC Bank that includes a $15.0 million term loan, of which PNC Bank retains discretion for borrowings in excess of $12.0 million. Borrowings outstanding under the Credit Facility were approximately $12.1 million as of December 31, 1997. The Company is currently in technical default of certain covenants contained in the Credit Facility. PNC Bank has temporarily waived these covenants and authorized borrowings in excess of the $12.0 million, both of which are contingent upon consummation of the Sale. Borrowings under the Credit Facility were $14.3 million at March 25, 1998.

     The Company estimates additional cash needs of approximately $7.0 million will be required during 1998 to meet cash requirements for contingent payments, seller notes and for restructure-related activities. These additional cash requirements along with estimated existing debt would require the Company to have a credit facility in excess of $22.0 million. Based on 1998 EBITDA and current lending limits, the Company could most likely support a credit facility of only $15.0 million. This would require the Company to either raise additional equity of approximately $7.0 million or sell certain of its assets to meet its financial obligations. However, such sales of assets if it took place would reduce the Company's EBITDA and, consequently, its borrowing ability.

     The Company has obtained a letter of intent from PNC Bank indicating their present intention to keep the existing Credit Facility in place and to expand the Credit Facility to $22.0 million. The preceding intention would be subject, among other things, to PNC Bank obtaining guarantees to partially collateralize the Credit Facility. The Company has entered into an agreement (the "Commitment Arrangement") with certain investment funds (the "Investment Partnerships") which are significant stockholders of the Company and are managed by Foster Management Company, a related party, to obtain their commitment to guarantee the additional $7.0 million of financing. In return, the funds will receive the following: (i) a commitment fee of 2% of the guaranteed amount; (ii) a draw down fee of 2% on bank borrowings in excess of $15.0 million; (iii) an unused commitment fee of 1/2% per annum; and (iv) warrants (the "Apogee Warrants") to purchase 400,000 shares of the Company Common Stock at a price of $0.05 per share or, in the event the Sale is not consummated, a transaction fee of the greater of $3.5 million or an amount that would equate to an internal rate of return of 50% on the maximum amount drawn down under the increased portion of the Credit Facility payable on or before April 30, 1999. The commitment fees are payable in cash upon the termination of the Commitment Arrangement and will be paid promptly thereafter. In the event that the Commitment Arrangement is terminated and the Sale is consummated, the cost to the Company will be $140,000 in cash payable to the Investment Partnerships and a non-recurring charge of $930,000 which represents the difference between the exercise price of the Apogee Warrants and the fair market value of the underlying Company Common Stock. In the event the Sale is not consummated, the cost to the Company could be up to $280,000 in cash payable to the Investment Partnerships for commitment and draw down fees and $3,5000,000 in cash payable to the Investment Partnerships on or before April 30, 1999. The Investment Partnerships have indicated to the Company that they intend to seek one or more financial institutions as participants in such guarantees. In recognition of the Company's need to evaluate other potential guarantors and the terms they may offer, the Company was given the right to accept proposals from other potential guarantors. As of the date of this Proxy Statement, the Company has not accepted proposals from any other potential guarantors. In the event the Company terminates the Investment Partnerships' obligations because it has secured more favorable financing arrangements, the Company shall be obligated to pay the Investment Partnerships' the commitment fee described in clause (i) above. In addition, the Company shall be obligated to pay (a) 30% of the Apogee Warrants if such termination occurs on or after March 30 and before April 6,

1998, (b) 60% of the Apogee Warrants if such termination occurs on or after April 6, 1998 and before April 13, 1998 and (c) 90% of the Apogee Warrants if such termination occurs thereafter. The exercise of the Apogee Warrants by the Investment Partnerships will increase the ownership of Company Common Stock held by the Investment Partnerships which will have a dilutive effect on the Company's other shareholders. At the current market price on April 20, 1998 of $2.19, and an exercise price of $.05 for the Apogee Warrants, the Investment Partnerships would realize a profit in connection with the exercise of the Apogee Warrants and the sale of the underlying shares of Company Common Stock. See "Interests of Certain Persons in the Sale."

                  OPINION OF FINANCIAL ADVISOR TO THE COMPANY

     Banc One Capital Corporation ("BOCC") has provided to the Company's Board of Directors a written opinion dated March 16, 1998 (the "Opinion") in connection with the Sale, pursuant to the Purchase Agreement, of a substantial portion (the "Divested Outpatient Business Assets") of the assets and business constituting the Company's outpatient behavioral health services business (the "Outpatient Business"). The Opinion states that, as of its date, the cash in the amount of $27,000,000, subject to adjustment (the "Cash Consideration"), to be received by the Company upon the Sale is, from a financial point of view, fair to the Company. BOCC has agreed to confirm the Opinion in writing at the request of the Company at or prior to the Closing. BOCC was retained by the Company to render the Opinion pursuant to an engagement letter dated January 8, 1998 (the "BOCC Engagement Letter").

     THE FULL TEXT OF THE OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY BOCC IN RENDERING ITS OPINION, IS ATTACHED AS EXHIBIT B TO THIS PROXY STATEMENT. SHAREHOLDERS OF THE COMPANY ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS PROXY STATEMENT. THE OPINION IS ADDRESSED TO THE COMPANY'S BOARD OF DIRECTORS AND ADDRESSES, AS OF ITS DATE, ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CASH CONSIDERATION TO BE RECEIVED BY THE COMPANY FOR THE DIVESTED OUTPATIENT BUSINESS ASSETS PURSUANT TO THE PURCHASE AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF COMPANY COMMON STOCK AS TO HOW TO VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. BOCC HAS CONSENTED TO THE INCLUSION OF THE OPINION AS AN EXHIBIT TO THIS PROXY STATEMENT AND TO THE SUMMARY OF THE OPINION CONTAINED HEREIN.

     In connection with rendering its Opinion, BOCC, among other things: (i) reviewed certain publicly available financial statements and reports and other information of the Company and of certain publicly traded companies BOCC considered to be reasonably comparable to the Outpatient Business; (ii) reviewed certain internal (including estimated) financial statements, forecasts and other financial and operating data concerning the Outpatient Business or the Divested Outpatient Business Assets, or both, prepared by the management of the Company;
(iii) discussed with management the past, current and forecasted operations and financial condition of the Outpatient Business or the Divested Outpatient Business Assets, or both; (iv) reviewed recent prices and trading activity for the Company Common Stock and the stock of such comparable companies; (v) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions, (vi) reviewed the Purchase Agreement and certain related agreements; and (vii) considered such other factors as BOCC deemed appropriate. BOCC did not review forecasts of the Divested Outpatient Business Assets, as such, as no such forecasts were made available to BOCC and management stated that it did not expect the financial performance of the Divested Outpatient Business Assets (or the Outpatient Business) to improve materially in the near term.

     BOCC assumed, and relied upon without independent verification, the accuracy and completeness of all of the financial and other information reviewed by it for the purposes of its Opinion. With respect to the internal (including estimated) financial statements, forecasts and other financial and operating data, BOCC assumed that they have been reasonably prepared by the Company on bases reflecting the best currently available facts and estimates and judgments of the Company's management. BOCC has not made any independent appraisal of the assets or liabilities of the Divested Outpatient Business Assets, nor has BOCC been furnished with such appraisals. BOCC's opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to BOCC as of, the date of the Opinion or as otherwise stated herein. The Opinion is limited to the fairness to the Company, from a financial point of view, of the Cash Consideration to be paid for the Divested Outpatient Business Assets, and does not consider either the Company's underlying business decision to effect the Sale or the value of the Warrant and the assets and related liabilities of the Outpatient Business not being sold to or assumed by the Purchasers in the Sale. BOCC further assumed, with the consent of the Company, that any adjustments to the Cash Consideration will not be material, that the Sale will be consummated in accordance with the Purchase Agreement, and that the Purchase Agreement has not been amended or otherwise modified since its date.

     The following is a brief summary of certain analyses performed by BOCC in connection with the rendering of the Opinion:

     - PEER GROUP COMPARISON. BOCC compared certain financial information of the Company, as estimated and adjusted by the Company to reflect only the financial performance and financial condition of the Divested Outpatient Business Assets, and the Cash Consideration to certain financial and market information of six publicly traded behavioral health management and delivery companies (the "Comparable Companies"). The six Comparable Companies are: Horizon Health Corporation; Ramsay Health Care, Inc.; Comprehensive Care Corporation; PMR Corporation; PHC, Inc.; and OptimumCare Corporation. To select the Comparable Companies, BOCC focused on companies that (i) are publicly held, (ii) deliver behavioral healthcare services through company-owned or company-managed clinics, or manage the delivery of behavioral healthcare through clinics or institutions and (iii) have size characteristics comparable to the Company and the Divested Outpatient Business Assets. Information with respect to the Comparable Companies included, among other things, market valuation, enterprise value (market valuation plus funded debt less cash) as a multiple of net revenue, enterprise value as a multiple of earnings before interest, taxes and certain nonrecurring or special items ("EBIT"), enterprise value as a multiple of EBIT before depreciation and amortization ("EBITDA"), and enterprise value as a multiple of tangible book value. The information with respect to the financial results and financial condition of the Comparable Companies was for the most recently reported four consecutive fiscal quarters and the date of the fiscal period then ended, and stock prices and market capitalization were as of the close of business on March 13, 1998. The estimated financial results and the financial condition of the Company, as so estimated and adjusted, were for the year ended and as of December 31, 1997. No Comparable Company is identical to the Divested Outpatient Business Assets.

       Such analyses indicated that: (a) the ratios of enterprise value to net revenue for the Comparable Companies had a median and mean of 0.60 and 0.77x, respectively, and ranged from 0.47x to 1.58x, compared to 0.54x for the Divested Outpatient Business Assets implied by the Cash Consideration; (b) the ratios of enterprise value to EBIT for the Comparable Companies had a median and mean of 7.62x and 7.65x, respectively, and ranged from 3.78x to 11.57x, compared to a 34.78x for the Divested Outpatient Business Assets implied by the Cash Consideration; (c) the ratios of enterprise value to EBITDA for the Comparable Companies had a median and mean of 5.19x and 6.01x, respectively, and ranged from 3.55x to 10.10x, compared to 10.38x for the Divested Outpatient Business Assets implied by the Cash Consideration; and (d) the ratios of enterprise value to tangible book value for the Comparable Companies had a median and mean of 2.78 and 10.80x, respectively, and ranged from 0.74x to 45.65x, compared to 11.97x for the Divested Outpatient Business Assets implied by the Cash Consideration. Based on the foregoing comparisons, BOCC determined that the multiples implied by the Cash Consideration compared, on balance, favorably to the market multiples represented by the Comparable Companies, particularly with respect to the ratios of enterprise value to EBIT and EBITDA where the ratios implied by the Cash Consideration exceed the high end of the range for the Comparable Companies.

     - SELECTED TRANSACTION COMPARISON. BOCC reviewed 14 publicly reported mergers and acquisitions effected between December 31, 1995 and March 13, 1998 which involved the acquisition of assets, business units, or enterprises engaged in the delivery of behavioral healthcare services (the "Comparable Transactions") for which pricing information and one or more of net revenue, EBIT and EBITDA of the acquired businesses were reported. The 14 Comparable Transactions consist of (Acquirer/Target): Universal Health Services, Inc./First Hospital Properties Corp.; Foray 911, Inc./Transitional Hospitals Corporation; Horizon Health Corporation/Professional Psychological Services, Inc.; Ramsay Healthcare, Inc./Ramsay Managed Care, Inc.; Behavioral Health Center, Inc./ Transitional Hospitals Corp. U.S.; Horizon Health Corporation/Geriatric Medical Care, Inc.; Horizon Healthcare Corporation/Clay Care, Inc.; Vencor, Inc./Transitional Hospitals Corporation; Merit Behavioral Care Corporation/CMG Health, Inc.; Res-Care Corporation/Communications Network, Inc.; Magellan Health Services, Inc./Human Affairs International, Inc.; Horizon Health Corporation/Specialty Healthcare Management, Inc.; Horizon Health Corporation/Acorn Behavioral Healthcare Management, Inc.; and Magellan Health Services Corporation/Merit Behavioral Care Corporation. No business acquired in a Comparable Transaction is identical to the Divested Outpatient Business Assets. BOCC compared the reported transaction prices to the reported net revenue, and, if reported, to the EBIT and EBITDA of the acquired businesses. Such analysis indicated: (a) the ratios of transaction prices to net revenue of Comparable Transactions had a median and mean of 1.05x and 1.29x, respectively, and ranged from 0.64x to 2.61x, compared to 0.54x for the Divested Outpatient Business Assets implied by the Cash Consideration; (b) the ratios of transaction prices to EBIT of Comparable Transactions had a median and mean of 13.07x and 14.84x, respectively, and ranged from 8.17x to 24.0x, compared to 34.78x for the Divested Outpatient Business Assets implied by the Cash Consideration; and (c) the ratios of transaction prices to EBITDA of Comparable Transactions had a median and mean of 10.20x and 11.63x, respectively, and ranged from 6.42x to 24.43x, compared to 10.38x for the Divested Outpatient Business Assets implied by the Cash Consideration. BOCC determined that the multiples implied by the Cash Consideration compared, on balance, favorably to the transaction multiples of the Comparable Transactions, particularly with respect to the ratios of transaction prices to EBIT and EBITDA where the ratios implied by the Cash Consideration exceeded the high end of the range, or the median, respectively, for the Comparable Transactions.

     In connection with the written confirmation of the Opinion that may be rendered by BOCC at the request of the Company at or prior to the closing of the Sale, BOCC will confirm the appropriateness of its reliance on the analyses used to render the Opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     BOCC performed a variety of analyses for purposes of its Opinion. The foregoing summary describes the analyses and factors principally relied upon by BOCC in rendering the Opinion; however, it does not purport to be a complete description of all of the analyses performed by BOCC in arriving at its determinations. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, BOCC considered the results of all of its analyses as a whole. BOCC attributed predominate consideration to the peer group comparisons and the selected transaction comparisons summarized above, and it did not attribute any particular weight to any one or more of these analytical processes. The selection of any portion of BOCC's analyses, without considering all analyses, could create an incomplete view of the process underlying its opinion. In addition, BOCC may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuation resulting from any particular analysis described above should not be taken to be BOCC's view of the actual value of the Divested Outpatient Business Assets. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of BOCC's analysis of the fairness, from a financial point of view, of the Cash Consideration to be paid to the Company for the Divested Outpatient Business Assets and were conducted in connection with the delivery of BOCC's Opinion. The analyses do not purport to be appraisals of or to reflect the prices at which the Divested Outpatient Business Assets or the Outpatient Business might actually be sold. BOCC was retained after the Purchase Agreement was executed, and BOCC did not advise the Company in any manner prior thereto. BOCC did not recommend any specific level of consideration to the Company or that any specific level of consideration constituted the only appropriate level of consideration for the Divested Outpatient Business Assets.

     The Company retained BOCC based upon BOCC's qualifications, experience and expertise. BOCC is a nationally recognized investment banking and advisory firm. BOCC, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers, acquisitions, private placements, its own investments, and valuations for corporate and other purposes.

     Pursuant to the BOCC Engagement Letter, BOCC provided the Opinion to the Company in connection with the Sale and the Company has agreed to pay a fee to BOCC equal to $150,000, of which $75,000 was paid upon delivery of the Opinion and the balance is payable at and conditioned upon the closing of the Sale. In addition, the Company has agreed to indemnify BOCC and its affiliates, their respective directors, officers, agents, and employees, and each person, if any, controlling BOCC or any of its affiliates, against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to BOCC's engagement. In the ordinary course of its business, BOCC and its affiliates may actively trade securities of the Company and the Comparable Companies for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

                                    THE SALE

     The following information describes the material aspects of the Sale. This description does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto, including the Purchase Agreement, which is attached as Exhibit A to this Proxy Statement (exclusive of all exhibits and schedules) and is incorporated herein by reference. All shareholders are urged to read Exhibit A in its entirety.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT. THE BOARD OF DIRECTORS HAS DETERMINED THAT THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S SHAREHOLDERS. SEE "BACKGROUND OF THE SALE -- THE COMPANY'S REASONS FOR THE SALE AND RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS."

     If the Sale is consummated, the shareholders of the Company will retain their equity interest in the Company. The consummation of the Sale will not result in any changes in the rights of the Company's shareholders.

CLOSING

     If the Purchase Agreement is adopted by the requisite vote of the Company's shareholders and the other conditions to the Sale are satisfied (or waived to the extent permitted), the closing (the "Closing") of the Sale will occur as soon as practicable following the Special Meeting. The date of the Closing is referred to herein as the "Closing Date."

     The Purchase Agreement provides that the parties will cause the Closing to occur as promptly as practicable after the approval of the Purchase Agreement by the shareholders of the Company and the satisfaction (or waiver, if permissible) of the other conditions set forth in the Purchase Agreement; provided, however, that, unless otherwise agreed by the parties, the Closing may not occur later than May 31, 1998. In certain circumstances, the Purchasers or the Company may terminate the Purchase Agreement prior to the Closing, whether before or after approval and adoption of the Purchase Agreement by the Company's shareholders. See "The Sale -- The Purchase Agreement -- Termination and Expenses."

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice and the FTC and certain waiting period requirements have been satisfied. The Sale is not subject to these requirements.

THE PURCHASE AGREEMENT

     The following discussion of the material provisions of the Purchase Agreement is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is included as Exhibit A in this Proxy Statement (exclusive of all exhibits and schedules) and is incorporated herein by reference.

  General

     The Purchase Agreement provides for the purchase by the Purchasers of the Subsidiary Stock of AGP, which operates two Practices, and the Assets used in the operations of 20 Practices, and the assumption by the Purchasers of certain assumed liabilities. A Practice "unit" may consist of one or more clinics in close geographic proximity which is managed by a Practice director who oversees the clinic's management.

  The Subsidiary Stock and the Assets

     The Purchase Agreement provides that the Purchasers will purchase, as of the Closing Date, the Subsidiary Stock of AGP and all of the Company's right and title to and interest in all of the following Assets:

          (i) the Company's and its subsidiaries rights under management agreements with professional corporations or similar organizations related to the Practices;

          (ii) the Company's and its subsidiaries' rights under contracts with managed care organizations and corporations related to the Practices;

          (iii) all of the Company's and its subsidiaries' inventories of materials and supplies related to the Practices and located at the Practices;

          (iv) the trademarks, trade names, service marks, logos, inventions, patents, patent rights, applications for patents and similar rights, trade secrets, know-how and designs of the Company and its subsidiaries related to or used in the Practices;

          (v) all marketing studies, customer lists, files, supplier files, credit files, credit data, appraisals, valuations, and consulting studies and all other records and reports relating to the Practices or the Assets, all clinical and administrative policy and procedure manuals and all catalogues relating to the Practices and located at the Practices;

          (vi) the computer programs, computer software, computer manuals, flowcharts, printouts, data files, program documentation and related materials and copies thereof relating to the Practices or the Assets;

          (vii) subject to applicable laws and regulations, all transferable licenses and other regulatory approvals necessary for or incident to the operation of the Practices;

          (viii) all deposits and the expenses and deferred charges relating to the Practices that have been prepaid or paid in advance by the Company and its subsidiaries prior to the Closing;

          (ix) the automobiles and vehicles owned by the Company and its subsidiaries, relating to the Practices;

          (x) the furniture, computers, accessories and other personal property owned by the Company and its subsidiaries and used in the Practices and located at the Practices;

          (xi) all equipment owned by the Company and its subsidiaries and used in the Practices and located at the Practices;

          (xii) all accounts receivable of the Company and its subsidiaries relating to the Practices and all cash and cash equivalents of the Company and its subsidiaries relating to the Practices, whether on hand or in cash accounts of the Practices;

          (xiii) all of Company's and its subsidiaries' rights under all other contracts and agreements of the Company and its subsidiaries relating to the Practices;

          (xiv) all indebtedness and other amounts relating to the Practices and owed to the Company and its subsidiaries in the ordinary course of business;

          (xv) all patient and billing files, records and documentation necessary to effectuate the transfer of the Assets and to operate the Practices (including ledger books and any books of account of the Company and its subsidiaries relating to the Practices and located at the Practices);

          (xvi) all of Company's and its subsidiaries' rights under express and implied warranties of third parties that continue in effect with respect to any of the assets described in paragraphs (i) through (vi) above; and

          (xvii) all other assets and rights of every kind and nature (whether or not of a kind or nature referred to in items (i) through (xvi) above) owned or held by the Company and its subsidiaries on the Closing Date and relating to or used in the Practices and located at the Practices, whether or not specifically referred to in clauses (i) through (xvi) above, except for the Excluded Assets (as hereinafter defined) and any non-transferable contracts.

     All other assets of the Company and its subsidiaries (collectively, the "Excluded Assets") will be excluded from the Sale and retained by the Company and its subsidiaries, including, without limitation, assets of the Company and its subsidiaries not located at the Practices and assets specifically identified in the schedules to the Purchase Agreement as being Excluded Assets.

  The Assumed Liabilities

     As of the Closing Date, the Purchasers will assume the following Assumed Liabilities relating to the Practices:

          (i) all liabilities and obligations arising after the Closing Date with respect to clinic lease obligations of the Company and its subsidiaries related to the Practices:

          (ii) all liabilities and obligations as of the Closing Date with respect to accounts payable, accrued payroll taxes and other accrued expenses of the Company and its subsidiaries related to the Practices;

          (iii) all liabilities and obligations arising after the Closing Date with respect to earnout contingent liabilities ("Earnout Liabilities") of the Company and its subsidiaries associated with the Company's and its subsidiaries' prior acquisitions of certain of the Assets related to the Practices, except for the Earnout Liabilities for which the Company and its subsidiaries are responsible pursuant to the Retained Liabilities (as hereinafter defined);

          (iv) all liabilities and obligations with respect to the contracts and obligations, including employment agreements of the Company and its subsidiaries related to the Practices;

          (v) any obligations under the leases (other than clinic leases) related to the Practices to which the Company and its subsidiaries is a party; and

          (vi) all liabilities and obligations arising from the conduct of the Practices after the Closing Date.

  Retained Liabilities

     Except for the Assumed Liabilities, the Purchasers will not assume or otherwise pay, discharge or perform any other liabilities or obligations of the Company and its subsidiaries or the Practices, whether or not in respect of the Practices, (whether accrued, absolute, contingent or otherwise, whether or not disputed, or whether or not disclosed to the Purchasers) (all such liabilities and obligations, the "Retained Liabilities"). The Retained Liabilities shall include any severance payments that may be due either prior to or following the Closing pursuant to a certain management agreement among a subsidiary of the Company and a corporation owned by a former seller of a Practice to the Company, but only to the extent that such payments are due as a result of the transactions contemplated by the Purchase Agreement. The Company anticipates that upon the consummation of the Sale it will make a severance payment of between $1.0 million and $1.3 million in connection with such management agreement.

     The Company is responsible for (i) acquisition contingent payments with measurement dates on or before the Closing Date, but payment dates after the Closing Date and (ii) a prorated portion of acquisition contingent payments with measurement dates which start prior to the Closing Date. The Company's prorated payments of these future contingent payments will be paid when such payments are due unless otherwise agreed by the Company and the former owners.

  The Purchase Price

     The Purchase Price consists of (a) $27,000,000 in cash and (b) the contingently issuable Warrant and (c) assumption of the Assumed Liabilities. Pursuant to the Purchase Agreement there are certain post-closing adjustments which are more fully described below.

  Post-Closing Adjustments

     At the Closing, the Company and its subsidiaries shall deliver to the Purchasers financial statements of the Practices for the month ending on November 30, 1997 (the "November Statements") which shall include a computation of (i) the liabilities of the Practices as of November 30, 1997 assumed by the Purchasers pursuant to the Purchase Agreement (the "November Payables and Expenses"), (ii) an estimate as of November 30, 1997 of the Earnout Liabilities (collectively, the "November Liabilities"), (iii) (x) the cash and cash equivalents and (y) certain deposits and the expenses and deferred charges relating to the Company and its subsidiaries prior to November 30, 1997 included in the Assets and (iv) the accounts receivable of the Practices which had been prepaid or paid in advance by the Company and its subsidiaries as of November 30, 1997 (collectively, the "November Assets"). At the Closing, the Purchasers shall deliver the amount by which the November Liabilities exceed the November Assets (the "Balance Sheet Adjustment Escrow Amount") in escrow (the "Escrow"). As soon as reasonably practicable following the Closing Date, the Company and its subsidiaries are required to deliver to the Purchasers financial statements of the Company and its subsidiaries, as of and for the period ending on the Closing Date (the "Closing Financial Statements") which shall include a computation of (i) the liabilities assumed by the Purchasers pursuant to the Purchase Agreement (the "Closing Payables and Expenses"), (ii) an estimate of the Earnout Liabilities (collectively, the "Closing Liabilities"), (iii) (x) the cash and cash equivalents and (y) certain deposits and the expenses and deferred charges relating to the Practices which had been prepaid or paid in advance by the Company and its subsidiaries prior to the Closing included in the Assets and
(iv) the accounts receivable of the Practices as of the Closing Date (collectively, the "Closing Assets"). If, as indicated in the Closing Financial Statements, the Closing Liabilities exceed the Closing Assets, the Company and its subsidiaries shall pay from the Escrow an amount equal to such difference. As of December 31, 1997, the aggregate amount of such assets to be acquired less the aggregate amount of such liabilities (not including future contingent cash payment obligations) to be assumed is $1,713,810. The contingent cash payment obligations are based upon the Practices achieving certain net revenue and pre-tax earnings targets. The estimated future contingent cash payment obligations to be assumed by the Purchasers was $1,835,712. As of December 31, 1997, the Company would have had a net asset adjustment due to the Purchasers of ($121,362). The Company believes that, subsequent to Closing, any required Balance Sheet Adjustment Escrow Amount would not exceed $500,000.

     As soon as reasonably practicable following the first anniversary of the Closing Date (the "Adjustment Date"), the Purchasers shall deliver to the Company and its subsidiaries financial statements of each of the Practices (the "Operating Profit Statements"), which statements shall calculate the Operating Profit (as defined below), for each such Practice for the period from the Closing Date through the Adjustment Date (the "Adjustment Period"). The "Operating Profit" is defined as the earnings before income taxes of each such Practice (or, in the event that all or substantially all the assets and business of such Practice shall have been transferred to another entity or entities, the allocable portion of the pre-tax earnings of such other entity or entities) for the Adjustment Period as determined in accordance with the Company's and its subsidiaries' historic internal accounting practices on a basis consistent with prior periods. For purposes of calculating Operating Profit, all revenues associated with the operation of such Practice will be recognized during the period in which they are earned. Such operating revenues will include all charges directly related to the daily operations of the Practices as determined in accordance with the Company's and its subsidiaries' historic internal accounting practices on a basis consistent with prior periods, including, but not limited to, gross revenues less contractual allowances, contract revenue and other income. For purposes of calculating Operating Profit, all expenses associated with the operation of the Practices will be recognized during the Period in which they are incurred.

     The Purchase Price is to be adjusted based on such Operating Profit, as follows:

          (i) If one of the Practices, MPG, has an Operating Profit for the Adjustment Period of less than $630,000, then the Company is required to forfeit a portion of the Warrant with a value equal to 4.5 times the dollar amount by which such Operating Profit is less than $630,000; provided, however, that the maximum value of Warrant forfeited shall not exceed $1,350,000.

          (ii) If one of the Practices, RPG, has an Operating Profit for the Adjustment Period of less than $1,150,000, then the Company is required to forfeit a portion of the Warrant with a value equal to 4.5 times the dollar amount by which such Operating Profit is less than $1,150,000; provided, however, that the maximum value of Warrant forfeited shall not exceed $650,000.

          (iii) Notwithstanding (i) or (ii) above, the Company will not forfeit any portion of the Warrant if the Operating Profit of all of the Practices exceeds $6,265,000 in the aggregate for the Adjustment Period.

No portion of the Warrant is to be forfeited by the Company in the event that
(x) during the first six (6) months of the Adjustment Period, the Purchasers terminate any of the divisional vice presidents or practice directors of either MPG or RPG employed by the Company and its subsidiaries as of the Closing Date for any reason other than for cause or (y) during the first six (6) months of the Adjustment Period the Purchasers initiate a material strategic decision (including, but not limited to, consolidation of offices (except for the current ongoing consolidation efforts involving two of the Practices); combination with current practices or future practices acquired by the Purchasers or their affiliates; or the elimination or addition of major clinical programs) which materially adversely affects the Operating Profit of MPG or RPG. Any forfeiture of a portion of the Warrant will reduce the Company's potential for realizing future value in PsychPartners Common Units.

     The MPG Operating Profit target is $630,000. In 1997, MPG achieved an Operating Profit of $1,321,584. The RPG Operating Profit target is $1,150,000. In 1997, RPG's operating profit was $776,154. The RPG Operating Profit in the transaction is set at a higher level due to anticipated annual Operating Profit improvements for new contracts effective throughout 1997 as well as anticipated new contracts effective in 1998.

  Representations and Warranties

     The Purchase Agreement contains various representations and warranties relating to, among other things, (a) corporate organization, existence, good standing and power and authority to own and operate properties and carry on business; (b) corporate power and authority to enter into, and the due, valid and binding execution and delivery of, the Purchase Agreement; (c) consents and approvals of public bodies; (d) the Sale not resulting in conflicts with respect to the articles of incorporation or By-laws, breaches of any agreements or instruments or violations of orders relating to the Company and its subsidiaries or the Purchasers; (e) the material accuracy of the financial statements of the Company and its subsidiaries and the Practices; (f) the absence of undisclosed liabilities; (g) the absence of certain material adverse changes concerning the Practices; (h) certain matters relating to litigation claims relating to the Practices which the Company is indemnified for by the former sellers of the Practices and matters relating to the Medicare review in Florida (see Management's Discussion and Analysis of Financial Condition and Results of Operations -- Medicare Review); (i) the absence of defaults under or terminations of the Company's and its subsidiaries' material contracts relating to the Practices; (j) certain matters pertaining to the Company's and its subsidiaries' intellectual property rights relating to the Practices such as trademarks, tradenames, patents and service marks which the Practices have; (k) the Company's and its subsidiaries' good title to the Assets and the Subsidiary

Stock; (l) the quality and quantity of the inventory and accounts receivable being sold to the Purchasers and accounts payable being assumed by the Purchasers; (m) the condition of the Assets and the adequacy of the Assets to operate the business of the Practices; (n) certain matters pertaining to federal, state and local taxes and employee benefit plans of the Company and its subsidiaries such as the Company's 401(k) and 1994 Stock Option Plans; (o) the absence of violations of applicable law by the Company and its subsidiaries; (p) the absence of defaults under or terminations of the contracts being assigned to the Purchasers; (q) compliance by the Company and its subsidiaries and the Practices with federal fraud and abuse statutes.

     The representations and warranties described above survive the greater of eighteen months or the expiration of the applicable statute of limitations after the Closing of the Sale.

  Covenants

     Each of the parties to the Purchase Agreement has agreed to use its reasonable best efforts to take all such action as may be necessary or appropriate to complete the Sale and the other transactions contemplated by the Purchase Agreement, including cooperation in the preparation and filing of this Proxy Statement, expiration or termination of governmental filings and waiting period requirements, and execution of any additional instruments reasonably necessary to effect the transactions contemplated by the Purchase Agreement.

     Pursuant to the Purchase Agreement, the Company and its subsidiaries have agreed that, except as expressly contemplated by the Purchase Agreement or consented to in writing by the Purchasers, from the date of the Purchase Agreement until the Closing Date, the Company and its subsidiaries will carry on the business of the Practices in the ordinary course of business consistent with its past practice and, to the extent consistent with such business, will use its reasonable efforts to preserve intact the Practices and the assets thereof, maintain its rights and franchises, keep available the services of its present officers and key employees, preserve its relationships with its key customers and suppliers with respect to the Practices, confer with the Purchasers regarding material operational matters and the general status of the business of the Practices, maintain compliance with all permits, laws, rules, regulations and orders applicable to the Practices, and maintain the Assets in good working order and condition, except for ordinary wear and tear. In addition, the Company and its subsidiaries has agreed that, except as contemplated by the Purchase Agreement or consented to in writing by the Purchasers, from the date of the Purchase Agreement until the Closing Date, the Company and its subsidiaries will not do any of the following:

          (a) Increase the compensation payable to any employee of the Practices (except for increases in salary or wages payable to or to become payable in the ordinary course of business and consistent with policies currently in effect);

          (b) amend its Articles of Incorporation (except to change its name) or By-laws;

          (c) issue, sell or purchase, or enter into any contract or other agreement to issue, sell or purchase, any share of its capital stock, any options or rights to subscribe for any share of its capital stock or any bonds, notes, debentures or other evidences of indebtedness, in each case, insofar as they relate to the Practices;

          (d) incur any indebtedness for borrowed money, or incur or assume any other liability outside of the ordinary course of business, in each case insofar as it relates to the Practices (except as such increased indebtedness may result from utilization of funds available from the Company's and its subsidiaries' revolving line of credit);

          (e) declare or pay any dividend or declare or make any other distributions of any kind other than distributions by the Practices to the Company and its subsidiaries consistent with past practices;

          (f) make any change in its accounting methods or practices or make any change in depreciation or amortization policies related to the Practices, except as required by law or generally accepted accounting or statutory accounting principles;

          (g) enter into any employment agreements with, increase the rate of compensation of, or pay or agree to pay any bonus to any of its directors, officers or employees related to the Practices (provided; however, that it may grant reasonable annual merit increases and pay bonuses to some or all employees in the ordinary course of its business);

          (h) implement any new or modify any existing employee benefit plan related to the Practices;

          (i) materially amend any existing employee benefit plan or arrangement related to the Practices, except as required by law;

          (j) enter into, amend in any respect or terminate any material contract related to the Practices;

          (k) make any material change in the nature of its business or operations related to the Practices;

          (l) make or commit to make any capital expenditures related to the Practices in excess of $20,000 in the aggregate or as may otherwise be reasonably required for the continued efficient operation of the Practices; or

          (m) Agree in writing or otherwise to do any of the foregoing.

  Termination and Expenses

     The Purchase Agreement may be terminated and the Sale abandoned at any time prior to the Closing, notwithstanding approval of the Purchase Agreement by the shareholders of the Company:

          (a) by mutual written consent of the Purchasers and the Company;

          (b) by either the Purchasers or the Company in the event the conditions to such party's obligations under the Purchase Agreement have not been met or waived on or prior to May 31, 1998, but only if the party terminating has not caused the condition giving rise to termination to be not satisfied through its own action or inaction; or

          (c) by either the Purchasers or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the Sale has become final and nonappealable.

     The Purchase Agreement also provides that the Company and its subsidiaries will not, and their respective directors, officers and agents will not, directly or indirectly, solicit or take any other action to facilitate any inquiries or proposals with respect to, engage or participate in negotiations concerning, provide any nonpublic information or data to or have any discussions with any person other than the Purchasers or its affiliates relating to any purchase of all or any significant portion of the Assets, or any similar transaction, other than the Purchase Agreement (such proposals, announcements, or transactions being referred to as "Acquisition Proposals"). Notwithstanding the preceding sentence, to the extent the Board of Directors of the Company and its subsidiaries determines it is required to do so in the exercise of its fiduciary duties under applicable law as so advised in writing by counsel, the Company and its subsidiaries and its affiliates may engage and participate in negotiations concerning, provide nonpublic information or data to and have discussions with any persons or their affiliates relating to a written Acquisition Proposal. The Company and its subsidiaries will promptly notify the Purchasers orally or in writing if any such Acquisition Proposal is received. Unless the Purchase Agreement has been terminated pursuant to its terms, in the event the Company and its subsidiaries, prior to April 10, 1998, reaches an agreement in principle to sell the Assets, or any substantial portion thereof, to a prospective buyer other than the Purchasers, the Company and its subsidiaries have agreed to pay to the Purchasers, in cash or immediately available funds, all of the expenses of the Purchasers incurred in connection with their due diligence investigation of the Company and its subsidiaries, their negotiation of the Purchase Agreement and all other expenses related to the transactions contemplated thereby; provided, however, that the expenses reimbursed shall not exceed $300,000.

     In the event of the termination of the Purchase Agreement and the Sale for any reason, the Purchase Agreement will become void, all rights of each party thereto shall cease and none of the Company and its subsidiaries, the Purchasers or their respective officers, directors, shareholders, agents or advisors will have any liability except for the provisions in the Purchase Agreement with respect to payment of up to $300,000 in expenses incurred by the Purchasers in the event the Purchase Agreement is terminated due to the receipt and acceptance of an Acquisition Proposal by the Board of Directors of the Company and its subsidiaries.

  Conditions to Closing of the Sale

     The Purchase Agreement provides that the obligations of the parties to the transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver (other than with respect to the approval and adoption of the Purchase Agreement by the Company's shareholders which, as required by the provisions of the DGCL, must be approved by the holders of a majority of Company Common Stock), on or prior to the Closing Date of the following conditions: (a) the Company's and its subsidiaries' shareholders shall have approved the Purchase Agreement and the Sale and; (b) no action or proceeding has been instituted or is pending by any governmental entity before any court or administrative agency; and no order or decree has been entered in any action or proceeding before any such court or agency; (i) imposing or seeking to impose limitations on the ability of the Purchasers to acquire or hold or to exercise full rights of ownership of any of the Assets; (ii) imposing or seeking to impose limitations on the ability of the Purchasers to combine and operate the business and assets of the Practices with the Purchasers or any of the Purchasers' subsidiaries or other operations; (iii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Sale on the Purchasers, the Company and its subsidiaries or any of their respective officers or directors; (iv) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the Sale.

     The Company's and its subsidiaries' obligations to effect the transactions contemplated by the Purchase Agreement are also subject to the satisfaction, on or prior to the Closing Date, of the following additional conditions, any or all of which may be waived in whole or in part by the Company and its subsidiaries:
(a) the representations and warranties of the Purchasers contained in the Purchase Agreement being true and correct in all material respects on and as of the Closing Date; (b) the Purchasers performing in all material respects the obligations required to be performed by them under the Purchase Agreement prior to the Closing Date; (c) the Company and its subsidiaries receiving an opinion of counsel to the Purchasers in form and substance satisfactory to the Company and its subsidiaries and its counsel to the effect that (i) the Purchasers and PsychPartners are in good standing in their respective jurisdictions of incorporation and are authorized to conduct business, (ii) the Purchasers and PsychPartners are duly authorized to consummate the Sale and execute all documents in connection with the Sale, (iii) no governmental authorizations are required to consummate the Sale and (iv) the consummation of the Sale does not violate the Purchaser's or PsychPartners organizational documents, cause a breach or default under any material contract to which any of them is a party or violate any laws; (d) the Company and its subsidiaries receiving a wire transfer of immediately available funds in the amount of $27,000,000; (e) the Company and its subsidiaries receiving the Warrant; and (f) the Company and its subsidiaries receiving such documents as the Company and its subsidiaries reasonably deems necessary and appropriate to document the transfer of the Assets and the assumption of the Assumed Liabilities.

     The obligation of the Purchasers to effect the transactions contemplated by the Purchase Agreement is also subject to the satisfaction, on or prior to the Closing Date, of the following additional conditions: (a) the representations and warranties of the Company and its subsidiaries contained in the Purchase Agreement being true and correct in all material respects when made and such representations and warranties, as updated by any update schedule delivered by the Company and its subsidiaries to the Purchasers, being true and correct in all material respects on and as of the Closing Date; (b) the Company and its subsidiaries performing in all material respects the obligations required to be performed by them under the Purchase Agreement on or prior to the Closing Date;
(c) the Company and its subsidiaries obtaining certain listed third-party consents including from PNC Bank; (d) the Company and its subsidiaries using their best efforts in obtaining all other required third-party consents except where the failure to obtain such consents would not have a material adverse effect on the Practices or the Sale; (e) the Purchasers receiving an opinion of counsel to the Company and its subsidiaries in form and substance satisfactory to the Purchasers and its counsel to the effect that (i) the Company and its subsidiaries are in good standing in their jurisdictions of organization and are authorized to conduct business, (ii) the Company and its Subsidiaries are duly authorized to consummate the Sale and execute all documents in connection with the Sale, (iii) except as disclosed otherwise, no governmental authorizations are required to consummate the Sale and (iv) the consummation of the Sale does not violate the Company's or any subsidiary's certificate of incorporation or by-laws, cause a breach or default under any material contract to which any of them is a party or violate any law; and (f) the Purchasers receiving such documents as the Purchasers reasonably deem necessary and appropriate to document the transfer of the Assets or the Subsidiary Stock, the assumption of the Assumed Liabilities and the release of any security interests relating to the Assets or the Subsidiary Stock.

     The third-party consents referred to in clause (d) of the immediately preceding paragraph relate to real property leases, provider agreements, equipment leases which require third party consent to the transfer of the contractual relationship from the Company or one of its subsidiaries to the Purchasers. The Company is using its best efforts to obtain third party consents and the Company does not believe that there are any material third party consents which cannot be obtained. If any material third party consents are not obtained, then the related leases and agreements will continue in effect under the Interim Services Agreement until consents are obtained. See Interim Services Agreement, below.

  Amendments and Waivers

     At any time prior to the Closing Date (notwithstanding any shareholder approval) if authorized by the Purchasers and the Company and its subsidiaries and to the extent permitted by law, the parties to the Purchase Agreement may, by written agreement, modify, amend or supplement any term or provision of the Purchase Agreement.

  Indemnification

     From and after the Closing, the Company and its subsidiaries shall, jointly and severally, reimburse, indemnify and hold harmless the Purchasers and their respective, employees, shareholders, members, officers, agents, directors, successors and assigns against and in respect of:

          (i) any and all damages, losses, deficiencies, liabilities, costs and expenses, including, without limitation, reasonable legal fees and expenses (collectively, "Damages") incurred or suffered by the Purchasers or their successors or assigns that result from, relate to or arise out of:

             (A) the failure of the Company and its subsidiaries fully to pay or satisfy, or the failure of the Company and its subsidiaries to cause to be paid or satisfied, the Retained Liabilities;

             (B) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against the Purchasers or any affiliate of the Purchasers that relate to any of the Company and its subsidiaries or the Practices in which the event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of the Company and its subsidiaries or any director, officer, employee, agent, representative or subcontractor of the Company and its subsidiaries, but not including any Assumed Liabilities: or

             (C) any misrepresentations, breach of warranty or nonfulfillment of any agreement or covenant on the part of the Company and its subsidiaries under the Purchase Agreement, or from any misrepresentation in or omission from any certificate or schedule furnished to the Purchasers pursuant hereto; and

          (ii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of the Company's and its subsidiary's indemnification obligation.

The Purchasers are not entitled to indemnification under the Purchase Agreement unless and until the aggregate amount of Damages, with respect to which the Purchasers are entitled to indemnification under the

Purchase Agreement exceeds an amount equal to $50,000, and then only for such excess amount, if any. The aggregate liability of the Company and its subsidiaries for indemnification resulting from a claim in the nature of paragraph (i)(C) above is limited to $14,500,000.

  Noncompetition

     The Company has agreed that for a period of five (5) years after the date of Closing, it will not, and it will cause each of its subsidiaries not to, directly or indirectly, (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or render service to, any business, whether in corporate, proprietorship or partnership form or otherwise, which is competitive with the Practices as currently conducted by the Company, within a thirty-five (35) mile radius of any Practice locations as of the Closing; (ii) either for its own benefit or for the benefit of any other person or entity, solicit, call on, interfere with, attempt to divert, entice away or accept any business from any person or entity which is a customer of the Company or any of its subsidiaries or which was a customer within the one (1) year preceding the date of Closing; or (iii) take any action that would reasonably be expected to cause the Purchasers to lose any of their officers, employees, agents, customers or suppliers or any of its existing business relationships or those business relationships obtained as a result of the transactions contemplated by the Purchase Agreement.

     From and after the date of Closing, the Company and its subsidiaries will not, directly or indirectly, disclose to any other party or in any way utilize for itself or any other party any information, data, proprietary information, intellectual property, trade secrets, customer lists, subscriber lists, pricing information or any other proprietary information purchased pursuant to the Purchase Agreement except (a) to the extent necessary to carry out the terms of or to exercise the Company's rights under the Purchase Agreement; (b) to governmental agencies, including taxing authorities, having a legal right to the information; (c) as required by law; (d) pursuant to a valid subpoena or court order; provided, however, that prior to any disclosure pursuant to court order or subpoena, the Company shall provide prompt notice to the Purchasers of the receipt of any subpoena or court order requiring the disclosure of the information; or (e) to the extent necessary to exercise the Company's rights in connection with the Excluded Assets.

     The Purchase Agreement provides that the operation by the Company of the Integra Business is not a violation of the noncompetition provisions set forth in the Purchase Agreement.

  Interim Services Agreement

     Pursuant to the Purchase Agreement, at the Closing, the Purchasers, the Company and certain of its subsidiaries will enter into an Interim Services Agreement pursuant to which, after the Closing, the Company and certain of its subsidiaries will assist the Purchasers in obtaining certain consents in connection with the Sale and provide certain management and other services, including billing services, necessary to operate and manage the Practices for a period of up to nine months.

     The Interim Services Agreement provides that the Company and/or its subsidiaries shall continue to operate the Practices, exclusively on behalf of the Purchasers, in states where professional corporations are not necessary in order to provide behavioral health services and for which either no provider numbers have been obtained or for which consents to contract assignment have not been obtained, only (i) as necessary to maintain the contracts requiring consent to assignment until receipt of such consents to assignment of certain contracts and leases to the Purchasers or waivers of the requirement to obtain such consents, (ii) by continuing to employ or retain personnel pursuant to the Interim Services Agreement, and (iii) by continuing to bill third party payors and patients and clients for the services of employees of the Company or its subsidiaries, as requested by the Purchasers, to the extent permitted by applicable law and the terms of any agreements with such payors, patients and clients. During the interim period, the Purchasers shall provide management services to the Company or its subsidiaries in connection with the business conducted by the Company. The Interim Services Agreement will continue until clinicians are credentialed with various payors as employees of PsychPartners. This process may take several months and during this time, the Company will continue to need personnel in human resources and accounting to administer the payroll and benefits for those employees. The Company be reimbursed for all costs of the employees' payroll and benefits, costs for the

Company to administer such payments and costs of maintaining necessary insurance for those employees and their activities. Reimbursement for costs, other than direct clinician payroll, benefits and insurance, will amount to less than $10,000 per month for the term of the Interim Services Agreement.

     The Company's obligations under the Interim Services Agreement will not create any material financial liability for the Company. Other than systems and personnel costs (which the Company estimates will be approximately $15,000 per month), under the Interim Services Agreement, the Company will be fully reimbursed in advance for all costs incurred on behalf of PsychPartners. Under the Interim Services Agreement, the Company is also required to maintain insurance coverages such as worker's compensation, professional liability and any other employment-related insurance. The Company will be reimbursed for all costs of such coverages.

NO CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS OF THE COMPANY

     The shareholders of the Company will not receive any distributions from the Company in connection with the Sale.

ACCOUNTING TREATMENT

     As of December 31, 1997, the Company recognized a charge of $38.4 million to write down the carrying value of the assets of the business held for sale to PsychPartners to their estimated fair value less the estimated cost to sell. In addition, the Company recorded $20.1 million in restructuring and other charges pertaining to the Company's exit from the outpatient behavioral healthcare business, restructuring the corporate office to reflect the discontinuation of the outpatient operations and to record additional reserves pertaining to the Company's billing of Medicare patients in long-term care operations which the Company exited in 1996.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE SALE TO THE COMPANY AND THE COMPANY'S SHAREHOLDERS

     The Company expects to recognize a taxable loss upon the consummation of the Sale and discontinuation of the outpatient behavioral healthcare business. For federal income tax purposes, the Company currently has net operating loss carryforwards. In general, the future use of these losses will be limited to future taxable earnings of the Company. The consummation of the Sale will not be a taxable event for federal income tax purposes for the shareholders of the Company.

DISSENTERS' RIGHTS OF APPRAISAL

     The holders of the outstanding shares of the Company Common Stock will not have any appraisal rights as dissenting shareholders by reason of the Sale.

     Holders of shares of the Company Common Stock should keep in mind that, in the event of a lawsuit alleging that the Company's Board of Directors breached its fiduciary duties in connection with the Sale or otherwise challenging the fairness of the Sale, the Company may be able to argue that any Shareholder approval of the Sale constitutes a ratification of such transactions and use such ratification as a defense in the lawsuit.

EFFECT OF THE APPROVAL OF THE SALE ON THE COMPANY'S SHAREHOLDERS

     If the Sale is consummated, the shareholders of the Company will retain their equity interest in the Company. The consummation of the Sale will not result in any changes in the rights of the Company's shareholders.

INTERESTS OF CERTAIN PERSONS IN THE SALE

     In considering the recommendation of the Board of Directors of the Company with respect to the Purchase Agreement, shareholders should be aware that certain members of the Company's management and the Board of Directors have certain interests in the transactions contemplated thereby that are in addition to the interests of shareholders of the Company generally.

     John H. Foster, Chairman of the Board, Chief Executive Officer and a director of the Company, is a Managing General Partner of Foster Management Company and general partner of the general partners of the Investment Partnerships. Timothy E. Foster, a director of the Company, is a Managing General Partner of Foster Management Company and a general partner of the general partners of the Investment Partnerships. The Company has obtained a letter of intent from PNC Bank indicating their present intention to keep the existing Credit Facility in place and to expand the Credit Facility to $22.0 million. The preceding intention would be subject, among other things, to PNC Bank obtaining guarantees to partially collateralize the Credit Facility. The Company has entered into the Commitment Arrangement with the Investment Partnerships which are significant stockholders of the Company and are managed by Foster Management Company, to obtain their commitment to guarantee the additional $7.0 million of financing. In return, the Investment Partnerships will receive the following: (i) a commitment fee of 2% of the guaranteed amount;
(ii) a draw down fee of 2% on bank borrowings in excess of $15.0 million; (iii) an unused commitment fee of 1/2% per annum; and (iv) the Apogee Warrants to purchase 400,000 shares of the Company Common Stock at a price of $0.05 per share or, in the event the Sale is not consummated, a transaction fee of the greater of $3.5 million or an amount that would equate to an internal rate of return of 50% on the maximum amount drawn down under the increased portion of the Credit Facility payable on or before April 30, 1999. The commitment fees are payable in cash upon the termination of the Commitment Arrangement and will be paid promptly thereafter. In the event that the Commitment Arrangement is terminated and the Sale is consummated, the cost to the Company will be $140,000 payable to the Investment Partnerships and a non-recurring charge of $930,000 which represents the difference between the exercise price of the Apogee Warrants and the fair market value of the underlying Company Common Stock. In the event the Sale is not consummated, the cost to the Company could be up to $280,000 in cash payable to the Investment Partnerships for commitment and draw down fees and $3,5000,000 in cash payable on or before April 30, 1999. The Investment Partnerships have indicated to the Company that they intend to seek one or more financial institutions as participants in such guarantees. In recognition of the Company's need to evaluate other potential guarantors and the terms they may offer, the Company was given the right to accept proposals from other potential guarantors. In the event the Company terminates the Investment Partnerships' obligations because it has secured more favorable financing arrangements, the Company shall be obligated to pay the Investment Partnerships the commitment fee described in clause (i) above. In addition, the Company shall be obligated to pay (a) 30% of the Apogee Warrants if such termination occurs on or after March 30 and before April 6, 1998, (b) 60% of the Apogee Warrants if such termination occurs on or after April 6, 1998 and before April 13, 1998 and
(c) 90% of the Apogee Warrants if such termination occurs thereafter. The Company believes that the terms of the Commitment Arrangement are fair to the Company and are on market terms. The Company has the opportunity to obtain a commitment and guarantee on terms better than the Commitment Arrangement.

     In December 1997, the Company entered into separate bonus agreements (the "Bonus Agreements") with each of Lawrence M. Davies, President and Chief Operating Officer, Stanley F. Szczygiel, Vice President of Finance, and Mark Gibson, Corporate Controller and Chief Accounting Officer. Pursuant to the Bonus Agreements, each of such officers will receive a bonus if the Sale is closed in 1998. Mr. Davies will be entitled to a bonus payment in the amount of $100,000 and each of Mr. Szczygiel and Mr. Gibson will be entitled to a bonus payment in the amount of $10,000. The Company anticipates that it will make such payments immediately following the Closing.

     There will be no changes or adjustments with respect to any options currently held by the Company's management or its employees.

     It is anticipated that the aggregate amount of cash payments to executive officers and directors of the Company for severance and bonus arrangements related to this transaction will be approximately $120,000. The Company has not yet determined the payments for severance arrangements, however, it anticipates that such payments would not be material in the aggregate. The following table provides information regarding such payments to each executive officer or director who is expected to receive $100,000 or more:

                      PERSON                         BONUS
                      ------                        --------
Lawrence M. Davies,...............................  $100,000
  President and Chief
  Operating Officer

                                  THE WARRANT

     The Warrant entitles the Company to purchase 400,000 Common Units of PsychPartners at a purchase price of $.05 per Common Unit during the five (5) year period following the Closing Date. The Warrant will be delivered at closing to an escrow agent. The subsequent issuances of the Warrant to the Company is contingent upon the achievement of certain future operating profits thresholds by two of the Practices sold to the Purchaser during the one-year period after the Closing Date of the Sale. The Company has not assigned and will not assign a value to the Warrant until the contingency is resolved and the Warrant is issued to the Company. Neither the Warrant nor the Common Units underlying the Warrant have been registered under the Securities Act of 1933, as amended, and the Warrant does not provide for either the Warrant or the Common Units to be registered by PsychPartners. The Warrant, if exercised, must be exercised in whole and not in part by the Company or any permissible transferee of the Company. Upon the presentation of an exercise notice to PsychPartners and the payment, by check or wire transfer, the Company or any permissible transferee shall be admitted as a member of PsychPartners. PsychPartners is not a publicly traded company and, therefore, a public market value of the Common Units is not available to compare with the exercise price of the Warrant.

                                DIVIDEND POLICY

  The Company

     No cash dividends have been declared on the Company Common Stock since the Company was organized. The Company does not intend to pay dividends in the future.

  PsychPartners

     PsychPartners has neither declared nor paid dividends on its Common Units or Preferred Units. The Second Amended and Restated Operating Agreement of PsychPartners, L.L.C., dated July 17, 1997 (the "Operating Agreement"), contains certain provisions regarding the distribution of the profits of PsychPartners to holders of both Preferred Units and Common Units of PsychPartners ("PsychPartners Preferred Unitholders" and "PsychPartners Common Unitholders", respectively). PsychPartners is required to distribute its Available Cash Flow as follows: (i) first, to PsychPartners Preferred Unitholders, an amount equal to forty percent (40%) of the current year's Priority Return, (ii) second, to PsychPartners Preferred Unitholders, an amount equal to forty percent (40%) of any cumulative Priority Return, and (iii) third, to all Members, an amount equal to forty percent (40%) of any remaining Available Cash Flow. The Board of Managers may distribute, but may withhold distribution for any reason, the remaining Available Cash Flow of PsychPartners. All of the terms used in this paragraph are defined in the Operating Agreement. The Operating Agreement also provides that no distributions shall be declared or paid unless, after such distribution, the assets of PsychPartners would exceed its liabilities (except liabilities to Members on account of their capital accounts).

     PsychPartners expects to obtain future financing, pursuant to which its ability to pay dividends to its Members may be further restricted.

                                  APOGEE, INC.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

     In December 1997, the Company's Board of Directors approved a plan to discontinue and exit the Company's outpatient group practice operations, subject to shareholder approval of the Sale of substantially all of the Company's outpatient business assets to PsychPartners. The Company will continue to operate its managed care behavioral health business through its Integra Division. The following unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1997 was prepared as if the discontinuation and Sale of the Company's operations other than Integra, was effective January 1, 1997. The Pro Forma Condensed Balance Sheet as of December 31, 1997, was prepared as if the discontinuation and Sale was effective as of this date.

     The Pro Forma Condensed Financial Information should be read in conjunction with the Company's historical Consolidated Financial Statements and notes thereto appearing elsewhere in this Proxy Statement or incorporated by reference. The Pro Forma Condensed Financial Information set forth below and elsewhere in this Proxy Statement, are presented for informational purposes only and are not necessarily indicative of the results that would have actually occurred had the events been consummated as of the dates presented or the results that may occur in the future.

                                  APOGEE, INC.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                        PRO FORMA
                                                      RESULTS PRIOR
                                                      TO BUSINESSES
                                       BUSINESSES   DISCONTINUED AND      BUSINESSES         OTHER
                       HISTORICAL(A)    SOLD(B)     OTHER ADJUSTMENTS   DISCONTINUED(C)   ADJUSTMENTS      PRO FORMA
                       -------------   ----------   -----------------   ---------------   -----------      ----------
Net revenues.........    $  70,144      $ 49,286        $  20,858          $ 10,433                        $   10,425
Cost of revenues.....       54,202        37,955           16,247            10,428                             5,819
                         ---------      --------        ---------          --------                        ----------
Gross profit.........       15,942        11,331            4,611                 5                             4,606
Selling and
  administrative
  expenses...........       10,447         6,194            4,253             1,250                             3,003
Provision for
  doubtful
  accounts...........        4,226         2,464            1,762             1,762
Amortization of
  intangible assets
  and excess cost
  over fair value of
  net assets
  acquired...........        2,441         1,438            1,003               748         $   124(F)            379
Writedown of assets
  held for sale(G)...       38,400        38,400
Restructuring and
  other charges(G)...       20,100                         20,100            20,100
                         ---------      --------        ---------          --------         -------        ----------
(Loss) income from
  operations.........      (59,672)      (37,165)         (22,507)          (23,855)           (124)            1,224(L)
Non-operating
  expenses (income):
  Interest
    expense(D).......        1,474           889              585               548                                37
  Interest income....          (30)                           (30)              (30)
                         ---------      --------        ---------          --------         -------        ----------
(Loss) income before
  income taxes.......      (61,116)      (38,054)         (23,062)          (24,373)           (124)            1,187
Provision for income
  taxes..............          102            50               52               (36)                               88(E)
                         ---------      --------        ---------          --------         -------        ----------
Net (loss) income....    $ (61,218)     $(38,104)       $ (23,114)         $(24,337)        $  (124)       $    1,099
                         =========      ========        =========          ========         =======        ==========
Basic net (loss)
  income per common
  share..............    $   (6.17)                     $   (2.33)                                         $     0.11
                         =========                      =========                                          ==========
Weighted average
  shares
  outstanding........    9,921,374                      9,921,374                           400,000(H)     10,321,374
                         =========                      =========                           =======        ==========

    The accompanying notes to the Pro Forma Condensed Financial Information are an integral part of these statements.

                                  APOGEE, INC.

                       PRO FORMA CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                  PRO FORMA PRIOR
                                                                   TO BUSINESSES
                                                   BUSINESSES    DISCONTINUED AND      BUSINESSES         OTHER
                                   HISTORICAL(A)    SOLD(B)      OTHER ADJUSTMENTS   DISCONTINUED(C)   ADJUSTMENTS      PRO FORMA
                                   -------------   ----------    -----------------   ---------------   -----------      ---------
ASSETS
Current assets:
  Cash and cash equivalents......    $  2,154       $(23,653)(I)     $ 25,807            $  231          $17,310(J)     $  8,266
  Accounts receivable, net of
    allowance for doubtful
    accounts.....................       5,939          4,281            1,658               956                              702
  Other accounts receivable......       1,455            570              885               734                              151
  Other current assets...........         410            302              108                                                108
                                     --------       --------         --------            ------          -------        --------
         Total current assets....       9,958        (18,500)          28,458             1,921           17,310           9,227
  Property and equipment, net....       2,426          1,232            1,194                                              1,194
  Intangible assets and excess
    cost over fair value of net
    assets acquired, net.........      31,031         21,156            9,875                                              9,875
  Other assets...................         185            150               35                35
                                     --------       --------         --------            ------          -------        --------
                                     $ 43,600       $  4,038         $ 39,562            $1,956          $17,310        $ 20,296
                                     ========       ========         ========            ======          =======        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term
    debt.........................    $ 13,891                        $ 13,891            $    6          $12,070(J)     $  1,815
  Accounts payable...............       2,283       $    368            1,915               287                            1,628
  Accrued expenses and other
    current liabilities..........      21,430          3,539           17,891             1,657            5,100(J)(H)    11,134(K)
                                     --------       --------         --------            ------          -------        --------
         Total current
           liabilities...........      37,604          3,907           33,697             1,950           17,170          14,577
  Long-term debt.................         809              9              800                                                800
  Other long-term liabilities....         128            122                6                 6
  Deferred income tax
    liability....................         346                             346                                                346
                                     --------       --------         --------            ------          -------        --------
         Total liabilities.......      38,887          4,038           34,849             1,956           17,170          15,723
                                     --------       --------         --------            ------          -------        --------
Stockholders' equity:
  Common stock...................         100                             100                                                100
  Capital in excess of par
    value........................      86,349                          86,349                               (930)(H)      87,279
  Accumulated deficit............     (81,707)                        (81,707)                             1,070(H)      (82,777)
  Deferred compensation..........         (29)                            (29)                                               (29)
                                     --------       --------         --------            ------          -------        --------
         Total stockholders'
           equity................       4,713                           4,713                                140           4,573
                                     --------       --------         --------            ------          -------        --------
                                     $ 43,600       $  4,038         $ 39,562            $1,956          $17,310        $ 20,296
                                     ========       ========         ========            ======          =======        ========

    The accompanying notes to the Pro Forma Condensed Financial Information are an integral part of these statements.

                                  APOGEE, INC.

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(A) The historical balances represent the financial position as of December 31, 1997 and the results of operations for the year ended December 31, 1997 as reported in the historical Consolidated Financial Statements of the Company, included elsewhere in the Proxy Statement.

(B) Represents balances of the Company's outpatient business which will be sold to PsychPartners upon approval of the Sale by the Company's shareholders.

(C) Represents balances of the Company's operations other than Integra and the outpatient business held for sale to PsychPartners, all of which have been discontinued. During this period, these operations are principally comprised of the Company's long-term care and Western Region outpatient operations.

(D) Represents the elimination of interest expense pertaining to subordinated promissory notes issued in connection with acquisitions for business operations being sold or discontinued and the elimination of interest expense pertaining to borrowings under the Company's revolving credit facility which were attributed to either sold or discontinued operations.

(E) The Company has significant net operating loss carryforwards which are assumed to be utilized for Federal income tax purposes. The Company has taxable income in certain states, and accordingly, the pro forma balance represents the estimated provision for state income taxes.

(F) In the fourth quarter of 1997, the Company changed its estimated useful life for excess cost over fair value of net assets acquired from 40 years to 25 years. The Company believes this change in estimate is appropriate given the Company's pending sale to PsychPartners which would reposition the Company as a managed behavioral healthcare company. Additionally, the Company would be significantly smaller in terms of both revenues and assets. A pro forma adjustment has been made to record the effect of this change in estimate for the retained Integra business as if the change occurred at the beginning of 1997.

(G) The Company does not believe that there are other material nonrecurring charges relating to the Sale that have not been accrued for at December 31, 1997.

(H) If the Sale is not consummated, the Company will be required (i) to either continue the outpatient behavioral healthcare business or attempt to locate another buyer for the outpatient behavioral healthcare business, and (ii) to refinance its revolving Credit Facility. The Company is currently party to a credit agreement with PNC Bank that includes a $15,000 term loan, of which PNC Bank retains discretion for borrowings in excess of $12,000. Borrowings outstanding under the Credit Facility were approximately $12,100 as of December 31, 1997 and the Company anticipates the outstanding borrowings at closing will be $15,000. The Company is currently in technical default of certain covenants contained in the Credit Facility. PNC Bank has temporarily waived these covenants and authorized borrowings in excess of the $12,000, both of which are contingent upon consummation of the Sale. The Company obtained a letter of intent from PNC Bank indicating their present intention to keep the existing Credit Facility in place and to expand the Credit Facility to $22,000. The preceding letter of intent would be subject, among other things, to PNC Bank obtaining guarantees to partially collateralize the Credit Facility. The Company has entered into an agreement with certain investment funds which are significant stockholders of the Company and are managed by Foster Management Company, an affiliated company, to obtain their commitment to guarantee the additional $7.0 million of financing. In return, the investment funds will receive the following: (i) a commitment fee of 2% of the guaranteed amount; (ii) a draw down fee of 2% on bank borrowings in excess of $15.0 million; (iii) an unused commitment fee of 1/2% per annum; and (iv) warrants to purchase 400,000 shares of Company Common Stock at a price of $0.05 per share or, in the event the Sale is not consummated, a transaction fee of the greater of $3.5 million or an amount that would equate to an internal rate of return of 50% on the maximum amount drawn down under the increased portion of the Credit Facility, payable on or before

    April 30, 1999. In recognition of the Company's need to evaluate other potential guarantors and the terms they may offer, the Company was given the right to accept proposals from other potential guarantors. In the event the Company terminates the investment funds' obligations because it has secured more favorable financing arrangements, the Company shall be obligated to pay such investment funds the commitment fee described in clause (i) above. In addition, the Company shall be obligated to pay (a) 30% of the warrants if such termination occurs on or after March 30, 1998 and before April 6, 1998,
    (b) 60% of the warrants if such termination occurs on or after April 6, 1998 and before April 13, 1998 and (c) 90% of the warrants if such termination occurs thereafter.

     The impact of this financing commitment guarantee on the Pro Forma Statements is as follows:

     i) the required commitment fee of 2% on the guaranteed amount of $7,000 is $140 (See note J).

     ii) the fair value of the Warrant to purchase 400,000 shares of Company Common Stock on the date the commitment was made, March 23, 1998, was approximately $950 and the aggregate financing charge was $930 based on the fair value of the warrants versus the aggregate strike price of $20.

     The above result in a pro forma adjustment to accumulated deficit in the accompanying consolidated pro forma balance sheet of $1,070 as of January 1, 1997. These adjustments have not been reflected in the accompanying consolidated statement of operations. Assuming the Sale is consummated, the Company would terminate the agreement and no further costs would be incurred by the Company. Accordingly, these charges for the guarantee would be non recurring in nature.

(I)  Cash and cash equivalents for businesses sold is calculated as follows:

Net increase in cash at closing (See note J)................  $24,100
Less:
  Cash remaining with clinics sold..........................      447
                                                              -------
Net increase in cash and cash equivalents for businesses
  sold......................................................  $23,653
                                                              -------

(J) Net proceeds to be received in connection with the Sale using balances as of December 31, 1997 is calculated as follows:

Gross cash proceeds from sale...............................  $27,000
Less:
  Estimated escrow amounts..................................      500
  Severance and separation payments.........................    1,400
  Expenses related to the sale..............................    1,000
                                                              -------
Net increase in cash at closing.............................   24,100
                                                              -------
Less other uses of proceeds:
  Repayment of credit facility..............................   12,070
  Financing guarantee and Commitment Fee....................      140
  Payment of contingent consideration and settlement of
     Florida Medicare review................................    5,100
                                                              -------
     Total other use of proceeds............................   17,310
                                                              -------
Net remaining proceeds......................................  $ 6,790
                                                              =======

     Subsequent to December 31, 1997, the Company anticipates it will have additional credit facility borrowings of approximately $2,930 which will also be repaid with the remaining proceeds from the Sale. After including this additional repayment, the Company estimates that approximately $4,000 of the net proceeds from the Sale will be available to the Company for general corporate purposes and to invest in future growth.

     Severance and separation payments and expenses related to the Sale, which have been accrued at December 31, 1997 and will be paid in 1998, are not included in the pro forma statement of operations.

     The issuance of the Warrant by PsychPartners to the Company is contingent upon the achievement of certain future operating profit thresholds of two of the Practices sold during the one-year period after the closing date of the Sale. The Company will not assign a value to the Warrant until the contingency is resolved and the Warrant is issued to the Company. Accordingly, no impact of this Warrant is included in the pro forma statements.

(K) Accrued expenses and other current liabilities include:

Clinician fees and medical claims...........................  $ 1,150
Acquisition related costs...................................    2,023
Salaries and vacation.......................................      435
Restructuring and other costs...............................    5,818
Other.......................................................    1,708
                                                              -------
                                                              $11,134
                                                              =======

     Acquisition related costs consist of consideration payable to former owners of acquired businesses based upon the resolution of purchase price contingencies. These amounts represent consideration payable to the former owner of Integra as well as the Company's liability for contingent consideration earned prior to the Sale to PsychPartners.

     Restructuring and other costs pertain primarily to reserves for long-term care billings. The Company elected to discontinue all of its long term care operation in December 1996. The Company is currently undergoing post payment reviews of its long term care billings and the Company has established reserves associated with these reviews. (See Notes 11 and 13 in the Company's 1997 Consolidated Financial Statement which are contained in this Proxy Statement.) The liability pertaining to these reviews will be retained by the Company. The charge associated with these liabilities has been eliminated in the Businesses Discontinued column and is a component of the Restructuring and other charges line.

(L) The pro forma income from operations is approximately 12% of net revenues which the Company believes compares favorably to and is fairly consistent with the industry. There can be no assurances the Company will be able to sustain such operating margins in future periods. On a limited basis, Integra utilizes certain Apogee outpatient operations as part of Integra's provider network. These costs are reflected at fair market value in these pro forma financial statements. The Company anticipates that where practicable, it will continue to utilize these operations as network providers at the existing or comparable rates. The Company also believes there is a readily available supply of service providers in these markets, and accordingly, is not dependent on these operations.

                             PSYCHPARTNERS, L.L.C.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

     In December 1997, PsychPartners' Board of Directors approved a plan to acquire 22 outpatient group practice operations. The following unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1997 was prepared as if the acquisition were effective January 1, 1997. The Pro Forma Condensed Balance Sheet as of December 31, 1997, was prepared as if the acquisition were effective as of this date.

     The Pro Forma Condensed Financial Information should be read in conjunction with the PsychPartners' historical Consolidated Financial Statements and notes thereto appearing elsewhere in this Proxy Statement. The Pro Forma Condensed Financial Information set forth below and elsewhere in this Proxy Statement, are presented for informational purposes only and are not necessarily indicative of the results that would have actually occurred had the events been consummated as of the dates presented or the results that may occur in the future.

                             PSYCHPARTNERS, L.L.C.

                        PRO FORMA FINANCIAL INFORMATION
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                      YEAR ENDED DECEMBER 31, 1997
                                        --------------------------------------------------------
                                                       BUSINESSES        OTHER
                                        HISTORICAL      ACQUIRED      ADJUSTMENTS     PRO FORMA
                                        -----------    -----------    -----------    -----------
Net revenues..........................  $15,089,189    $49,286,000                   $64,375,189
Cost of revenue.......................   10,748,478     37,955,000                    48,703,478
                                        -----------    -----------                   -----------
Gross profit..........................    4,340,711     11,331,000                    15,671,711
Selling and administrative expenses...    4,379,843      3,494,000(8)                  7,873,843
Minority interest expense.............      133,500                                      133,500
Provision for doubtful accounts.......    1,503,975      2,464,000                     3,967,975
Amortization of intangible assets and
  excess cost over fair value of
  assets acquired(3)..................      136,250                   $ 1,329,213      1,465,463
                                        -----------    -----------    -----------    -----------
Income (loss) from operations.........   (1,812,857)     5,373,000     (1,329,213)     2,230,930
Nonoperating expenses (income):
Interest expense......................       89,715                     1,304,999(2)   1,394,714
Interest (income).....................      (33,760)                                     (33,760)
                                        -----------    -----------    -----------    -----------
Income (loss) before income taxes.....   (1,868,812)     5,373,000     (2,634,212)       869,976
Provision for income taxes(1).........            0              0              0              0
                                        -----------    -----------    -----------    -----------
Net income (loss).....................  $(1,868,812)   $ 5,373,000    $(2,634,212)   $   869,976
                                        ===========    ===========    ===========    ===========

                             PSYCHPARTNERS, L.L.C.

                        PRO FORMA FINANCIAL INFORMATION
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                                  AS OF
                                                            DECEMBER 31, 1997
                                         -------------------------------------------------------
                                                         ACQUIRED        OTHER
                                         HISTORICAL     PRACTICES     ADJUSTMENTS     PRO FORMA
                                         -----------    ----------    -----------    -----------
ASSETS
Current assets:
Cash and cash equivalents..............  $ 1,276,615    $  447,000    $ 4,200,000    $ 5,923,615
Accounts receivable, net...............    5,578,608     4,281,000                     9,859,608
Other accounts receivable..............      174,251       570,000                       744,251
Other current assets...................      377,743       302,000                       679,743
                                         -----------    ----------    -----------    -----------
Total current assets...................    7,407,217     5,600,000      4,200,000     17,207,217

Property and equipment, net............      509,903     1,232,000                     1,741,903
Other assets...........................                    150,000                       150,000
Intangible assets and excess cost over
  fair value of net assets acquired,
  net..................................    1,926,500                   25,826,900(4)  27,753,400
                                         -----------    ----------    -----------    -----------
                                         $9,843,620..   $6,982,000    $30,026,900    $46,852,520
                                         ===========    ==========    ===========    ===========
LIABILITIES AND UNITHOLDERS' EQUITY
Current liabilities:
Current portion of note payable........  $   475,471                                 $   475,471
Convertible promissory note............    2,352,000                  $(2,352,000)(5)
Accounts payable.......................      729,416    $  368,000                     1,097,416
Accrued expense and other current
  liabilities..........................    1,974,348     5,375,000(9)  (1,015,000)     6,334,348
                                         -----------    ----------    -----------    -----------
Total current liabilities..............    5,531,235     5,743,000     (3,367,000)     7,907,235

Other long-term liabilities............                    122,000                       122,000
Long-term notes payable................      166,666         9,000     15,000,000(2)  15,175,666
                                         -----------    ----------    -----------    -----------
Total liabilities......................    5,697,901     5,743,000     11,633,000     23,204,901

Minority Interest......................      187,795(7)                                  187,795

Unitholders' equity:
Common units...........................    6,034,048                    2,501,900(6)   8,535,948
Preferred units........................  1,428,023..                   17,000,000(6)  18,428,023
Treasury units.........................     (162,000)                                   (162,000)
Accumulated deficit....................   (3,342,147)                                 (3,342,147)
                                         -----------    ----------    -----------    -----------
Total unitholders' equity..............    3,957,924                   19,501,900     23,459,824
                                         -----------    ----------    -----------    -----------
                                         $ 9,843,620    $5,743,000    $31,134,900    $46,852,520
                                         ===========    ==========    ===========    ===========

                             PSYCHPARTNERS, L.L.C.

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1) PsychPartners is registered as a Limited Liability Company under the provisions of the Internal Revenue Code. Accordingly, PsychPartners does not pay federal or state corporate income taxes.

(2) Interest expense was adjusted to reflect the additional borrowings PsychPartners requires to complete the asset purchase, as if completed as of January 1, 1997. PsychPartners, L.L.C. has reached an agreement in principle with NationsCredit Commercial Corporation for debt financing in the total amount of $22,500,000, to be secured by substantially all of the assets of PsychPartners, L.L.C. and its subsidiaries. The arrangement includes (a) a five-year term loan of $10,000,000 bearing interest at the Index Rate (a one-month commercial paper rate -4.833% at December 31, 1997) plus 3.5%, (b) a six-year term loan of $5,000,000 bearing interest at the Index Rate plus 4%, and (c) a five-year revolving credit commitment of $7,500,000, bearing interest at the Index Rate plus 4%. The proposed credit agreement contains financial covenants and restrictions on certain activities of PsychPartners, L.L.C. and its subsidiaries, all of which are customary to agreements of this nature. PsychPartners, L.L.C. anticipates that $15,000,000 of this Facility will be used to fund the acquisition of the Apogee practices, which under the terms of the Facility would have a blended interest rate of 8.5%. In addition, PsychPartners anticipates it will incur approximately $150,000 of loan origination fees which will be amortized over five years. This amortization is included as a component of interest expense.

(3) Amortization expense was adjusted to reflect the additional amortization from identified intangible assets and the excess cost over fair value of net assets acquired, as if completed as of January 1, 1997 using an estimated blended useful life of 20 years.

(4) The pro forma adjustment to excess of cost over fair value of net assets acquired reflects the acquisition cost of the acquired company in excess of the fair value of assets acquired and liabilities assumed.

(5) The pro forma adjustment reflects the conversion of convertible debt to equity units. The holder of the convertible promissory note has agreed to convert its debt into Class B Preferred Units of PsychPartners, L.L.C. on or prior to the closing of the proposed Apogee transaction, because the noteholder is also a participant in the new equity financing through Electra Investment Trust, PLC. Such conversion into Class B Preferred Units of PsychPartners, L.L.C. is a condition to closing of the new equity financing.

(6) PsychPartners, L.L.C. has signed a commitment letter with Electra Fleming, Inc., as agent for Electra Investment Trust, PLC ("Electra"), pursuant to which PsychPartners, L.L.C. will issue 3,717,776 Class B Preferred Units to Electra for a total purchase price of $14,648,000 (or $3.94 per Unit). In connection with the Electra transaction, holders of convertible promissory notes are expected to convert their notes into 850,762 Class B Preferred Units. The members of PsychPartners, L.L.C. have approved a form of third amended and restated operating agreement which authorizes the issuance of the Class B Preferred Units and establishes certain rights and preferences of such Units. As part of the Electra transaction, PsychPartners, L.L.C. will enter into a Class B Preferred Unit Purchase Agreement with Electra and will enter into an Amended and Restated Members Agreement with the following group of managers: Capitol Health Partners, L.P., Electra, EBSCO Industries, Inc., and Harbert Equity Fund I, L.L.C. These documents will impose certain additional obligations and restrictions on the Company, customary to equity investments of this nature. Upon issuance of the Class B Preferred Units to Electra, Electra will hold approximately a 40.5 percent equity interest in PsychPartners, L.L.C.

(7) The minority interest pertains to a 49% ownership in a consolidated entity of PsychPartners, L.L.C. The transaction to acquire the Apogee practices will not affect this entity and, therefore, the minority interest will not be affected.

(8) The Selling General and Administrative Expense of $3,504,000 for Businesses Acquired reflects a decrease of $2,700,000 in the Selling General and Administrative Expense of $6,204,000 reported on the Apogee Pro Forma Statement of Operations. This decrease is due to the fact that (i) the calculation of the Selling General and Administrative Expense of Apogee, Inc. includes a number of top management positions that will not be duplicated within the PsychPartners, L.L.C. organizational structure, and
    (ii) PsychPartners, L.L.C. anticipates obtaining efficiencies from economies of scale following the acquisition of the 22 practices when combined with the operation of its current business.

(9) For pro forma purposes, accrued expenses from acquired practices includes an additional $1,836 in estimated future contingent liabilities which will be assumed by PsychPartners pertaining to consideration payable to former owners of the Apogee businesses.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

     The Company operates multi-disciplinary outpatient behavioral health group practices and is one of the largest providers of outpatient behavioral health services in the United States. The Company provides behavioral health and related services, principally at free-standing clinics. The Company operates behavioral health clinics located in 13 states and the District of Columbia. At December 31, 1997, the Company's outpatient operations were principally concentrated in Florida, Maryland, New Jersey, Pennsylvania, Virginia and Wisconsin.

     Largely through its Integra Division, the Company also provides managed behavioral health services through full and shared risk arrangements with employers and managed care organizations to perform behavioral health services on a capitated, sub-capitated and case rate basis. In addition, the Company provides an array of managed behavioral health services including: employee assistance programs; third party clinical case management and claims adjudication.

  Sale and Divestiture of Outpatient Business

     In December 1997, the Company announced its plans to sell and divest its outpatient behavioral health group practice operations (the "Sale"). The Company entered into an agreement to sell substantially all of the assets of the outpatient behavioral health group practice business, except for practices located in the Western region of the United States which the Company plans to divest. See Notes 3 and 12 in the accompanying Consolidated Financial Statements of the Company. The consummation of the Sale will result in the divestiture by the Company of substantially all the assets and business of the Company's outpatient behavioral health practices. As of December 31, 1997, the outpatient behavioral health practice business accounted for approximately eighty-four percent (84%) of the assets of the Company (before the impact of the write down of assets held for sale and the impact of the restructuring charge -- see below); and for the year ended December 31, 1997 approximately eighty-three percent (83%) of the Company's net revenues. After the Closing Date, the Company will no longer operate outpatient behavioral health practices and its primary business activity will be managed behavioral healthcare through its Integra Division. As a result of the Sale, the Company will be a significantly smaller company in terms of revenues and assets.

     On an ongoing basis, the Company evaluates and considers alternatives to improve operating results and enhance shareholder value. These alternatives include continued acquisitions or mergers, joint ventures, strategic alliances and sale of assets. In October 1997, the Company executed a non-binding memorandum of understanding with PsychPartners for the sale of substantially all of the Company's outpatient behavioral health businesses. The Company then began a more focused assessment of alternatives available to the Company including an evaluation of the transaction with PsychPartners to determine if such a transaction was both viable and in the best interests of the Company and its shareholders. In December 1997, the Company's Board of Directors reached agreement that an exit and disposal of the Company's outpatient operations and a refocus on behavioral managed care was the best course of action for the Company to pursue. The Board authorized management to proceed with and attempt to close the transaction with PsychPartners. On December 26, 1997, the Company executed the Purchase Agreement with PsychPartners. The Company's Board of Directors believes that the terms of the Sale are fair to, and in the best interests of, the Company and its shareholders. Accordingly, the Board of Directors has unanimously approved the Sale and recommends approval of the Sale by the shareholders. While the Company's estimated future cash flows from these operations showed full recovery of the carrying value of the related assets prior to the decision to sell, the Company believes the sale of substantially all of the Company's outpatient businesses will enable the Company to achieve higher returns than would be obtained if the Company continued to operate its outpatient operations. In reaching its decision to approve the Sale to PsychPartners, the Company and the Board of Directors considered the following factors:

          (i) The condition, prospects and strategic direction of the Company's outpatient behavioral healthcare business. In this regard, the Board of Directors has reviewed its analyses of the earnings potential of the outpatient behavioral healthcare business based upon various operating and market assumptions and its conclusion that there was a significant probability that the shareholder value of the Company may not significantly improve in the near term. This review included a discussion of (a) the Company's cost structure, (b) the competitive market in each of the Company's businesses, and (c) the Company's losses in recent periods;

          (ii) The constraints on the Company's ability to finance growth, including the dilutive impact of additional equity financing and the costs of additional financing;

          (iii) Recent and historical market prices for the Company Common Stock indicated that the Company had not created in the eyes of the public market a clear enough distinction between its group practice strategy and its managed care strategy and the Sale would allow the Company to focus on pursuing a pure managed care strategy which might be perceived more positively in the market;

          (iv) The successful negotiations regarding the Purchase Agreement which the Company believed reflected a fair and equitable understanding between the parties;

          (v) The substantial likelihood that the Sale would be consummated and the fact that no other viable alternative to the Sale was available; and

          (vi) The $27,000 cash consideration to be received upon the consummation of the Sale will allow the Company to repay its existing Credit Facility and satisfy its obligations in connection with past acquisitions and the Florida Medicare review and will provide the Company with funds to pursue its growth strategy in the managed behavioral healthcare field through its Integra Division.

In addition, the Board received a written fairness opinion from Banc One Capital Corporation which states that the Sale was fair from a financial point of view. If the Sale is not consummated, the Company will pursue other strategic alternatives and will be required to refinance its revolving Credit Facility and obtain additional financing. See "Liquidity and Capital Resources."

In December 1997, and in conjunction with the above, the Board also authorized a plan to shut down or sell the remaining outpatient operations not included in the proposed Sale to PsychPartners. When reaching this decision the Board considered the following factors:

          (i) The recent operating losses in these remaining outpatient operations. The Company projected that over time, these operations would be able to be returned to profitability, however, the Company would be required to make a substantial investment in terms of both capital to fund the short-term losses and management resources. The Company believes that dedicating Company resources to the behavioral managed care market would ultimately result in a higher return on investment than if the Company continued to invest in the Western Region outpatient operations.

          (ii) The proposed Sale to PsychPartners would divest the Company of substantially all of its outpatient operations. By executing a plan to divest the remaining outpatient operations, the Company would have the opportunity to significantly reduce its regional and corporate infrastructure which the Company believes will improve overall profitability.

  Results of Operations

     The consolidated financial statements include the accounts of the Company and all wholly owned and beneficially owned subsidiaries. Because of corporate practice of medicine laws in certain states in which the Company operates, the Company does not own the professional corporations which operate the professional and clinical aspects of the outpatient behavioral healthcare practices in those states, but instead has the contractual right to designate, in its sole discretion and at any time, the licensed professional who is the owner of the capital stock of the professional corporation at a nominal cost ("Nominee Arrangements"). In addition, the Company enters into exclusive long-term management services agreements ("Management Services Agreements") with the professional corporations. Through the Management Services Agreements, the Company has exclusive authority over decision making relating to all major ongoing operations of the underlying professional corporations with the exception of the professional aspects of the practice of psychiatry, psychology and other professional behavioral healthcare services as required by certain state laws. Under the Management Services Agreements, the Company establishes annual operating and capital budgets for the professional corporations and compensation guidelines for the clinical professionals. The Management Services Agreements generally have initial terms of ten years or greater. The method of computing the management fees varies by contract. Management fees are based on either (i) billings of the affiliated practice less the amounts necessary to pay professional compensation and other professional expenses or (ii) a license fee per location, reimbursement of direct costs, reimbursement of marketing costs plus a markup, and a flat administrative fee or
(iii) a percentage of gross receipts of the affiliated practice. In all cases, these fees are meant to compensate the Company for expenses incurred in providing covered services plus a profit. These interests are unilaterally saleable and transferable by the Company and fluctuate based upon the actual performance of the operations of the professional corporations.

     Through the Nominee Arrangements, the Company has a significant long-term financial interest in the affiliated practices and, therefore, according to Emerging Issues Task Force No. 97-2 "Application of FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries, and APB Opinion No. 16, Business Combinations, to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangement", the Company must consolidate the results of the affiliated practices with those of the Company. Because the Company must present consolidated financial statements, net revenues are presented in the accompanying Consolidated Statements of Operations. All significant intercompany accounts and transactions, including management fees, have been eliminated.

     The following table sets forth, for the periods indicated, the relative percentages which certain items in the Company's Consolidated Statements of Operations bear to net revenues:

                                                           YEARS ENDED DECEMBER 31,
                                                          ---------------------------
                                                          1997       1996       1995
                                                          -----      -----      -----
Patient service revenue.................................   85.1%      92.1%      93.4%
Premium revenue.........................................   14.9%       7.9%       6.6%
                                                          -----      -----      -----
Total net revenues......................................  100.0%     100.0%     100.0%
Gross profit............................................   22.7%      23.7%      26.0%
Selling and administrative expenses.....................   14.9%      14.2%      14.4%
Provision for doubtful accounts.........................    6.0%       5.0%       5.0%
Amortization of assets held for sale and excess cost
  over fair value of net assets acquired................    3.5%       2.9%       2.7%
Write down of assets held for sale......................   54.7%
Restructuring and other charges.........................   28.7%      17.9%       8.2%
                                                          -----      -----      -----
Loss from operations....................................  (85.1)%    (16.3)%     (4.3)%
Interest expense (includes other expenses)..............    2.1%       1.0%        .8%
Interest (income).......................................    (.1)%      (.2)%     (1.6)%
                                                          -----      -----      -----
Loss before income taxes................................  (87.1)%    (17.1)%     (3.5)%
Provision for income taxes..............................     .2%        .2%        .1%
                                                          -----      -----      -----
Net loss................................................  (87.3)     (17.3)%     (3.6)%
                                                          =====      =====      =====

TOTAL NET REVENUES

  Patient Service Revenue

     Patient service revenue is reported when earned at time of service at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Third party reimbursement is initially billed at "usual, customary and reasonable" market rates. Aggregate billings are adjusted when recorded to reflect the estimated amounts realizable from third party payors based on the Company's historical experience and contractual rates established with the payors. Patient service revenue represents billings of the Company's operations other than its behavioral managed care division, Integra, which are principally comprised of the outpatient group practice business and long-term care behavioral health business which the Company exited in December 1996.

     Patient service revenue for 1997 decreased to $59,719 from $72,495 in 1996. This decrease is primarily a result of the impact of operations which were discontinued or downsized in conjunction with the Company's restructuring in the fourth quarter of 1996 including the Company's long term care operations. After adjusting for the impact of these operations, base business revenues decreased approximately $5,000, primarily as a result of continued reimbursement pricing pressure from managed care and other third party payors and the disappointing operating results of selected Western Region outpatient practices.

     Patient service revenue for 1996 increased to $72,495 from $63,760 in 1995. This increase is a result of acquisitions made during 1995 and 1996. After adjusting for the impact of closing certain long term care operations as a result of the Company's 1995 restructuring, base business revenues decreased approximately $4,400, primarily as a result of: 1) reduced revenue volume in certain long term care markets where the Company continued to provide service during 1996, but was not actively replacing terminated direct care providers; and 2) the loss of several group practice contracts in late 1995, partially offset by increased volumes from other payors/patients.

  Premium Revenue

     Premium revenues pertain to the Company's Integra Division which maintains a portfolio of agreements with managed care organizations and corporations to provide inpatient and outpatient behavioral health services. Revenues are primarily generated by capitated managed behavioral health and employee assistance programs. The fees are defined by contract and are primarily calculated on a fixed per-member per month fee. Revenues under these contracts are recorded in the month for which the member is entitled to services. Generally, these membership contracts are on a one to three year basis subject to cancellation by either party without cause at any time with thirty to ninety days written notice. Integra had approximately 600,000, 425,000 and 350,000 covered lives at December 31, 1997, 1996 and 1995, respectively.

     The Company estimates the cost of providing services under these agreements, including a reserve for services incurred, but not reported, based upon authorized services, past claim payment experience for member groups and other facts. The Company typically does not subcapitate the risk of providing services under these contracts, but arranges discounted fee-for-service rates with independent inpatient and outpatient behavioral health providers, which the Company manages. Integra utilizes certain Apogee outpatient behavioral health practices as part of the provider network. The Company anticipates that where practicable, it will continue to utilize these outpatient behavioral health practices as network providers at the existing or comparable rates which it believes are at fair market. The Company believes there is a ready supply of service providers in these markets, and accordingly, is not dependent on the Apogee outpatient behavioral health practices for the delivery of service to their contracts.

     Under capitated contracts, the Company is responsible for ensuring appropriate access to care and bears the risk for utilization levels and pricing of the cost of services performed under these contracts. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. An underestimation in the utilization or price of services for these contracts could result in material losses to the Company. Historically, Integra has managed these capitated contracts profitably. The Company maintains no re-insurance against the risk of loss under these contracts, however the Company maintains malpractice and errors and omission insurance coverage for all professionals who perform services on behalf of the Company.

     Premium revenues for 1997 increased 67% to $10,425 from $6,232 in 1996. Approximately 58% of this increase was from expansion of services provided under managed care contracts principally due to securing additional Medicaid lives through a contract with a health maintenance organization in New York. The remaining increase was a result of new contracts and increased enrollment in the Company's employee assistance programs and third party clinical case management and claims adjudication services.

     Premium revenues for 1996 increased 38% to $6,232 from $4,509 in 1995 primarily due to new contracts and increased enrollment in the Company's employee assistance programs and third party clinical care management and claims adjudication services.

  Gross Profit

     Gross profit comprises net revenues less personnel, field management, facility and other costs and expenses directly associated with the delivery of services. Gross profit decreased to $15,942 in 1997 from $18,640 in 1996. This decrease is primarily a result of the impact of operations which were discontinued or downsized in conjunction with the Company's restructuring in the fourth quarter of 1996. After adjusting for the impact of these operations, gross profit from base business decreased approximately $200 due largely to continued reimbursement pricing pressure from managed care and other third party payors and the disappointing operating results of selected Western Region outpatient practices, partially offset by the continued expansion of the Company's behavioral managed care business.

     Gross profit increased to $18,640 in 1996 from $17,737 in 1995. This increase is due to acquisitions made during 1995 and 1996. After adjusting for the impact of closing certain long term care operations as a result of the Company's 1995 restructuring, gross profit from base business decreased approximately $2,000, primarily as a result of: 1) the loss of several group practice contracts in late 1995; 2) clinician turnover/productivity at certain group practice operations; and 3) investment in clinical and field support positions.

  Selling and Administrative Expenses

     Selling and administrative expenses are primarily comprised of corporate office, regional management and centralized billing expenses. Selling and administrative expenses decreased to $10,447 in 1997 from $11,179 in 1996, due to a combination of reduced administrative costs as a result of discontinued or downsized operations and the Company's ongoing administrative cost containment initiatives.

     Selling and administrative expenses increased to $11,179 in 1996 from $9,839 in 1995. This increase is a result of continued investment in infrastructure and selling and administrative expenses from the businesses acquired in 1995 and 1996. Selling and administrative expenses as a percentage of net revenues remained consistent at 14%.

  Provision for Doubtful Accounts

     The provision for doubtful accounts increased to $4,226 in 1997 from $3,886 in 1996. This increase is primarily attributable to increased allowances recorded for the Western Region outpatient operations in connection with the Company's exit from these markets. The provision for doubtful accounts increased to $3,886 in 1996 from $3,408 in 1995. This increase is attributable to higher net revenues as the provision for doubtful accounts remained consistent at 5% of net revenues for both years. The provision for doubtful accounts is estimated based on an ongoing review of collectibility of the Company's accounts receivable. The Company believes the provision for doubtful accounts and the associated allowance for doubtful accounts are adequate based on management's ongoing review of collectibility. At December 31, 1997 and 1996, the Company's balance sheet allowance for doubtful accounts contained $3,742 and $3,956, respectively, in allowances associated with long-term care billings and outpatient locations which the Company has shut down. See Note 5 in the accompanying 1997 Consolidated Financial Statements.

     The Company recorded additional accounts receivable reserves of $1,400 and $2,700 in 1997 and 1996, respectively, pertaining largely to the Company's long-term care business which the Company exited in 1996. The amounts were included as a component of "Restructuring and Other Charges" in the accompanying Consolidated Statements of Operations (see Restructuring and Other Charges below). Including these amounts, the provision for doubtful accounts would have been 8% of net revenues in both 1997 and 1996.

     The Company recorded additional accounts receivable reserves of $2,700 and $1,025 in 1996 and 1995, pertaining to the Company's long-term care business. The amounts were included as a component of "Restructuring Charges" in the accompanying Consolidated Statements of Operations (see Restructuring and

Other Charges below). Including these amounts, the provision for doubtful accounts would have been 8% and 6% of net revenues in 1996 and 1995, respectively. This increase is attributable to the increased reserves and allowances for long-term care receivables which the Company recognized in connection with its decision to exit this market.

  Amortization of Intangible Assets and Excess Cost Over Fair Value of Net Assets Acquired

     Amortization of intangible assets and excess cost over fair value of net assets acquired increased to $2,441 in 1997 from $2,301 in 1996. After the completion of the Sale and divestiture, the Company will be substantially smaller in terms of both assets and net revenues. In light of the repositioning of the Company as a managed behavioral healthcare company and continuing changes in the managed health care industry, the Company in the fourth quarter of 1997, changed its estimated useful life for the excess of cost over fair value of assets acquired from 40 years to 25 years. Amortization expense increased approximately $300 in the fourth quarter as a result of this change in estimate.

     Amortization of intangible assets and excess cost over fair value of net assets acquired increased to $2,301 in 1996 from $1,814 in 1995. This increase was due to additional businesses acquired in 1996 and the full year of amortization for businesses acquired in 1995.

  Write Down of Assets

     The Company applies Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), which established accounting standards for the impairment of long-lived assets, certain identified intangible assets and goodwill related to those assets to be held and used and for long-lived assets and certain intangible assets to be disposed of. In accordance with SFAS 121, the Company reviews the realizability of long-lived assets, certain intangible assets and goodwill whenever events or circumstances occur which indicate recorded costs may not be recoverable. The Company also reviews the overall recoverability of goodwill based primarily on estimated future undiscounted cash flows.

     If over the remaining useful life of such assets, the expected undiscounted future cash flows are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows, the Company uses a combination of recent operating results, financial forecasts and budgets, and management estimates and assumptions of factors such as growth and potential future changes when determining whether an asset is impaired, and in measuring assets that are impaired, the Company groups assets by geographic region. The geographic region is the level at which the Company contracts with managed care payors, deploys administrative and clinical resources and consolidates back office operations. In addition, patients and Company providers often use clinic locations interchangeably within a geographic region. Upon signing a non-binding memorandum of understanding ("MOU") with PsychPartners in October 1997, the Company had an impairment indicator as the fair value of the Company's assets included in the MOU were less than their respective carrying values. Accordingly, the Company performed undiscounted cash flow analyses. In accordance with the Company's policy and SFAS 121, during 1997, the Company measured the carrying value of the related intangible assets against the estimated future undiscounted cash flows expected to result from the continued use of these assets. The analyses indicated full recovery of the related intangible assets prior to the expiration of their remaining estimated useful lives which were approximately 36 years. When the Company changed its strategic direction in December 1997 with respect to these assets and the Board approved a plan to exit and dispose of the outpatient operations (see "Sale and Divestiture of Outpatient Business"). Accordingly, in December 1997, the Company revised its cash flow analyses to reflect the cash flows expected to result from the use of these assets prior to their disposal as well as the proceeds expected to result from their disposal based upon the terms of the Purchase Agreement with PsychPartners and recorded a charge of $38,400 to write down the carrying amounts of these businesses to their estimated fair value less cost to sell. The Sale will close as soon as practicable after approval of the Purchase Agreement by the holders of a majority of the outstanding shares of the Company Common Stock. The Company anticipates completing this Sale in the second quarter of 1998. Net revenues for the outpatient group practices were approximately

$58,056, $61,237 and $48,349 and recorded (loss) income from operations of ($2,696), ($783), and $836 in 1997, 1996 and 1995, respectively, excluding the above write down of assets and restructuring and other charges.

  Restructuring and Other Charges

     This charge is comprised of the following:

                                                         YEARS ENDED
                                                         DECEMBER 31,
                                                 ----------------------------
                                                  1997       1996       1995
                                                 -------    -------    ------
Restructuring charges..........................  $14,200    $ 9,650    $5,600
Long-term care reserves........................    5,900      4,450
                                                 -------    -------    ------
                                                 $20,100    $14,100    $5,600
                                                 =======    =======    ======

  Restructuring Charges:

     In December 1997, the Company recorded a provision for restructuring pertaining to the Company's decision to divest the outpatient group practices which were not sold to PsychPartners and to reorganize corporate office functions to reflect the exit from the outpatient business. The writedown of assets includes a goodwill impairment charge of $10,287 associated with the remaining outpatient operations. The remainder of the write down of assets consists primarily of fixed assets related to the discontinued operations. In accordance with its policy and SFAS 121, when the Company reached the decision to exit the outpatient business and divest these remaining outpatient operations (see "Sale and Divestiture of Outpatient Business") the Company measured the carrying value of the related assets against the estimated current fair market value for these remaining operations less costs to dispose and recorded the above write down. Contract termination costs pertain primarily to accrued costs for lease terminations, and storage of clinical records. Employee severance costs include the accumulation of benefits set forth in the Company's severance policy which will be paid to approximately 200 of the Company's employees who will be terminated as a result of the restructuring plan. The primary employee groups affected include clinical and administrative personnel at Western Region clinic locations and regional and corporate staff. At December 31, 1997, the full balance remained for both contract termination costs and employee severance as no amounts were paid out prior to year end. The Company anticipates the restructuring plan will be substantially completed in 1998.

     Subsequent to completion of this plan and the Sale to PsychPartners, the Company's operations will consist primarily of its Integra Division through which the Company provides managed behavioral health services. The Company believes the benefit of exiting the outpatient behavioral health business will be the opportunity to focus full management and Company resources to the Integra Division which historically has been profitable and has generated strong same store revenue growth.

     The following unaudited pro forma results of operations were prepared as if the discontinuation and sale of the Company's operations other than the Integra Division were effective January 1, 1996. This pro forma financial information is presented for informational purposes only, and is not necessarily indicative of the results that would have actually occurred or the results that may occur in the future.

                                                            YEARS ENDED
                                                            DECEMBER 31,
                                                     --------------------------
                                                       1997             1996
                                                     ---------        ---------
                                                     (UNAUDITED)      (UNAUDITED)
Net revenues.......................................   $10,425          $6,232
Income from operations.............................     1,224              19

     During 1997, the Company also completed execution of the 1996 restructuring plan which discontinued the Company's long-term care operations, exited and consolidated underperforming outpatient locations and reduced management and overhead costs. Under these plans, approximately 300 of the Company's employees were terminated and the Company wrote off assets consisting primarily of goodwill in the amount of $5,850.

     The following summarizes the Company's restructuring activity:

                                                     AMOUNTS     RESTRUCTURE                                RESTRUCTURE
                          1995          1996       UTILIZED IN    BALANCE AT       1997         AMOUNTS      BALANCE AT
                       RESTRUCTURE   RESTRUCTURE     1995 &      DECEMBER 31,   RESTRUCTURE   UTILIZED IN   DECEMBER 31,
                        PROVISION     PROVISION       1996           1996        PROVISION       1997           1997
                       -----------   -----------   -----------   ------------   -----------   -----------   ------------
Write down of
  assets.............    $4,400        $7,975        $11,272        $1,103        $11,622       $12,477        $  248
Contract
  Termination........       726           985            726           985          2,253           645         2,593
Employee severance
  costs..............       474           690            549           615            325           563           377
                         ------        ------        -------        ------        -------       -------        ------
                         $5,600        $9,650        $12,547        $2,703        $14,200       $13,685        $3,218
                         ======        ======        =======        ======        =======       =======        ======

  Long-Term Care Reserves:

     The long-term care reserves pertain largely to reserves established by the Company for billings for services to Medicare patients in long-term care facilities. At December 31, 1996, the Company established a reserve for potential settlement of the Florida Medicare review of $1,300, which it believed to be adequate based on the preliminary results of the review at this time. As explained below, the Company reached a tentative agreement of $3,000 to settle this matter in December 1997. Accordingly, the Company has reserved an additional $1,700 at December 31, 1997, to cover the anticipated settlement of this review. The Company also reserved $1,400 against the suspended accounts receivable with the Florida intermediary.

     In March 1998, the Company received notification that the Medicare intermediary in California has completed a post payment medical review of billings previously submitted and paid between 1990 and 1994. Based on the results of their review, the intermediary has requested a refund of approximately $1,200. Services were denied primarily on the basis of medical necessity and incomplete documentation. The Company has not yet completed its review of the intermediary's findings, but anticipates requesting an administrative hearing. At December 31, 1997, the Company fully reserved the above amount. In addition, the Company has recorded a reserve of $1,600 for other potential exposures pertaining to long-term care services.

     Although management believes that established reserves for the above are sufficient, it is possible that the final resolution of this matter may exceed the established reserves by an amount which could be material to the Company's results of operations. The Company does not believe the ultimate outcome of these matters will have a material adverse effect on the Company's overall financial condition, liquidity or operations.

     Of the total 1997 restructuring and other charges, approximately $5,000 related to amounts to be paid in cash. The non-cash portion of the charges relates to the write-off of certain assets, principally goodwill associated with Western Region outpatient operations and reserves established for long-term care services for denied claims.

  Interest Expense

     Interest expense increased to $1,474 in 1997 from $763 in 1996 due primarily to a higher average outstanding debt balance during 1997 than in 1996. Interest expense increased to $763 in 1996 from $498 in 1995 due primarily to a higher average outstanding debt balance during 1996 than in 1995.

  Interest Income

     Interest income decreased to $30 in 1997 from $116 in 1996 due to a lower average outstanding investment portfolio balance during 1997. Interest income decreased to $116 in 1996 from $1,078 in 1995 due to a lower average outstanding investment portfolio balance during 1996.

  Medicare Review

     During 1996, certain of the Company's Medicare Part B and related co-insurance billings previously submitted were selected for review by the Office of the Inspector General of the Department of Health and Human Services ("OIG") and the Department of Justice ("DOJ"). The Company has been informed by the

DOJ that the review is a civil matter relating to billings for services to Medicare patients in long-term care facilities in the State of Florida during the period from approximately January 1994 through mid-1995. During the pendency of this review, the Medicare intermediary has suspended all Medicare payments to this subsidiary. It is the Company's policy to comply with all federal, state and local laws including those applicable to the Medicare program. In December 1997, the Company and representatives from the United States Attorney's office reached an agreement in principle that would settle all of the OIG's civil claims against the Company relating to this matter for a payment of $3,000. This tentative agreement is subject to the final approval by the appropriate officers of the DOJ and OIG. Throughout this process, the Company has been fully cooperating with the review and anticipates reaching a definitive agreement in 1998. As described above in "Long Term Care Reserves," the Company has established a reserve for the above amount, which is included with Accrued Expenses and Other Accrued Liabilities in the accompanying 1997 Consolidated Balance Sheet. The final agreement, when reached, is not expected to materially differ from the terms outlined above.

  Liquidity and Capital Resources

     Net cash provided by operations was $1,792 in 1997, compared to net cash provided by operations of $2,531 in 1996. Cash and cash equivalents remained fairly consistent, decreasing from $2,299 at December 31, 1996 to $2,154 at December 1997. In 1997, the Company used $1,293 in cash for capital expenditures compared with $1,345 in 1996.

     At December 31, 1997, the Company had a working capital deficit of $27,646. This deficit is primarily attributable to the current classification of the Company's revolving credit facility ("Credit Facility") and accrued liabilities of $9,018 which pertain to the Company's sale of and exit from outpatient behavioral group practice business and reserves established for its long term care operations which were discontinued in 1996.

     In April 1996, the Company entered into an agreement with PNC Bank to establish the revolving Credit Facility for up to a maximum of $15,000. Borrowings availability under this Credit Facility are based on the Company's earnings before interest, income taxes, depreciation and amortization, and the value of selected assets, principally accounts receivable and property and equipment; subject to various financial and non-financial covenants; and secured by substantially all of the assets of the Company. Borrowings under this facility bear interest at the bank's prime rate plus 1.0% or LIBOR plus 2.85%. The weighted average interest rate on outstanding borrowings at December 31, 1997 was 8.8%. The proceeds of this Credit Facility are available for future acquisitions, working capital and general corporate purposes. In March 1997, the Credit Facility was amended to reset various financial covenants to reflect the Company's restructuring and other charges incurred in 1996. In addition, the bank retained discretion for borrowings in excess of $12,000.

     At December 31, 1997, the Company was in default of certain financial covenants contained in the Credit Facility. The bank has waived the covenant violations and extended the additional borrowings contingent upon consummation of the Sale to PsychPartners at which point the Company has agreed to repay all existing bank debt with proceeds from the Sale. Through March 25, 1998, total advances under the Credit Facility were $14,300 and are payable at the earlier of April 30, 1998 or the closing date of the sale to PsychPartners.

     The Company anticipates that the net proceeds from the Sale to PsychPartners will primarily be used to repay bank debt, fund payment of acquisition notes and contingent consideration and settlement of the Florida Medicare review (see above). The Company estimates that approximately $4,000 of the net proceeds of the Sale will be available to the Company for general corporate purposes and to invest in future growth. The Sale is expected to close in the second quarter of 1998. The Company intends to establish a new credit facility with the bank after the original Credit Facility is repaid. The Company expects this facility will provide between $7,000 and $10,000 in borrowings availability in future periods.

     If the Sale is not consummated, the Company will be required (i) to either continue operating the outpatient behavioral healthcare business or attempt to locate another buyer for the outpatient behavioral healthcare business and (ii) to refinance its revolving Credit Facility and obtain additional financing. The Company estimates additional cash needs of approximately $7.0 million will be required during 1998 for contingent payments, seller notes and for restructure related activities. The Company has obtained a letter of intent from PNC Bank indicating their present intention to keep the existing Credit Facility in place and to expand the Credit Facility to $22,000. The preceding letter of intent would be subject to, among other things, PNC Bank obtaining guarantees to partially collateralize the Credit Facility.

     The Company has entered into an agreement with the Investment Partnerships which are significant stockholders of the Company and are managed by Foster Management Company, an affiliated party, to obtain their commitment to guarantee the additional $7,000 of financing. In return, the investment funds will receive the following: (i) a commitment fee of 2% of the guaranteed amount; (ii) a draw down fee of 2% on borrowings in excess of $15,000; (iii) an unused commitment fee of 1/2% per annum; and (iv) the Apogee Warrants to purchase 400,000 shares of Company Common Stock at a price of $0.05 per share or, in the event the Sale is not consummated, a transaction fee of $3,500 payable on April 30, 1999. The Investment Partnerships have indicated to the Company that they intend to seek one or more financial institutions as participants in such guarantees. In the event that the Commitment Arrangement is terminated and the Sale is consummated, the cost to the Company will be $140 in cash payable to the Investment Partnerships and a non-recurring charge of $930 which represents the difference between the exercise price of the Apogee Warrants and the fair market value of the underlying Company Common Stock. In the event the Sale is not consummated, the cost to the Company could be up to $280 in cash payable to the Investment Partnerships for commitment and draw down fees and $3,5000 in cash payable on or before April 30, 1999. In recognition of the Company's need to evaluate other potential guarantors and the terms they may offer, the Company was given the right to accept proposals from other potential guarantors. As of the date of this Proxy Statement, the Company has not accepted proposals from any other potential guarantors. In the event the Company terminates the Investment Partnerships' obligations because it has secured more favorable financing arrangements, the Company shall be obligated to pay such Investment Partnerships the commitment fee described in clause (i) above. In addition, the Company shall be obligated to pay (a) 30% of the Apogee Warrants if such termination occurs on or after March 30 and before April 6, 1998, (b) 60% of the Apogee Warrants if such termination occurs on or after April 6, 1998 and before April 13, 1998 and
(c) 90% of the Apogee Warrants if such termination occurs thereafter.

     The Company believes that the cash flow generated by the Company's operations, together with its existing cash and either the proceeds from the Sale, or in the event the Sale is not consummated the availability of additional borrowings under the expanded Credit Facility, will be sufficient to meet the Company's cash requirements in 1998.

     The Company's current ratio, working capital and debt to equity ratio are set forth below for the dates indicated:

                                             DECEMBER 31, 1997    DECEMBER 31, 1996
                                             -----------------    -----------------
Current Ratio..............................         .26:1                .70:1
Working Capital Deficit....................      $(27,646)             $(7,102)
Debt to Equity.............................         3.1:1                .20:1

  Inflation

     A significant portion of the Company's operating expenses have been subject to inflationary increases, including clinical and administrative salaries and rent expense. Based on management's assessment, the Company has historically been unable to substantially offset inflationary increases through price increases but believes the Company has somewhat mitigated the effect by expanding services and increasing operating efficiencies. There can be no assurance that the Company will be able to offset future inflationary increases in expenses, if any which would result in a dilutive impact on the Company's future earnings.

CAUTIONARY STATEMENT

     Matters discussed above contain forward-looking statements that are based on the Company's estimates, assumptions and projections. Major factors which could cause results to differ materially from those expected by management include the timing and nature of reimbursement charges, the nature of changes in laws and regulations that govern various aspects of the Company's business, new criteria adopted to determine medical necessity for behavioral health services, the outcome of post-payment reviews of the Company's billings to Medicare patients in long-term care facilities, including a review in the State of Florida by the Department of Justice, successful renegotiation of the Company's Credit Facility, changes in procedures by third party payors, pricing of managed care and other third party contracts, the number and productivity of clinicians, the direction and success of competitors, management retention and unanticipated market changes.

                INTEGRA OPERATIONS AFTER THE CLOSING OF THE SALE

     The Company intends to operate as an independent behavioral managed care organization ("BMCO") under the name Integra, providing employee assistance programs and managed care services to employers and health maintenance organizations ("HMOs") after the Closing Date of the Sale. The behavioral managed care market is a $3.5 billion market and covered lives in this market have been growing at average annual rate of 14% since 1993. The Company intends to leverage its existing care outcomes protocols and clinical data systems developed by Integra to compete aggressively for greater market share.

BUSINESS

     Integra has a portfolio of agreements with managed care organizations and corporations to provide inpatient and outpatient behavioral health services. Revenues are primarily generated by capitated managed behavioral health and employee assistance programs. The fees are defined by contract and are primarily calculated on a fixed per-member per month fee. Revenues under these contracts are recorded in the month for which the member is entitled to services. Generally, these membership contracts are on a one to three year basis subject to cancellation by either party without cause at any time with thirty to ninety days written notice. Integra had approximately 600,000, 425,000 and 350,000 covered lives at December 31, 1997, 1996 and 1995, respectively.

     The Company estimates the cost of providing services under these agreements, including a reserve for services incurred, but not reported, based upon authorized services, past claim payment experience for member groups and other factors. The Company typically does not subcapitate the risk of providing services under these contracts, but arranges discounted fee-for-service rates with independent inpatient and outpatient behavioral health providers, which the Company manages. Integra utilizes certain Apogee outpatient behavioral health practices as part of the provider network. The Company anticipates that where practicable, it will continue to utilize these outpatient behavioral health practices as network providers at the existing or comparable rates which it believes are at fair market. The Company believes there is a ready supply of service providers in these markets, and accordingly, is not dependant on the Apogee outpatient behavioral health practices for the delivery of service to these contracts.

     Under capitated contracts, the Company is responsible for ensuring appropriate access to care and bears the risk for utilization levels and pricing of the cost of services performed under these contracts. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. An underestimation in the utilization or price of services for these contracts could result in material losses to the Company. Historically, Integra has managed these capitated contracts profitably. The Company maintains no re-insurance against the risk of loss under these contracts, however the Company maintains malpractice and errors and omission insurance coverage for all professionals and facilities that perform services on behalf of the Company.

MANAGEMENT

     The Integra division currently has sufficient experienced operations management, clinical management, information systems and network management resources to implement the planned business strategy. In addition, management has experience in pricing and managing contracts on a capitated basis. Historically, Integra has managed capitated contracts profitably. Once the Sale is completed, the Company's corporate finance and senior management personnel will be consolidated with the Integra division to form the Company's management team. The Company plans to add sales and marketing personnel as well as clinical research staff once the Sale is completed.

MARKETING

     Integra expects to expand the promotion of its proprietary clinical outcomes data system, Compass(TM), as a differentiator of its "core EAP" and managed care products. Compass(TM) is one of the few clinical outcomes data systems available with the ability to provide data concurrent with treatment. The Company has hired additional sales personnel and expects to add additional staff, during 1998. The Company will focus on large

Fortune 1000 customers and HMOs which desire quality managed behavioral care and clinical data driven decision making in their employee benefit plans. In addition, Integra will attempt to expand the use of Compass(TM) in other venues such as pharmaceutical data sharing and reseller agreements with health care information software companies.

ACQUISITIONS

     Once the Sale is completed, the Company expects to pursue acquisitions of smaller EAP and privately owned BMCO organizations on a selective basis. These candidates will fit an acquisition criteria which includes a clinical philosophy compatibility, anticipated ease of consolidation into Integra's operations and a complementary customer mix.

                             INFORMATION CONCERNING

                             PSYCHPARTNERS, L.L.C.

                                    BUSINESS

     Established in October of 1995 and headquartered in Birmingham, Alabama, PsychPartners, L.L.C. is one of the largest privately held multi-disciplinary providers of outpatient and partial behavioral health services in the country. With the acquisition of the outpatient behavioral healthcare business of the Company, PsychPartners behavioral health services will be provided by more than 1,300 clinicians at 112 behavioral health clinics and specialized outpatient programs located in eleven states and the District of Columbia generating annual revenue of approximately $75 million. In addition, PsychPartners operates a statewide IPA in the state of New Jersey.

     PsychPartners' multi-disciplinary practices typically employ some or all of the following professionals: board certified or board eligible adult and adolescent psychiatrists, licensed clinical psychologists, neuropsychologists, licensed clinical social workers; licensed marriage, family and child counselors, registered psychiatric nurse practitioners, clinical nurse specialists and other allied mental health professionals. These practices provide a full range of behavioral health services, including but not limited to, diagnosis, psychiatric consultation, psychological assessment and evaluation; medication monitoring; group and individual psychotherapy; behavioral management; marriage, family and child therapy; intellectual and psychological including neuropsychological testing; substance abuse and rehabilitation both residential and outpatient.

     PsychPartners offers both full and shared risk arrangements to employers and managed care organizations to perform behavioral health services on a capitated (fixed rate), subcapitated and case rate basis. PsychPartners provides an array of other necessary behavioral health services, including but not limited to: employee assistance programs, partial hospitalization programs, critical incidence stress programs, crisis intervention programs, third party clinical case management and claim adjudication, contractual programming for hospitals and other residential and outpatient programs including correctional systems.

     The PsychPartners philosophy is to provide services in the most appropriate least restrictive settings to achieve the desired patient outcome. PsychPartners' services are designed to provide patients with access to treatment at all levels of care. The desired outcome of all behavioral health services provided by PsychPartners' clinicians is to return the patient to his or her optimal functional capacity utilizing the most cost effective services and service settings. PsychPartners' professionals treat patients with a wide variety of behavioral, psychological and psychiatric problems. The conditions treated by PsychPartners' professionals can and in many cases, seriously interfere with a patient's ability to function occupationally, socially and interpersonally. Such loss of function can result in reduced productivity, impaired job performance and, in some cases, total disability.

                                  GROWTH PLAN

     The company focuses on several factors to enhance the profit margins of its acquired practices. These factors include: (1) adding new payor relationships;
(2) adding additional healthcare providers; (3) improving collections; (4) increasing same store sales; and (5) creating administrative efficiencies. PsychPartners is the largest privately held multi-disciplinary provider of partial and outpatient behavioral health services in the country.

                        TWELVE MONTH PLAN OF OPERATIONS

     PsychPartners' major focus for the next twelve months is the acquisition of the outpatient behavioral healthcare practices of the Company and the integration of these facilities into its current operations. PsychPartners plans to make smaller, selective acquisitions of physician practices or practice management companies, primarily in markets where PsychPartners and the acquired outpatient behavioral healthcare practices of the Company are located. PsychPartners also plans to continue to develop its regional behavioral care networks by focusing on additional products and services and new payor relationships in order to expand and strengthen its business within its markets. In connection with the acquisition of the outpatient behavioral healthcare assets of the Company and to satisfy anticipated working capital requirements for the next twelve months, PsychPartners expects to raise additional funds through a variety of sources. PsychPartners anticipates that there will be no significant change in the number of employees, exclusive of the employees associated with the outpatient behavioral healthcare practices of the Company being acquired who will become employees of PsychPartners.

     Matters discussed in this section related to PsychPartners contain forward-looking statements that are based on management's estimates and assumptions. Major factors that could cause results to differ materially from those expected by management include; the successful consummation of the Sale, the time and nature of reimbursement changes, the nature of changes in laws and regulations that govern various aspects of PsychPartners' business, new criteria adopted to determine medical necessity for behavioral health services, successful consummation of PsychPartners' financing transactions, changes in procedures by third-party payors, pricing of managed care and other third party contract, retention and productivity of clinicians, the direction and success of competitors, management retention and unanticipated market changes. PsychPartners does not undertake any obligation to update the information contained herein.

                         SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT OF APOGEE, INC.

     The shareholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of the Company's one class of outstanding voting securities as of April 22, 1998, each director of the Company who beneficially owns Company Common Stock and each executive of the Company who beneficially owns Company Common Stock and all directors and officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                             SHARES OF COMMON
                                               STOCK OWNED
             NAME AND ADDRESS                  BENEFICIALLY        PERCENT OF CLASS
             ----------------                ----------------      ----------------
Abbingdon Venture Partners.................     2,767,650(1)            27.4%
  Limited Partnership
  1018 West Ninth Avenue
  King of Prussia, Pennsylvania 19406
Abbingdon Venture Partners.................       921,550(1)              9.1
  Limited Partnership-II
  1018 West Ninth Avenue
  King of Prussia, Pennsylvania 19406
John H. Foster.............................     3,737,974(1)(2)          37.0
  Foster Management Company
  1018 West Ninth Avenue
  King of Prussia, Pennsylvania 19406
Lawrence M. Davies.........................       120,568(3)              1.2
  Apogee, Inc.
  1060 First Avenue
  Suite 410
  King of Prussia, Pennsylvania 19406
Timothy E. Foster..........................     3,719,421(1)(4)          36.9
  NovaCare, Inc.
  1016 West Ninth Avenue
  King of Prussia, Pennsylvania 19406
Harvey V. Fineberg, M.D. ..................         7,000                   *
  Harvard University
  677 Huntington Avenue
  Boston, Massachusetts 02115
Irwin Lehrhoff, Ph.D. .....................       196,500(5)              1.9
  Irwin Lehrhoff & Associates
  13946 Ventura Boulevard
  Sherman Oaks, California 91423
R. Bruce Mosbacher.........................         5,000(6)                *
  Saw Island Partners
  2200 Sand Hill Road
  Suite 150
  Menlo Park, California 94025
Shawkat Raslan.............................        10,000                   *
  International Resources Holdings, Inc.
  16th Floor
  770 Lexington Avenue
  New York, New York 10021
Stanley F. Szczygiel.......................        17,738(7)                *
  Apogee, Inc.
  1060 First Avenue
  Suite 410
  King of Prussia, Pennsylvania 19406

                                             SHARES OF COMMON
                                               STOCK OWNED
             NAME AND ADDRESS                  BENEFICIALLY        PERCENT OF CLASS
             ----------------                ----------------      ----------------
Massoud G. Hampton, Ph.D. .................        21,800(8)                *
  Apogee, Inc.
  1060 First Avenue
  Suite 410
  King of Prussia, Pennsylvania 19406
Mark Gibson................................         2,500(9)                *
  Apogee, Inc.
  1060 First Avenue
  Suite 410
  King of Prussia, Pennsylvania 19406
Wellington Management Company, L.L.P. .....       664,000                 6.6
  75 State Street
  Boston , Massachusetts 02109
Wellington Trust Company, N.A. ............       664,000                 6.6
  75 State Street
  Boston , Massachusetts 02109
Directors and officers as a group (11           4,149,301(1)(2)          41.0
  persons).................................
                                                         (4)(5)
                                                         (10)

---------------
  *  Less than one percent (1%).

 (1) Does not include the Apogee Warrants.

 (2) Includes 3,689,200 shares of Company Common Stock owned by Abbingdon and Abbingdon-II, limited partnerships, of each of which Mr. John H. Foster is a general partner through intermediate general partnerships. Also includes 16,800 shares of Company Common Stock owned by the Trust u/w Virginia C. Foster, of which Mr. John H. Foster is a trustee.

 (3) Includes 8,000 shares of Company Common Stock presently issuable upon the exercise of options.

 (4) Includes 3,689,200 shares of Company Common Stock owned by Abbingdon and Abbingdon-II, of each of which Mr. Timothy E. Foster is a general partner through intermediate general partnerships.

 (5) Includes 176,000 shares of Company Common Stock owned by Irwin Lehrhoff Trust No. 1, of which Dr. Lehrhoff is a trustee and a beneficiary. Does not include 500 shares of Company Common Stock owned by Dr. Lehrhoff's spouse, of which shares of Company Common Stock Dr. Lehrhoff disclaims beneficial ownership.

 (6) Represents shares of Company Common Stock owned by the Mosbacher/Ditz Living Trust, of which Mr. Mosbacher is the trustee and a beneficiary.

 (7) Includes 6,800 shares of Company Common Stock presently issuable upon the exercise of options.

 (8) Includes 6,800 shares of Company Common Stock presently issuable upon the exercise of options.

 (9) Includes 2,500 shares of Company Common Stock presently issuable upon the execution of options.

(10) Includes 24,100 shares of Company Common Stock presently issuable upon the exercise of options.

                DIRECTORS AND EXECUTIVE OFFICERS OF APOGEE, INC.

DIRECTORS AND EXECUTIVE OFFICERS

     Certain information concerning the directors and executive officers of the Company is set forth below. Such information was furnished by them to the Company.

                                                              SHARES OF COMMON
                                                                STOCK OWNED
                                                              BENEFICIALLY AS
                                                                OF APRIL 22,       PERCENT
         NAME AND CERTAIN BIOGRAPHICAL INFORMATION                1998(1)          OF CLASS
         -----------------------------------------            ----------------     --------
JOHN H. FOSTER, age 55, has been Chairman of the Board and
  Chief Executive Officer of the Company since March 1991.
  Mr. Foster has been Chairman of the Board of NovaCare,
  Inc., a leading national provider of comprehensive medical rehabilitation services ("NovaCare"), since December 1984.
  Between December 1984 and May 1997, he was also Chief
  Executive Officer of NovaCare. Mr. Foster is a director of
  Corning Incorporated, an international corporation with
  business interests in specialty materials, communications, laboratory services and consumer products. Mr. Foster is a director of CulturalAccessWorldwide, Inc., an outsourced
  and marketing services company. Mr. Foster is the founder
  and Chairman of the Board of Foster Management Company, a
  venture capital firm, and general partner of various
  venture capital investment funds.                              3,737,974(2)(3)     37.0%

LAWRENCE M. DAVIES, age 39, has been a director of the
  Company since January 1992 and its President since June
  1993. Mr. Davies was Vice President of the Central
  Division of the Contract Services Group of NovaCare from
  June 1992 to May 1993 and Division Vice President of the
  Midwest Region of the Contract Services Group of NovaCare,
  from September 1988 to May 1992. From January 1987 to
  August 1988, Mr. Davies was Director of Corporate
  Development for NovaCare. Mr. Davies was manager of
  Mergers and Acquisitions for Foster Medical Corporation
  from August 1984 to December 1986.                               120,568(4)          1.2

HARVEY V. FINEBERG, M.D., age 52, has been a director of the
  Company since November 1993. Dr. Fineberg has been Provost of Harvard University since July 1997 and Dean of the
  Harvard School of Public Health since July 1984. He has
  been Professor of Health Policy and Management at the
  Harvard School of Public Health since 1982 and has held
  other faculty positions at Harvard University since 1973.
  Dr. Fineberg earned a medical degree at Harvard Medical
  School and a doctorate in Public Policy at the Kennedy
  School of Government at Harvard University. Dr. Fineberg
  is a director of PrincipalCare Incorporated, a provider of
  women's health services.                                           7,000            *

TIMOTHY E. FOSTER, age 46, has been a director of the
  Company since February 1993. Mr. Foster has been Chief
  Executive Officer of NovaCare since May 1997. Between
  October 1994 and May 1997 he was President and Chief
  Operating Officer of NovaCare. He has been a director of
  NovaCare since December 1984. Prior to becoming President
  of NovaCare, he served in a variety of finance and
  administrative roles at NovaCare beginning in 1984. Mr.
  Foster has been a Managing Partner of Foster Management
  Company since June 1997.                                       3,719,421(2)(5)      36.9

                                                              SHARES OF COMMON
                                                                STOCK OWNED
                                                              BENEFICIALLY AS
                                                                OF APRIL 22,       PERCENT
         NAME AND CERTAIN BIOGRAPHICAL INFORMATION                1998(1)          OF CLASS
         -----------------------------------------            ----------------     --------
IRWIN LEHRHOFF, PH.D., age 68, has been a director of the
  Company since March 1991, at which time his company, Irwin
  Lehrhoff & Associates, Inc., was acquired by the Company.
  For more than the prior five years, Dr. Lehrhoff has
  engaged in the private practice of clinical psychology in
  Southern California. Dr. Lehrhoff holds a Ph.D. in
  Communication Disorders and a Ph.D. in Clinical
  Psychology. He is a member of the American Psychological
  Association and the International Society of Mental
  Health. Dr. Lehrhoff presently serves as a director of the
  Thalians Community Mental Health Center. He was previously a director and President of the National Association of
  Rehabilitation Agencies. Dr. Lehrhoff was Director and
  President of the California Speech Pathologists and
  Audiologists in Private Practice from 1973 to 1977.              196,500(6)          1.9

R. BRUCE MOSBACHER, age 45, has been a director of the
  Company since July 1992. Mr. Mosbacher has been a general
  partner of Saw Island Partners, a securities, real estate
  and oil and gas investment firm, since 1985. From 1983 to
  1985, Mr. Mosbacher was of counsel to Gaston Snow & Ely
  Bartlett of Palo Alto, California; prior to that, he was
  associated with Wilson, Sonsini, Goodrich & Rosati of Palo
  Alto, California. Mr. Mosbacher serves on the Boards of
  Advisors of investment funds managed by Foster Management
  Company and is a director of a number of privately held
  companies. He previously was a director of ISI
  Corporation, ISI Trust Fund, ISI Growth Fund, Inc. and ISI
  Income Fund, Inc. and is a member of the State Bar of
  California.                                                        5,000(7)            *

SHAWKAT RASLAN, age 46, has been a director of the Company
  since February 1994. Mr. Raslan serves as President and
  Chief Executive Officer of International Resources
  Holdings, Inc., an asset management and investment
  advisory service. He has held these positions since 1982.
  Mr. Raslan serves as a director of U.S. Home Care
  Corporation.                                                      10,000               *

MASSOUD G. HAMPTON, Ph.D., age 47, has been Vice President
  of Clinical Services for the Company since February 1994.
  Dr. Hampton was the founder and Director of the Institute
  of Aging at St. Vincent Hospital and Healthcare Centers
  from December 1985 to January 1994. Dr. Hampton is a
  licensed clinical psychologist and hold a Ph.D. in Life
  Span Developing and Aging from Indiana University and an
  M.S. in Developmental Psychology from Indiana State
  University. Dr. Hampton has also completed a post doctoral fellowship in geriatric psychology at the University of
  Notre Dame. Dr. Hampton has served as Chairman for the
  Central Indiana Council on Aging and as a delegate to the
  White House Conference on Aging. In 1993, Dr. Hampton
  received the Indiana Public Foundation Award for
  Gerontology. From 1987 to 1993, Dr. Hampton was an adjunct
  professor of psychology at Indiana University.                    21,800(8)            *

                                                              SHARES OF COMMON
                                                                STOCK OWNED
                                                              BENEFICIALLY AS
                                                                OF APRIL 22,       PERCENT
         NAME AND CERTAIN BIOGRAPHICAL INFORMATION                1998(1)          OF CLASS
         -----------------------------------------            ----------------     --------
STANLEY F. SZCZYGIEL, age 46, has been Vice President of
  Finance and Secretary of the Company since October 1993.
  From January 1993 to October 1993, Mr. Szczygiel managed
  Acquisition Management Services, Inc., a mergers and
  acquisition consulting company. From 1986 to 1992, Mr.
  Szczygiel was the Vice President of Finance from 1987 to
  1992 and Corporate Controller from 1986 to 1987 of Abbey
  Home Healthcare. From 1973 to 1985, Mr. Szczygiel held
  various financial management positions at Exxon
  Corporation, Memorex Corporation and Coopers & Lybrand.           17,738(9)            *

MARK D. GIBSON, age 31, has been Corporate Controller and
  Chief Accounting Officer of the Company since August 1997.
  From August 1995 to August 1997, Mr. Gibson was the
  Director of Financial Planning and Analysis for the
  Company. From 1992 to 1995, Mr. Gibson worked in the
  Auditing Services Group for Price Waterhouse LLP and from
  1988 to 1991 was employed in the audit department of
  Laventhol & Horvath.                                               2,500(10)           *

---------------
  *  Less than one percent.

 (1) Except as indicated in the following footnotes, each of the persons listed above has sole voting and investment power with respect to all shares of Company Common Stock shown in the table as beneficially owned by him.

 (2) Does not include the Apogee Warrants.

 (3) Includes 3,689,200 shares of Company Common Stock owned by Abbingdon Venture Partners Limited Partnership ("Abbingdon") and Abbingdon Venture Partners Limited Partnership-II ("Abbingdon-II"), limited partnerships, of each of which Mr. John H. Foster is a general partner through intermediate general partnerships. Also includes 16,800 shares of Company Common Stock owned by the Trust u/w Virginia C. Foster, of which Mr. John H. Foster is a trustee.

 (4) Includes 8,000 shares of Company Common Stock presently issuable upon the exercise of stock options.

 (5) Includes 3,689,200 shares of Company Common Stock owned by Abbingdon and Abbingdon-II, of each of which Mr. Timothy E. Foster is a general partner through intermediate general partnerships.

 (6) Includes 176,000 shares of Company Common Stock owned by Irwin Lehrhoff Trust No. 1, of which Dr. Lehrhoff is a trustee and a beneficiary. Does not include 500 shares of Company Common Stock held by Dr. Lehrhoff's spouse, of which shares of Company Common Stock Dr. Lehrhoff disclaims beneficial ownership.

 (7) Represents shares of Company Common Stock owned by the Mosbacher/Ditz Living Trust, of which Mr. Mosbacher is the trustee and a beneficiary.

 (8) Includes 6,800 shares of Company Common Stock presently issuable upon the exercise of options.

 (9) Includes 6,800 shares of Company Common Stock presently issuable upon the exercise of options.

(10) Includes 2,500 shares of Company Common Stock presently issuable upon the exercise of options.

                                   PROPOSAL 2

                 ADJOURNMENT OR POSTPONEMENT OF SPECIAL MEETING

     In the event the number of shares of Company Common Stock represented at the Special Meeting is insufficient to constitute a quorum or, if a quorum is present, the Company fails to receive a sufficient number of votes to approve the Purchase Agreement and the transactions contemplated therein, the Company proposes to adjourn or postpone the Special Meeting for a period of not more than 30 days for the purpose of soliciting additional proxies. Proxies initially cast in favor of the Purchase Agreement and the transactions contemplated therein will, unless revoked, be voted in favor of the approval of such item at any Special Meeting subsequently convened within thirty days of the initial date of the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matters to be presented for action at the Special Meeting other than those described herein and does not intend to bring any other matters before the Special Meeting. However, if other matters should come before the Special Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion, unless such authority is withheld.

                            EXPENSES OF SOLICITATION

     The expenses in connection with the solicitation of the enclosed form of proxy, will be borne by the Company. In addition to solicitation by mail, officers or regular employees of the Company, who will receive no compensation for such services other than their regular salaries, may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage houses, nominees, participants in central certificate depository systems and other custodians and fiduciaries to supply them with solicitation material for forwarding to their principals, and arrangements may be made with such persons to obtain authority to sign proxies. The Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

                            INDEPENDENT ACCOUNTANTS

     The financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the period ended December 31, 1997, have been audited by Price Waterhouse LLP, independent public accountants, as stated in their report contained in this Proxy Statement.

     A representative of Price Waterhouse will be at the Special Meeting to answer questions by shareholders and will have the opportunity to make a statement if so desired.

King of Prussia, Pennsylvania
April 23, 1998

                         INDEX TO FINANCIAL STATEMENTS

APOGEE, INC. AND SUBSIDIARIES
Report of Independent Accountants...........................  F-2
Consolidated Balance Sheets as of December 31, 1997 and
  December 31, 1996.........................................  F-3
Consolidated Statements of Operations for the Years ended
  December 31, 1997, 1996 and 1995..........................  F-4
Consolidated Statements of Changes in Stockholders' Equity
  for the Years Ended December 31, 1997, 1996 and 1995......  F-5
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995..........................  F-6
Notes to Consolidated Financial Statements..................  F-7
OUTPATIENT BEHAVIORAL HEALTH BUSINESS OF APOGEE, INC.
  (UNAUDITED)
Combined Balance Sheets as of December 31, 1997 and December
  31, 1996..................................................  F-23
Combined Statements of Operations for the Years Ended
  December 31, 1997, 1996 and 1995..........................  F-24
Combined Statements of Changes in Apogee, Inc. Net
  Investment for the Years ended 1997,
  1996 and 1995.............................................  F-25
Combined Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995..........................  F-26
Notes to Combined Financial Statements......................  F-27
PSYCHPARTNERS, L.L.C. (UNAUDITED)
Consolidated Condensed Balance Sheets as of December 31,
  1997 and 1996.............................................  F-36
Consolidated Condensed Statements of Operations for the
  Years ended December 31, 1997,
  1996 and 1995.............................................  F-37
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997,
  1996 and 1995.............................................  F-38
Consolidated Statement of Unitholder's Equity for the Years
  Ended December 31, 1997,
  1996 and 1995.............................................  F-39
Notes to Consolidated Financial Statements..................  F-40

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Apogee, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Apogee, Inc. and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As explained in Notes 3 and 11, in December 1997 the Company announced plans to sell and divest its outpatient behavioral health practice business. Shareholder approval of an agreement of purchase and sale authorizing the Company to sell substantially all of its outpatient behavioral health practice business is required. The Company has recorded a loss of $58.5 million for the write down of assets, restructuring and other charges for the year ended December 31, 1997. Management's plans with respect to the consummation of the proposed Sale are described in Note 4.

                                          Price Waterhouse LLP

Philadelphia, PA
March 23, 1998

                                  APOGEE, INC.

                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  2,154    $  2,299
  Accounts receivable, net of allowance for doubtful
     accounts...............................................     5,939      11,096
  Other accounts receivable.................................     1,455       1,643
  Other current assets......................................       410       1,407
                                                              --------    --------
     Total current assets...................................     9,958      16,445
Property and equipment, net.................................     2,426       3,359
Intangible assets and excess cost over fair value of net
  assets acquired, net......................................    31,031      77,381
Other assets................................................       185         598
                                                              --------    --------
                                                              $ 43,600    $ 97,783
                                                              ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................  $ 13,891    $  4,584
  Accounts payable..........................................     2,283       2,196
  Accrued expenses and other current liabilities............    21,430      16,767
                                                              --------    --------
     Total current liabilities..............................    37,604      23,547
Long-term debt..............................................       809       8,224
Other long-term liabilities.................................       128         485
Deferred income tax liability...............................       346         346
                                                              --------    --------
          Total liabilities.................................    38,887      32,602
                                                              --------    --------
Commitments and contingencies
Stockholders' equity:
  Common stock, $.01 par value, 20,000,000 shares
     authorized; issued and outstanding 10,029,325 in 1997
     and 9,822,570 in 1996..................................       100          98
  Capital in excess of par value............................    86,349      85,624
  Accumulated deficit.......................................   (81,707)    (20,489)
  Deferred compensation.....................................       (29)        (52)
                                                              --------    --------
          Total stockholders' equity........................     4,713      65,181
                                                              --------    --------
                                                              $ 43,600    $ 97,783
                                                              ========    ========

   The accompanying notes are an integral part of these financial statements

                                  APOGEE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                        YEARS ENDED
                                                                       DECEMBER 31,
                                                            -----------------------------------
                                                              1997         1996         1995
                                                            ---------    ---------    ---------
Net revenues:
  Patient service revenue.................................  $  59,719    $  72,495    $  63,760
  Premium revenue.........................................     10,425        6,232        4,509
                                                            ---------    ---------    ---------
     Total net revenues...................................     70,144       78,727       68,269
                                                            ---------    ---------    ---------
Cost of revenues:
  Patient service costs...................................     48,383       56,700       48,619
  Premium service costs...................................      5,819        3,387        1,913
                                                            ---------    ---------    ---------
     Total cost of revenues...............................     54,202       60,087       50,532
                                                            ---------    ---------    ---------
Gross profit..............................................     15,942       18,640       17,737
Selling and administrative expenses.......................     10,447       11,179        9,839
Provision for doubtful accounts...........................      4,226        3,886        3,408
Amortization of intangible assets and excess cost over
  fair value of net assets acquired.......................      2,441        2,301        1,814
Writedown of assets.......................................     38,400
Restructuring and other charges...........................     20,100       14,100        5,600
Loss from operations......................................    (59,672)     (12,826)      (2,924)
Non-operating expenses (income):
  Interest expense........................................      1,474          763          498
  Interest income.........................................        (30)        (116)      (1,078)
  Other expenses..........................................                                   30
                                                            ---------    ---------    ---------
Loss before income taxes..................................    (61,116)     (13,473)      (2,374)
Provision for income taxes................................        102          121           77
                                                            ---------    ---------    ---------
Net loss..................................................  $ (61,218)   $ (13,594)   $  (2,451)
                                                            =========    =========    =========
Basic and diluted net loss per common share...............  $   (6.17)   $   (1.39)   $   (0.26)
                                                            =========    =========    =========
Weighted average shares outstanding, basic and diluted....  9,921,374    9,786,599    9,414,839
                                                            =========    =========    =========

   The accompanying notes are an integral part of these financial statements

                                  APOGEE, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                              COMMON SHARES       CAPITAL IN
                           -------------------    EXCESS OF     ACCUMULATED      DEFERRED
                           NUMBER    PAR VALUE    PAR VALUE       DEFICIT      COMPENSATION     TOTAL
                           ------    ---------    ----------    -----------    ------------    --------
Balance at December 31,
  1994...................  9,277       $ 93        $79,008       $ (4,444)        $ (96)       $ 74,561
Common stock issued in
  connection with
  acquisitions...........    458          4          6,491                                        6,495
Exercise of stock
  options................                                2                                            2
Common stock issued for
  services rendered......      6                       111                                          111
Amortization of deferred
  compensation...........                                                            21              21
Net loss.................                                          (2,451)                       (2,451)
                           ------      ----        -------       --------         -----        --------
Balance at December 31,
  1995...................  9,741         97         85,612         (6,895)          (75)         78,739
Common stock issued in
  connection with
  acquisitions...........    122          1            743                                          744
Common stock reversal....    (40)                     (731)                                        (731)
Amortization of deferred
  compensation...........                                                            23              23
Net loss.................                                         (13,594)                      (13,594)
                           ------      ----        -------       --------         -----        --------
Balance at December 31,
  1996...................  9,823         98         85,624        (20,489)          (52)         65,181
Common stock issued in
  connection with
  acquisitions...........    206          2            725                                          727
Amortization of deferred
  compensation...........                                                            23              23
Net loss.................                                         (61,218)                      (61,218)
                           ------      ----        -------       --------         -----        --------
Balance at December 31,
  1997...................  10,029      $100        $86,349       $(81,707)        $ (29)       $  4,713
                           ======      ====        =======       ========         =====        ========

   The accompanying notes are an integral part of these financial statements

                                  APOGEE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                       YEARS ENDED
                                                                       DECEMBER 31,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
Cash flows from operating activities:
  Net loss.................................................  $(61,218)   $(13,594)   $ (2,451)
  Adjustments to reconcile net loss to net cash provided by
     operations:
     Depreciation and amortization.........................     3,289       3,309       2,554
     Provision for doubtful accounts.......................     4,226       3,886       3,408
     Non cash portion of asset write down, restructuring
       and other charges...................................    58,500      11,507       4,400
  Changes in assets and liabilities, net of effects of
     businesses acquired:
     Increase in accounts receivable.......................      (657)     (3,989)     (6,211)
     Decrease (increase) in other current assets...........       626        (548)     (1,506)
     Increase in accounts payable..........................        87         739         603
     (Decrease) increase in accrued expenses and other
       current liabilities.................................    (3,090)      1,829       3,516
     Increase (decrease) in other assets and other
       liabilities.........................................        29        (608)        (77)
                                                             --------    --------    --------
     Net cash provided by operating activities.............     1,792       2,531       4,236
                                                             --------    --------    --------
Cash flows from investing activities:
  Acquisition of business:
     Payments for acquisition of businesses, net of cash
       acquired of $524 in 1996, $795 in 1995..............                (4,108)    (10,102)
     Additional payments for businesses acquired in prior
       years...............................................    (2,590)     (6,770)     (5,964)
                                                             --------    --------    --------
       Net cash outlay for acquisition of businesses.......    (2,590)    (10,878)    (16,066)
  Disposition of businesses................................       100
  Purchases of property and equipment......................    (1,293)     (1,345)     (2,515)
                                                             --------    --------    --------
       Net cash used in investing activities...............    (3,783)    (12,223)    (18,581)
Cash flows from financing activities:
  Proceeds from issuance of common stock...................                               111
  Proceeds from exercise of common stock options...........                                 2
  Proceeds from issuance of notes payable..................     6,420       6,650         275
  Principal payments on long-term obligations..............    (4,574)     (6,608)     (3,375)
                                                             --------    --------    --------
       Net cash provided by (used in) financing
          activities.......................................     1,846          42      (2,987)
Net decrease in cash and cash equivalents..................      (145)     (9,650)    (17,332)
Cash and cash equivalents at beginning of period...........     2,299      11,949      29,281
                                                             --------    --------    --------
Cash and cash equivalents at end of period.................  $  2,154    $  2,299    $ 11,949
                                                             ========    ========    ========
Supplemental disclosures of cash flow information:
  Interest paid............................................  $  1,403    $    694    $    431
                                                             ========    ========    ========
  Income taxes paid........................................  $    210    $    234    $    269
                                                             ========    ========    ========

   The accompanying notes are an integral part of these financial statements

                                  APOGEE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1 -- ORGANIZATION AND OPERATION

     Apogee, Inc. ("Apogee" or the "Company"), a Delaware corporation, was formed to provide behavioral health services and commenced operations on March 15, 1991. The Company operates multi-disciplinary outpatient behavioral health group practices, principally at free standing clinics and is one of the largest providers of outpatient behavioral health services in the United States. The Company currently operates behavioral health clinics located in 13 states and the District of Columbia. At December 31, 1997, Apogee's outpatient operations were principally concentrated in Florida, Maryland, New Jersey, Pennsylvania, Virginia and Wisconsin.

     Largely through its Integra Division ("Integra"), the Company also provides managed behavioral health services through full and shared risk arrangements with employers and managed care organizations to perform behavioral health services on a capitated, sub-capitated and case rate basis. In addition, the Company provides an array of managed behavioral health services including: employee assistance programs; third party clinical case management and claims adjudication.

     During December 1997, the Company announced it plans to sell and divest its outpatient behavioral health group practice operations. The Company entered into an agreement to sell substantially all of the assets of the outpatient behavioral health group practice business (hereafter referred to as the "Sale"), except for practices located in the Western region of the United States, which the Company plans to divest. The consummation of the Sale will result in the divestiture by the Company of substantially all the assets and business of the Company's outpatient behavioral health practices. As of December 31, 1997, the outpatient behavioral health practice business accounted for approximately eighty-four percent (84%) of the assets of the Company (before the impact of the write down of assets held for sale and the impact of the restructuring charges); and for the year ended December 31, 1997 approximately eighty-three percent (83%) of the Company's net revenues. After the closing date, the Company will no longer operate outpatient behavioral health practices and its primary business activity will be managed behavioral healthcare through its Integra Division. As a result of the Sale, the Company will be a significantly smaller company in terms of revenues and assets.

     The Company's Board of Directors believes the terms of the sale are fair to and in the best interest of the Company and its shareholders for the long-term growth of the Integra business. In making its recommendation to exit the outpatient behavioral health practice business, the Company considered the recent operating results, future prospects and strategic direction of the outpatient behavioral health practice business. The Company also considered the current constraints on its ability to finance future growth and the positive effect the sale of assets and the repayment of debt would have on the Company's ability to obtain additional financing.

     The above Sale and effect on the Company is further described in Notes 3 and 12. If the Sale is not consummated, the Company will pursue other strategic alternatives and will be required to refinance its revolving Credit Facility (see Note 4).

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of consolidation

     The consolidated financial statements include the accounts of the Company and all wholly owned and beneficially owned subsidiaries. Because of corporate practice of medicine laws in certain states in which the Company operates, the Company does not own the professional corporations which operate the professional and clinical aspects of the outpatient behavioral healthcare practices in those states, but instead has the contractual right to designate, in its sole discretion and at any time, the licensed professional who is the owner of the capital stock of the professional corporation at a nominal cost ("Nominee Arrangements"). In addition,

                                  APOGEE, INC.

the Company enters into exclusive long-term management services agreements ("Management Services Agreements") with the professional corporations. Through the Management Services Agreements, the Company has exclusive authority over decision making relating to all major ongoing operations of the underlying professional corporations with the exception of the professional aspects of the practice of psychiatry, psychology and other professional behavioral healthcare services as required by certain state laws. Under the Management Services Agreements, the Company establishes annual operating and capital budgets for the professional corporations and compensation guidelines for the clinical professionals. The Management Services Agreements generally have initial terms of ten years or greater. The method of computing the management fees varies by contract. Management fees are based on either (i) billings of the affiliated practice less the amounts necessary to pay professional compensation and other professional expenses or (ii) a license fee per location, reimbursement of direct costs, reimbursement of marketing costs plus a markup, and a flat administrative fee or (iii) a percentage of gross receipts of the affiliated practice. In all cases, these fees are meant to compensate the Company for expenses incurred in providing covered services plus a profit. These interests are unilaterally saleable and transferable by the Company and fluctuate based upon the actual performance of the operations of the professional corporations.

     Through the Nominee Arrangements, the Company has a significant long-term financial interest in the affiliated practices and, therefore, according to Emerging Issues Task Force No. 97-2 "Application of FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries, and APB Opinion No. 16, Business Combinations, to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangement", the Company must consolidate the results of the affiliated practices with those of the Company. Because the Company must present consolidated financial statements, net revenues are presented in the accompanying Consolidated Statements of Operations. All significant intercompany accounts and transactions, including management fees, have been eliminated.

  Reclassification

     Certain prior year amounts have been reclassified to conform to the current year presentation.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and cash equivalents

     Cash and cash equivalents include cash on hand and shortterm investments with original maturities of 90 days or less.

  Revenue recognition

     Patient service revenue is reported when earned at time of service at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Third party reimbursement in initially billed at "usual, customary and reasonably" market rates. When recorded, aggregated billings are adjusted to reflect the estimated amounts realizable from third party payors based on the Company's historical experience and contractual rates established with the payors. Patient service revenue represents billings of the Company's operations other than its behavioral managed care division, Integra, which are principally comprised of the outpatient group practice business and long-term care behavioral health business which the Company exited in December 1996.

                                  APOGEE, INC.

     Premium revenue pertains to the Company's Integra Division and are primarily generated by capitated managed behavioral health and employee assistance programs. The fees are defined by contract and are primarily calculated on a fixed per-member per-month fee. Capitated revenues are recorded in the month for which the member is entitled to services (see Note 13).

  Property and equipment

     Property and equipment are stated at cost less accumulated depreciation and amortization. Additions and betterments are capitalized and maintenance and repairs are charged to current operations. The cost of assets retired or otherwise disposed of and the related accumulated depreciation and amortization are removed from the accounts and the gain or loss on such dispositions is reflected in current operations. Depreciation is provided using the straight-line method. Estimated useful lives of the assets are:

Furniture and fixtures..................................  5 to 7 years
Office equipment........................................  3 to 5 years

  Long lived and intangible assets

     Identifiable assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. Deferred taxes have been recorded to the extent of differences between the fair value and the tax basis of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of tangible net assets acquired is amortized on a straight-line basis over the estimated useful life of the intangible assets. Allocation of intangible assets between identifiable intangibles and goodwill was performed by Company management with the assistance of independent appraisers. Intangible assets other than goodwill include patient lists and covenants not to compete which are amortized over one and five years, respectively.

     After the completion of the Sale and divestiture, the Company will be substantially smaller in terms of both assets and net revenues. In light of the repositioning of the Company as a managed behavioral healthcare company and continuing changes in the managed health care industry, the Company in the fourth quarter of 1997, changed its estimated useful life for the excess of cost over fair value of assets acquired from 40 years to 25 years. Amortization expense increased approximately $300 in the fourth quarter as a result of this change in estimate.

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of " ("SFAS 121"), which establishes accounting standards for the impairment of long-lived assets, certain identified intangible assets and goodwill related to those assets to be held and used and for long-lived assets and certain intangible assets to be disposed of. In accordance with SFAS 121, the Company reviews the realizability of long-lived assets, certain intangible assets and goodwill whenever events or circumstances occur which indicate recorded cost may not be recoverable. The Company also reviews the overall recoverability of goodwill based primarily on estimated future undiscounted cash flows.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region.

  Financial instruments

     The carrying value of cash and cash equivalents, accounts receivable and payable and accrued liabilities approximates fair value due to the short-term maturities of these assets and liabilities.

                                  APOGEE, INC.

  Income taxes

     The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it more likely than not that the benefit will be realized.

  Earnings per share

     The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128") which establishes new standards for computing and presenting earnings per share by replacing the presentations of weighted shares outstanding, inclusive of common stock equivalents, with a dual presentation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the dilutive effect of all stock options, shares contingently payable in connection with certain acquisitions and convertible debentures. All prior period earnings per share information has been restated in accordance with SFAS 128.

NOTE 3 -- SALE OF OUTPATIENT BUSINESS TO PSYCHPARTNERS, LLC

     On December 26, 1997, the Company entered into an agreement of Purchase and Sale (the "Purchase Agreement") with PsychPartners MidAtlantic, Inc., PsychPartners, Inc., and PsychPartners, LLC (collectively "PsychPartners" or the "Purchasers"). Pursuant to the Purchase Agreement, the Company will sell to the Purchasers substantially all of the assets and business of the Company's outpatient behavioral healthcare business, which consists of (i) all of the capital stock of one of the subsidiaries of the Company (the "Subsidiary Stock") operating two outpatient behavioral health practices and (ii) substantially all of the assets (the "Assets") relating to 20 of the Company's outpatient behavioral health practices (the 22 practices are collectively, the "Practices"). In consideration for the sale of the Practices, the Purchasers will pay to the Company a purchase price consisting of (a) $27,000 in cash, (b) a warrant contingently issuable to purchase 400,000 Common Units of PsychPartners at a purchase price of $.05 per Common Unit (the "Warrant") and
(c) the assumption of certain liabilities of the Company and the Practices (collectively, the "Purchase Price"). The Purchase Price is subject to certain adjustments. The Purchase Price may be adjusted if the cash, accounts receivable, deposits and prepaid expenses of the Practices are less than the liabilities and future contingent payment obligations of the Practices. As of December 31, 1997 the net amount of assets which would be acquired less liabilities which would be assumed is approximately $1,700. The estimated future earnout payments to be assumed by PsychPartners are approximately $1,850. As of December 31, 1997, the Company would have a net asset adjustment to reduce the Purchase Price by $150. The Company believes that any adjustment, if required, would not exceed $500.

     The Warrant entitles the Company to purchase 400,000 Common Units of PsychPartners during the five (5) year period following the Closing Date. The issuance of the Warrant to the Company is contingent on the achievement of certain future operating profit thresholds of two of the Practices during a one-year period after the closing of the Sale as defined in the agreement. The Company will not assign a value to the Warrant until the contingency is resolved and the Warrant is issued. Neither the Warrant nor the Common Units underlying the Warrant have been registered under the Securities Act of 1933, as amended, and the Warrant does not provide for either the Warrant or the Common Units to be registered by PsychPartners.

     The Sale will close as soon as is practicable after the approval of the Purchase Agreement by the holders of a majority of the outstanding shares of Company Common Stock at the Special Meeting (the "Closing Date"). The Company anticipates the closing date will be in the second quarter of 1998.

                                  APOGEE, INC.

     The respective obligations of the Company and the Purchasers to close the Sale are subject to the satisfaction on or prior to the Closing Date of various closing conditions. Such conditions include, among others, the approval and adoption of the Purchase Agreement by the holders of a majority of the outstanding shares of Company Common Stock, the correctness in all material respects of the representations and warranties of the parties to the Purchase Agreement and the Company having complied with the agreements and conditions set forth in the Purchase Agreement. Certain of these conditions (other than the approval and adoption of the Purchase Agreement by the Company's shareholders) may be waived by PsychPartners and the Purchasers. If the Company's shareholders do not approve the Sale, the Company's Board of Directors will pursue other strategic options.

     The Purchase Agreement may, under certain specified circumstances, be terminated and the sale abandoned at any time prior to the Closing, notwithstanding approval of the Purchase Agreement by the shareholders of the Company. The Company may terminate the Purchase Agreement (i) with the mutual written consent of the Purchasers, in the event a condition to the Company's or the Purchasers' obligation to the Closing has not been met or waived on or prior to April 30, 1998 or (ii) because the Board of Directors of the Company determines, in the exercise of its judgment as to its fiduciary duties to the shareholders after consultation with counsel, that such termination is required by reason of any competing proposal to purchase all or any significant portion of the Subsidiary Stock or the Assets, or any similar transaction (a "Competing Transaction").

     Pursuant to the Purchase Agreement, at the Closing, the Purchasers, the Company and certain of its subsidiaries will enter into an Interim Services Agreement pursuant to which the Company and the subsidiaries will assist the Purchasers in obtaining certain consents in connection with the Sale and will provide certain management and other services, including billing services to the Purchasers to operate and manage the Practices in connection with the transition of the Practices to the Purchasers.

     Based on the fair market value established by the Purchase Agreement, the Company recorded a charge of $38,400 to write down the carrying amounts of these businesses to their estimated fair value less cost to sell. Net revenues for all the Company's outpatient group practices, including Western region practices, were approximately $58,056, $61,237 and $48,349 and recorded income (loss) from operations of ($2,696), ($783), and $836 in 1997, 1996 and 1995, respectively, excluding the above write down of assets and restructuring and other charges.

NOTE 4 -- LIQUIDITY, CAPITAL RESOURCES AND USE OF PROCEEDS

     At December 31, 1997, the Company had a working capital deficit of $27,646. This deficit is primarily attributable to the current classification of the Company's Credit Facility and accrued liabilities of $9,018 which pertain to the Company's sale and exit of outpatient behavioral group practice business and reserves established for its long-term care operations which were discontinued in 1996.

     The Company anticipates that the net proceeds from the sale to PsychPartners will primarily be used to repay bank debt, fund payment of acquisition notes (See Note 9) and contingent consideration (See Note 6), and for settlement of the Florida Medicare review (See Note 13). The Company estimates that approximately $4,000 of the net proceeds of the sale will be available to the Company for general corporate purposes and to invest in future growth. The Sale is expected to close in the second quarter of 1998. The Company intends to establish a new credit facility with the bank after the original Credit Facility is repaid. The Company expects this facility will provide between $7,000 and $10,000 in borrowings availability in future periods.

     If the Sale is not consummated, the Company will be required (i) to either continue operating the outpatient behavioral healthcare business or attempt to locate another buyer for the outpatient behavioral healthcare business, and (ii) to refinance its revolving Credit Facility (See Note 9). The Company is currently party to a credit agreement with PNC Bank that includes a $15,000 term loan, of which PNC Bank

                                  APOGEE, INC.

retains discretion for borrowings in excess of $12,000. Borrowings outstanding under the Credit Facility were approximately $12,100 as of December 31, 1997, and $14,300 as of March 15, 1998. The Company is currently in technical default of certain covenants contained in the Credit Facility. PNC Bank has temporarily waived these covenants and authorized borrowings in excess of the $12,000, both of which are contingent upon consummation of the Sale. The Company estimates additional cash needs of approximately $7,000 will be required during 1998 for contingent payments, seller notes and for restructure related activities. The Company has obtained a letter of intent from PNC Bank indicating their present intention to keep the existing Credit Facility in place and to expand the Credit Facility to $22,000. The preceding letter of intent would be subject, among other things, to PNC Bank obtaining guarantees to partially collateralize the Credit Facility. The Company has entered into an agreement with certain investment funds which are significant stockholders of the Company and are managed by Foster Management Company, an affiliated party, to obtain their commitment to guarantee the additional $7,000 of financing. In return, the investment funds will receive the following: (i) a commitment fee of 2% of the guaranteed amount; (ii) a draw down fee of 2% on borrowings in excess of $15,000; (iii) an unused commitment fee of 1/2% per annum; and (iv) warrants to purchase 400,000 shares of Apogee common stock at a price of $0.05 per share or, in the event the Sale is not consummated, a transaction fee of the greater of $3,500 or an amount that would equate to an internal rate of return of 50% on the maximum amount drawn down under the increased portion of the Credit Facility, payable on or before April 30, 1999. In recognition of the Company's need to evaluate other potential guarantors and the terms they may offer, the Company was given the right to accept proposals from other potential guarantors. In the event the Company terminates the investment funds' obligations because it has secured more favorable financing arrangements, the Company shall be obligated to pay such investment funds the commitment fee described in clause
(i) above. In addition, the Company shall be obligated to pay (a) 30% of the warrants if such termination occurs on or after March 30 and before April 6, 1998, (b) 60% of the warrants if such termination occurs on or after April 6, 1998 and before April 13, 1998 and (c) 90% of the warrants if such termination occurs thereafter.

     The Company believes that the cash flow generated by the Company's operations, together with its existing cash and either the proceeds from the Sale, or in the event the Sale is not consummated the availability of additional borrowings under the expanded bank Credit Facility, will be sufficient to meet the Company's cash requirements in 1998.

NOTE 5 -- RECEIVABLES AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                              DECEMBER 31,
                                                           ------------------
                                                            1997       1996
                                                           -------    -------
Accounts receivable, net of contractual allowances.......  $13,287    $20,402
Less: Allowance for doubtful accounts....................    7,348      9,306
                                                           -------    -------
                                                           $ 5,939    $11,096
                                                           =======    =======

     The Company's services are primarily reimbursed by third party payors, including Medicare, Medicaid, managed care organizations and commercial insurance companies. Approximately 7%, 16%, and 21% of the Company's net revenues for 1997, 1996 and 1995, respectively, were directly billed to Medicare which is subject to Federal regulation. The Company believes the allowance for doubtful accounts is adequately estimated based on its ongoing review of collectibility.

     As further explained in Notes 11 and 13, the Company has been undergoing post payment review of selected billings to Medicare patients in long-term care facilities in the States of Florida and California. During the pendency of this review, the Florida intermediary has suspended all long-term care Medicare payments to the Company. At December 31, 1997, the above amounts include $1,818 in net billings which

                                  APOGEE, INC.

have been suspended for which the Company has established a full allowance. At December 31, 1996 the above amounts included $4,216 in long-term care billings for which the Company established an allowance for doubtful accounts of $2,139 primarily as a result of the above matters. In addition the Company also had allowances of $1,924 and $1,817 at December 31, 1997 and 1996, respectively, associated with outpatient locations which the Company has shut down.

NOTE 6 -- BUSINESS ACQUISITIONS

     During 1996 and 1995, the Company acquired 6 and 19 businesses, respectively. No businesses were acquired during 1997. These acquisitions have been accounted for using the purchase method of accounting. The results of operations of the acquired practices are included in the consolidated financial statements from the respective dates of acquisition.

     The following unaudited pro forma consolidated results of operations of the Company, including restructuring and other charges, give effect to the 1996 acquisitions as if they had occurred on January 1, 1996:

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                              1996
                                                          ------------
                                                          (UNAUDITED)
Net revenues............................................    $ 83,383
Loss from operations....................................     (12,391)
Net loss................................................     (13,367)
Net loss per common share...............................    $  (1.35)

     The above pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisitions been made as of the beginning of the respective periods or of the results which may occur in the future.

     Information with respect to businesses acquired are as follows:

                                                               YEARS ENDED
                                                              DECEMBER 31,
                                                            -----------------
                                                             1996      1995
                                                            ------    -------
Cash paid (net of cash acquired)..........................  $4,108    $10,102
Common stock issued.......................................     191      5,424
Subordinated promissory notes issued......................   1,205      3,640
Other deferred purchase price.............................      --      1,570
                                                            ------    -------
                                                             5,504     20,736
Liabilities assumed.......................................     819      3,329
                                                            ------    -------
                                                             6,323     24,065
Fair value of assets acquired, principally accounts
  receivable, property and equipment and certain
  identified intangible assets............................     630      4,467
                                                            ------    -------
          Cost in excess of fair value of net assets
            acquired......................................  $5,693    $19,598
                                                            ======    =======

     In connection with certain acquisitions, the Company has entered into contractual arrangements whereby additional shares of the Company's common stock and cash may be issued to former owners of acquired companies upon attainment of specified financial criteria (i.e. contingent consideration) over periods of two to four years as set forth in the respective agreements. The number of shares of common stock to be issued cannot be determined until the earn-out periods expire and the attainment of criteria is established. If such criteria are attained, but not exceeded, the Company will be obligated to make cash payments of approximately $4,925 and issue approximately 244,507 shares of common stock over the next three years. A

                                  APOGEE, INC.

lesser amount of cash would be paid and a lesser number of shares of common stock would be issuable under certain acquisition agreements if the financial criteria are not met and a greater amount of cash would be paid and a greater number of shares of common stock would be issuable under certain acquisition agreements if the financial criteria are exceeded. Under the terms of the Purchase and Sale Agreement with PsychPartners, the Company's obligation for contingent consideration for periods subsequent to the closing date for the practices acquired will be assumed by PsychPartners.

     The Company paid $2,590, $2,829 and $1,492 in cash and issued 206,755, 86,408 and 61,733 shares of common stock in 1997, 1996 and 1995, respectively, in connection with businesses acquired in prior years. This consideration was accounted for as additional goodwill.

NOTE 7 -- PROPERTY AND EQUIPMENT

                                                               DECEMBER 31,
                                                             ----------------
                                                              1997      1996
                                                             ------    ------
Furniture, fixtures and equipment..........................  $3,679    $5,201
Less: Accumulated depreciation.............................   1,253     1,842
                                                             ------    ------
                                                             $2,426    $3,359
                                                             ======    ======

     Depreciation expense was $848, $1,008 and $791 for 1997, 1996 and 1995, respectively.

NOTE 8 -- INTANGIBLE ASSETS

                                                              DECEMBER 31,
                                                           ------------------
                                                            1997       1996
                                                           -------    -------
Excess cost over fair value of net assets acquired.......  $36,044    $80,951
Patient lists............................................       75         92
Covenants not to compete.................................      364        368
                                                           -------    -------
                                                            36,483     81,411
Less: Accumulated amortization...........................    5,452      4,030
                                                           -------    -------
                                                           $31,031    $77,381
                                                           =======    =======

     As further described in Note 3, the Company recorded a charge of $38,400 to write down the carrying amount of the assets to be sold to PsychPartners. In addition, the Company wrote down $10,287 of intangible assets pertaining to the exit of the Western Region practices (See Note 11). In accordance with SFAS 121, these charges are primarily reflected as a reduction of goodwill at December 31, 1997.

NOTE 9 -- BORROWINGS

  Note payable to bank

     In April 1996, the Company entered into an agreement with a bank to establish a revolving credit facility ("Credit Facility") for up to a maximum of $15,000. Borrowings availability under this Credit Facility are based on the Company's earnings before interest, income taxes, depreciation and amortization, and the value of selected assets, principally accounts receivable and property and equipment; subject to various financial and non-financial covenants; and secured by substantially all of the assets of the Company. Borrowings under this facility bear interest at the bank's prime rate plus 1.0% or LIBOR plus 2.85%. The weighted average interest rate on outstanding borrowings at December 31, 1997 was 8.8%. The proceeds of this Credit Facility are available for future acquisitions, working capital and general corporate purposes. In March, 1997, the Credit Facility was amended to reset various financial covenants to reflect the Company's restructuring and other

                                  APOGEE, INC.

non-recurring charges incurred in 1996. In addition, the bank retained discretion for borrowings in excess of $12,000.

     At December 31, 1997, the Company was in default of certain financial covenants contained in the Credit Facility. The bank has waived the covenant violations and extended the additional borrowings contingent upon consummation of the Sale to PsychPartners at which point the Company has agreed to repay all existing bank debt with proceeds from the sale. Through March 15, 1998, total advances under the Credit Facility were $14,300 and are payable at the earlier of April 30, 1998 or the closing date of the sale to PsychPartners. The advances under this Credit Facility are classified as a current liability in the accompanying financial statements. See Note 4 for the Company's discussion of liquidity, capital resources and use of proceeds.

     In 1994, the Company issued $2,550 of subordinated convertible debentures at 5% -- 6% in connection with business acquisitions. The debentures are convertible, at the option of the holders, into shares of the Company's common stock at conversion prices ranging from $16 to $18 a share. The debentures are redeemable, in whole or in part, at the option of the Company. These debentures were fully repaid in 1997.

  Long-term debt

                                                               DECEMBER 31,
                                                             -----------------
                                                              1997      1996
                                                             -------   -------
5.0% -- 9.0% subordinated promissory notes issued in
  connection with business acquisitions, payable through
  2000.....................................................  $ 2,624   $ 6,251
Revolving Credit Facility (prime rate plus 1.0% or LIBOR
  plus 2.85% expiring November 1998).......................   12,070     5,650
Subordinated convertible debentures, payable through
  1997.....................................................                825
Various installment loans payable through October 1998,
  interest rates from 7.0% to 9.5%.........................        6        82
                                                             -------   -------
                                                              14,700    12,808
  Less: Amounts due within one year........................   13,891     4,584
                                                             -------   -------
                                                             $   809   $ 8,224
                                                             =======   =======
Minimum repayments of long-term debt are:
  1998.....................................................  $13,891
  1999.....................................................      778
  2000.....................................................       31
                                                             -------
                                                             $14,700
                                                             =======

     The carrying amount of the Company's borrowings under its long-term revolving credit facility approximates fair value. Based on the borrowing rates currently available to the Company for loans with similar terms and maturity, the fair value of the Company's remaining debt at December 31, 1997, and 1996 was $2,571 and $6,958, respectively.

                                  APOGEE, INC.

NOTE 10 -- INCOME TAXES

     The components of the provision for income tax expense for 1997, 1996 and 1995 are as follows:

                                                             YEARS ENDED
                                                            DECEMBER 31,
                                                        ---------------------
                                                        1997    1996     1995
                                                        ----    -----    ----
Current:
  Federal.............................................  $(56)   $ 204    $41
  State...............................................   158      135     36
                                                        ----    -----    ---
                                                         102      339     77
                                                        ----    -----    ---
Deferred:
  Federal.............................................    --     (169)    --
  State...............................................    --      (49)    --
                                                        ----    -----    ---
                                                          --     (218)    --
                                                        ----    -----    ---
                                                        $102    $ 121    $77
                                                        ====    =====    ===

     Deferred tax assets (liabilities) comprise the following:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1997       1996
                                                          --------    -------
Net operating loss carryforwards........................  $  3,950    $   800
Accruals and reserves not currently deductible for tax
  purposes..............................................     1,073        181
Restructuring reserve...................................    14,097      4,040
                                                          --------    -------
Gross deferred tax assets...............................    19,120      5,021
Valuation reserve.......................................   (16,349)    (5,021)
                                                          --------    -------
Total deferred tax assets...............................     2,771         --
Temporary differences pertaining to acquired
  companies.............................................    (3,117)      (346)
                                                          --------    -------
Net deferred tax liabilities............................  $   (346)   $  (346)
                                                          ========    =======

     The reconciliation of the federal statutory tax rate to the effective tax rate is as follows:

                                                               YEARS ENDED
                                                               DECEMBER 31,
                                                           --------------------
                                                           1997    1996    1995
                                                           ----    ----    ----
Federal statutory tax rate...............................  (34)%   (34)%   (34)%
State income taxes, less related federal tax benefit.....   (2)     (4)      2
Non-deductible amortization of excess cost over fair
  value of net assets acquired...........................            2      10
Business expense disallowance............................            2       2
Original issue discount..................................                   (4)
Non-deductible portion of restructuring charge...........   16      10      26
Loss for which no tax benefit was provided...............   20      25      28
Net operating losses utilized............................                  (27)
                                                           ---     ---     ---
                                                             0%      1%      3%
                                                           ===     ===     ===

     At December 31, 1997, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $10,000. Their use is limited to future taxable earnings of the Company and, as

                                  APOGEE, INC.

specified in the Internal Revenue Code, use of certain of the net operating loss carryforwards is limited as they were acquired by the Company in a purchase of the stock of other companies. The carryforwards expire in varying amounts through 2012. A valuation reserve has been established against the potential future benefit of the net operating loss carryforwards.

NOTE 11 -- RESTRUCTURING AND OTHER CHARGES

                                                         YEARS ENDED
                                                         DECEMBER 31,
                                                 ----------------------------
                                                  1997       1996       1995
                                                 -------    -------    ------
Restructuring charges..........................  $14,200    $ 9,650    $5,600
Long-term care reserves........................    5,900      4,450
                                                 -------    -------    ------
                                                 $20,100    $14,100    $5,600
                                                 =======    =======    ======

  Restructuring charges

     In December 1997, the Company recorded a provision for restructuring pertaining to the Company's decision to divest the outpatient group practices which were not sold to PsychPartners and to reorganize corporate office functions to reflect the exit of the outpatient business. The write-down of assets includes a goodwill impairment charge of $10,287 associated with the operations the Company is exiting. The remainder of the write down of assets consists primarily of fixed assets related to the discontinued operations. Contract termination costs pertain primarily to accrued costs for lease termination and storage of clinical records. Employee severance costs include the accumulation of benefits set forth in the Company's severance policy which will be paid to approximately 200 of the Company's employees who will be terminated as a result of the restructuring plan. The primary employee groups affected include clinical and administrative personnel at Western Region clinic locations and regional and corporate staff. The Company anticipates the restructuring plan will be substantially completed in 1998. Subsequent to completion of this plan and the Sale to PsychPartners, the Company's operations will consist primarily of its Integra Division through which the Company provides managed behavioral health services. The Company believes the benefit of exiting the outpatient behavioral health business will be the opportunity to focus full management and Company resources on Integra which historically has been profitable and has generated strong same store revenue growth (see Note 12 for pro forma operating results of this division).

     During 1997, the Company also completed execution of the 1996 restructuring plan which discontinued the Company's long term care operations, exited and consolidated underperforming outpatient locations and reduced management and overhead costs. Under these plans, approximately 300 of the Company's employees were terminated and the Company wrote off assets consisting primarily of goodwill in the amount of $5,850 and fixed assets related to the restructured operations.

     During 1996, the Company completed the execution of the 1995 restructuring plan which reorganized certain long term care operations and reduced management and overhead costs. The Company completed the employee reduction program by terminating 120 of the Company's employees and also wrote off assets consisting primarily of goodwill in amount of $1,850 and fixed assets of $1,275.

                                  APOGEE, INC.

     The following summarizes the Company's restructuring activity:

                                                                     RESTRUCTURE                                  RESTRUCTURE
                           1995            1996          AMOUNTS      BALANCE AT        1997          AMOUNTS      BALANCE AT
                       RESTRUCTURING   RESTRUCTURING   UTILIZED IN   DECEMBER 31,   RESTRUCTURING    UTILIZED     DECEMBER 31,
                         PROVISION       PROVISION     1995 & 1996       1996         PROVISION       IN 1997         1997
                       -------------   -------------   -----------   ------------   -------------   -----------   ------------
Write-down of
  assets.............     $4,400          $7,975         $11,272        $1,103         $11,622        $12,477        $  248
Contract termination
  costs..............        726             985             726           985           2,253            645         2,593
Employee severance
  costs..............        474             690             549           615             325            563           377
                          ------          ------         -------        ------         -------        -------        ------
                          $5,600          $9,650         $12,547        $2,703         $14,200        $13,685        $3,218
                          ======          ======         =======        ======         =======        =======        ======

  Long-term care reserves

     At December 31, 1996, the Company established a reserve for potential settlement of the Florida Medicare review of $1,300, which it believed to be adequate based on the preliminary results of the review at the time. As further explained in Note 13, the Company reached a tentative agreement of $3,000 to settle this matter in December 1997. Accordingly, the Company has reserved an additional $1,700 at December 31, 1997, to cover the anticipated settlement of this review. The Company also reserved $1,400 against the suspended accounts receivable with this Intermediary.

     In March 1998, the Company received notification that the Medicare intermediary in California has completed a post payment medical review of billings previously submitted and paid between 1990 and 1994. Based on the results of their review, the Intermediary has requested a refund of approximately $1,200. Services were denied primarily on the basis of medical necessity and incomplete documentation. The Company has not yet completed its review of the Intermediary's findings, but anticipates requesting an administrative hearing. At December 31, 1997, the Company fully reserved the above amount. In addition, the Company has recorded a reserve of $1,600 for other potential exposures pertaining to long-term care services.

     During 1996, both the Florida and California Medicare Part B Intermediaries adopted new payment review procedures for behavioral health services performed in long-term care facilities. The Company, both individually and in conjunction with coalitions of behavioral healthcare providers, requested additional training and guidance on the revised payment review standards. The Company believes it was unable to obtain adequate training and guidance on the new standards despite the fact the Intermediaries were applying the new review standards to the claims submitted by the Company. As further described above, in the fourth quarter of 1996 the Company elected to discontinue its long-term care operations. Concurrent with the exit of long-term care at December 31, 1996, the Company has established a $3,150 reserve for denied claims, potential refunds, and accounts receivable which the Company believes were impaired as a result of the restructuring plan.

     Although management believes that established reserves for the above claims are sufficient, it is possible that the final resolution of these matters may exceed the established reserves by an amount which could be material to the Company's results of operations. The Company does not believe the ultimate outcome of these matters will have a material adverse effect on the Company's overall financial condition, liquidity or operations.

NOTE 12 -- INTEGRA DIVISION

     Subsequent to the sale of the outpatient business to PsychPartners and the shut down of the Western Region outpatient operations, the Company will be substantially smaller in terms of both assets and net revenue. The Company's primary line of business will be managed behavioral healthcare through the Integra division which offers full and shared risk arrangements to employers and managed care organizations to

                                  APOGEE, INC.

perform behavioral health services on a capitated, sub-capitated and case rate basis. In addition, Integra provides other behavioral health services including: employee assistance programs, third party clinical case management and claims adjudication.

     The following unaudited pro forma results of operations were prepared as if the discontinuation and sale of the Company's operations other than Integra were effective January 1, 1996. This pro forma financial information is presented for informational purposes only, and is not necessarily indicative of the results that would have actually occurred or the results that may occur in the future.

                                                             YEARS ENDED
                                                             DECEMBER 31,
                                                      --------------------------
                                                         1997           1996
                                                      -----------    -----------
                                                      (UNAUDITED)    (UNAUDITED)
Net revenues........................................    $10,425        $6,232
Income from operations..............................      1,224            19

NOTE 13 -- COMMITMENTS AND CONTINGENCIES

  Operating leases

     The Company leases office and patient care facilities as well as equipment under noncancellable operating leases which require future minimum annual rentals as follows:

                                                 PRACTICES
                                                 TO BE SOLD    INTEGRA    OTHER     TOTAL
                                                 ----------    -------    ------    ------
1998...........................................    $2,275       $344      $  478    $3,097
1999...........................................     1,651        347         387     2,385
2000...........................................     1,196        231         341     1,768
2001...........................................       689                    249       938
2002...........................................       155                     47       202
                                                   ------       ----      ------    ------
                                                   $5,966       $922      $1,502    $8,390
                                                   ======       ====      ======    ======

     Practices to be sold represent the lease obligations associated with the clinics sold and, under the terms of the Agreement of Purchase and Sale, these obligations will be assumed by PsychPartners. The other lease obligations pertain to clinics shut down and exited. The Company is currently in the process of negotiating subleases or buyouts for these locations.

     Certain of the leases contain renewal options and escalation clauses which require payments of additional rent to the extent of increases in related operating costs. Rent expense was $3,695, $3,800 and $2,918 for the years ended December 31, 1997, 1996 and 1995, respectively.

  Capitated contracts

     Integra has a portfolio of agreements with managed care organizations and corporations to provide inpatient and outpatient behavioral health services. Revenues are primarily generated by capitated managed behavioral health and employee assistance programs. The fees are defined by contract and are primarily calculated on a fixed per-member per month fee. Revenues under these contracts are recorded in the month for which the member is entitled to services. Generally, these membership contracts are on a one to three year basis subject to cancellation by either party without cause at any time with thirty to ninety days written notice. Integra had approximately 600,000, 425,000 and 350,000 covered lives at December 31, 1997, 1996 and 1995, respectively. Integra's revenues were approximately 15%, 8% and 7% of the Company's revenues in 1997, 1996 and 1995, respectively.

                                  APOGEE, INC.

     The Company estimates the cost of providing services under these agreements, including a reserve for services incurred, but not reported, based upon authorized services, past claim payment experience for member groups and other factors. The Company typically does not subcapitate the risk of providing services under these contracts, but arranges discounted fee-for-service rates with independent inpatient and outpatient behavioral health providers, which the Company manages. Integra utilizes certain Apogee outpatient behavioral health practices as part of the provider network. The Company anticipates that where practicable, it will continue to utilize these outpatient behavioral health practices as network providers at the existing or comparable rates which it believes are at fair market. The Company believes there is a ready supply of service providers in these markets, and accordingly, is not dependant on the Apogee outpatient behavioral health practices for the delivery of service to these contracts.

     Under capitated contracts, the Company is responsible for ensuring appropriate access to care and bears the risk for utilization levels and pricing of the cost of services performed under these contracts. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. An underestimation in the utilization or price of services for these contracts could result in material losses to the Company. Historically, Integra has managed these capitated contracts profitably. The Company maintains no re-insurance against the risk of loss under these contracts, however the Company maintains malpractice and errors and omission insurance coverage for all professionals and facilities that perform services on behalf of the Company.

  Medicare Review

     During 1996, certain Medicare Part B and related co-insurance billings previously submitted by one of the Apogee subsidiaries were selected for review by the Office of the Inspector General of the Department of Health and Human Services ("OIG") and the Department of Justice ("DOJ"). Apogee has been informed by the DOJ that the review is a civil matter relating to billings for services to Medicare patients in long-term care facilities in the State of Florida during the period from approximately January 1994 through mid-1995. During the pendency of this review, the Medicare intermediary has suspended all Medicare payments to this subsidiary. It is the Company's policy to comply with all federal, state and local laws; including those applicable to the Medicare program. In December 1997, the Company and representatives from the United States Attorney's office have reached an agreement in principle that would settle all of the OIG's civil claims against the Company relating to this matter for a payment of $3,000. This tentative agreement is subject to the final approval by the appropriate officers of the DOJ and OIG. Throughout this process, the Company has been fully cooperating with the review and anticipates reaching a definitive agreement in 1998. The Company has established a reserve for the above amount, which is included with Accrued Expenses and Other Accrued Liabilities, in the accompanying 1997 Consolidated Balance Sheet. The final agreement, when reached, is not expected to materially differ from the terms outlined above.

NOTE 14 -- ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                              DECEMBER 31,
                                                           ------------------
                                                            1997       1996
                                                           -------    -------
Clinician fees and medical claims........................  $ 3,291    $ 3,019
Acquisition related costs................................    5,006      4,896
Salaries and vacation....................................    1,507      1,989
Restructuring costs......................................    3,218      2,703
Long-term care reserves..................................    5,800      1,300
Other....................................................    2,608      2,860
                                                           -------    -------
                                                           $21,430    $16,767
                                                           =======    =======

                                  APOGEE, INC.

     Acquisition related costs pertain to consideration payable to former owners of acquired businesses based upon the resolution of purchase price contingencies.

NOTE 15 -- MANDATORILY REDEEMABLE PREFERRED STOCK

     The Company's Board of Directors may, without further action of the Company's stockholders, direct the issuance of shares of redeemable preferred stock. Satisfaction of dividend preferences on preferred stock would reduce the amount of funds available for the payment of dividends on the Company's common stock. Holders of preferred stock would be entitled to preference payments in the event of any liquidation, dissolution or winding-up of the Company. At December 31, 1997, 10,000 of such shares were authorized and none were issued.

NOTE 16 -- BENEFIT PLANS

  Stock Option Plan

     Effective April 19, 1994, the Company's Board of Directors ratified and approved the establishment of an employee stock option plan ("the Plan") under which options to purchase up to 400,000 shares of the Company's common stock may be granted to employees, officers and directors. Each option granted under the Plan must be exercised within a fixed period which may not exceed 10 years and may not be for a price which is less than the fair market value on the date of grant. Options granted vest over four years and, at December 31, 1997, the weighted average remaining contractual life of the outstanding options was 8 years.

     The following summarizes the activity of the stock option plan:

                                                          YEARS ENDED
                                                          DECEMBER 31,
                                         ----------------------------------------------
                                             1997            1996             1995
                                         ------------    -------------    -------------
Options:
  Outstanding at beginning of year.....       157,170           83,875           62,225
  Granted..............................       101,000          104,350           39,750
  Exercised............................            --              200              150
  Canceled.............................       106,220           30,855           17,950
                                         ------------    -------------    -------------
  Outstanding at end of year...........       151,950          157,170           83,875
                                         ============    =============    =============
Option Price Per Share Ranges:
  Outstanding at beginning of year.....  $4.25-$14.75    $12.25-$14.75           $12.25
  Granted..............................  $3.25-$ 4.13    $ 4.25-$ 4.75    $12.25-$14.75
  Exercised............................            --           $ 4.75           $12.25
  Outstanding at end of year...........  $3.25-$14.75    $ 4.25-$14.75    $12.25-$14.75
  Options exercisable at end of year...        55,520           54,304           33,010
  Exercisable option price ranges......  $3.25-$14.75    $ 4.25-$14.75    $12.25-$14.75
  Options available for grant at end of
     year under the 1994 Stock Option
     Plan..............................       247,700          242,480          315,975

                                  APOGEE, INC.

     The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the plan. The table below sets forth the pro forma information as if the Company had adopted the compensation recognition provisions of SFAS 123:

                                                                    YEARS ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                              1997     1996     1995
                                                              -----    -----    -----
Increase to:
  Net loss..................................................  $ 127    $ 112    $  50
  Net loss per share........................................  $ .01    $ .01       --
Assumptions:
  Expected life (years).....................................    4.0      4.0      4.0
  Risk-free interest rate...................................    6.5%     6.3%     5.1%
  Volatility................................................   37.0%    40.0%    68.0%
  Dividend yield............................................    N/A      N/A      N/A

     The weighted average fair value of the stock options, calculated using the Black-Scholes option pricing model, granted in 1997, 1996 and 1995 were $1.56, $1.78 and $8.13, respectively.

  Retirement Plan

     The Company has a defined contribution 401(k) plan covering substantially all of its employees. In general, eligible employees may contribute up to 6% of their compensation to this plan. Effective July 1, 1995, employee contributions are matched at the rate of 15% and Company matching contributions were $136, $115 and $49 for 1997, 1996 and 1995, respectively.

NOTE 17 -- RELATED PARTY TRANSACTIONS

     Commencing July 1993, the Company leased space from an affiliated entity. The rent expense under this lease is equal to the amount paid by the affiliated party under the leasehold agreement and was $129, $168 and $104 for 1997, 1996 and 1995, respectively. In addition, the Company provides services under an Employee Assistance Plan to an affiliated entity. The revenues from this contract were $526, $460 and $519 in 1997, 1996 and 1995, respectively.

     The Company has entered into an agreement with certain investment funds, which are significant stockholders of the Company, to obtain their commitment to guarantee additional financing. Under the terms of the agreement, these funds will receive warrants to purchase 400,000 shares of Apogee common stock (See
Note 4).

             OUTPATIENT BEHAVIORAL HEALTH BUSINESS OF APOGEE, INC.

                            COMBINED BALANCE SHEETS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
                                     ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 1,532    $ 1,580
  Accounts receivable, net of allowance for doubtful
     accounts...............................................    4,281      4,994
  Other accounts receivable.................................      570        798
  Other current assets......................................      370        983
                                                              -------    -------
          Total current assets..............................    6,753      8,355
Property and equipment, net.................................    1,232      1,241
Intangible assets and excess cost over fair value of net
  assets acquired, net......................................   21,156     53,291
Other assets................................................      150        187
                                                              -------    -------
                                                              $29,291    $63,074
                                                              =======    =======
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................  $ 1,789    $ 3,760
  Accounts payable..........................................    1,030        862
  Accrued expenses and other current liabilities............    7,966      5,650
  Due to Apogee, Inc. ......................................    6,151      7,569
                                                              -------    -------
          Total current liabilities.........................   16,936     17,841
                                                              =======    =======
Long-term debt..............................................      804      2,546
Other long-term liabilities.................................       70        192
                                                              -------    -------
  Total liabilities.........................................   17,810     20,579
                                                              -------    -------
Commitments and contingencies
  Apogee, Inc., net investment..............................   11,481     42,495
                                                              -------    -------
                                                              $29,291    $63,074
                                                              =======    =======

   The accompanying notes are an integral part of these financial statements

                 OUTPATIENT BEHAVIORAL BUSINESS OF APOGEE, INC.

                       COMBINED STATEMENTS OF OPERATIONS
                                   UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                                       YEARS ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------    -------    -------
Net revenues................................................  $ 49,286    $45,475    $33,381
Cost of revenues............................................    37,955     34,799     25,716
                                                              --------    -------    -------
Gross profit................................................    11,331     10,676      7,665
Selling and administrative expenses.........................     6,194      5,796      3,238
Provision for doubtful accounts.............................     2,464      2,274      1,669
Amortization of intangible assets and excess cost over fair
  value of net assets acquired..............................     1,438      1,481        939
Writedown of assets.........................................    38,400
                                                              --------    -------    -------
(Loss) income from operations...............................   (37,165)     1,125      1,819
Non-operating expense:
  Interest..................................................       889        662        336
                                                              --------    -------    -------
(Loss) income before income taxes...........................   (38,054)       463      1,483
Provision for income taxes..................................        50         50         50
                                                              --------    -------    -------
Net (loss) income...........................................  $(38,104)   $   413    $ 1,433
                                                              ========    =======    =======

   The accompanying notes are an integral part of these financial statements

                 OUTPATIENT BEHAVIORAL BUSINESS OF APOGEE, INC.

         COMBINED STATEMENTS OF CHANGES IN APOGEE, INC. NET INVESTMENT
                                   UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                               TOTAL
                                                              --------
Apogee, Inc., net investment, December 31, 1994.............  $ 21,644
1995 net income.............................................     1,433
Net transactions with Apogee, Inc...........................    14,860
                                                              --------
Apogee, Inc., net investment, December 31, 1995.............    37,937
1996 net loss...............................................       413
Net transactions with Apogee, Inc...........................     4,145
                                                              --------
Apogee, Inc., net investment, December 31, 1996.............    42,495
1997 net loss...............................................   (38,104)
Net transactions with Apogee, Inc...........................     7,090
                                                              --------
Apogee, Inc., net investment, December 31, 1997.............  $ 11,481
                                                              ========

   The accompanying notes are an integral part of these financial statements

                 OUTPATIENT BEHAVIORAL BUSINESS OF APOGEE, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                                   UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                                       YEARS ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------    -------    -------
Cash flows from operating activities:
  Net (loss) income.........................................  ($38,104)   $   413    $ 1,433
  Adjustments to reconcile net (loss) income to net cash
     used by operations:
     Depreciation and amortization..........................     1,773      1,827      1,127
     Provision for doubtful accounts........................     2,464      2,274      1,669
     Noncash portion of writedown of assets held for sale...    38,400
Changes in assets and liabilities, net of effects of effects of businesses acquired:
  (Decrease) in accounts receivable.........................    (1,751)    (1,424)    (3,852)
  Decrease (increase) in other current assets...............       687       (398)    (1,128)
  Increase in accounts payable..............................       218        482        440
  (Decrease) increase in accrued expenses and other current
     liabilities............................................    (2,403)     1,362      2,251
  (Increase) in other assets and other liabilities..........      (497)      (475)       (50)
                                                              --------    -------    -------
          Net cash provided by operating activities.........       787      4,061      1,890
                                                              --------    -------    -------
Cash flows from investing activities:
  Acquisition of businesses:
     Payments for acquisition of businesses, net of cash
       acquired of $524 in 1996 and $618 in 1995............        --     (4,108)    (6,365)
     Additional payments for business acquired in prior
       years................................................      (942)    (3,696)    (2,265)
                                                              --------    -------    -------
          Net cash outlay for acquisition of businesses.....      (942)    (7,804)    (8,630)
  Purchases of property and equipment.......................      (326)      (425)      (741)
                                                              --------    -------    -------
          Net cash used in investing activities.............    (1,268)    (8,229)    (9,371)
                                                              --------    -------    -------
Cash flows from financing activities:
  Increase in net investment from Apogee, Inc. .............     1,830        992     10,734
  Increase in due to Apogee, Inc. ..........................     2,316      5,650
  Principal payments on long-term obligations...............    (3,713)    (1,900)    (2,583)
                                                              --------    -------    -------
          Net cash provided by financing activities.........       433      4,742      8,151
                                                              --------    -------    -------
Net (decrease) increase in cash and cash equivalents........       (48)       574        670
Cash and cash equivalents at beginning of period............     1,580      1,006        336
                                                              --------    -------    -------
Cash and cash equivalents at end of period..................  $  1,532    $ 1,580    $ 1,006
                                                              ========    =======    =======
Supplemental disclosures of cash flow information:
  Interest paid.............................................  $    770    $   587    $   289
                                                              ========    =======    =======

   The accompanying notes are an integral part of these financial statements

             OUTPATIENT BEHAVIORAL HEALTH BUSINESS OF APOGEE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE 1 -- ORGANIZATION, OPERATION AND BASIS OF PRESENTATION

     On December 26, 1997 Apogee, Inc. ("Apogee") entered into an agreement of purchase and sale (the "Purchase Agreement") with PsychPartners MidAtlantic, Inc., PsychPartners, Inc., and PsychPartners, L.L.C. (collectively "PsychPartners"). Pursuant to the Purchase Agreement, Apogee will sell to PsychPartners all the assets and business of 22 outpatient behavioral health practices ("Outpatient Practices") to PsychPartners (the "Sale").

     The Outpatient Practices primarily operate multi-disciplinary outpatient behavioral health group practices and, collectively as a unit, is one of the largest providers of outpatient behavioral health services in the United States. The Outpatient Practices provide behavioral health and related services, principally at free-standing clinics located in 9 states and the District of Columbia. At December 31, 1997, the Outpatient Practices were principally concentrated in Florida, Maryland, New Jersey, Pennsylvania, Virginia and Wisconsin.

  Basis of presentation

     The accompanying financial statements present the financial position, results of operations and cash flows of the behavioral health business of Apogee to be sold. Apogee's historical cost basis of assets and liabilities has been reflected in the Outpatient Practices' financial statements. The financial information in these financial statements is not necessarily indicative of results of operations, financial position and cash flows that would have occurred if the Outpatient Practices had been a separate stand alone entity during the periods presented or future periods. The consolidated financial statements included herein do not reflect any changes that may occur in the financing and operations of the Outpatient Practices as a result of the Sale.

     The Outpatient Practices participate in Apogee's centralized cash management system to finance operations. Cash deposits from the Outpatient Practices are transferred to Apogee on a regular basis and Apogee pays the expenses of the Outpatient Practices when due. Accounts payable on the balance sheet consists of expenses of the Outpatient Practices remitted to Apogee but unpaid. No interest has been charged on accounts payable transactions with Apogee.

     Apogee provides certain selling, general and administrative services to the Outpatient Practices including insurance, finance, accounting, legal, systems, benefits, marketing and facilities. These expenses were allocated to the Outpatient Practices based on proportional allocations based upon net revenues, direct attribution or other methods which management believes to be reasonable. Expense allocations to Outpatient Practices were $2,570, $3,513 and $2,379 for the years ended December 31, 1997, 1996 and 1995, respectively.

     The expenses allocated to the Outpatient Practices for these services are not necessarily indicative of the expenses that would have incurred if the Outpatient Practices had been a separate, independent entity and had managed these functions.

     Apogee provides for the working capital needs of the Outpatient Practices through Apogee's revolving credit facility ("Credit Facility"). Interest expense has been allocated to the financial statements of the Outpatient Practices based on the Due to Apogee, Inc. balance and the borrowing rate of the Credit Facility.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of combination

     The combined financial statements include the accounts of the Outpatient Practices and all wholly owned and beneficially owned subsidiaries. Because of corporate practice of medicine laws in certain states in which the Outpatient Practices operate, the Outpatient Practices do not own the professional corporations which

             OUTPATIENT BEHAVIORAL HEALTH BUSINESS OF APOGEE, INC.

operate the professional and clinical aspects of the outpatient behavioral healthcare practices in those states but instead have the contractual right to designate, in its sole discretion and at any time, the licensed professional who is the owner of the capital stock of the professional corporation at a nominal cost ("Nominee Arrangements"). In addition, the Outpatient Practices enter into exclusive long-term management services agreements ("Management Services Agreements") with the professional corporations. Through the Management Services Agreements, the Outpatient Practices have exclusive authority over decision making relating to all major ongoing operations of the underlying professional corporations with the exception of the professional aspects of the practice of psychiatry, psychology and other behavioral healthcare services as required by certain state laws. Under the Management Services Agreements, the Outpatient Practices establish annual operating and capital budgets for the professional corporations and compensation guidelines for the clinical professionals. The Management Services Agreements generally have initial terms of ten years or greater. The method of computing the management fees varies by contract. Management fees are based on either (i) billings of the affiliated practice less the amounts necessary to pay professional compensation and other professional expenses or (ii) a license fee per location, reimbursement of direct costs, reimbursement of marketing costs plus a markup, and a flat administrative fee or
(iii) a percentage of gross receipts of the affiliated practice. In all cases, these fees are meant to compensate the Outpatient Practices for expenses incurred in providing covered services plus a profit. These interests are unilaterally saleable and transferable by the Outpatient Practices and fluctuate based upon the actual performance of the operations of the professional corporations.

     Through the Nominee Arrangements, the Outpatient Practices have a significant long-term financial interest in the affiliated practices and, therefore, according to Emerging Issues Task Force No. 97-2 "Application of FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries, and APB Opinion No. 16, Business Combinations, to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangement", the Outpatient Practices must combine the results of the affiliated practices. Because the Outpatient Practices must present combined financial statements, net revenues are presented in the Combined Statements of Operations. All significant intercompany accounts and transaction including management fees have been eliminated.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and cash equivalents

     Cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue recognition

     Net revenues are reported when earned at time of service at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Third party reimbursement is initially billed at "usual, customary and reasonable" market rates. Aggregate billings are adjusted when recorded to reflect the estimated amounts realizable from third party payors based on Apogee's historical experience and contractual rates established with the payors.

     The Outpatient Practices have also entered into agreements to provide behavioral health services for a fixed per-member per-month capitated fee. Capitated revenues are recorded in the month for which the member is entitled to services (see Note 11).

             OUTPATIENT BEHAVIORAL HEALTH BUSINESS OF APOGEE, INC.

  Property and equipment

     Property and equipment are stated at cost less accumulated depreciation and amortization. Additions and betterments are capitalized and maintenance and repairs are charged to current operations. The cost of assets retired or otherwise disposed of and the related accumulated depreciation and amortization are removed from the accounts and the gain or loss on such dispositions is reflected in current operations. Depreciation is provided using the straight-line method. Estimated useful lives of the assets are:

Furniture and fixtures..........................  5 to 7 years
Office equipment................................  3 to 5 years

  Long-lived and intangible assets

     Identifiable assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. Deferred taxes have been recorded to the extent of differences between the fair value and the tax basis of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of tangible net assets acquired is amortized on a straight-line basis over the estimated useful life of the intangible assets. Allocation of intangible assets between identifiable intangibles and goodwill was performed by Company management with the assistance of independent appraisers. Intangible assets other than goodwill include patient lists and covenants not to compete which are amortized over one and five years respectively.

     After the completion of the Sale and divestiture of the Outpatient Practices, Apogee will be substantially smaller in terms of both assets and net revenues. In light of the repositioning of the Company as a managed behavioral healthcare company and continuing changes in the managed health care industry, Apogee, in the fourth quarter of 1997, changed its estimated useful life for the excess of cost over fair value of assets acquired from 40 years to 25 years. Amortization expense increased approximately $200 in the fourth quarter as a result of this change in estimate.

     Effective January 1, 1996, Apogee adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), which establishes accounting standards for the impairment of long-lived assets, certain identified intangible assets and goodwill related to those assets to be held and used and for long-lived assets and certain intangible assets to be disposed of. In accordance with SFAS 121, Apogee has historically reviewed the realizability of long-lived assets, certain intangible assets and goodwill of the Outpatient Practices whenever events or circumstances occur which indicate recorded cost may not be recoverable.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, Apogee has recognized an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region.

  Financial instruments

     The carrying value of cash and cash equivalents, accounts receivable and payable and accrued liabilities approximates fair value due to the short-term maturities of these assets and liabilities.

  Income taxes

     Apogee accounts for certain items of income and expense of the Outpatient Practices in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless Apogee believes it more likely than not that the benefit will be realized.

             OUTPATIENT BEHAVIORAL HEALTH BUSINESS OF APOGEE, INC.

  Earnings per share

     Historical earnings per share are not presented since there is no separate identifiable pool of capital relating to the Outpatient Practices.

NOTE 3 -- SALE OF OUTPATIENT BUSINESS TO PSYCHPARTNERS

     On December 26, 1997, Apogee entered into the Purchase Agreement with PsychPartners. Pursuant to the Purchase Agreement, Apogee will sell to PsychPartners all of the assets and business of (i) all of the capital stock of one of the subsidiaries of the Outpatient Practices operating two outpatient behavioral health practices and (ii) substantially all of the assets relating to 20 of the Outpatient Practices (the "Subsidiary Stock"). In consideration for the Sale of the Outpatient Practices, PsychPartners will pay to Apogee a purchase price consisting of (a) $27,000 in cash, (b) a warrant contingently issuable to purchase 400,000 Common Units of PsychPartners at a purchase price of $.05 per Common Unit ("Warrant") and (c) the assumption of certain liabilities of Apogee and the Outpatient Practices (collectively the "Purchase Price"). The Purchase Price is subject to certain adjustments.

     The Warrant entitles Apogee to purchase 400,000 Common Units of PsychPartners during the five (5) year period following the closing date. The issuance of the Warrant to Apogee is contingent on the achievement of certain future operating profit thresholds of two of the businesses of the Outpatient Practices during a one-year period after the closing of the Sale as defined in the agreement. Neither the Warrant nor the Common Units underlying the Warrant have been registered under the Securities Act of 1933, as amended, and the Warrant does not provide for either the Warrant or the Common Units to be registered by PsychPartners.

     The Sale will close as soon as it is practicable after the approval of the Purchase Agreement by the holders of a majority of the outstanding shares of Apogee, Inc. Common Stock. Apogee anticipates the closing date of the sale will be in the second quarter of 1998.

     The respective obligations of Apogee and PsychPartners to close the Sale are subject to the satisfaction on or prior to the closing date of various closing conditions. Such conditions include, among others, the approval and adoption of the Purchase Agreement by the holders of a majority of the outstanding shares of Apogee, Inc. Common Stock, the correctness in all material respects of the representations and warranties of the parties to the Purchase Agreement and Apogee having complied with the agreements and conditions set forth in the Purchase Agreement. Certain of these conditions (other than the approval and adoption of the Purchase Agreement by the shareholders of Apogee) may be waived by PsychPartners. If Apogee's shareholders do not approve the Sale, Apogee's Board of Directors will pursue other strategic options.

     The Purchase Agreement may, under certain specified circumstances, be terminated and the Sale abandoned at any time prior to the closing, notwithstanding approval of the Purchase Agreement by the shareholders of Apogee. Apogee may terminate the Purchase Agreement (i) with the mutual written consent of PsychPartners, (ii) in the event a condition to Apogee's or PsychPartners' obligation to the closing has not been met or waived on or prior to April 30, 1998 or (iii) because the Board of Directors of Apogee determines, in the exercise of its judgment as to its fiduciary duties to the shareholders after consultation with counsel, that such termination is required by reason of any competing proposal to purchase all or any significant portion of the Subsidiary Stock or the Assets, or any similar transaction (a "Competing Transaction").

     Pursuant to the Purchase Agreement, at the closing, PsychPartners, Apogee and certain of its subsidiaries will enter into an Interim Services Agreement pursuant to which Apogee and the subsidiaries will assist PsychPartners in obtaining certain consents in connection with the Sale and will provide certain management and other services, including billing services to PsychPartners to operate and manage the Outpatient Practices in connection with the transition of the Outpatient Practices to PsychPartners.

             OUTPATIENT BEHAVIORAL HEALTH BUSINESS OF APOGEE, INC.

     Based on the fair value of the net assets of the Outpatient Practices established by the Purchase Agreement, Apogee recorded a charge of $38,400 on the Financial Statements of the Outpatient Practices to write down the carrying amounts of the net assets of the Outpatient Practices to fair value less cost to sell.

NOTE 4 -- WORKING CAPITAL DEFICIT

     At December 31, 1997, the Outpatient Practices had a working capital deficit of $10,183. This deficit is primarily attributable to the current classification of Outpatient Practices' Due to Apogee, Inc. balance and accrued liabilities which pertain to Apogee's sale of the Outpatient Practices.

     If the Sale is not consummated, Apogee will be required (i) to either continue operating the Outpatient Practices or attempt to locate another buyer for the Outpatient Practices, and (ii) to refinance its revolving Credit Facility. Apogee is currently party to a credit agreement with PNC Bank that includes a $15,000 term loan, of which PNC Bank retains discretion for borrowings in excess of $12,000. Borrowings outstanding under the Apogee Credit Facility were approximately $12,100 as of December 31, 1997, and $14,300 as of March 15, 1998. Apogee is currently in technical default of certain covenants contained in the Credit Facility. PNC Bank has temporarily waived these covenants and authorized borrowings in excess of the $12,000, both of which are contingent upon consummation of the Sale. Apogee has obtained a letter of intent from PNC Bank indicating their present intention to keep the existing Credit Facility in place through 1998 and to expand the Credit Facility to $22,000. The preceding letter of intent would be subject, among other things, to PNC Bank obtaining guarantees to partially collateralize the Credit Facility. Apogee has entered into an agreement with certain investment funds which are significant stockholders of Apogee and are managed by Foster Management Company, an affiliated party, to obtain their commitment to guarantee the additional $7,000 of financing. In return, the investment funds will receive the following: (i) a commitment fee of 2% of the guaranteed amount; (ii) a draw down fee of 2% on borrowings in excess of $15,000; (iii) an unused commitment fee of 1/2% per annum; and (iv) warrants to purchase 400,000 shares of Apogee, Inc. common stock at a price of $0.05 per share or, in the event the Sale is not consummated, a transaction fee of the greater of $3,500 or an amount that would equate to an internal rate of return of 50% on the maximum amount drawn down under the increased portion of the Credit Facility, payable on or before April 30, 1999. In recognition of Apogee's need to evaluate other potential guarantors and the terms they may offer, Apogee was given the right to accept proposals from other potential guarantors. In the event Apogee terminates the investment funds' obligations because it has secured more favorable financing arrangements, Apogee shall be obligated to pay such investment funds the commitment fee described in clause (i) above. In addition, the Company shall be obligated to pay (a) 30% of the warrants if such termination occurs on or after March 30 and before April 6, 1998, (b) 60% of the warrants if such termination occurs on or after April 6, 1998 and before April 13, 1998 and (c) 90% of the warrants if such termination occurs thereafter.

NOTE 5 -- RECEIVABLES AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                               DECEMBER 31,
                                                             ----------------
                                                              1997      1996
                                                             ------    ------
Accounts receivable, net of contractual allowances.........  $7,870    $9,182
     Less: Allowance for doubtful accounts.................   3,589     4,188
                                                             ------    ------
                                                             $4,281    $4,994
                                                             ======    ======

     The Outpatient Practices' services are primarily reimbursed by third party payors, including Medicare, Medicaid, managed care organizations and commercial insurance companies. Apogee believes the allowance for doubtful accounts is an adequate estimate based on its ongoing review of collectibility.

             OUTPATIENT BEHAVIORAL HEALTH BUSINESS OF APOGEE, INC.

NOTE 6 -- BUSINESS ACQUISITIONS

     During 1996 and 1995, Apogee acquired 6 and 10 outpatient businesses to be sold, respectively. No businesses were acquired during 1997. These acquisitions have been accounted for using the purchase method of accounting. The results of operations of the acquired practices are included in the consolidated financial statements from the respective dates of acquisition.

     Information with respect to businesses acquired are as follows:

                                                                 YEARS ENDED
                                                                DECEMBER 31,
                                                                    1996
                                                              -----------------
Cash paid (net of cash acquired)............................       $4,108
Common stock of Apogee, Inc. issued.........................          191
Subordinated promissory notes issued........................        1,205
Other deferred purchase price...............................           --
                                                                   ------
                                                                    5,504
Liabilities assumed.........................................          819
                                                                   ------
                                                                    6,323
Fair value of assets acquired, principally accounts
  receivable, property and equipment and certain identified
  intangible assets.........................................          630
                                                                   ------
     Cost in excess of fair value of net assets acquired....       $5,693
                                                                   ======

     In connection with certain acquisitions, Apogee has entered into contractual arrangements whereby additional shares of Apogee, Inc. Common Stock and cash may be issued to former owners of acquired companies upon attainment of specified financial criteria over periods of two to four years as set forth in the respective agreements. The number of shares of common stock to be issued cannot be determined until the earn-out periods expire and the attainment of criteria is established. If such criteria are attained, but not exceeded, Apogee will be obligated to make cash payments of approximately $3,396 and issue approximately 181,939 shares of common stock over the next three years. A lesser amount of cash would be paid and a lesser number of shares of common stock would be issuable under certain acquisition agreements if the financial criteria are not met and a greater amount of cash would be paid and a greater number of shares of common stock would be issuable under certain acquisition agreements if the financial criteria are exceeded. Under terms of the Sale, the Outpatient Practices obligation for contingent consideration for periods subsequent to the closing date for the practices acquired will be assumed by PsychPartners.

     Apogee paid $942, $743 and $480 in cash and issued 149,274, 28,497 and 15,045 shares of Apogee, Inc. Common Stock in 1997, 1996 and 1995, respectively, in connection with outpatient businesses acquired in prior years. This consideration was accounted for as additional goodwill.

NOTE 7 -- PROPERTY AND EQUIPMENT

                                                               DECEMBER 31,
                                                             ----------------
                                                              1997      1996
                                                             ------    ------
Furniture, fixtures and equipment..........................  $2,021    $1,695
  Less: Accumulated depreciation...........................     789       454
                                                             ------    ------
                                                             $1,232    $1,241
                                                             ======    ======

     Depreciation expense was $335, $346 and $188 for 1997, 1996 and 1995, respectively.

             OUTPATIENT BEHAVIORAL HEALTH BUSINESS OF APOGEE, INC.

NOTE 8 -- INTANGIBLE ASSETS

                                                              DECEMBER 31,
                                                           ------------------
                                                            1997       1996
                                                           -------    -------
Excess cost over fair value of net assets acquired.......  $25,628    $55,876
Patient lists............................................       68         68
Covenants not to compete.................................      304        304
                                                           -------    -------
                                                            25,256     56,248
Less: Accumulated amortization...........................    4,100      2,957
                                                           -------    -------
                                                           $21,156    $53,291
                                                           =======    =======

     As further described in Note 3, Apogee recorded a charge of $38,400 related to the Outpatient Practices to write down the carrying amount of the assets to be sold to PsychPartners. In accordance with SFAS 121, this charge is primarily reflected as a reduction to goodwill at December 31, 1997.

NOTE 9 -- BORROWINGS

  Long- term debt

                                                             DECEMBER 31,
                                                           -----------------
                                                            1997       1996
                                                           ------     ------
5.0% - 9.0% subordinated promissory notes issued by
  Apogee in connection with outpatient business
  acquisitions, payable through 2000.....................  $2,587     $6,109
Subordinated convertible debentures, payable through
  1997...................................................                183
Various installment loans payable through October 1998,
  interest rates from 7.0% to 9.5%.......................       6         14
                                                           ------     ------
                                                            2,593      6,306
  Less: Amounts due within one year......................   1,789      3,760
                                                           ------     ------
                                                           $  804     $2,546
                                                           ======     ======
Minimum repayments of long-term debt are:
  1998...................................................  $1,789
  1999...................................................     773
  2000...................................................      31
                                                           ------
                                                           $2,593
                                                           ======

     Based on the borrowing rates currently available to Apogee for loans with similar terms and maturity, the fair value of the Outpatient Practices' debt at December 31, 1997, and 1996 was $2,424 and $6,269, respectively.

NOTE 10 -- INCOME TAXES

     The results of operations of the Outpatient Practices are included in the consolidated federal and certain state income tax returns of Apogee. The provision for income taxes was calculated as if Outpatient Practices had filed separate income tax returns. Income taxes have been provided against income before income taxes utilizing federal net operating loss carryforwards which were generated prior to 1995.

             OUTPATIENT BEHAVIORAL HEALTH BUSINESS OF APOGEE, INC.

     The components of the provision for income tax expense for 1997, 1996 and 1995 are as follows:

                                                              YEARS ENDED
                                                              DECEMBER 31,
                                                          --------------------
                                                          1997    1996    1995
                                                          ----    ----    ----
Current:
  Federal...............................................  $--     $--     $--
  State.................................................   50      50      50
                                                          ---     ---     ---
                                                          $50     $50     $50
                                                          ===     ===     ===

     The reconciliation of the federal statutory rate to the effective tax rate is as follows:

                                                              YEARS ENDED
                                                              DECEMBER 31,
                                                          --------------------
                                                          1997    1996    1995
                                                          ----    ----    ----
Federal statutory rate..................................  (34)%    34%     34%
State income taxes, less related federal tax benefit....   (2)      4       2
Non-deductible amortization of excess cost over fair
  value of net assets acquired..........................    5       4       8
Business expense disallowance...........................    2       2       2
Non-deductible portion of restructuring charge..........   16
Loss for which no tax benefit was provided..............   13
Net operating loss utilized.............................          (33)%   (43)%
                                                          ---     ---     ---
                                                            0%     11%      3%
                                                          ===     ===     ===

     A valuation reserve has been established against the future benefit of the net operating loss carryforwards.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

  Operating leases

     The Outpatient Practices lease office and patient care facilities as well as equipment under noncancellable operating leases which require future minimum annual rentals as follows:

1998................................................  $2,275
1999................................................   1,651
2000................................................   1,196
2001................................................     689
2002................................................     155
                                                      ------
                                                      $5,966
                                                      ======

     Certain of the leases contain renewal options and escalation clauses which require payments of additional rent to the extent of increases in related operating costs. Rent expense was $2,508, $2,407 and $1,827 for the years ended December 31, 1997, 1996 and 1995, respectively.

  Capitated contracts

     The Outpatient Practices have entered into agreements with managed care organizations and corporations to provide behavioral health services to members of a group at a fixed rate per member, regardless of the services actually performed ("capitated contracts"). Approximately 16%, 13%, and 10% of the Outpatient Practices' net revenues were derived from capitated contracts in 1997, 1996 and 1995, respectively. Revenues under these contracts are recorded in the month for which the member is entitled to services. Apogee

             OUTPATIENT BEHAVIORAL HEALTH BUSINESS OF APOGEE, INC.

estimates the costs of providing services under these contracts, which includes a reserve for service costs incurred, but not reported, based upon authorized services, past claim payment experience for member groups and other factors. Services under these contracts are performed using both Outpatient Practices' employees and provider networks which the Outpatient Practices manage.

     Apogee believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. An underestimation of utilization of services under these contracts could result in material losses to the Outpatient Practices. Historically, the Outpatient Practices have managed these capitated contracts profitably. Generally, either party to these capitated contracts may terminate the contract without cause at any time with thirty to ninety days written notice.

NOTE 12 -- ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                               DECEMBER 31,
                                             ----------------
                                              1997      1996
                                             ------    ------
Clinician fees and medical claims..........  $1,539    $1,469
Acquisition related costs..................   2,185     1,466
Salaries and vacation......................     879     1,275
Other......................................   1,548     3,359
                                             ------    ------
                                             $6,151    $7,569
                                             ======    ======

     Acquisition related costs pertain primarily to contingent consideration payable in connection with outpatient businesses acquired by Apogee based upon the resolution of purchase price contingencies.

NOTE 13 -- BENEFIT PLANS

  Retirement Plan

     Substantially all employees of the Outpatient Practices participate in an Apogee sponsored defined contribution 401(k) plan. In general, eligible employees may contribute up to 6% of their compensation to this plan. Effective July 1, 1995, employee contributions are matched at the rate of 15% and Apogee's matching contributions relating to employees of the Outpatient Practices were $87, $74 and $31 for 1997, 1996 and 1995, respectively.

                              PSYCHPARTNERS L.L.C.

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (UNAUDITED)

                                                                        AS OF
                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1997           1996
                                                              -----------    -----------
                                         ASSETS
Current Assets:
Cash and cash equivalents...................................  $ 1,276,615    $   147,666
Accounts receivable, net....................................    5,578,608        566,096
Other accounts receivable...................................      174,251        106,130
Other current assets........................................      377,743        170,311
                                                              -----------    -----------
Total current assets........................................    7,407,217        990,203
Property and equipment, net.................................      509,903        105,102
Intangible assets and excess cost over fair value of net
  assets acquired, net......................................    1,926,500        382,538
                                                              -----------    -----------
                                                              $ 9,843,620    $ 1,477,843
                                                              ===========    ===========
                          LIABILITIES AND UNITHOLDERS' EQUITY
Current liabilities:
Current portion of note payable.............................  $   475,471    $    17,000
Convertible promissory note.................................    2,352,000             --
Account payable.............................................      729,416        148,269
Accrued expenses and other current liabilities..............    1,974,348        419,249
                                                              -----------    -----------
Total current liabilities...................................    5,531,235        584,518
Long-term notes payable.....................................      166,666             --
                                                              -----------    -----------
Total liabilities...........................................    5,697,901        584,518
Minority interest...........................................      187,795             --
Unitholders' Equity:
Common Units................................................    6,034,048      2,366,660
Preferred Units.............................................    1,428,023             --
Treasury Units..............................................     (162,000)
Accumulated deficit.........................................   (3,342,147)    (1,473,335)
                                                              -----------    -----------
Total unitholders' equity...................................    3,957,924        893,325
                                                              -----------    -----------
                                                              $ 9,843,620    $ 1,477,843
                                                              ===========    ===========

                             PSYCHPARTNERS, L.L.C.

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                     YEARS ENDED
                                                                    DECEMBER 31,
                                                       ---------------------------------------
                                                          1997           1996          1995
                                                       -----------    -----------    ---------
Net revenues.........................................  $15,089,189    $ 4,052,560    $   1,247
Cost of revenues.....................................   10,748,478      3,689,254           --
                                                       -----------    -----------    ---------
Gross profit.........................................    4,340,711        363,306        1,247
Selling and administrative expenses..................    4,379,843      1,203,184      193,697
Minority interest expense............................      133,500             --           --
Provision for doubtful accounts......................    1,503,975        472,441           --
Amortization of intangible assets and excess cost
  over fair value of net assets acquired.............      136,250         14,860           --
                                                       -----------    -----------    ---------
Loss from operations.................................   (1,812,857)    (1,327,179)    (192,450)
Nonoperating expenses (income):
Interest expense.....................................       89,715            318            0
Interest (income)....................................      (33,760)       (46,612)           0
                                                       -----------    -----------    ---------
Loss before income taxes.............................   (1,868,812)    (1,280,885)    (192,450)
Provision for income taxes...........................                                       --
                                                       -----------    -----------    ---------
Net loss.............................................  $(1,868,812)   $(1,280,885)   $(192,450)
                                                       ===========    ===========    =========

                             PSYCHPARTNERS, L.L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                      YEARS ENDED
                                                                     DECEMBER 31,
                                                              ---------------------------
                                                               1997       1996      1995
                                                              -------    -------    -----
Cash flows from operating activities:
  Net loss..................................................  $(1,869)   $(1,281)   $(192)
  Adjustments to reconcile net loss to net cash used by
     operations:
     Depreciation and amortization..........................      181         31       --
     Changes in assets and liabilities, net of effects of
       businesses acquired:
       Increase in accounts receivable......................   (3,650)      (566)      --
       Increase in other current assets.....................     (294)      (275)      (1)
       Increase in accounts payable.........................      581        148       --
       Increase in accrued expenses and other current
          liabilities.......................................    1,460        400       18
       Decrease (increase) in other assets and other
          liabilities.......................................      188       (106)      --
                                                              -------    -------    -----
  Net cash used in operating activities.....................   (3,403)    (1,649)    (175)
Cash flows from investing activities:
  Acquisition of businesses:
     Payments for acquisition of businesses.................   (3,063)      (291)      --
                                                              -------    -------    -----
       Net cash outlay for acquisition of businesses........   (3,063)      (291)      --
  Purchase of property and equipment........................     (331)      (120)      --
                                                              -------    -------    -----
     Net cash used in investing activities..................   (3,394)      (411)      --
Cash flows from financing activities:
  Proceeds from issuance of common and preferred units......    4,932      2,253      113
  Proceeds from issuance of notes payable...................    2,827         --       79
  Proceeds from issuance of long term obligations...........      167         --       --
  Payments on notes payable.................................       --        (62)      --
                                                              -------    -------    -----
  Net cash provided by financing activities.................    7,926      2,191      192
Net increase in cash and cash equivalents...................    1,129        131       17
Cash and cash equivalents at beginning of period............      148         17       --
                                                              -------    -------    -----
Cash and cash equivalents at end of period..................  $ 1,277    $   148    $  17
                                                              =======    =======    =====

                             PSYCHPARTNERS, L.L.C.

                 CONSOLIDATED STATEMENTS OF UNITHOLDERS' EQUITY

                                                                PREFERRED              TREASURY
                                      COMMON UNITS                UNITS                  UNITS
                                 -----------------------   --------------------   -------------------   ACCUMULATED
                                   UNITS       AMOUNT       UNITS      AMOUNT      UNITS     AMOUNT       DEFICIT        TOTAL
                                 ---------   -----------   -------   ----------   -------   ---------   -----------   -----------
Balance as of December 31,
  1994.........................
Issuance of members' units, net
  of placement commissions and
  offering expenses............  1,424,310   $   113,455                                                              $   113,455
Net loss for the period ended
  December 31, 1995............                                                                         $ (192,450)      (192,450)
                                 ---------   -----------   -------   ----------   -------   ---------   -----------   -----------
Balance as of December 31,
  1995.........................  1,424,310       113,455                                                  (192,450)       (78,995)
Issuance of members' units, net
  of placement commissions and
  offering expenses............  1,245,649     1,738,705                                                                1,738,705
Issuance of members' units at
  acquisition..................    326,000       514,500                                                                  514,500
Net loss for the year ended
  December 31, 1996............                                                                         (1,280,885)    (1,280,885)
                                 ---------   -----------   -------   ----------   -------   ---------   -----------   -----------
Balance as of December 31,
  1996.........................  2,995,959     2,366,660                                                (1,473,335)       893,325
Issuance of members' units, net
  of placement commissions and
  offering expenses............  1,516,852     2,938,888                                                                2,938,888
Issuance of members' units at
  acquisition..................    356,600       728,500                                                                  728,500
Purchase of Treasury units.....                                                   (72,000)  $(162,000)                   (162,000)
Issuance of preferred units,
  net of placement commissions
  and offering expenses........                            566,887   $1,428,023                                         1,428,023
Net loss for the year ended
  December 31, 1997............                                                                         (1,868,812)    (1,868,812)
                                 ---------   -----------   -------   ----------   -------   ---------   -----------   -----------
Balance at December 31, 1997...  4,869,411   $6,034,0480   566,887   $1,428,023   (72,000)  $(162,000)  $(3,342,147)  $ 3,957,924
                                 =========   ===========   =======   ==========   =======   =========   ===========   ===========

                             PSYCHPARTNERS, L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

NOTE 1 -- ORGANIZATION AND OPERATION

     PsychPartners, L.L.C. ("Company"), an Alabama Limited Liability Company, was formed to provide behavioral health services and commenced operations on October 26, 1995. The Company operates multi-disciplinary outpatient behavioral health group practices and provides behavioral health and related services, principally at free-standing clinics. The Company currently operates behavioral health clinics located in four (4) states. The Company also offers full and shared risk arrangements with employers and managed care organizations to perform behavioral health services on a capitated, sub-capitated and/or case rate basis. In addition, the Company provides an array of behavioral health services including: employee assistance programs; third party clinical case management and claims adjudication; and management and staffing of acute and sub-acute inpatient facilities and correctional institutions through contractual agreements. At December 31, 1997, operations were principally concentrated in New Jersey, Pennsylvania, Alabama and Tennessee.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of consolidation

     The consolidated financial statements include the accounts of the Company and its wholly and beneficially owned subsidiaries. In response to regulations in certain states in which the Company operates, it has executed management agreements with professional corporations. Through the terms of the management agreements, the Company has complete control over the professional corporations with the exception of the provision or direction of behavioral health services. The management agreements substantially restrict the business activities and the rights of the shareholders of the professional corporations. These professional corporations are consolidated because the Company has unilateral and perpetual control over the assets and business operations of the professional corporations and because, notwithstanding the lack of majority ownership, consolidation of the professional corporations is necessary to present fairly the financial position and results of operations of the Company due to the existence of a parent-subsidiary relationship by means other than majority ownership of the professional corporations' voting stock. The Company effectively has perpetual control over the professional corporations because the Company does not intend to terminate any of its management agreements with the ongoing professional corporations and, upon termination of any such agreement by the clinician, the Company intends to exercise its option to purchase or to designate a purchaser for the stock of the professional corporation. Fees paid to the Company under these agreements approximate the operating income, as defined, of the beneficially owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Preparation of financial statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and cash equivalents

     Cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue recognition

     Net revenues are reported at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered.

                             PSYCHPARTNERS, L.L.C.

  Property and equipment

     Property and equipment are stated at cost less accumulated depreciation and amortization. Additions and betterments are capitalized and maintenance and repairs are charged to current operations. The cost of assets retired or otherwise disposed of and the related accumulated depreciation and amortization are removed from the accounts and the gain or loss on such dispositions is reflected in current operations. Depreciation is provided using the straight-line method. Estimated useful lives of the assets are:

                  Furniture and Fixtures........  5 to 7 years
                  Office Equipment..............  3 to 5 years

  Intangible assets and excess cost over fair value of net assets acquired

     Identifiable assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. Deferred taxes have been recorded at the subsidiary level but not at the parent level because the Company is a Limited Liability Company (see Income Taxes). The excess of the purchase price over the fair value of the identifiable net assets acquired is amortized on a straight-line basis over twenty (20) years and identified intangible assets are amortized over periods ranging from one to twenty (20) years. On an annual basis the Company reviews the recoverability of goodwill based primarily on estimated future cash flows.

  Accounting for impairment of long-lived assets

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), which establishes accounting standards for the impairment of long-lived assets, certain identified intangible assets and goodwill related to those assets to be held and used and for long-lived assets and certain intangible assets to be disposed of. In accordance with SFAS 121, the Company reviews the realizability of long-lived assets, certain intangible assets and goodwill whenever events or circumstances occur which indicate recorded cost may not be recoverable.

  Financial instruments

     The carrying value of cash and cash equivalents, accounts receivable and payable and accrued liabilities approximates faire value due to the short-term maturities of these assets and liabilities.

  Income taxes

     The Company is a Limited Liability Company under the provision of the Internal Revenue Code. Accordingly, the Company does not pay federal or state corporate income taxes; instead, the Company's Unitholders are responsible for these taxes. The Company however, does have an obligation for federal and state corporate income taxes at the subsidiary level. The Company's subsidiaries applied the asset and liability approach of Statement of Financial Accounting Standards No. 109 for financial accounting and reporting of income taxes and recognizes deferred tax assets and liabilities for the future tax consequences of events that have been recognized in the subsidiaries financial statements or tax returns.

                             PSYCHPARTNERS, L.L.C.

NOTE 3 -- RECEIVABLES AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                               DECEMBER 31,
                                                             ----------------
                                                              1997      1996
                                                             ------    ------
Accounts receivable, net of contractual allowances:........  $9,933    $2,095
  Less: Allowance for doubtful accounts....................   4,354     1,529
                                                             ------    ------
                                                             $5,579    $  566
                                                             ======    ======

     The Company's services are primarily reimbursed by third party payors, including Medicare, managed care organizations and commercial insurance companies. Third party reimbursement is initially billed at "usual, customary and reasonable" market rates. Aggregate billings are at established rates adjusted to estimated amounts realizable from third party payors. The allowance for doubtful accounts is estimated based on management's ongoing review of collectibility including accounts receivable aging reports and cash collection analyses. The balances in the allowance for doubtful accounts as of December 31, 1997 and 1996 includes reserves established for receivables acquired and reflect management's estimate of reserving certain receivables at date of acquisition.

NOTE 4 -- PROPERTY AND EQUIPMENT

                                                              DECEMBER 31,
                                                              ------------
                                                              1997    1996
                                                              ----    ----
Furniture, fixtures and equipment...........................  $583    $120
  Less: Accumulated amortization............................    73      15
                                                              ----    ----
                                                              $510    $105
                                                              ====    ====

     Depreciation expense was $45 and $15 for 1997 and 1996, respectively.

NOTE 5 -- BORROWINGS

  Notes payable

     On September 24, 1997, the Company borrowed $2,352 from Capital Health Partners, L.P. pursuant to the terms of a Convertible Promissory Note that matures on September 24, 1998. The Note bears interest at a rate of eight percent (8%) per annum and has the option to be converted into Units. The holder of the convertible promissory note has agreed to convert its debt into Class B Preferred Units of PsychPartners, L.L.C. on or prior to the closing of the proposed Apogee transaction, because the noteholder is also a participant in the new equity financing through Electra Investment Trust, PLC. Such conversion into Class B Preferred Units of PsychPartners, L.L.C. is a condition to closing of the new equity financing.

     On July 1, 1997, the Company entered into a Deferred Consideration obligation in conjunction with the purchase of the assets of APS and ABHS. The terms of which are: Purchaser shall pay to (i) Shareholder Eighty-Three Thousand Three Hundred Thirty-Four Dollars ($83,334), plus the prime rate of interest as published in the Wall Street Journal as of the Closing Date, on the first anniversary of the Closing Date: (ii) ABHS Fifty-Three Thousand Three Hundred Thirty-Four Dollars and 00/100 ($53,334), plus the prime rate of interest as published in the Wall Street Journal as of the Closing Date, on the first anniversary of the Closing Date; and (iii) Shareholder One Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars ($166.666), plus the prime rate of interest, on the second anniversary of the Closing Date.

                             PSYCHPARTNERS, L.L.C.

     On June 16, 1997, the Company assumed an obligation of the seller as part of the acquisition of the assets of ADTC the terms of the Promissory Note are:

Face Amount.................................  --   $420.000
Balance at December 31, 1997................  --   $304.805
Maturity Date...............................  --   August 31, 2026
Interest Rate...............................  --   Floating between 5% and 12%
                                                   depending on certain cash flow
                                                   parameters spelled out in the
                                                   note. The average rate during
                                                   1997 was 5%.

     Principal and interest to be paid monthly.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

  Operating leases

     The Company leases office and patient care facilities as well as vehicles and equipment under noncancellable operating leases which require future minimum annual rentals as follows:

1998................................................    $1,176
1999................................................       724
2000................................................       582
2001................................................       359
2002 and thereafter.................................       234
                                                        ------
                                                        $3,075
                                                        ======

     Certain of the leases contain renewal options and escalation clauses which require payments of additional rent to the extent of increases in related operating costs. Rent expense was $1,086 and $405 for the years ended December 31, 1997 and 1996, respectively.

NOTE 7 -- ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                               DECEMBER 31,
                                                              --------------
                                                               1997     1996
                                                              ------    ----
Clinician fees..............................................  $  713    $273
Payroll Related.............................................     175      95
Accrued Legal and...........................................     131      --
Accounting Accrued Termination Costs........................     102      --
Accrued Interest............................................      65      --
Accrued Equalization Costs..................................     617      --
Payment Accrued Expenses, Other.............................     171      51
                                                              ------    ----
                                                              $1,974    $419
                                                              ======    ====

     Accrued equalization costs pertain to consideration payable to former owners of acquired businesses based upon the resolution of purchase price contingencies.

                             PSYCHPARTNERS, L.L.C.

NOTE 8 -- BENEFITS PLANS

  Stock Option Plan

     Effective April 2, 1996, the Company's Board of Managers ratified and approved the establishment of an employee stock option plan ("the Plan") under which options to purchase up to 300,000 Units of the Company's common Units may be granted to employees, officers, managers, and others. Each option granted under the Plan must be exercised within a fixed period which may not exceed 10 years and may not be for a price which is less than the fair market value on the date of grant. Options granted vest over varying period of time.

  Retirement Plan

     The Company has a defined contribution 401(k) plan covering substantially all of its employees. The general, eligible employees may contribute up to 6% of their compensation to this plan. The Company did not make any matching contribution in the years ended December 31, 1997 or 1996.

NOTE 9 -- MINORITY INTEREST

     PsychPartners, L.L.C. owns a 51% interest in American Day CD Centers, L.L.C., a Delaware limited liability company ("CD Centers"). PsychPartners, L.L.C. purchased this 51% interest from American Day Management Services,...Inc. in June of 1997, as part of a series of asset acquisitions from the American
Day Treatment Centers companies. The 49% owner of CD Centers is High Focus Centers, Inc., a New Jersey corporation. The sole shareholder of High Focus Centers, Inc. is David Nyman, Ph.D., who is also an executive officer of CD Centers. CD Centers offers an intensive outpatient counseling program for adolescent and adult substance abuse clients generally referred by managed care companies, and is not considered a "practice group" by PsychPartners, L.L.C.

                                   EXHIBIT A
                               PURCHASE AGREEMENT

                         AGREEMENT OF PURCHASE AND SALE

                                     AMONG

             PSYCHPARTNERS, L.L.C., PSYCHPARTNERS MIDATLANTIC, INC.
                            AND PSYCHPARTNERS, INC.

                                      AND

                                  APOGEE, INC.
                           APOGEE OF TENNESSEE, INC.
                          APOGEE OF PENNSYLVANIA, INC.
                             APOGEE SERVICES, INC.
                            APOGEE OF MARYLAND, INC.
                           APOGEE OF TENNESSEE, INC.
                             AGP ACQUISITION, INC.
                             WINSTON CLINICS, INC.
                               DOC SYSTEMS, INC.
                 FAMILY SOCIAL AND PSYCHOTHERAPY SERVICES, INC.
                    ASSOCIATED MENTAL HEALTH SERVICES, LTD.
                          PSYCHIATRIC ASSOCIATES, INC.
                       PSYCHOGERIATRIC CONSULTANTS, INC.
                          NAPERVILLE PSYCHIATRIC, INC.
                        APOGEE OF NORTHERN FLORIDA, INC.
                FAMILY SOCIAL AND PSYCHOLOGICAL SERVICES, L.L.C.
                     WOODMONT PSYCHIATRIC ASSOCIATES, INC.
                           AHS OF RHODE ISLAND, INC.

                       EFFECTIVE AS OF DECEMBER 26, 1997

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I
PURCHASE AND SALE OF ASSETS AND STOCK......................................   A-7
Section 1.1    Conveyance and Transfer of Stock............................   A-7
Section 1.2    Conveyance and Transfer of Assets...........................   A-7
Section 1.3    Excluded Assets.............................................   A-9
Section 1.4    Assumed Liabilities.........................................   A-9
Section 1.5    Retained Liabilities........................................   A-9
Section 1.6    Purchase Price..............................................  A-10
Section 1.7    Post-Closing Adjustments....................................  A-10
Section 1.8    Payment of Purchase Price...................................  A-13
Section 1.9    Allocation of Purchase Price................................  A-13
ARTICLE II
THE CLOSING................................................................  A-13
Section 2.1    Date and Place..............................................  A-13
Section 2.2    Delivery of Documents.......................................  A-14
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS..................................  A-14
Section 3.1    Corporate Organization......................................  A-14
Section 3.2    Corporate Authority; Authorization of Agreement.............  A-14
Section 3.3    Capital Stock...............................................  A-14
Section 3.4    Subsidiaries................................................  A-15
Section 3.5    Title to Stock and Power to Convey..........................  A-15
Section 3.6    No Violation................................................  A-15
Section 3.7    Financial Statements........................................  A-15
Section 3.8    No Undisclosed Liabilities..................................  A-16
Section 3.9    Absence of Changes..........................................  A-16
Section 3.10   Limitation on Sales.........................................  A-17
Section 3.11   Title to Properties; Encumbrances...........................  A-17
Section 3.12   Title Conveyed..............................................  A-17
Section 3.13   Real Property...............................................  A-18
Section 3.14   Leases......................................................  A-18
Section 3.15   Accounts Receivable.........................................  A-18
Section 3.16   Accounts Payable............................................  A-18
Section 3.17   Intellectual Property Matters...............................  A-18
Section 3.18   Contracts and Commitments...................................  A-18
Section 3.19   Agreements in Full Force and Effect.........................  A-19
Section 3.20   Insurance...................................................  A-19
Section 3.21   Compliance with Laws........................................  A-19
Section 3.22   Employment Matters..........................................  A-20
Section 3.23   Employee Benefit Plans and Arrangements.....................  A-20
Section 3.24   Litigation..................................................  A-20
Section 3.25   Compliance With Fraud and Abuse Statutes....................  A-21
Section 3.26   Governmental Consents.......................................  A-21
Section 3.27   Other Consents..............................................  A-21
Section 3.28   Environmental Matters.......................................  A-21
Section 3.29   Inventory...................................................  A-22

                                                                             PAGE
                                                                             ----
Section 3.30   Customers, Suppliers and Sales Representatives..............  A-22
Section 3.31   Brokers or Finders..........................................  A-22
Section 3.32   Taxes.......................................................  A-22
Section 3.33   Tax Returns.................................................  A-22
Section 3.34   OSHA and ADA and Clean Air Act..............................  A-22
Section 3.35   Full Disclosure.............................................  A-22
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASERS AND PSYCHPARTNERS.............  A-23
Section 4.1    Organization................................................  A-23
Section 4.2    Authorization...............................................  A-23
Section 4.3    No Violation................................................  A-23
Section 4.4    Litigation..................................................  A-23
Section 4.5    Governmental Consents.......................................  A-23
Section 4.6    Other Consents..............................................  A-24
Section 4.7    No Brokers..................................................  A-24
Section 4.8    Shares to be Fully Paid; Reservation of Stock...............  A-24
Section 4.9    Capital Structure of PsychPartners and Purchasers...........  A-24
ARTICLE V
ADDITIONAL COVENANTS AND AGREEMENTS........................................  A-24
Section 5.1    Operations Pending Closing; Filing of Tax Returns...........  A-24
Section 5.2    Shareholders Meeting........................................  A-25
Section 5.3    Proxies.....................................................  A-25
Section 5.4    Payment of Taxes and Certain Expenses.......................  A-26
Section 5.5    Earnout Liabilities.........................................  A-26
Section 5.6    Best Efforts................................................  A-26
Section 5.7    Consents; Duties of Sellers.................................  A-27
Section 5.8    Additional Insurance Coverage...............................  A-27
Section 5.9    Transition Assistance.......................................  A-27
Section 5.10   Access To, and Information Concerning, Properties and         A-27
               Records.....................................................
Section 5.11   Noncompetition; Nonsolicitation; Nondisclosure..............  A-27
Section 5.12   Exclusive Agreement.........................................  A-28
Section 5.13   Employee Benefit Plans......................................  A-29
Section 5.14   Mail Received After Closing.................................  A-29
Section 5.15   Cobra.......................................................  A-29
Section 5.16   Company Name................................................  A-29
Section 5.17   Cooperation and Records Retention...........................  A-29
Section 5.18   Offers of Employment........................................  A-30
Section 5.19   Assignment and Assumption of Contracts......................  A-30
Section 5.20   Further Assurances..........................................  A-30
Section 5.21   Publicity...................................................  A-30
Section 5.22   Lease Renewals..............................................  A-30
ARTICLE VI
CONDITIONS TO THE OBLIGATIONS OF PURCHASERS................................  A-30
Section 6.1    Representations and Warranties True.........................  A-30
Section 6.2    Compliance with this Agreement..............................  A-30
Section 6.3    Documents to be Delivered...................................  A-31
Section 6.4    Shareholder Approval........................................  A-31
Section 6.5    No Injunctions..............................................  A-31

                                                                             PAGE
                                                                             ----
ARTICLE VII
CONDITIONS TO THE OBLIGATIONS OF SELLERS...................................  A-31
Section 7.1    Representations and Warranties True.........................  A-31
Section 7.2    Compliance with this Agreement..............................  A-31
Section 7.3    Documents to be Delivered...................................  A-31
Section 7.4    No Injunction...............................................  A-32
Section 7.5    Assumption of Assumed Liabilities...........................  A-32
ARTICLE VIII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION................  A-32
Section 8.1    Survival of Representations and Warranties..................  A-32
Section 8.2    Indemnification by Sellers..................................  A-32
Section 8.3    Indemnification by Purchasers...............................  A-33
Section 8.4    Notice of Claims............................................  A-33
Section 8.5    Limits on Indemnification...................................  A-34
Section 8.6    Tax Benefit and Insurance Proceeds..........................  A-34
Section 8.7    Sole and Exclusive Remedy...................................  A-34
Section 8.8    Satisfaction of Indemnification Claim.......................  A-34
ARTICLE IX
TERMINATION................................................................  A-35
Section 9.1    Termination.................................................  A-35
Section 9.2    Obligations Upon Termination................................  A-35
Section 10.1   Amendment...................................................  A-35
Section 10.2   Waiver of Compliance........................................  A-35
Section 10.3   Notices.....................................................  A-35
Section 10.4   Specific Performance........................................  A-36
Section 10.5   Expenses....................................................  A-36
Section 10.6   Severability................................................  A-36
Section 10.7   Assignment..................................................  A-37
Section 10.8   Governing Law...............................................  A-37
Section 10.9   Counterparts................................................  A-37
Section 10.10  Headings....................................................  A-37
Section 10.11  Entire Agreement............................................  A-37
Section 10.12  Third Parties...............................................  A-37
Section 10.13  Performance Following Closing...............................  A-37

                   LIST OF SCHEDULES (INTENTIONALLY OMITTED)

Schedule 1.2           Transferred Assets
Schedule 1.2(i)        Management Agreements
Schedule 1.2(ii)       Managed Care Contracts
Schedule 1.2(iv)       Trademarks, Tradenames, etc.
Schedule 1.2(ix)       Automobiles and Vehicles
Schedule 1.2(vi)       Computers and Related Materials
Schedule 1.2(xii)      Other Contracts
Schedule 1.3           Excluded Assets
Schedule 1.4(a)(iii)   Earnout Contingent Liabilities
Schedule 1.4(a)(v)     Lease Obligations
Schedule 1.4(b)        Retained Liabilities
Schedule 1.9           Allocation of Purchase Price
Schedule 3.1           Jurisdictions and Licenses
Schedule 3.4           Subsidiaries of AGP/Other Investments of AGP
Schedule 3.5           Ownership of AGP Stock
Schedule 3.7(b)        Balance Sheet of the Business as of September 30, 1997
Schedule 3.8           Undisclosed Liabilities
Schedule 3.9           Change Since December 31, 1996
Schedule 3.11          Title to Properties; Encumbrances
Schedule 3.12          Title Conveyed
Schedule 3.14          Leases and Subleases
Schedule 3.15          Accounts Receivable
Schedule 3.16          Accounts Payable
Schedule 3.17          Intellectual Property Matters
Schedule 3.18          Material Contracts of Sellers
Schedule 3.20          Insurance
Schedule 3.21          Compliance with Laws
Schedule 3.22(a)       Employment Law Compliance
Schedule 3.22(b)       Employees
Schedule 3.23          Employee Benefit Plans
Schedule 3.24          Litigation
Schedule 3.26          Governmental Consents -- Sellers
Schedule 3.27          Other Consents -- Sellers
Schedule 3.28          Environmental Matters
Schedule 3.30          Customers, Suppliers and Sales Representatives
Schedule 4.4           Litigation
Schedule 4.5           Governmental Consents -- Purchasers
Schedule 4.6           Other Consents -- Purchasers
Schedule 4.9           Capital Structure of PsychPartners
Schedule 5.3           Individuals Executing Proxies
Schedule 5.5(a)        Individuals/Entities Entitled to Estimated Earnout Payments
Schedule 5.16          Company Names
Schedule 5.18          Offers of Employment

                    LIST OF EXHIBITS (INTENTIONALLY OMITTED)

Exhibit A  Designated Practice Locations
Exhibit B  Form of Warrant
Exhibit C  Form of Escrow Agreement
Exhibit D  Form of Voting Agreement and Irrevocable Proxy
Exhibit E  Form of Interim Services Agreement
Exhibit F  Form of Opinion of Haythe & Curley
Exhibit G  Form of Bill of Sale
Exhibit H  Form of Assignment and Assumption Agreement
Exhibit I  Form of Opinion of Balch & Bingham LLP

                         AGREEMENT OF PURCHASE AND SALE

     THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into as of December 26, 1997, by and among PsychPartners, Inc., a Delaware corporation ("PsychPartners, Inc."), and PsychPartners MidAtlantic, Inc., a Delaware corporation (collectively, "Purchasers"), and PsychPartners, L.L.C., an Alabama limited liability company ("PsychPartners"); and Apogee of Pennsylvania, Inc., a Delaware corporation, Apogee of Tennessee, Inc., a Tennessee corporation, Winston Clinics, Inc., a Wisconsin corporation, DOC Systems, Inc., a District of Columbia corporation, Family Social and Psychotherapy Services, Inc., a Wisconsin corporation, Apogee Services, Inc., a Delaware corporation, Apogee of Maryland, Inc., a Maryland corporation, Associated Mental Health Services, Ltd., an Illinois corporation, Psychiatric Associates, Inc., a Florida corporation, Psychogeriatric Consultants, Inc., a Maryland corporation, Naperville Psychiatric, Inc., an Illinois corporation, Apogee of Northern Florida, Inc., a Florida corporation, Family Social and Psychological Services, L.L.C., a Wisconsin limited liability company, AHS of Rhode Island, Inc., a Rhode Island corporation, and Woodmont Psychiatric Associates, Inc., a Maryland corporation (collectively, the "Subsidiaries"), AGP Acquisition, Inc., a Delaware corporation ("AGP") (collectively with the Subsidiaries, the "Companies") and Apogee, Inc., a Delaware corporation ("Apogee") (collectively with the Companies, the "Sellers").

                                  WITNESSETH:

     WHEREAS, the Companies, each of which are direct or indirect wholly owned subsidiaries of Apogee, own, manage or operate the 22 behavioral health practices (the "Practices") set forth on Exhibit A hereto (such practices, owned, managed or operated by the Companies, the "Business");

     WHEREAS, Apogee and the Subsidiaries desire to sell to Purchasers, each of which are direct or indirect wholly owned subsidiaries of PsychPartners, the Transferred Assets (as defined in Section 1.2 hereof) and to assign to Purchasers the Assumed Liabilities (as defined in Section 1.4 hereof) relating to the operations of the Business, and Purchasers desire to purchase from Apogee and Sellers the Transferred Assets and to assume the Assumed Liabilities, upon the terms and subject to the conditions hereinafter set forth;

     WHEREAS, Apogee owns all of the issued and outstanding shares of capital stock, $.01 par value of AGP (the "AGP Stock") and desires to sell the AGP Stock to Purchasers for the consideration and upon the terms and conditions set forth in this Agreement, and Purchasers desire to purchase the AGP Stock from Apogee in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF ASSETS AND STOCK

     SECTION 1.1 CONVEYANCE AND TRANSFER OF STOCK. Upon the terms and subject to all of the conditions contained herein and the performance by each of the parties hereto of their respective obligations hereunder, Purchasers hereby agree to purchase from Apogee, and Apogee hereby agrees to sell, deliver, transfer and convey to Purchasers at the Closing (as hereinafter defined), all of the AGP Stock.

     SECTION 1.2 CONVEYANCE AND TRANSFER OF ASSETS. Upon the terms and subject to all of the conditions contained herein and the performance by each of the parties hereto of their respective obligations hereunder, Purchasers hereby agree to purchase from Apogee and the Subsidiaries, and Apogee and the Subsidiaries hereby agree to sell, deliver, transfer and convey to Purchasers at the Closing (as hereinafter defined), all of the assets of Apogee and the Subsidiaries owned, held or used in the operation or management of the Business, of every kind and description which are located at the real property leased by Sellers pursuant to the leases set forth on Schedule 3.14 (the "Clinic Locations"), other than the Excluded Assets (as defined in Section 1.3 hereof); real, personal, or mixed; tangible or intangible; including all assets and property reflected on the balance sheets of the Business as of the date of the Closing (collectively, "Transferred Assets"), such assets to be transferred free and clear of all liens, encumbrances or restrictions of any type whatsoever, other than Permitted Encumbrances (as defined in Section 3.11 hereof) and the Assumed Liabilities (as defined in Section 1.3 hereof); provided, however, that unless and until any required consents and approvals have been obtained, the Transferred Assets shall not include any contracts or agreements which by their terms prohibit or restrict the transfer or assignment of Sellers' rights thereunder, or the delegation of Sellers' duties thereunder, without the consent or approval of other parties to such contracts or agreement (collectively, unless and until any required consents and approvals have been obtained, the "Non-Transferable Contracts"). Upon the receipt of the required consents and approvals for any Non-Transferable contracts, such contracts or agreement shall become Transferred Assets. Purchasers and Sellers shall identify the initial Non-Transferable Contracts in writing at or before the Closing. The Transferred Assets shall include, but shall not be limited to, all right, title and interest of Sellers (other than AGP) in, to and under the following (except to the extent the following would include any Non-Transferable Contract prior to the obtaining of requisite consents or approvals of other parties):

          (i) Sellers' rights under management agreements with professional corporations or similar organizations related to the Business and set forth on Schedule 1.2(i) hereto;

          (ii) Sellers' rights under contracts with managed care organizations and corporations related to the Business and set forth on Schedule 1.2(ii) hereto;

          (iii) all of the Sellers' inventories of materials and supplies related to the Business at the Clinic Locations;

          (iv) the trademarks, trade names, service marks, logos, inventions, patents, patent rights, applications for patents and similar rights, trade secrets, know-how and designs of the Sellers related to or used in the Business and set forth on Schedule 1.2(iv);

          (v) all marketing studies, customer lists, files, supplier files, credit files, credit data, appraisals, valuations, and consulting studies and all other records and reports relating to the Business or the Transferred Assets, all clinical and administrative policy and procedure manuals and all catalogues relating to the Business at the Clinic Locations;

          (vi) the computer programs, computer software, computer manuals, flowcharts, printouts, data files, program documentation and related materials and copies thereof relating to the Business or the Transferred Assets and set forth on Schedule 1.2(vi);

          (vii) subject to applicable laws and regulations, all transferable licenses and other regulatory approvals necessary for or incident to the operation of the Business;

          (viii) all deposits and the expenses and deferred charges relating to the Business that have been prepaid or paid in advance by Sellers prior to the Closing, as set forth on Schedule 1.2(viii) hereto;

          (ix) the automobiles and vehicles owned by the Sellers, relating to the Business and set forth on Schedule 1.2(ix) hereto;

          (x) the furniture, computers, accessories and other personal property owned by the Sellers and used in the Business at the Clinic Locations;

          (xi) all machinery and equipment owned by the Sellers and used in the Business at the Clinic Locations;

          (xii) all accounts receivable of the Sellers relating to the Business and all cash and cash equivalents of the Sellers relating to the Business, whether on hand or in cash accounts of the Business;

          (xiii) all of Sellers' rights under all other contracts and agreements of the Sellers relating to the Business, as set forth on Schedule 1.2(xiii) hereto;

          (xiv) all indebtedness and other amounts relating to the Business and owed to any of Sellers in the ordinary course of business, except for those items listed on Schedule 1.3 hereto;

          (xv) all patient and billing files, records and documentation necessary to effectuate the transfer of the Transferred Assets and to operate the Business (including ledger books and any books of account of the Sellers relating to the Business and located at the Clinic Locations);

          (xvi) all of Sellers' rights under express and implied warranties of third parties that continue in effect with respect to any of the assets described in paragraphs (i) through (vii) above; and

          (xvii) all other assets and rights of every kind and nature (whether or not of a kind or nature referred to in items (i) through (xvi) above) owned or held by the Sellers on the date of the Closing (hereinafter defined) and relating to or used in the Business at the Clinic Locations, whether or not specifically referred to in clauses (i) through (xvi) of this Section 1.2 or in the Schedules hereto, except for the Excluded Assets (as defined in Section 1.3 hereof) and any Non-Transferable Contracts.

     SECTION 1.3 EXCLUDED ASSETS. The assets of Sellers which are not to be transferred pursuant to this Agreement are the assets of the Sellers not located at the Clinic Locations or described in Section 1.2(i) through 1.2(xvii) hereto (the "Excluded Assets") and:

          (i) The stock, corporate minute books, stock ledgers and stock transfer records of the Subsidiaries; and

          (ii) Those assets listed on Schedule 1.3 hereto.

     SECTION 1.4 ASSUMED LIABILITIES. Except to the extent prohibited or restricted by any Non-Transferable Contracts prior to the obtaining of requisite consents or approvals of other parties, Purchasers agree to assume at the Closing the following obligations (the "Assumed Liabilities"):

          (i) all liabilities and obligations arising after the Closing with respect to clinic lease obligations of Sellers related to the Business, as set forth on Schedule 3.11 hereto;

          (ii) all liabilities and obligations as of the Closing with respect to accounts payable, accrued payroll taxes and other accrued expenses of Sellers related to the Business, such accrued expenses to include accrued clinician compensation and accrued patient facility costs related to the Business, as set forth on the Closing Financial Statements (as hereinafter defined), plus any obligations in the nature of accounts payable, accrued payroll taxes and other accrued expenses of Sellers, not to exceed $50,000, that do not appear on the Closing Financial Statements;

          (iii) all liabilities and obligations arising after the Closing with respect to earnout contingent liabilities (including any contingent promissory notes) ("Earnout Liabilities") of Sellers associated with Sellers' prior acquisitions of certain of the Transferred Assets related to the Business, as set forth on Schedule 1.4(a)(iii) hereto, except for the Earnout Liabilities for which Sellers are responsible pursuant to Section 5.5(a) hereof;

          (iv) all liabilities and obligations with respect to the contracts and obligations, including employment agreements of Sellers related to the Business, as set forth on Schedule 1.4(a)(iv) hereto;

          (v) any obligations under the leases (other than clinic leases) related to the Business to which any of Sellers are a party as set forth on
     Schedule 1.4(a)(v) hereto; and

          (vi) all liabilities and obligations arising from the conduct of the Business after the Closing of the nature of the liabilities set forth in
     Section 1.4(ii).

     SECTION 1.5 RETAINED LIABILITIES. Except for the Assumed Liabilities, Purchasers shall not assume or otherwise agree to pay, discharge or perform any other liabilities or obligations of Sellers, whether or not in respect of the Business, (whether accrued, absolute, contingent or otherwise, whether or not disputed, or whether or not disclosed to Purchasers) (all such liabilities and obligations, the "Retained Liabilities"). The Retained Liabilities shall include any severance payments that may be due either prior to or following the Closing to James Dorsey, M.D. or AHRC, Inc. pursuant to Article X of that certain Management Agreement dated as of February 18, 1997 among AHRC, Inc., a Florida corporation, AGP Acquisition Corp., a Delaware corporation, and Apogee, Inc., a Delaware corporation, to the Manager (as defined therein), but only to the extent that such payments are due as a result of the transactions contemplated by this Agreement. In addition, PsychPartners may, at its sole discretion, elect not to assume the lease with CMD Realty Investment Fund relating to the Southeast Regional Office (the "Divisional Lease"), and shall so notify Sellers as soon as reasonably practicable following the Closing of such election. Should PsychPartners so elect pursuant to this Section 1.5, the Retained Liabilities shall include the Divisional Lease.

     SECTION 1.6  PURCHASE PRICE.  Subject to any adjustments required by
Section 1.7(a) hereof, the purchase price for the Transferred Assets (the "Purchase Price"), payable in accordance with Section 1.8 herein, is as follows:

          (a) Twenty-Seven Million and No/100 Dollars ($27,000,000.00); plus

          (b) A warrant to purchase 400,000 Common Units (as defined in the Second Amended and Restated Operating Agreement of PsychPartners, L.L.C. dated as of July 17, 1997) (the "Operating Agreement") of PsychPartners at a price of $.05 per Common Unit, exercisable by Apogee for a period of five
     (5) years from the date of Closing (the "Warrant") in substantially the form attached hereto as Exhibit B.

     SECTION 1.7  POST-CLOSING ADJUSTMENTS.

     (a) At the Closing, Sellers shall deliver to Purchasers true and complete copies of the balance sheet of the Business and the monthly profit and loss statements of the Practices as of and for the month ending on November 30, 1997 (the "November Statements"), which have been prepared in accordance with the Companies' historic internal accounting practices on a basis consistent with prior periods. Included in the November Statements shall be the balance sheet of the Business as of November 30, 1997, including a computation of the liabilities as of November 30, 1997 assumed by Purchasers pursuant to Section 1.4(a)(ii) (the "November Payables and Expenses") and an estimate as of November 30, 1997 of the earnout contingent liabilities assumed by Purchasers pursuant to Section 1.4(a)(iii) (collectively, the "November Liabilities") and the (x) cash and cash equivalents and (y) deposits and the expenses and deferred charges relating to the Business which had been prepaid or paid in advance by Sellers prior to November 30, 1997 included in the Transferred Assets and the accounts receivable of the Business as of November 30, 1997 (collectively, the "November Assets"). At the Closing, Purchasers shall deliver the amount by which the November Liabilities exceed the November Assets (the "Balance Sheet Adjustment Escrow Amount") to the Escrow Agent, to be held pursuant to the terms of an Escrow Agreement, in substantially the form of Exhibit C attached hereto (the "Escrow Agreement"). The parties anticipate as of the date hereof that the Balance Sheet Adjustment Escrow Amount will be approximately $600,000, but recognize that the final Balance Sheet Adjustment Escrow Amount is subject to the calculation to be performed pursuant to the preceding sentence. As soon as reasonably practicable following the Closing Date, and in no event more than ninety (90) calendar days after the Closing Date, Sellers shall deliver to Purchasers financial statements of the Business, as of and for the period ending on Closing Date (the "Closing Financial Statements") which have been prepared in accordance with the Companies' historic internal accounting practices on a basis consistent with prior periods. Included in such financial statements shall be the balance sheet of the Business as of the Closing Date, including a computation of the liabilities assumed by Purchasers pursuant to Section 1.4(a)(ii) (the "Closing Payables and Expenses") and an estimate of the earnout contingent liabilities assumed by Purchasers pursuant to Section 1.4(a)(iii) (collectively, the "Closing Liabilities") and the (x) cash and cash equivalents and (y) deposits and the expenses and deferred charges relating to the Business which had been prepaid or paid in advance by Sellers prior to the Closing included in the Transferred Assets and the accounts receivable of the Business as of the Closing Date (collectively, the "Closing Assets"). If, as indicated in the Closing Financial Statements, the Closing Liabilities exceed the Closing Assets, Sellers shall pay from the escrow account described hereinafter to Purchasers an amount equal to such difference within ten days after such amount is determined, including any resolution of any Disagreement (as defined hereinafter) relating thereto pursuant to Section 1.7(c) hereof. As soon as practicable following the delivery of the Closing Financial Statements and the resolution of any Disagreement (as defined hereinafter) relating thereto, the Escrow Agent shall deliver such amounts of the Balance Sheet

Adjustment Escrow Amount to Purchasers as are required by the Escrow Agreement, and shall deliver any remaining amounts to Sellers.

     (b) As soon as reasonably practicable following the first anniversary of the Closing Date (the "Adjustment Date") and in no event more than ninety (90) days subsequent thereto, Purchasers shall deliver to Sellers financial statements of each of the 22 behavioral practices which constitute the Business (the "Operating Profit Statements"), which statements shall calculate the Operating Profit as defined below, for each such practice for the period from the Closing Date through the Adjustment Date (the "Adjustment Period"). For purposes of this Section 1.7(b), "Operating Profit" shall mean the earnings before income taxes of each such practice (or, in the event that all or substantially all the assets and business of such practice shall have been transferred to another entity or entities, the allocable portion of the pre-tax earnings of such other entity or entities) for the Adjustment Period as determined in accordance with the Companies' historic internal accounting practices on a basis consistent with prior periods. For purposes of calculating Operating Profit, all revenues associated with the operation of such practice will be recognized during the period in which they are earned. Such operating revenues will include all charges directly related to the daily operations of the Business as determined in accordance with the Companies' historic internal accounting practices on a basis consistent with prior periods, including, but not limited to, gross revenues less contractual allowances, contract revenue and other income. For purposes of calculating Operating Profit, all expenses associated with the operation of such practice will be recognized during the period in which they are incurred. Such operating expenses will include all charges directly related to the daily operations of the Business, determined in accordance with the Companies' historic internal accounting practices on a basis consistent with prior periods, including, but not limited to:

          (i) Clinical salaries and benefits, related contract labor (including Medical Directors);

          (ii) Administrative salaries and benefits and related contract labor;

          (iii) Amounts paid to independent contractors;

          (iv) Expenses for office supplies consumed, printing, postage and delivery;

          (v) Telephone, cellular phone expenses and utilities;

          (vi) Insurance costs directly related to the worker's compensation, professional and general liability or property insurance associated with the Business;

          (vii) Therapy/testing supplies consumed by the Business;

          (viii) Travel and entertainment expenses incurred, except for those expenses required to attend any of the Purchaser's corporate or regional meetings;

          (ix) Expenses for the lease or rental of any equipment used in the office or directly by employees or independent contractors, including repairs and maintenance;

          (x) Rents, including storage, and other charges for facilities used in the operation of the Business, including repairs and maintenance;

          (xi) Charges incurred for the processing of payroll for MPG only;

          (xii) Advertising expenses in local newspapers and publications and costs of marketing materials and supplies;

          (xiii) Amounts related to the write-off or reserving of bad debts;

          (xiv) Expenses related to the collection of bad debts and the income therefrom;

          (xv) Expenses relating to clinical supervision;

          (xvi) Employee development;

          (xvii) Professional/outside meetings;

          (xviii) Cost of outside services, such as janitorial, transcription and answering service;

          (xix) Dues, books and subscriptions;

          (xx) Taxes and licenses, except for income taxes;

          (xxi) Recruitment and relocation to support existing business; and

          (xxii) Miscellaneous other expenses specifically related to a facility.

     For purposes of calculating Operating Profit, operating expenses will not include the following charges:

          (i) corporate and divisional overhead allocations including interest obligations on any inter-company debt and expenses of any corporate or divisional employees;

          (ii) interest and amortization expense;

          (iii) depreciation costs related to assets used in connection with the operation of any of the practices;

          (iv) acquisition-related interest expense;

          (v) legal and accounting fees; and

          (vi) expenses incurred in connection with the transactions contemplated hereby.

     The Purchase Price shall be adjusted based on such Operating Profit, as follows:

          (i) If the Metropolitan Psychiatric Group MPG") has an Operating Profit for the Adjustment Period that is less than $630,000, then Sellers shall forfeit a portion of the Warrant (valued at $5 per underlying Common
     Unit) with a value equal to 4.5 times the dollar amount by which such Operating Profit is less than $630,000; provided, however, that the maximum value of Warrant forfeited pursuant to this Section 1.7(b)(i) shall not exceed $1,350,000.

          (ii) If the Rainbow Practice Group ("RPG") has an Operating Profit for the Adjustment Period that is less than $1,150,000, then Sellers shall forfeit a portion of the Warrant (valued at $5 per underlying Common Unit) with a value equal to 4.5 times the dollar amount by which such Operating Profit is less than $1,150,000; provided, however, that the maximum value of Warrant forfeited pursuant to this Section 1.7(b)(ii) shall not exceed $650,000.

          (iii) Notwithstanding the foregoing subsections (i) or (ii), Sellers shall not forfeit any portion of the Warrant pursuant to this Section 1.7(b) if the Operating Profit of all 22 behavioral health Practices comprising the Business exceeds $6,265,000 in the aggregate for the Adjustment Period.

Notwithstanding anything above to the contrary, no portion of the Warrant shall be forfeited by Sellers pursuant to Section 1.7(b)(i) or (ii) above in the event that (x) during the first six (6) months of the Adjustment Period, the Purchasers terminate any of the divisional vice presidents or practice directors of MPG or RPG employed by Sellers at the time of Closing and set forth on
Schedule 1.7(b) hereto for any reason other than for cause or (y) during the first six (6) months of the Adjustment Period the Purchasers initiate a material strategic decision (including, but not limited to, consolidation of offices (except for the current ongoing consolidation efforts involving Psychogeriatric Consultants and the Frenkel practice group); combination with current practices or future practices acquired by the Purchasers or their affiliates; or the elimination or addition of major clinical programs) which materially adversely affects the Operating Profit of MPG or RPG.

     (c) Within ninety (90) calendar days after Sellers' delivery of the Closing Balance Sheets or Purchasers' delivery of the Operating Profit Statements, respectively (collectively, the "Adjustment Statements"), the party receiving the Adjustment Statements may dispute the Adjustments Statements as a whole by giving written notice to the other party setting forth in reasonable detail the basis for any such dispute (each such dispute a "Disagreement"), and Purchasers and Sellers shall promptly commence good faith negotiations to resolve any such Disagreement. If the receiving party does not give notice of any Disagreement within ninety

(90) calendar days after the Adjustment Statements have been delivered, the receiving party shall be deemed to have irrevocably accepted the Adjustment Statements. If Purchasers and Sellers do not resolve (evidenced by a written agreement between Purchasers and Sellers) any such Disagreement within forty-five (45) business days following the delivery of a notice of such Disagreement, such Disagreement shall be referred to a national accounting firm, which has not previously represented Sellers or Purchasers (an "Independent Accounting Firm") mutually agreed upon by Purchasers and Sellers within five (5) business days after the end of such forty-five (45) business day period. At the request of either Purchasers or Sellers, the Independent Accounting Firm shall review the entire Adjustment Statements and the basis for all comparison and calculation reflected therein and not only those items relating to the Disagreement. If Purchasers and Sellers are unable to agree upon an Independent Accounting Firm, Purchasers and Sellers shall each have the right to request that the American Arbitration Association appoint an Independent Accounting Firm, which appointment shall be binding on Purchasers and Sellers. Purchasers and Sellers agree to execute, if requested by the Independent Accounting Firm, a reasonable engagement letter. The fees and expenses of the Independent Accounting Firm retained pursuant to this Section 1.7(c) shall be borne equally by the parties. Each party hereto shall cooperate with such Independent Accounting Firm and provide such firm with reasonable access to its books and records relating to the Business and such other information as such firm may reasonably require in order to render its determinations. All such determinations shall be made by the Independent Accounting Firm within sixty
(60) calendar days of its selection, shall be set forth in a written statement delivered to Purchasers and Sellers, and shall be final, binding and conclusive.

     SECTION 1.8  PAYMENT OF PURCHASE PRICE.

     (a) At Closing the sum of Twenty-Seven Million and No/100 Dollars ($27,000,000.00) shall be payable in cash or immediately available funds (the "Cash Purchase Price"). The Cash Purchase Price shall be paid (i) to the Escrow Agent to the extent required by Section 1.7(c) hereof, and (ii) otherwise by wire transfer to such account and pursuant to such wire transfer instructions as are provided by Apogee to the Purchasers in writing prior to Closing.

     (b) At Closing, PsychPartners shall issue the Warrant, which shall be delivered to the Escrow Agent and held pursuant to the Escrow Agreement. The Escrow Agent shall deliver the Warrant to Apogee, subject to any adjustments made pursuant to Section 1.7(b) hereof, as soon as practicable after the Adjustment Date.

     SECTION 1.9 ALLOCATION OF PURCHASE PRICE. The parties agree that the Purchase Price shall be allocated among the Transferred Assets as set forth in
Schedule 1.9 hereto and in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. Within ninety (90) days following the Closing, Purchasers and Sellers shall prepare and submit Internal Revenue Form 8594 prepared in accordance with the mutually agreed upon allocation and this Section 1.9, and Sellers and Purchasers shall file all tax returns consistent with Schedule 1.9 and the Form 8594, and Purchasers and Sellers shall report all other matters in a manner consistent with that reported by the other party and shall not take any position inconsistent with this Section 1.9.

                                   ARTICLE II

                                  THE CLOSING

     SECTION 2.1 DATE AND PLACE. The parties contemplate that the closing of the transactions contemplated hereby (the "Closing") shall take place on February 28, 1998, or as soon thereafter as practicable following the vote of the shareholders of Apogee in favor of the transactions contemplated by this Agreement. The Closing shall take place at the offices of Balch & Bingham LLP in Birmingham, Alabama, or such other location upon which the parties may mutually agree. The transactions contemplated by this Agreement shall be deemed to be effective for all purposes as of 12:01 a.m. on the Closing Date.

     SECTION 2.2  DELIVERY OF DOCUMENTS.

     (a) At Closing, Sellers shall execute and deliver to Purchasers the Bill of Sale and Assignment Agreement (as both are defined herein) and any other instruments of transfer necessary to convey to Purchasers all of Sellers' right, title and interest in and to the Transferred Assets.

     (b) At Closing, Apogee shall execute and deliver to Purchasers certificates for the AGP Stock, duly endorsed or accompanied by stock powers duly endorsed in blank, in proper form for transfer.

     (c) At Closing, Sellers shall deliver to Purchasers the items specified in
Section 6.3 and Purchasers shall deliver to Sellers the items specified in
Section 7.3.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller, jointly and severally, hereby represents, warrants and covenants to PsychPartners and Purchasers as of the date hereof that:

     SECTION 3.1 CORPORATE ORGANIZATION. Each of Sellers (other than Family Social & Psychological Services, L.L.C.) is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation. Family Social & Psychological Services, L.L.C. is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization. Each of Sellers has the requisite corporate or limited liability company (as applicable) power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and each of Sellers is duly licensed and qualified to do business in each state where the nature of the business conducted by it or the character and location of any properties and assets owned or leased by it make such qualification necessary (each of which are set forth in Schedule 3.1), except where the failure to so qualify would not have a Material Adverse Effect (as hereinafter defined) on the Business or the Transferred Assets. The copies of the Articles of Incorporation, Articles of Organization, Bylaws or Operating Agreement, as applicable, of each of Sellers made available to Purchasers are true, complete and accurate copies of such instruments as presently in effect. For purposes of this Agreement, "Material Adverse Effect," when used in connection with any of the Sellers, shall mean any condition, change or effect that, individually or when taken together with all other such conditions, changes or effects that existed or occurred prior to the date of determination of the existence or occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Business, taken as a whole (other than any change relating to the United States economy in general).

     SECTION 3.2 CORPORATE AUTHORITY; AUTHORIZATION OF AGREEMENT. Each of Sellers has the requisite corporate or limited liability company (as applicable) power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform all the terms and conditions hereof to be performed by it, subject only to obtaining the approval of the shareholders of Apogee of this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of all the terms and conditions hereof to be performed by Sellers and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors, Board of Managers or Members, as applicable, of each of Sellers. This Agreement has been duly executed and delivered by each of Sellers and constitutes the valid and binding obligation of Sellers enforceable against each of Sellers in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and except that equitable remedies may not in all cases be available (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.3 CAPITAL STOCK. The authorized capital stock of AGP consists solely of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and non-assessable. Such validly issued and outstanding, fully paid and non-assessable shares constitute the AGP

Stock. Except for the AGP Stock, there are no issued and outstanding shares of capital stock of AGP and there are no outstanding options, warrants or other rights to subscribe for or purchase any such shares.

     SECTION 3.4 SUBSIDIARIES. Attached hereto as Schedule 3.4 is a complete list of all of the subsidiaries of AGP and of all corporations, partnerships or other entities in which AGP has an interest.

     SECTION 3.5  TITLE TO STOCK AND POWER TO CONVEY.  Except as set forth on
Schedule 3.5 hereto, Apogee is the sole record and beneficial owner of, and has good title to, all of the issued and outstanding shares of capital stock, $.01 par value, of AGP, which shares constitute the AGP Stock proposed to be sold by Apogee hereunder. Except as set forth on Schedule 3.5 hereto, Apogee has full right and capacity to sell and deliver the AGP Stock to be delivered by it as contemplated by this Agreement. Upon endorsement and delivery of certificates evidencing the AGP Stock to Purchasers at the Closing, Purchasers shall have acquired from Apogee good, legal and equitable title to the AGP Stock free and clear of all pledges, liens, security interests, claims, charges, restrictions, options or encumbrances of any nature whatsoever. Except as set forth on
Schedule 3.5 hereto, all other previously issued shares of capital stock of AGP have been properly redeemed and cancelled. Except as set forth on Schedule 3.5 hereto, there are no rights to any shares of capital stock of AGP existing in any person other than Apogee pursuant to inheritance, devise, descent or distribution.

     SECTION 3.6 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) conflict with or violate any provision of the Articles of Incorporation, Articles of Organization, Bylaws or Operating Agreement, as applicable, of any Seller; (b) except as set forth on Schedule 3.26 or 3.27 hereto, violate, conflict with, constitute a default (or an event which, with or without notice, lapse of time or both, or the occurrence of any other event, would constitute a default) under, result in the termination of, accelerate the performance required by, cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of any Seller related to the Business under any agreement or commitment related to the Business to which any Seller is a party or by which any Seller is bound, or to which the property of any Seller related to the Business is subject, except for conflicts, violations, defaults, breaches or other matters which would not have a Material Adverse Effect; or (c) violate any federal, state or local law, except for violations which would not have a Material Adverse Effect, or any judgment, decree, order, regulation or rule of any court or governmental authority to which any of Sellers are a party or have knowledge.

     SECTION 3.7  FINANCIAL STATEMENTS.

     (a) Apogee has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, registration statements, proxy statements and other documents (collectively, the "Apogee Reports") required to be filed by Apogee under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"), except failures to file which, individually or collectively, would not have a Material Adverse Effect. As of their respective dates, or, in the case of registration statements, as of the effective dates, all of the Apogee Reports, including all exhibits and schedules thereto and all documents incorporated by reference therein, (i) complied as to form in all material respects with the requirements of the Securities Laws applicable thereto and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading. Apogee has filed with the SEC all documents and agreements which were required to be filed as exhibits to the Apogee Reports, except failures to file, if any, which individually or collectively, would not have a Material Adverse Effect. The audited consolidated financial statements and unaudited interim consolidated financial statements of Apogee included or incorporated by reference in the Apogee Reports (collectively, the "Apogee Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and fairly present the financial position of Apogee as of and at the dates thereof and the results of operations and cash flows for the periods then ended, subject in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments and any other adjustments described therein, which were not and are not expected to be material in amount or effect.

     (b) Sellers have delivered to Purchasers true and complete copies of (i) the balance sheet of the Business as of September 30, 1997, a copy of which is attached hereto as Schedule 3.7(b) (the "Business Balance Sheet"); and (ii) monthly profit and loss statements (the "Monthly Statements") of each of the Practices identified on Exhibit A, for the time period of January 1996 through September 1997. The Business Balance Sheet, the Monthly Statements and the November Statements are hereinafter collectively referred to as the "Business Financial Statements"). The Business Financial Statements have been prepared in accordance with the Companies' historic internal accounting practices on a basis consistent with prior periods, the Business Balance Sheet presents fairly, in all material respects, the assets (other than cash, deferred taxes and goodwill and other intangible assets) and liabilities (whether accrued, absolute, contingent or otherwise) (other than Earnout Liabilities, promissory notes payable, deferred taxes payable and stockholders' equity) of the Business at the dates indicated and, subject to normal, recurring year-end adjustments, the Monthly Statements present fairly, in all material respects, the operating profits during the periods indicated of the individual practices comprising the Business.

     SECTION 3.8 NO UNDISCLOSED LIABILITIES. Except as set forth or reflected in the consolidated balance sheet of Apogee in the Apogee Reports and in the Business Financial Statements as of September 30, 1997, and except for Earnout Liabilities, promissory notes payable and deferred taxes payable, neither Apogee, the Companies, nor any of the Practices comprising the Business has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the Business or the Transferred Assets which would be required to be reflected or reserved against in such consolidated balance sheet of Apogee or in the notes thereto, prepared in accordance with GAAP, consistently applied, or in the Business Balance Sheet, except liabilities or obligations (i) described or otherwise disclosed on, or which may arise out of with respect to the matters or agreements described or otherwise disclosed on, the Schedules to this Agreement, or those which may arise out of or with respect to matters or agreements that would be required to be disclosed on such Schedules but for the limitations on such disclosure contained in the representations and warranties relating to such Schedules, (ii) arising in the ordinary course of business or (iii) which, individually or collectively, would not have a Material Adverse Effect.

     SECTION 3.9 ABSENCE OF CHANGES. Except as set forth on Schedule 3.9 hereto, since September 30, 1997 there has been no:

          (i) transaction related to the Business by any Seller except in the ordinary course of business;

          (ii) event or occurrence which has had a Material Adverse Effect;

          (iii) destruction of, damage to, or loss of any of the assets of any Seller used in the Business (whether or not covered by insurance) having a Material Adverse Effect;

          (iv) sale or transfer of any material asset used in the Business and located at the Clinic Locations, except in the ordinary course of business;

          (v) amendment or termination of any material contract, agreement or license to which any Seller is a party and related to the Business, except in the ordinary course of business;

          (vi) waiver of any right of material value related to the Business;

          (vii) mortgage, pledge or other encumbrance of any material asset of any Seller related to the Business;

          (viii) waiver or release of any material asset related to the Business of any Seller, except in the ordinary course of business;

          (ix) any capital expenditure by any Seller (or series of related capital expenditures) related to the Business and involving more than $20,000;

          (x) creation, incurrence, assumption, or guarantee, except in the ordinary course of business, by any Seller of any indebtedness related to the Business other than its trade payables;

          (xi) delay or postponement by any Seller, beyond its normal practice, of the payment of accounts payable and other liabilities related to the Business, and no Seller has instituted any unusual or accelerated collection efforts with respect to its accounts receivable;

          (xii) loan related to the Business made by any Seller to, or any other transaction with, any of such Seller's directors, officers, and employees which could give rise to any claim or right on the part of such Seller against any such person, or on the part of any such person against such Seller, which exceeds $50,000, other than as reflected on the Apogee Financial Statements or the Company Financial Statements; or

          (xiii) any other change in the compensation terms in any employment contracts, written or oral, of Sellers (other than increases not exceeding 5% of such employee's salary previously in effect).

     SECTION 3.10 LIMITATION ON SALES. Sellers acknowledge that the Warrant and the Common Units of PsychPartners (the "Common Units") which may be issued upon the exercise of the Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), and Sellers represent that they will acquire such Warrant and Common Units for investment purposes only, and not with a view towards distribution in violation of the Act. Sellers agree not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of the Warrant or any Common Units issued upon exercise of the Warrant in the absence of (a) an effective registration statement under the Act as to such Warrant or such Common Units and registration or qualification of the Warrant or such Common Units under any applicable Blue Sky or state securities law then in effect, or (b) an opinion of counsel reasonably satisfactory to Purchasers that such registration and qualification are not required. Each certificate or other instrument for the Warrant and for the Common Units issued upon the exercise of the Warrant shall bear a legend substantially to the foregoing effect.

     SECTION 3.11  TITLE TO PROPERTIES; ENCUMBRANCES.  Except as set forth on
Schedule 3.11 hereto, each Seller has good and valid title to the Transferred Assets owned by such Seller. Except as set forth on Schedule 3.11 hereto, all of the Transferred Assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation, leases, chattel mortgages, pledges, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively, "Liens") except for Permitted Encumbrances (as hereinafter defined). For purposes of this Agreement, "Permitted Encumbrances" means (a) statutory Liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (b) mechanics', carriers', workers', repairers', and other similar liens imposed by law arising or incurred in the ordinary course of business for obligations, (c) Liens on leases of real property arising from the provisions of such leases, including, in relation to leased real property, any agreements and/or conditions imposed on the issuance of land use permits, zoning, business licenses, use permits, or other entitlements of various types issued by any governmental entity, necessary or beneficial to the continued use and occupancy of the Sellers' assets related to the Business or the continuation of the operation of the Business, (d) those Liens set forth on Schedule 3.11 hereto and marked with an asterisk, (e) Liens securing leases of vehicles and other personal property, as set forth in
Schedule 1.4(v) which do not, individually or in the aggregate, materially impair the operation of the Business at the location at which such leased equipment or other personal property is located, or (f) other Liens securing Assumed Liabilities incidental to the operation of the Business or the ownership of the Transferred Assets which do not materially impair the value of the Business. Liabilities.

     SECTION 3.12 TITLE CONVEYED. Except as set forth on Schedule 3.12 hereto and except for the Excluded Assets, the Transferred Assets include all assets, properties and rights currently being used by Sellers in the operation of the Business, and all assets, properties and rights necessary to permit Purchasers to conduct the Business in all material respects in the same manner as Sellers have conducted the Business to date. Except as set forth on Schedule 3.12 hereto, Sellers have the power and authority and the right to sell, transfer, convey, assign, and deliver to Purchasers, and upon consummation of the transactions contemplated by this Agreement, Purchasers will acquire title to, all the Transferred Assets, free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances, including, without limitation, leases, chattel mortgages, pledges, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, except for Permitted Encumbrances. The bills of sale, deeds, assignments and other instruments to be executed and delivered to Purchasers by Sellers at the Closing will be valid and binding obligations of Sellers enforceable in accordance with their terms, except as such unenforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and except that equitable remedies may not in all cases be available (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will vest in Purchasers title to all the Transferred Assets.

     SECTION 3.13 REAL PROPERTY. None of Sellers owns any real property used in or related to the Business.

     SECTION 3.14 LEASES. Schedule 3.14 hereto contains an accurate and complete list of all leases and subleases pursuant to which Sellers lease real or personal property used in or relating to the Business, each of which is to be assumed by Purchasers as part of the transactions contemplated hereby. Except as set forth on Schedule 3.14 hereto, all such leases to be assumed by Purchasers are valid, binding and enforceable against each Seller which is a party thereto in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally, and are in full force and effect; there are no existing defaults by any Seller thereunder and no event of default by such Seller, or to such Seller's knowledge, any other party thereto has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would have a Material Adverse Effect. No Seller is a party to any written or oral commitment or agreement for any leasehold improvement in excess of $20,000 relating to the Business.

     SECTION 3.15 ACCOUNTS RECEIVABLE. Except as set forth on Schedule 3.15 hereto, each of the accounts receivable of Sellers included in the Transferred Assets arose in the ordinary course of business of Sellers and was created in compliance in all material respects with applicable law. Unless paid prior to Closing, such accounts receivable are or will be as of Closing, current and collectible net of the reserves shown on the Apogee Financial Statements or the Business Financial Statements. Sellers and their respective collection agents have complied with all laws, rules and regulations with respect to the receivables, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect. Sellers or the professional corporations managed by Sellers are the sole beneficial and legal owners of all receivables. The Transferred Assets include sufficient records with respect to the receivables to determine the status of collection efforts and to enforce collection thereof. Except for liabilities included in the Assumed Liabilities, and any collection costs associated with the collection of such receivables, any liabilities arising in connection with the creation by Sellers of the receivables or the collection by Sellers or their respective agents of the receivables shall remain the liability of Sellers.

     SECTION 3.16 ACCOUNTS PAYABLE. Except as set forth on Schedule 3.16 hereto, each of the accounts payable of Sellers related to the Transferred Assets or the Business arose in the ordinary course of business was incurred in connection with the operation of the Business, is materially current in repayment status and Sellers are not otherwise in default in payment of any of such obligations.

     SECTION 3.17  INTELLECTUAL PROPERTY MATTERS.  Except as set forth on
Schedule 3.17 hereto, Sellers do not own or use any patents, trademarks, trade names, service marks, copyrights and trade secrets in connection with the Business. Except as set forth on Schedule 3.17 hereto, to the Seller's knowledge, Sellers do not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright, or trade secret owned or claimed by another, except where such infringement would not have a Material Adverse Effect.

     SECTION 3.18 CONTRACTS AND COMMITMENTS. Schedule 3.18 hereto lists all of the written or oral provider, payor, managed care, employee, stipend and clinical services agreements related to the Business and material to the operations or prospects of the Business, other than the leases identified on
Schedule 3.14
hereto. For purposes of this section, a "material" agreement shall mean any agreement where the aggregate annual payments by Sellers exceed $75,000. Except as set forth on Schedule 3.18 hereto:

          (i) No Seller is in breach or default under or in violation of any contract, agreement or commitment relating to the Business, except where such breach or default, individually or in the aggregate, would not have a Material Adverse Effect;

          (ii) No Seller is a party to any written or oral agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Business;

          (iii) No Seller is a party to any written or oral commitment or agreement for any capital expenditure in excess of $20,000 relating to the Business; and

          (iv) No Seller is a party to any written or oral agreement, contract or commitment limiting or restraining any Seller, the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to such Seller's knowledge, is any employee of any Seller engaged in the conduct of the Business subject to any such agreement, contract or commitment.

     SECTION 3.19 AGREEMENTS IN FULL FORCE AND EFFECT. All contracts, agreements, benefit plans (as defined in Section 3.23 hereof), leases, licenses and other instruments set forth in the Schedules hereto are valid and in full force and effect, and true copies of all written documents thereof have been heretofore made available to Purchasers. Sellers have performed all obligations required to be performed by them under, and are not in default in any respect under, in conflict in any respect with, or in violation in any respect of, any agreement, benefit plan, lease, policy, mortgage, note, bond, indenture, license or other document or undertaking, oral or written, to which any Seller in connection with the Business is a party or by which any Seller in connection with the Business is bound and which affects Sellers in connection with the Business or the Business except where such nonperformance, default, conflict or violation would not have a Material Adverse Effect.

     SECTION 3.20  INSURANCE.

     (a) Schedule 3.20 hereto contains (i) an accurate and complete list of all policies of insurance providing coverage for Sellers with respect to the Transferred Assets or the Business, and (ii) a schedule setting forth the aggregate claims and all individual claims made under each such policy (or any predecessor policy) during the last two years.

     (b) No written or, to the knowledge of Sellers, oral notice of cancellation, termination or reduction in coverage has been received with respect to any policy listed on Schedule 3.20 hereto. No Seller has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last two years.

     SECTION 3.21 COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.21 hereto:

          (i) Each Seller has conducted the Business in accordance in all material respects with all applicable laws, rules, regulations, judgments, orders and other requirements of all courts, administrative agencies, or governmental authorities having jurisdiction over Sellers, including, without limitation, applicable laws, rules, regulations and requirements relating to antitrust, consumer protection, equal opportunity, occupational safety and health, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employment, labor, wage and hour, pension, welfare and securities matters;

          (ii) No Seller has received within the last two years any written or, to the knowledge of Sellers, oral notification of any asserted present or past failure by any Seller to comply with such laws, rules or regulations that relates in any way to the Business except for notices with respect to failures to comply which would not have a Material Adverse Effect;

          (iii) Each Seller has all licenses, certificates of occupancy, permits and other governmental authorizations or approvals (collectively, "Licenses") required for the operation of the Business and the current use of the properties of the Business, except where the failure to have a License would not have a Material Adverse Effect and all such Licenses are valid and in effect;

          (iv) No Seller is in violation of any License, and the consummation of the transactions contemplated by this Agreement will not result in a violation or termination of any License except for such violations which would not have a Material Adverse Effect; and

          (v) Each Seller has complied with all Medicare and Medicaid rules and regulations, all federal, state and local licensing requirements and health laws and requirements and other similar statutes, except for such noncompliance which would not have a Material Adverse Effect, and no written or, to the knowledge of Sellers, oral notice of any pending inspection or violation of any such act or statute has been received by Sellers in connection with the Business.

     SECTION 3.22  EMPLOYMENT MATTERS.

     (a) Each Seller is in compliance with all federal, state and local laws, ordinances and regulations respecting employment practices, terms and conditions of employment and wages and hours, except where noncompliance would not have a Material Adverse Effect, and is not and has not engaged in any unfair labor practice in respect of the operations of the Business. Except as set forth on
Schedule 3.22(a) hereto, there is no unfair practice complaint against any Seller pending or, to Sellers' knowledge, threatened, in respect of the operations of the Business.

     (b) Schedule 3.22(b) hereto contains a list of all employees of Sellers in connection with the Business, including their wages and other remuneration of every kind. Such employees, except for employees as to which an employment agreement is set forth on Schedule 3.18, are terminable at will by Sellers at no cost to Sellers, except for such costs as result from the application of Seller's severance policies to such employee termination.

     (c) No Seller is a party to any collective bargaining agreement with any labor union or other association of employees and, to the best of Sellers' knowledge, no attempt has been made to organize or certify the employees of any Seller as a bargaining unit.

     (d) To the knowledge of Sellers, no Seller has been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Reform and Control Act of 1986, and the rules and regulations promulgated thereunder (the "Immigration Laws"). No Seller has been fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or, to the knowledge of Sellers, threatened all in respect of the Business.

     (e) Each Seller has complied with the requirements of ERISA except where the failure to comply would not have a Material Adverse Effect.

     SECTION 3.23 EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. Schedule 3.23 hereto contains a complete list of all employee benefit plans, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by any of Sellers relating to the Business. For the purposes hereof, the term "benefit plan" includes all plans, funds, programs, policies, arrangements, practices, customs and understandings for providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "benefit plan" includes all employee welfare benefit plans within the meaning of section 3(1) of ERISA and all employee pension benefit plans within the meaning of section 3(2) of ERISA.

     SECTION 3.24 LITIGATION. Except as set forth on Schedule 3.24 hereto, there is no action, suit, claim, inquiry, proceeding or investigation pending against any Seller which affects the Business or the Transferred Assets or, to the knowledge of any Seller, involving or threatened against any Seller which affects the Business or the Transferred Assets or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby, and Sellers have no knowledge or reasonable grounds for believing that there is any basis for any such action, suit, claim, inquiry, proceeding or investigation. No Seller is subject to any judgment, order or decree entered in any proceeding or investigation.

     SECTION 3.25 COMPLIANCE WITH FRAUD AND ABUSE STATUTES. Sellers and all persons and entities providing professional services for the Business have not, to the knowledge of Sellers, engaged in any activities with respect to the Business which are prohibited under 42 U.S.C. sec. 1320a-7b or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, lease or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

     SECTION 3.26 GOVERNMENTAL CONSENTS. Except as set forth on Schedule 3.26 hereto, no consent, approval or authorization of, notice to, or declaration, filing or registration with, any governmental or regulatory authority, domestic or foreign, is required in connection with the execution, delivery and performance of this Agreement by Sellers or the consummation of the transactions contemplated hereby.

     SECTION 3.27 OTHER CONSENTS. Except as set forth on Schedule 3.27 hereto, no consent, approval or authorization of, or notice to, any other person or entity, including, without limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by Sellers or the consummation by it of the transactions contemplated hereby.

     SECTION 3.28 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.28 hereto:

          (i) Sellers have obtained all permits, licenses and other authorizations which are required in connection with the conduct of the Business under regulations relating to pollution or protection of the environment, including regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Environmental Law"), each of which are set forth on Schedule 3.28, except where the failure to have obtained any such permit, license or authorization would not have a Material Adverse Effect;

          (ii) Sellers are in material compliance with the terms and conditions of all Sellers' permits, licenses and other authorizations obtained in connection with the conduct of the Business and required under any Environmental Law, except where any non-compliance would not have a Material Adverse Effect;

          (iii) No Seller has received written or, to the actual knowledge of such Seller, oral notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans in connection with the Business that could reasonably be expected to interfere with or prevent continued material compliance with the permits, licenses and other authorizations referred to above or with any Environmental Law;

          (iv) To Sellers' actual knowledge, no asbestos or equipment containing polychlorinated biphenyls or leaking underground or above-ground storage tanks is contained in or located at any facility leased by any Seller in connection with the Business that would give rise to any liability of such Seller under any Environmental Law that would have a Material Adverse Effect;

          (v) Each Seller is in compliance with all Environmental Laws, and has fully disclosed all past (to the extent not cured) and present noncompliance actually known by Sellers with such Environmental Laws in connection with the conduct of the Business except, in each case, where any noncompliance by any such Seller with such Environmental Law would not have a Material Adverse Effect, and all known past "releases" by any Seller of a "reportable quantity" of any "hazardous substance", or releases by any Seller of oil, that would form the basis of any claim, action, suit, proceeding, hearing or investigation regarding any Seller under any Environmental Law that would have a Material Adverse Effect; and

          (vi) No Seller has received written or, to the actual knowledge of Sellers, oral notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in (to the extent not resolved) or threaten to result in any common law or legal liability, of any Seller, or otherwise form basis of any claim, action, suit, proceeding, hearing or investigation in respect of any Seller under any Environmental Law that would give rise to any liability of such Seller under such Environmental Law and would have a Material Adverse Effect.

     SECTION 3.29 INVENTORY. The inventory included in the Transferred Assets has not been substantially written down in value on the books of Sellers, and is of a quality and quantity reasonably expected to be useable and saleable in the ordinary course of the business.

     SECTION 3.30. CUSTOMERS, SUPPLIERS AND SALES REPRESENTATIVES. Sellers have provided Purchasers a list of the 10 largest customers or clients of the Business in terms of gross revenue during the year ended December 31, 1996, and the nine-month period ended September 30, 1997. Except as set forth on Schedule
3.30 hereto, no Seller has received notice from any such customer or client of termination or an intention to terminate its relationship with the Business.

     SECTION 3.31 BROKERS OR FINDERS. Sellers agree to indemnify and hold Purchasers harmless from any claim by any person or entity retained by Sellers, or any of them, for a commission or fee arising out of or as a result of the transactions contemplated hereby for payment out of any broker's or finder's arrangement.

     SECTION 3.32 TAXES. Sellers have paid (or have made provision for the payment of) all special charges or levies, taxes, unemployment compensation contributions, penalties and interest that would form a charge or encumbrance on the Transferred Assets or the Business or that would become payable by Purchasers as a result of or in connection with any event relating to the Business or Sellers occurring before the date of Closing. Without limiting the generality of the foregoing, all federal, state, county and local taxes, including, without limitation, income, corporate franchise, stamp, transfer, sales and use, employee withholding and ad valorem taxes due and payable by any Seller on or before the date hereof have been paid or provided for, and Sellers have filed all tax returns and reports required to be filed by Sellers pursuant to the operation of the Business with all applicable taxing authorities, except where the failure to do so would not have a Material Adverse Effect. The Company has no outstanding or unsatisfied deficiency assessments with respect to any taxes, and to Sellers' knowledge there are no current audits or investigations by or disputes with any authority with respect to any taxes that may affect the Business or form a lien or charge on the Transferred Assets.

     SECTION 3.33 TAX RETURNS. Sellers have delivered to Purchasers copies of all corporate income tax returns filed by Apogee in connection with the Business for the 1996 fiscal year.

     SECTION 3.34 OSHA AND ADA AND CLEAN AIR ACT. Sellers, in the conduct of the Business, are in compliance with all requirements of the Occupational Safety and Health Act ("OSHA"), to the extent applicable, the Americans with Disabilities Act ("ADA"), and the Clean Air Act pertaining to the facilities and operations used in the Business, except for noncompliance which would not have a Material Adverse Effect.

     SECTION 3.35 FULL DISCLOSURE. The representations and warranties of Sellers in this Agreement and in the Schedules hereto are true, complete and correct in all material respects, and no such representation or warranty contains any untrue statement of material fact or omits to state any material fact necessary to make the statements made not misleading.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                          PURCHASERS AND PSYCHPARTNERS

     Each of Purchasers and PsychPartners, jointly and severally, hereby represents, warrants, covenants and acknowledges to Sellers as of the date hereof as follows:

     SECTION 4.1 ORGANIZATION. PsychPartners is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Alabama. Purchasers are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of PsychPartners and Purchasers has the requisite corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and each of PsychPartners and Purchasers is duly licensed and qualified to do business in each state where the nature of the business conducted by it or the character and location of any properties and assets owned or leased by it make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on their respective businesses. The copies of the Articles of Incorporation, Articles of Organization, Bylaws or Operating Agreement, as applicable, of each of Purchasers delivered to Sellers are true, complete and accurate copies of such instruments as presently in effect.

     SECTION 4.2 AUTHORIZATION. PsychPartners has the limited liability company power and authority, and each of Purchasers has the requisite corporate or limited liability company (as applicable) power and authority, to enter into this Agreement, to carry out the transactions contemplated hereby, and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement, the performance of all the terms and conditions hereof to be performed by PsychPartners and Purchasers, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors or Board of Managers, as applicable, of each of PsychPartners and Purchasers. This Agreement has been duly executed and delivered by each of Purchasers and PsychPartners, and constitutes the valid and binding obligation of PsychPartners and Purchasers enforceable against each of them in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally.

     SECTION 4.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Articles of Incorporation, Articles of Organization, Bylaws or Operating Agreement, as applicable, of any of PsychPartners or Purchasers; (b) violate, conflict with, constitute a default (or an event which, with or without notice, lapse of time or both, or the occurrence of any other event, would constitute a default) under, result in the termination of, accelerate the performance required by, cause the acceleration of the maturity of any debt or obligation pursuant to any agreement or commitment to which either PsychPartners or Purchasers is a party or by which either PsychPartners or Purchasers is bound, or to which the property of either PsychPartners or Purchasers is subject, or (c) violate any federal, state or local statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     SECTION 4.4 LITIGATION. Except as set forth on Schedule 4.4 hereto, there is no action, suit, claim, inquiry, proceeding or investigation pending against any of PsychPartners or Purchasers, or to the knowledge of PsychPartners or Purchasers, involving or threatening any of PsychPartners or Purchasers, which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby, and PsychPartners and Purchasers have no knowledge or reasonable grounds for believing that there is any basis for any such action, suit, claim, inquiry, proceeding or investigation. Neither of PsychPartners or Purchasers is subject to any judgment, order or decree entered in any proceeding or investigation.

     SECTION 4.5 GOVERNMENTAL CONSENTS. Except as set forth on Schedule 4.5 hereto, no consent, approval or authorization of, notice to, or declaration, filing or registration with, any governmental or regulatory authority, domestic or foreign, is required in connection with the execution, delivery and performance of this

Agreement by PsychPartners and Purchasers or the consummation of the transactions contemplated hereby by PsychPartners and Purchasers.

     SECTION 4.6 OTHER CONSENTS. Except as set forth on Schedule 4.6 hereto, no consent, approval or authorization of, or notice to, any other person or entity, including, without limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by PsychPartners and Purchasers or the consummation by PsychPartners and Purchasers of the transactions contemplated hereby.

     SECTION 4.7 NO BROKERS. PsychPartners and Purchasers hereby, jointly and severally, agree to indemnify and hold Sellers harmless from any claim by any person or entity retained by Purchasers or PsychPartners, or any of them, for a commission or fee arising out of or as a result of the transactions contemplated hereby for payment out of any broker's or finder's arrangement.

     SECTION 4.8 SHARES TO BE FULLY PAID; RESERVATION OF STOCK. PsychPartners represents that all shares of PsychPartners Common Units which may be issued upon the exercise of the Warrant to be issued in connection with the transactions contemplated by this Agreement will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. PsychPartners covenants and agrees that, during the period within which the rights represented by the Warrant may be exercised, it will at all times have authorized and reserved, for the purpose of issuance or transfer upon exercise of the Warrant, a sufficient number of shares of authorized but unissued Common Units, when and as required to provide for the exercise of the rights represented by the Warrant. PsychPartners will take all such action as may be necessary to assure that such shares of Common Units may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Units may be listed; provided, however, that PsychPartners shall not be obligated to effect a registration under any Federal or state securities laws in connection with such exercise.

     SECTION 4.9  CAPITAL STRUCTURE OF PSYCHPARTNERS AND
PURCHASERS. PsychPartners has issued 4,766,411 Common Units. Each of the Common Units of PsychPartners entitles the holder of such units to one vote. PsychPartners has issued 666,667 Preferred Units (as defined in the Operating Agreement). Each of the Preferred Units entitles the holder of such Units to a number of votes equal to the number of Common Units into which such Preferred Units are convertible pursuant to the Operating Agreement. Each Preferred Unit is currently convertible into one Common Unit upon the occurrence of a Triggering Event (as defined in the Operating Agreement). The parties recognize that, prior to Closing, PsychPartners will significantly increase the number of outstanding Common Units and/or Preferred Units in connection with the financing of the transactions contemplated by this Agreement and PsychPartners will notify Sellers in writing of such increase or other modification, including the amount of such increase or other modification. PsychPartners is managed by a Board of Managers, currently comprised of the individuals set forth on Schedule 4.9 hereto. All of the issued and outstanding Common Units and Preferred Units of PsychPartners have been validly issued and are fully paid and non-assessable. A description of the outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which PsychPartners is bound relating to the issuance, sale or repurchase of any type of membership interest in PsychPartners is set forth on Schedule 4.9 hereto. PsychPartners owns all of the issued and outstanding shares of the capital stock of each of Purchasers. As of the date hereof, no cash distributions have been made to any of the holders of Common Units or Preferred Units.

                                   ARTICLE V

                      ADDITIONAL COVENANTS AND AGREEMENTS

     SECTION 5.1  OPERATIONS PENDING CLOSING; FILING OF TAX RETURNS.

     (a) Each of the Companies agrees that without the consent of PsychPartners and Purchasers, which consent shall not be unreasonably withheld or delayed, from the date hereof through the Closing Date, it will not: (i) in any manner that would have a material adverse effect on the transactions contemplated by this Agreement, (A) amend its Articles of Incorporation (except to change its name as herein provided) or

Bylaws, (B) issue, sell or purchase, or enter into any contract or other agreement to issue, sell or purchase, any share of its capital stock, any options or rights to subscribe for any share of its capital stock or any bonds, notes, debentures or other evidences of indebtedness, in each case, insofar as they relate to the Business, (C) incur any indebtedness for borrowed money, or incur or assume any other liability outside of the ordinary course of business, in each case insofar as it relates to the Business (except as such increased indebtedness may result from utilization of funds available from Seller's revolving line of credit with PNC Bank), or (D) declare or pay any dividend or declare or make any other distributions of any kind (other than distributions by the Companies to Apogee consistent with past practices; or (ii) make any change in its accounting methods or practices or make any change in depreciation or amortization policies related to the Business, except as required by law or generally accepted accounting or statutory accounting principles; (iii) enter into any employment agreements with, increase the rate of compensation of, or pay or agree to pay any bonus to any of its directors, officers or employees related to the Business (provided, however, that it may grant reasonable annual merit increases and pay bonuses to some or all employees in the ordinary course of its business); (iv) implement any new or modify any existing employee benefit plan related to the Business; (v) materially amend any existing employee benefit plan or arrangement related to the Business, except as required by law; (vi) enter into, amend in any respect or terminate any material contract related to the Business; (vii) make any material change in the nature of its business or operations related to the Business; or (viii) make or commit to make any capital expenditures related to the Business in excess of $20,000 in the aggregate or as may otherwise be reasonably required for the continued efficient operation of the Business.

     (b) Unless Purchasers consent in writing to the contrary, each Seller covenants and agrees that, through the Closing Date, it shall not, as it relates to the Business, (i) change its methods or payment practices in connection with any Accounts Payable which become due prior to the Closing; or (ii) take or fail to take any other action which, if taken or not taken, as the case may be, on or prior to the date of this Agreement, would result in a violation of any of the representations and warranties made under Article III of this Agreement. From the date hereof through the Closing, each Seller shall file all tax returns in a timely manner (subject to extensions permitted by law) and shall provide copies of such tax returns to Purchasers within ten business days after filing.

     SECTION 5.2 SHAREHOLDERS MEETING. Unless the Agreement is terminated in accordance with Article IX prior to the date thereof, Apogee, acting through its Board of Directors, shall, in accordance with applicable law:

     (a) duly call, give notice of, convene and hold a meeting or solicit consents (the "Shareholders Meeting") of its shareholders as soon as practicable for the purpose of approving and adopting this Agreement and the transactions contemplated herein;

     (b) require no greater than the minimum vote required by applicable law of each class of the shares of Apogee Common Stock (as hereinafter defined) entitled to vote or consent in order to approve this Agreement and the transactions contemplated herein;

     (c) include in the Proxy Statement (defined in paragraph (d) below) the unanimous recommendation of its Board of Directors that the shareholders of the Company vote in favor of or consent to the approval and adoption of this Agreement and the consummation of the transactions contemplated herein; and

     (d) use its reasonable best efforts (i) to cause the Proxy Statement to be mailed to its shareholders at the earliest possible time following the date of this Agreement, and (ii) to obtain the approval and adoption of this Agreement and the transactions contemplated by shareholders holding at least the minimum number of shares of each class of the shares entitled to vote at the Shareholders Meeting under applicable law. The letters to shareholders, notice of meeting, proxy statements and form of proxy to be distributed to shareholders in connection with the transactions contemplated herein shall be in form and substance reasonably satisfactory to Purchasers, and are collectively referred to herein as the "Proxy Statement."

     SECTION 5.3 PROXIES. Sellers will provide to Purchasers, as soon as practicable following the execution of this Agreement, agreements executed by the persons set forth on Schedule 5.3 hereto, who in the aggregate hold at least 40% of the common stock, $.01 par value of Apogee (the "Apogee Common Stock"), that such persons will vote the shares of Apogee Common Stock owned by them (the "Shares") in favor of this Agreement and the transactions contemplated hereby or consent in writing thereto, and that they will retain the right to vote such Shares or execute a consent during the term of this Agreement. Each of such persons has given Purchasers a proxy to vote such Shares in favor of the purchase by Purchasers of the Transferred Assets if they should fail to do so, in substantially the form of the Voting Agreement and Irrevocable Proxy attached hereto as Exhibit D.

     SECTION 5.4  PAYMENT OF TAXES AND CERTAIN EXPENSES.

     (a) Purchasers shall pay any recording costs or fees payable in connection with the conveyance of the Transferred Assets contemplated by this Agreement.

     (b) If any state or local governmental authority requires, or subsequently determines, the payment of any sales, use or similar tax upon the sale, acquisition, use or disposition of any portion of the Transferred Assets (whether under statute, regulation or rule), Sellers assume all responsibility for and shall pay the same, directly to said authority, and shall hold PsychPartners and Purchasers harmless from such tax(es) and any interest or penalty thereon. Sellers shall cooperate with Purchasers in the prosecution of any claim for refund, rebate or abatement of said tax(es).

     (c) Except as otherwise explicitly provided herein, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay its own expenses and costs, including legal and accounting fees, incurred by it in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated herein.

     SECTION 5.5  EARNOUT LIABILITIES.

     (a) Approximately fifteen (5) days prior to the Closing, Sellers will use their reasonable best efforts to calculate the amounts that will be payable through the date of Closing to the individuals or entities set forth on Schedule 5.5(a) which are entitled to earnout compensation based on the operation of certain portions of the Business (the "Estimated Earnouts"), and Sellers shall use their best efforts to gain the consent of such individuals or entities to payment of the Estimated Earnouts by Sellers on or prior to the date of Closing. Sellers shall, on or prior to the Closing, pay the Estimated Earnouts to each individual or entity from which Seller obtains such a consent. In the event Sellers are unable to obtain such consents, Sellers shall deposit all unpaid portions of the Estimated Earnouts with the Escrow Agent, to be held pursuant to the terms of the Escrow Agreement.

     (b) The parties recognize that certain earnout obligations included in the Assumed Liabilities which will be payable by Purchasers after the Closing may require payments in the form of Apogee Common Stock, and Sellers agree to use their reasonable best efforts to reach agreements with the individuals entitled to such earnout payments that such individuals will accept cash or PsychPartners Common Units in lieu of Apogee Common Stock for payment of such earnout obligations.

     SECTION 5.6 BEST EFFORTS. Each of PsychPartners, Purchasers and Sellers agrees, in good faith and in a timely manner, to (i) cooperate with each other in satisfying the conditions in this Agreement, (ii) assist each other in obtaining as promptly as possible all consents, approvals, authorizations, and rulings, corporate or otherwise, as are necessary for PsychPartners, Purchasers and Sellers (or any of them) to carry out the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement of understanding existing at the Closing between the Sellers and any governmental agency or third party, (iii) furnish information concerning each other not previously provided the other, required for inclusion in any filings or applications that may be necessary in that regard (including in connection with preparation of the Proxy Statement), and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date. Sellers agree to use their reasonable best efforts to cause UCC-3 Termination Statements to be filed with respect to all encumbrances set forth on Schedule 3.11 as to which Sellers have indicated that the underlying debt has been paid in full. Each of PsychPartners and Purchasers agrees to pay the Assumed Liabilities as they become due and to use its reasonable best efforts to collect in a timely manner the accounts receivable included in the Transferred Assets. Each of PsychPartners and Purchasers agrees to use its reasonable best efforts to obtain Medicare and Medicaid Provider Numbers and any other commercial provider numbers as expeditiously as possible following the date hereof.

     SECTION 5.7 CONSENTS; DUTIES OF SELLERS. Sellers will use their reasonable best efforts to obtain the consents of the parties to the contracts set forth on Schedule 3.27 hereto. In the event that any of the Sellers is unable to obtain the necessary consents set forth on Schedule 3.27 hereto prior to Closing, such contract shall be deemed to be a Non-Transferable Contract and each of the Sellers agrees to use its reasonable best efforts subsequent to Closing to obtain such consents. Sellers agree that until such time as such consents are obtained, or in the event Sellers are unable to obtain all required consents or approvals under any Non-Transferable Contracts, Sellers shall, to the extent practicable without causing a default under or breach of such contracts, pass through to Purchasers the benefits and the obligations arising under such agreements as if such agreements had been assigned to Purchasers pursuant to this Agreement. Purchasers agree to perform fully the obligations under such Non-Transferable Contracts to the extent Purchasers receive the benefits therefrom. Purchasers shall indemnify and hold harmless Sellers from any and all costs, expenses, liabilities and obligations incurred by Sellers subsequent to Closing for actions taken by Purchasers or Sellers at the request of Purchasers pursuant to this Section 5.7; provided, however, that Purchasers shall not reimburse Sellers for the internal costs incurred by Sellers as a result of Seller's compliance with this Section 5.7. In the event that any Non-Transferable Contract cannot be administered in the manner described above without causing a breach or default thereunder, Purchasers and Sellers shall each bear one-half of any costs, expenses, liabilities or obligations (exclusive of Purchasers' or Sellers' internal costs) incurred by Sellers or Purchasers in connection with the termination or cancellation of such Non-Transferable Contract, and Purchasers and Sellers agree to cooperate to minimize any such costs, expenses, liabilities or obligations.

     SECTION 5.8 ADDITIONAL INSURANCE COVERAGE. At or prior to the Closing, Sellers shall purchase paid up tail insurance policies for coverage of the Transferred Assets and the operations of the Business for all periods prior to the Closing Date.

     SECTION 5.9 TRANSITION ASSISTANCE. Purchasers and Sellers shall execute the Interim Services Agreement in substantially the form attached hereto as Exhibit F.

     SECTION 5.10 ACCESS TO, AND INFORMATION CONCERNING, PROPERTIES AND RECORDS. During the pendency of the transactions contemplated hereby, Sellers shall, to the extent permitted by law, give Purchasers, their legal counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing, to all of the Companies' properties, books, contracts, commitments and records related to the Business, permit Purchasers to make such inspections of the operations of the Business (including, without limitation, physical inspection of the surface and subsurface of any property thereof and any structure thereon, subject to the consent of the landlord and owners of such properties and structures) as they may reasonably require and furnish to Purchasers during such period all such information concerning Sellers and their affairs related to the Business as Purchasers may reasonably request, so long as such access does not materially disrupt the Sellers' operation of the Business. All information disclosed by Sellers to Purchasers which is confidential and which is not in the public domain shall be held confidential by Purchasers and its representatives, except to the extent counsel to Purchasers have advised in writing that such information is required to or should be disclosed on a nonconfidential basis in filings with regulatory agencies or governmental authorities or in proxy materials delivered to shareholders of the Sellers. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon written request of the Sellers, Purchasers agree to destroy or return to the Sellers all copies of such confidential information.

     SECTION 5.11  NONCOMPETITION; NONSOLICITATION; NONDISCLOSURE.

     (a) Each Seller agrees that for a period of five (5) years after the date of Closing, it will not, and it will cause each of such Seller's affiliates over which such Seller holds, either directly or indirectly, more than 50% of the outstanding equity interest not to, directly or indirectly, (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or render service to, any business, whether in corporate, proprietorship or partnership form or otherwise, which is competitive with the behavioral health group practice business, residential treatment centers, outpatient chemical dependency programs, outpatient partial programs, inpatient unit management and prison provider aspects of the Business as currently conducted, within a thirty-five (35) mile radius of any location of the Business as of the Closing; (ii) either for its own benefit or for the benefit or purposes of any other person or entity, solicit, call on, interfere with, attempt to divert, entice away or accept any competitive business from any person or entity which is a customer of the Business or which was a customer within the one (1) year preceding the date of Closing; or (iii) take any action that would reasonably be expected to cause Purchasers to lose any of their officers, employees, agents, customers or suppliers or any of its existing business relationships or those business relationships obtained as a result of the transactions contemplated by this Agreement.

     (b) From and after the date of Closing, no Seller will, directly or indirectly, disclose to any other party or in any way utilize for itself or any other party any information, data, proprietary information, intellectual property, trade secrets, customer lists, subscriber lists, pricing information or any other proprietary information purchased pursuant to this Agreement, used in the operation of the Business, or otherwise relating to the Business, except
(a) to the extent necessary to carry out the terms of or to exercise such Seller's rights under this Agreement or any document executed concurrently herewith; (b) to governmental agencies, including taxing authorities, having a legal right to the Information; (c) as required by law; (d) pursuant to a valid subpoena or court order; provided, however, that prior to any disclosure pursuant to court order or subpoena, such Seller shall provide prompt notice to Purchasers of the receipt of any subpoena or court order requiring the disclosure of the Information; or (e) to the extent necessary to exercise such Seller's rights in connection with Excluded Assets or otherwise in connection with the business of Sellers not transferred hereunder. The term "Information" shall not include information which is or becomes published or otherwise available in the public domain without violation of this Section 5.11 by Sellers. This Section 5.11 shall survive the Closing.

     (c) Notwithstanding anything contained herein to the contrary, the operation by any of Sellers of the INTEGRA Business (as hereinafter defined) pursuant to this Section 5.11(c) shall not be a violation of Section 5.11 hereof. For purposes of this Agreement, the "INTEGRA Business" shall mean Apogee's managed behavioral health care contracting business conducted through its employee assistance programs and managed behavioral health and substance abuse management programs, using full and shared risk contracts with managed care provider organizations and administrative services agreements to case manage behavioral health claims. Currently, approximately 92% of INTEGRA's contracts are handled through network providers. Apogee will use its reasonable best efforts to credential, panel and otherwise facilitate the use of the behavioral health providers of PsychPartners and Purchasers, where appropriate, in the clinical delivery aspects of its INTEGRA contracts, as such contracts currently exist and as such contracts may be implemented following the Closing. Notwithstanding the foregoing, Apogee shall not manage the practice of any behavioral health care professional, clinic or entity that operates in a group practice setting or similar manner.

     (d) The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that Purchasers, in addition to any other relief available to them, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 5.11 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted by law.

     SECTION 5.12 EXCLUSIVE AGREEMENT. Sellers will not, and their respective directors, officers and agents (for purposes of this Section 5.12 only, being referred to as "affiliates") will not, directly or indirectly, solicit or take any other action to facilitate any inquiries or proposals with respect to, engage or participate in negotiations concerning, provide any nonpublic information or data to or have any discussions with any person other than a party hereto or its affiliates relating to any purchase of all or any significant portion of the Transferred Assets, or any similar transaction, other than the Asset Purchase (such proposals, announcements, or transactions being referred to as "Acquisition Proposals"). Notwithstanding the preceding sentence, to the extent the Board of Directors of any Seller determines it is required to do so in the exercise of its fiduciary duties under applicable law as so advised in writing by counsel, Sellers and their affiliates may engage and participate in negotiations concerning, provide nonpublic information or data to and have discussions with any persons or their affiliates relating to a written Acquisition Proposal. Sellers will promptly notify Purchasers orally or in writing if any such Acquisition Proposal is received. Unless this Agreement has been terminated pursuant to Article IX hereof, in the event Sellers, or any of them, prior to April 10, 1998, reach an agreement in principle to sell the Transferred Assets, or any substantial portion thereof, to a prospective buyer other than Purchasers, Sellers agree to pay to Purchasers, in cash or immediately available funds, all of the expenses of PsychPartners and Purchasers incurred in connection with their due diligence investigation of Sellers, their negotiation of the Agreement and all other expenses related to the transactions contemplated hereby; provided, however, that the expense reimbursement paid pursuant to this
Section 5.12 shall not exceed $300,000.

     SECTION 5.13 EMPLOYEE BENEFIT PLANS. Purchasers presently intend that, after the Closing, they will not make additional contributions to the employee benefit plans that were sponsored by Sellers immediately prior to the Closing. Purchasers agree that the employees of Sellers who, immediately after the Closing Date, accept employment with Purchasers, will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Purchasers, in accordance with the respective terms of such plans and programs, and Purchasers shall take all actions necessary or appropriate to facilitate coverage of such employees of the Business in such plans and programs from and after the Closing. Purchasers agree that such employees shall receive credit for time employed by Sellers for purposes of determining the status of such employees within such employee benefit plans of Purchasers; provided, however, that nothing in this Section 5.13 shall obligate Purchasers to institute any new employee benefit plans or modify their existing employee benefit plans.

     SECTION 5.14 MAIL RECEIVED AFTER CLOSING. Following the Closing, Purchasers may receive and open all mail or other communications addressed to any Seller and deal with the contents thereof in its discretion only to the extent that such mail relates to the Business; provided that (a) Purchasers shall have no right to open or deal with the contents of any other such material which do not relate solely to the Business, and (b) Purchasers shall promptly notify any Seller as to the receipt of any such materials and make appropriate arrangements to deliver such materials promptly to such Seller.

     SECTION 5.15 COBRA. Each Seller shall have the sole responsibility and obligation for complying with the requirements of COBRA applicable to any termination of employment or any other qualifying event within the meaning of COBRA which occurred before the date of Closing with respect to any employees of such Seller. Purchasers shall have the sole responsibility and obligation for complying with the requirements of COBRA applicable to any termination of employment or any other qualifying event within the meaning of COBRA which occurs on or after the date of Closing with respect to any individuals who were employees of any Seller prior to the date of Closing.

     SECTION 5.16 COMPANY NAME. Sellers specifically acknowledge and agree that, after the Closing Date, Purchasers may continue to use the names of the individual practices comprising the Business (except Apogee or any variants thereof) set forth on Schedule 5.16(a) hereto, and Sellers specifically agree that they will not, either directly or indirectly, use or permit any other person to use any of such names or any name which is confusingly similar thereto in connection with any business similar to the Business on the date hereof. Sellers agree that the Companies set forth on Schedule 5.16(b) hereto will amend their Articles of Incorporation as of the date of Closing, if necessary, to change their names to names that do not include the words currently comprising such names or words of confusingly similar import, and will file as promptly as practicable after the Closing, in all jurisdictions in which such Companies are qualified to do business, any documents necessary to reflect such changes in their corporate names. In connection with enabling Purchasers or an affiliate of Purchasers, at or as soon as practicable after the Closing, to use the names set forth on Schedule 5.16(a) hereto, Sellers will, at or prior to the Closing, execute and deliver to Purchasers all consents related to such change of name as Purchasers may reasonably request, and will otherwise reasonably cooperate with Purchasers.

     SECTION 5.17  COOPERATION AND RECORDS RETENTION.

     Purchasers and Sellers shall in a timely manner (i) provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to liability for taxes, (ii) retain and provide the other any records or other information that may be relevant to such return, audit or examination, proceeding, or determination, and (iii) provide the other with any final determination of any such audit or examination proceeding, or determination that affects any amount required to be shown on any return of the other for any period. Without limiting the generality of the foregoing, Sellers and Purchasers shall retain, until the applicable statutes of limitations (including any extensions) have expired, but in no event later than the seventh anniversary of the date of Closing, copies of all returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending before or including the date of Closing and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

     SECTION 5.18 OFFERS OF EMPLOYMENT. After the Closing, Purchasers shall offer employment to each of the employees of Sellers set forth on Schedule 3.22(b) hereto (other than the individuals set forth on Schedule 5.18 hereto) at a rate of cash compensation and with such initial responsibilities as are comparable to the rate of cash compensation and responsibilities each such employee had with Sellers, and with such benefits as are offered to comparable employees of PsychPartners.

     SECTION 5.19 ASSIGNMENT AND ASSUMPTION OF CONTRACTS. Sellers and Purchasers agree that, as of the Closing, Sellers will assign to Purchasers and Purchasers will assume from Sellers (i) all leases set forth on Schedule 3.14 and Schedule 1.4(a)(v) hereto, (ii) the contracts set forth on Schedule 3.18 hereto, together with any and all rights and obligations thereunder, and (iii) the other Assumed Liabilities, except, in each case, with respect to any Non-Transferable Contracts.

     SECTION 5.20 FURTHER ASSURANCES. From time to time, as requested by Purchasers or its successors and assigns, and without further cost or expense to Purchasers, Sellers will execute, acknowledge and deliver such other instruments of conveyance and transfer, and take such other actions as Purchasers may reasonably request, to implement the transactions contemplated hereby and to vest in Purchasers good and valid title to the Transferred Assets (including, without limitation, assistance in the collection or reduction to possession of any of such Transferred Assets, other than accounts receivable). From time to time, as requested by Sellers or their successors and assigns, and without further cost or expense to Sellers, Purchasers will execute, acknowledge and deliver such other documents and take such other actions as Sellers may reasonably request to implement the transactions contemplated hereby.

     SECTION 5.21 PUBLICITY. Purchasers and Sellers will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law.

     SECTION 5.22 LEASE RENEWALS. Purchasers covenant and agree not to renew or extend any of the leases set forth on Schedule 3.14 hereto without the consent of any Seller party to or having any obligations under such leases after such renewal or extension; provided, however, that Sellers shall not be released from any liabilities or obligations arising under such leases relating to time periods prior to the Closing.

                                   ARTICLE VI

                  CONDITIONS TO THE OBLIGATIONS OF PURCHASERS

     All obligations of Purchasers under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

     SECTION 6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Sellers contained in this Agreement and the Schedules hereto shall be true and accurate in all material respects on and as of the time of Closing with the same effect as though such representations and warranties had been made or given on and as of the time of Closing.

     SECTION 6.2 COMPLIANCE WITH THIS AGREEMENT. Sellers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

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

     SECTION 6.3  DOCUMENTS TO BE DELIVERED.

     (a) At or prior to Closing, Purchasers shall have received from Sellers:

          (i) A certificate of each of the Sellers, dated as of the date of Closing, certifying in such detail as Purchasers may reasonably request that the conditions specified in Sections 6.1 and 6.2 hereof have been fulfilled with respect to each Seller;

          (ii) the certificate or certificates evidencing the AGP Stock, properly executed (endorsed) for transfer to Purchaser, with all required documentation relating thereto;

          (iii) A written opinion of Haythe & Curley, counsel for Sellers, dated as of the date of Closing, substantially in the form attached hereto as Exhibit F;

          (iv) The bill of sale ("Bill of Sale") and assignment and assumption agreement ("Assignment and Assumption Agreement"), substantially in the form attached hereto as Exhibits G and H;

          (v) Except with respect to the Assumed Liabilities and Permitted Encumbrances, to the extent any of the Transferred Assets are encumbered, the Sellers shall have obtained releases of such encumbrances, which releases shall be in form and substance acceptable to Purchasers and their counsel;

          (vi) The Interim Services Agreement; and

          (vii) The Escrow Agreement.

     SECTION 6.4 SHAREHOLDER APPROVAL. The Agreement and the transactions contemplated hereby shall have been approved by a majority of Apogee's shareholders at the Shareholders Meeting or by written consent (the "Apogee Shareholder Consent").

     SECTION 6.5 NO INJUNCTIONS. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

                                  ARTICLE VII

                    CONDITIONS TO THE OBLIGATIONS OF SELLERS

     All obligations of Sellers under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

     SECTION 7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Purchasers contained in this Agreement shall be true and accurate in all material respects as of the date of Closing.

     SECTION 7.2 COMPLIANCE WITH THIS AGREEMENT. Purchasers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     SECTION 7.3 DOCUMENTS TO BE DELIVERED. At or prior to Closing, Sellers shall have received from Purchasers:

          (i) a certificate of Purchasers, dated as of the date of Closing, certifying in such detail as Sellers may reasonably request that the conditions specified in Sections 7.1 and 7.2 hereof have been fulfilled with respect to each Purchaser and certifying that Purchasers have obtained all consents and approvals required with respect to the transactions contemplated hereby which are listed on Schedules 4.4 and 4.5 hereof;

          (ii) a written opinion of Balch & Bingham LLP, counsel to Purchasers, dated as of the date of Closing, substantially in the form attached hereto as Exhibit I;

          (iii) the Purchase Price, in cash or immediately available funds;

          (iv) the Warrant;

          (v) the Interim Services Agreement;

          (vi) the Escrow Agreement; and

          (vii) the Assignment and Assumption Agreement.

     SECTION 7.4 NO INJUNCTION. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

     SECTION 7.5 ASSUMPTION OF ASSUMED LIABILITIES. Purchasers shall have assumed at the Closing all of the Assumed Liabilities.

                                  ARTICLE VIII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     SECTION 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with the negotiation, execution and performance of this Agreement shall survive the Closing for a period of the lesser of (i) 18 months, or (ii) three months following Purchasers' receipt of the report of Purchasers' independent public accountant regarding the financial statements of the Purchasers for the year ending December 31, 1998, except that any representation or warranty relating to fraud, title to the Transferred Assets, or taxes shall extend until the expiration of the applicable statute of limitations. Notwithstanding any investigation or audit conducted before or after the date of Closing or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein.

     SECTION 8.2 INDEMNIFICATION BY SELLERS. From and after the Closing, Sellers shall, jointly and severally, reimburse, indemnify and hold harmless PsychPartners and Purchasers and their respective, employees, shareholders, members, officers, agents, directors, successors and assigns against and in respect of:

          (i) any and all damages, losses, deficiencies, liabilities, costs and expenses, including, without limitation, reasonable legal fees and expenses (collectively, "Damages") incurred or suffered by Purchasers or their successors or assigns that result from, relate to or arise out of:

             (A) the failure of Seller fully to pay or satisfy, or the failure of Seller to cause to be paid or satisfied, the Retained Liabilities;

             (B) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Purchasers or any affiliate of Purchasers that relate to any of the Sellers or the Business in which the event giving rise thereto occurred prior to the date of Closing or which result from or arise out of any action or inaction prior to the date of Closing of Sellers or any director, officer, employee, agent, representative or subcontractor of Sellers, including those matters set forth on Schedule 3.24, but not including any Assumed Liabilities; or

             (C) any misrepresentations, breach of warranty or nonfulfillment of any agreement or covenant on the part of Sellers under this Agreement, or from any misrepresentation in or omission from any certificate or schedule furnished to Purchasers pursuant hereto; and

          (ii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8.2.

     SECTION 8.3 INDEMNIFICATION BY PURCHASERS. From and after the Closing, PsychPartners and Purchasers shall, jointly and severally, reimburse, indemnify and hold harmless Sellers and their respective employees, shareholders, members, officers, agents, directors, successors or assigns against and in respect of:

          (i) any and all Damages incurred or suffered by Sellers or their successors or assigns that result from, relate to or arise out of:

             (A) the Assumed Liabilities;

             (B) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Sellers or any affiliates of Sellers that relate to any of PsychPartners or Purchasers or the Business in which the event giving rise thereto occurred on or after the date of Closing or which result from or arise out of any action or inaction on or after the date of Closing of PsychPartners or Purchasers or any director, officer, employee, agent, representative or subcontractor of PsychPartners or Purchasers, but not including any Retained Liabilities; or

             (C) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of PsychPartners or Purchasers under this Agreement, or from any misrepresentation in or omission from any certificate or schedule furnished to Sellers pursuant hereto; and

          (ii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8.3.

     SECTION 8.4  NOTICE OF CLAIMS.

     (a) Claims by Third Parties. Promptly after receipt by an indemnified party of written notice of the commencement of any investigation, claim, proceeding or other action in respect of which indemnity may be sought from the indemnitor under either Section 8.2 or 8.3 (each, an "Action"), such indemnified party shall notify the indemnitor in writing of the commencement of such Action; but the omission to so notify the indemnitor shall not relieve it from any liability that it may otherwise have to such indemnified party, except to the extent that the indemnitor is materially prejudiced or forfeits substantive rights or defenses as a result of such failure. In connection with any Action in which the indemnitor and any indemnified party are parties, the indemnitor shall be entitled to participate therein, and may assume the defense thereof. Notwithstanding the assumption of the defense of any such Action by the indemnitor, each indemnified party shall have the right to employ separate counsel and to participate in the defense of such Action, and the indemnitor shall bear the reasonable fees, costs and expenses of such separate counsel to such indemnified party if: (i) the indemnitor shall have agreed to the retention of such separate counsel, or (ii) the defendants in, or target of, any such Action include more than one indemnified party or both an indemnified party and the indemnitor, and the indemnified party shall have concluded that representation of such indemnified party by the same counsel would be inappropriate due to actual or, as reasonably determined by such indemnified party's counsel, potential material differing interests between them in the conduct of the defense of such Action, or if there may be material legal defenses available to such indemnified party that are different from or additional to those available to the other indemnified party or to the indemnitor, or (iii) the indemnitor shall have failed to employ counsel reasonably satisfactory to such indemnified party within a reasonable period of time after notice to indemnitor of the institution of such Action and failure to employ such counsel would materially adversely affect the position of such indemnified party. If such indemnified party retains separate counsel in cases other than as described in clauses (i), (ii), or (iii) above, such counsel shall be retained at the sole expense of such indemnified party. It is hereby agreed and understood that the indemnitor shall not, in connection with any Action in the same jurisdiction, be liable for the fees and expenses of more than one counsel for all such indemnified parties (together with appropriate local counsel). The party from whom indemnification is sought shall not, without the written consent of the party seeking indemnification (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment that does not include an unconditional release of the party seeking indemnification from all liabilities with respect to such claim.

     (b) Other Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the party seeking indemnification shall promptly send notice of such claim to the party from whom indemnification is sought.

     SECTION 8.5 LIMITS ON INDEMNIFICATION. No indemnified party shall be entitled to indemnification under Sections 8.2(i)(C) or 8.3(i)(C) hereof unless and until the aggregate amount of Purchasers' damages under Section 8.2(i)(C) hereof or Sellers' Damages under Section 8.3(i)(C) hereof, as the case may be, with respect to which Purchasers or Sellers, as the case may be, are entitled to indemnification under this Article 8 exceeds an amount equal to $50,000, and then only for such excess amount, if any. Notwithstanding anything contained herein to the contrary, the aggregate liability of Sellers for Purchasers' Damages under Section 8.2(i)(C) hereof shall be limited to $14,500,000, and the aggregate liability of Purchasers for Sellers' Damages under Section 8.3(i)(C) hereof shall be limited to $14,500,000.

     SECTION 8.6 TAX BENEFIT AND INSURANCE PROCEEDS. Damages payable to an indemnified party shall be reduced by (i) any Tax Benefit (as hereinafter defined) actually received by any indemnified party on account of such indemnification and (ii) any insurance proceeds actually received by any indemnified party on account of such indemnification at the time the indemnification payment occurs, it being understood that in no event shall any indemnification payment be delayed in anticipation of the receipt of any Tax Benefit or insurance proceeds. If an indemnified party receives a Tax Benefit after an indemnification payment is made, such indemnified party shall pay to the indemnitor the aggregate amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is received. If, upon audit by the relevant tax authority, part or all of such Tax Benefit shall be disallowed, the indemnitor, upon written notice to that effect from such indemnified party, shall promptly reimburse such indemnified party for the full amount so disallowed up to the amount of the Tax Benefit credited to the indemnitor. For purposes hereof, "Tax Benefit" shall mean any refund of tax or reduction in the amount of taxes which would otherwise be payable. The parties hereto shall seek full recovery under all insurance policies covering any indemnification payment in the ordinary course of business to the same extent as they would if such claim were not subject to an indemnification payment hereunder. In the event that an insurance recovery is made by an indemnified party, with respect to any indemnification payment for which an indemnification claim has been made, such indemnified party shall pay to the indemnitor the amount of the insurance recovery, but not more than the amount of such indemnification payment.

     SECTION 8.7 SOLE AND EXCLUSIVE REMEDY. The sole remedy for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant to be performed prior to the Closing (it being understood and agreed that this limitation shall not apply to covenants or agreements to be performed subsequent to the Closing) hereunder on the part of any party shall be governed by and limited to the provisions of this Article VIII.

     SECTION 8.8 SATISFACTION OF INDEMNIFICATION CLAIM. In the event any Seller shall have any liability for indemnification to any Purchaser under this
Article 8, such Seller may satisfy such liability, at its option, either by delivering to such Purchaser cash in the aggregate dollar amount of such liability or the number of Warrants determined by dividing (i) the aggregate dollar amount of such liability by (ii) $5.00, as adjusted as appropriate to reflect any membership interest split, reverse split, membership dividend, recapitalization or other similar transaction effected by PsychPartners between the Closing and the date such liability is satisfied. Notwithstanding the foregoing, should Sellers' liability for indemnification exceed the amount of the Warrants delivered to Purchasers, Sellers shall then deliver cash to PsychPartners or Purchasers in satisfaction of any liability for indemnification.

                                   ARTICLE IX

                                  TERMINATION

     SECTION 9.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby abandoned, prior to the Closing as follows:

          (a) By written consent of Purchasers and Sellers;

          (b) At the election of either Purchasers or Sellers, if the Closing Date shall not have occurred on or before April 30, 1998, provided that no party shall be entitled to terminate this Agreement pursuant to this
     Section 9.1(b) if such party's failure to fulfill any obligation under this Agreement has been the primary cause of, or has resulted in, the failure of the Closing to occur on or before such date;

          (c) By either Purchasers or Sellers if a court of competent jurisdiction shall have issued an order, decree or ruling (which order, decree or ruling the parties shall use commercially reasonable efforts to lift) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) by Sellers if Sellers reach an agreement in principle to sell all of the Transferred Assets to a prospective buyer other than Purchasers; provided, however, that Sellers may only terminate this Agreement pursuant to this clause if (i) such agreement in principle to sell the Transferred Assets occurs due to the Board of Directors of any Seller determining it is required to take such action in the exercise of its fiduciary duties under applicable law following written advice by legal counsel that the Board of Directors of such Seller must entertain or investigate an offer from such prospective buyer; and (ii) simultaneously with such termination Sellers pay to Purchasers such amounts as are provided for in Section 5.12 hereof;

          (e) By either Purchasers or Sellers, if the party desiring to terminate is not in material breach of the Agreement and there has been a breach by the other party of any representation or warranty contained in the Agreement which would have, in the event of a breach by any Seller, a Material Adverse Effect or, in the event of a breach by any Purchaser, a material adverse effect on Purchasers; or

          (f) By Purchasers, in the event of a Material Adverse Effect.

     SECTION 9.2 OBLIGATIONS UPON TERMINATION. In the event that this Agreement shall be terminated pursuant to Section 9.1, all obligations of the parties hereto under this Agreement shall terminate, except for the obligations set forth in Section 5.4(c), 10.5, 10.8, this Section 9.2 and the liability of Sellers to pay such amounts as are provided for in Section 5.12 hereof in the event the Agreement is terminated pursuant to Section 9.1(d), and there shall be no liability of any party hereto to any other party except that nothing herein will relieve any party from liability for any breach of this Agreement (other than liability for lost profits, business interruption or any other form of consequential loss or damage).

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1 AMENDMENT. This Agreement may be amended only by a written agreement signed by the parties.

     SECTION 10.2 WAIVER OF COMPLIANCE. Any waiver of any failure to comply with any obligation, covenant, agreement or condition under this Agreement must be in writing and signed by the parties. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     SECTION 10.3 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be provided in writing and shall be deemed to have been duly given if delivered by hand or sent by telefacsimile (with confirmation by telefacsimile answerback) or five business days after mailing if delivered by certified or registered mail, with postage prepaid:

        (i) If to Sellers, to:

           Mr. Lawrence M. Davies
           Apogee, Inc.
           1018 West Ninth Avenue
           Suite 202
           King of Prussia, PA 19406
           FAX: (610) 992-9830

        with a copy to:

           Robert A. Ouimette, Esq.
           Haythe & Curley
           237 Park Avenue
           New York, NY 10017
           Fax: (212) 682-0200

or to such other person or address as Sellers shall furnish to Purchasers in writing.

        (ii) If to Purchasers, to:

           Mr. Kerry G. Teel
           PsychPartners, L.L.C.
           1900 International Park Drive
           Suite 220
           Birmingham, AL 35243
           FAX: (205) 967-3756

        with a copy to:

           James F. Hughey, Jr., Esq.
           Balch & Bingham LLP
           1901 Sixth Avenue North
           Suite 2600
           Birmingham, Alabama 35203
           FAX: (205) 226-8799

or to such other person or address as a party shall notify all other parties in writing.

     SECTION 10.4 SPECIFIC PERFORMANCE. Each of the parties acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

     SECTION 10.5 EXPENSES. Except as otherwise expressly provided herein, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses (including all fees of counsel and accountants) incurred by any party in connection with the negotiation and execution of this Agreement shall be borne by such party.

     SECTION 10.6 SEVERABILITY. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     SECTION 10.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, except Sellers can assign to Apogee or any of its subsidiaries any of its rights and obligations; provided, however, that such assignment shall not release the assignor from any such obligations. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 10.8 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to provisions thereof relating to conflict of laws.

     SECTION 10.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 10.10 HEADINGS. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.11 ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, as well as the other documents and certificates delivered pursuant hereto set forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     SECTION 10.12 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto, and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     SECTION 10.13 PERFORMANCE FOLLOWING CLOSING. Nothing in this Agreement shall be construed to limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the day and year first above written.

                                                            SELLERS:

WITNESS                                                     APOGEE, INC.

             By: /s/ ANDREW HALLOWELL                                   By: /s/ LAWRENCE M. DAVIES
 ------------------------------------------------            ------------------------------------------------
                Assistant Secretary
                                                                 Its: President & Chief Operating Officer
                                                               --------------------------------------------

WITNESS                                                     APOGEE OF PENNSYLVANIA, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
---------------------------------------------------          -------------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                               --------------------------------------------

WITNESS                                                     APOGEE OF TENNESSEE, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
---------------------------------------------------          -------------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                               --------------------------------------------

WITNESS                                                     AGP ACQUISITION, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
---------------------------------------------------          ------------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                               --------------------------------------------

WITNESS                                                     WINSTON CLINICS, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
---------------------------------------------------          ------------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                               --------------------------------------------

WITNESS                                                     DOC SYSTEMS, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
---------------------------------------------------          ------------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                               --------------------------------------------

WITNESS                                                     FAMILY SOCIAL AND   PSYCHOTHERAPY SERVICES, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
---------------------------------------------------          ------------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                               --------------------------------------------

WITNESS                                                     APOGEE SERVICES, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
---------------------------------------------------          ------------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                               --------------------------------------------

WITNESS                                                     APOGEE OF MARYLAND, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
 ------------------------------------------------               -------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                                  ---------------------------------------

WITNESS                                                     ASSOCIATED MENTAL HEALTH   SERVICES, LTD.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
 ------------------------------------------------               -------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                                  ---------------------------------------

WITNESS                                                     PSYCHIATRIC ASSOCIATES, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
 ------------------------------------------------               -------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                                  ---------------------------------------

WITNESS                                                     PSYCHOGERIATRIC CONSULTANTS,   INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
 ------------------------------------------------               -------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                                  ---------------------------------------

WITNESS                                                     NAPERVILLE PSYCHIATRIC, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
 ------------------------------------------------               -------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                                  ---------------------------------------

WITNESS                                                     APOGEE OF NORTHERN FLORIDA, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
 ------------------------------------------------               -------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                                  ---------------------------------------

WITNESS                                                     FAMILY SOCIAL AND PSYCHOLOGICAL   SERVICES, L.L.C.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
 ------------------------------------------------              --------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                                 ----------------------------------------

WITNESS                                                     WOODMONT PSYCHIATRIC   ASSOCIATES, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
 ------------------------------------------------              --------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                                 ----------------------------------------

WITNESS                                                     AHS OF RHODE ISLAND, INC.

               /s/ ANDREW HALLOWELL                                     By: /s/ LAWRENCE M. DAVIES
 ------------------------------------------------              --------------------------------------------
                Assistant Secretary
                                                                              Its: President
                                                                 ----------------------------------------

                                                            PURCHASERS:

WITNESS:                                                    PSYCHPARTNERS, L.L.C.

              By: /s/ THOMAS P. KENT                                     By: /s/ EMMETT E. MCLEAN
   --------------------------------------------                --------------------------------------------
                Its: Vice President                                     Its: Senior Vice President
     ----------------------------------------                    ----------------------------------------

WITNESS:                                                    PSYCHPARTNERS, INC.

              By: /s/ THOMAS P. KENT                                     By: /s/ EMMETT E. MCLEAN
   --------------------------------------------                --------------------------------------------
                Its: Vice President                                     Its: Senior Vice President
     ----------------------------------------                    ----------------------------------------

WITNESS:                                                    PSYCHPARTNERS MIDATLANTIC, INC.

              By: /s/ THOMAS P. KENT                                     By: /s/ EMMETT E. MCLEAN
    -------------------------------------------                 -------------------------------------------
                Its: Vice President                                     Its: Senior Vice President
      ---------------------------------------                     ---------------------------------------

                                                                       EXHIBIT B

                          BANC ONE CAPITAL CORPORATION
                          150 E GAY STREET 24TH FLOOR
                               COLUMBUS, OH 43215
March 16, 1998

Board of Directors
Apogee, Inc.
1018 W. Ninth Avenue
Suite 202
King of Prussia, PA 19406

Gentlemen:

     We understand that Apogee, Inc. and its subsidiaries (collectively, the "Company"), PsychPartners, Inc. and PsychPartners MidAtlantic, Inc. (collectively, the "Purchasers"), and PsychPartners, L.L.C. ("PsychPartners") have entered into an Agreement of Purchase and Sale, dated December 26, 1997 (the "Purchase Agreement"), which provides for the sale by the Company to the Purchasers of a substantial portion (the "Divested Outpatient Business Assets") of the assets and business of the Company's behavioral health services business (the "Outpatient Business"), all as more specifically described in the Purchase Agreement (the transaction contemplated by the Purchase Agreement being referred to herein as the "Sale"). Pursuant to the Purchase Agreement, in exchange for the Divested Outpatient Business Assets the Purchasers will assume certain liabilities and deliver to the Company at the closing of the Sale cash in the amount of $27,000,000, subject to adjustment (the "Cash Consideration"), together with a five year option to acquire 400,000 Common Units, subject to adjustment, in PsychPartners for an aggregate exercise price of $20,000 (the "Warrant"). The Company contemplates that the assets of the Outpatient Business not sold to the Purchasers in the Sale (the "Retained Outpatient Business Assets") will be subsequently sold, liquidated, or discontinued in separate transactions to be determined by the Company.

     You have asked for our opinion as to whether the Cash Consideration to be paid by the Purchasers to the Company in exchange for the Divested Outpatient Business Assets is fair from a financial point of view to the Company.

     For the purposes of the opinion set forth herein, we have: (i) reviewed certain publicly available financial statements and reports and other information of the Company and of certain other companies we have determined to be comparable to the Outpatient Business; (ii) reviewed certain internal (including estimated) financial statements, forecasts and other financial and operating data concerning the Outpatient Business or the Divested Outpatient Business Assets, or both, prepared by the management of the Company; (iii) discussed with management the past, current and forecasted operations and financial condition of the Outpatient Business or the Divested Outpatient Business Assets, or both; (iv) reviewed recent prices and trading activity for the Company's common stock and the stock of such comparable companies; (v) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (vi) reviewed the Purchase Agreement and certain related agreements; and (vii) considered such other factors as we have deemed appropriate.

     We have assumed, and relied upon without independent verification, the accuracy and completeness of all of the financial and other information reviewed by us for purposes of rendering this opinion. With respect to the internal (including estimated) financial statements, forecasts, analyses and other financial and operating data, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the Company's management. We have not made any independent appraisal of the assets or liabilities of the Divested Outpatient Business Assets, nor have we been furnished with such appraisals. Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof.

Board of Directors
Apogee, Inc.
March 16, 1998
Page 2

     With your consent: (i) we limited this opinion to the fairness to the Company, from a financial point of view, of the Cash Consideration to be received for the Divested Outpatient Business Assets; (ii) we have not considered either the Company's underlying business decision to effect the Sale or the value of the Warrant and the Retained Outpatient Business Assets and related liabilities; and (iii) we assumed that any adjustment to the Cash Consideration will not be material, that the Sale will be consummated in accordance with the Purchase Agreement, and that the Purchase Agreement has not been amended or otherwise modified since its date.

     The opinion expressed herein is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Sale. This opinion does not constitute a recommendation as to how any holder of the Company's common stock should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Cash Consideration to be received by the Company upon the sale of the Divested Outpatient Business Assets pursuant to the Purchase Agreement is, from a financial point of view, fair to the Company.

Very truly yours,

BANC ONE CAPITAL CORPORATION

By: /s/ Banc One Capital Corp.
----------------------------------------------------

                                  APOGEE, INC.

              PROXY--SPECIAL MEETING OF SHAREHOLDERS--MAY 14, 1998

COMMON STOCK

     The undersigned, a shareholder of APOGEE, INC., does hereby appoint JOHN H. FOSTER and LAWRENCE M. DAVIES, or either of them, with full power of substitution, his proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on May 14, 1998 at 9:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED


A /X/ Please mark your
      votes as in this
      example.

                                             FOR       AGAINST     ABSTAIN
1. To approve the sale of substantially all  / /         / /          / /
   of the business and assets of the
   Company's behavorial healthcare business pursuant to the Purchase Agreement.

2. To approve an adjournment or postponement / /         / /         / /
   of the Special Meeting for a period of up to 30 days to solicit additional proxies in the event the Company does not receive a sufficient number of proxies to constitute a quorum or approve the sale of substantially all of the assets of the Company.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO
DIRECTION IS INDICATED, THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Stockholder(s) Sign Here ____________ (L.S.)__________ (L.S.) Dated_______, 1998
                                         IF HELD JOINTLY

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) above exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. When shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.